As filed with the Securities and Exchange Commission on September 25, 2000
                                                      Registration No. 333-44576


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                 AMENDMENT NO. 1



                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               ------------------

                        ERP OPERATING LIMITED PARTNERSHIP
                       EQUITY RESIDENTIAL PROPERTIES TRUST
            (Exact name of co-registrant as specified in its charter)

                             -----------------------

               ILLINOIS                                                         36-3894853
               MARYLAND                            6513                         13-3675988
    (State or other jurisdiction of    (Primary Standard Industrial            (IRS Employer
    incorporation or organization)      Classification Code Number)         Identification No.)


                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                                CHICAGO, IL 60606
                                 (312) 474-1300
               (Address, including ZIP Code, and telephone number,
      including area code, of co-registrants' principal executive offices)

                             ----------------------

                               DOUGLAS CROCKER II
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       EQUITY RESIDENTIAL PROPERTIES TRUST
                      TWO NORTH RIVERSIDE PLAZA, SUITE 400
                                CHICAGO, IL 60606
                                 (312) 474-1300
                (Name, address, including ZIP Code, and telephone
                    number, including area code, of agent for
                                    service)

                                   Copies to:

    HAL M. BROWN, ESQ.                         PAUL G. HUGHES, ESQ.
    PIPER MARBURY RUDNICK & WOLFE              CUMMINGS & LOCKWOOD
    203 NORTH LASALLE STREET, SUITE 1800       FOUR STAMFORD PLAZA
    CHICAGO, ILLINOIS  60601                   STAMFORD, CONNECTICUT  06904-0120
    (312) 368-4000                             (203) 351-4207
    (312) 236-7516 (TELECOPIER)                (203) 351-4535 (TELECOPIER)



================================================================================

                              Grove Operating, L.P.
                                598 Asylum Avenue
                               Hartford, CT 06105


                                 October 2, 2000



Dear Limited Partner:


You are cordially invited to attend a meeting of partners of Grove Operating, L.P. to be held at 9:30 a.m., Hartford time, on October 31, 2000 at The Hartford Club, 46 Prospect Street, Hartford, Connecticut.



At the meeting, you will be asked to approve the Agreement and Plan of Merger among Grove Operating, L.P., Grove Property Trust and ERP Operating Limited Partnership and the transactions contemplated thereby, including the merger of a subsidiary of ERP with Grove Operating L.P. If the proposed transactions take place, each unit of limited partnership in Grove Operating, L.P. will be converted into the right to receive, at your election, either cash in the amount of $17.00 (subject to a potential reduction in an amount not to exceed $0.29 per unit) or 0.3696 (subject to a potential reduction in an amount not to exceed
0.0063 per unit received, resulting in a reduced exchange ratio of not less than 0.3633) of a limited partnership unit of ERP for each unit of Grove Operating, L.P. you own (the potential reduction is described in the proxy statement/prospectus).


Please review the attached proxy statement/prospectus carefully. This document contains a detailed description of the merger agreement and the transactions contemplated thereby, including the transfer of Grove's retail properties to a company owned by four of Grove's executive officers, including me, in exchange for partnership interests of Grove Operating, L.P.


THE BOARD OF TRUST MANAGERS OF GROVE, THE SOLE GENERAL PARTNER OF GROVE OPERATING, L.P., BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF THE LIMITED PARTNERS OF GROVE OPERATING, L.P. AND HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT BY THE UNANIMOUS VOTE OF THE TRUST MANAGERS PRESENT. THE BOARD ALSO RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT. Limited partners should be aware that, in determining to sell Grove, several trust managers of Grove had certain potentially conflicting interests. Some of these potentially conflicting interests could have influenced the Board of Trust Managers' approval of the merger agreement and its recommendation that the limited partners vote to approve the merger agreement and the transactions contemplated by such agreement. See "Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.



In arriving at its decision, the Board considered a number of factors, including the opinion of Grove's financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as to the fairness, from a financial point of view, of the consideration to be paid to Grove's shareholders and to the limited partners of Grove Operating, L.P. in connection with the mergers, and as to the fairness to Grove of the consideration to be received by it in connection with the transfer of the retail properties.



I appreciate the loyalty and support our shareholders and limited partners have demonstrated over the years. I hope you will continue this support by voting FOR the proposed merger transactions. With other members of the Board of Trust Managers, I intend to vote for the merger transactions, and recommend that all shareholders and limited partners do the same.


Regardless of the number of partnership units you may own, it is important that such units be represented at the meeting. Accordingly, please promptly mark, sign, date and return your proxy card in the pre-addressed envelope whether or not you plan to attend the meeting. If you attend the meeting, you may vote in person whether or not you have previously returned your proxy. Failure to vote is the equivalent of a vote against the merger transactions. More information with respect to voting and electing to receive cash or ERP units in exchange for your partnership units in Grove Operating, L.P. is included in the attached proxy statement/prospectus.


On behalf of the Board of Trust Managers, we thank you for your continued support and again we urge you to vote FOR the approval of the merger agreement and the transactions contemplated by such agreement.


                                         Sincerely,



                                         /s/ Damon D. Navarro
                                         ---------------------
                                         Damon D. Navarro
                                         Chairman, President and Chief Executive
                                         Officer,
                                         Grove Property Trust

                              Grove Operating, L.P.
                                598 Asylum Avenue
                               Hartford, CT 06105


                                NOTICE OF MEETING
                           TO BE HELD OCTOBER 31, 2000


Dear Limited Partner:



You are cordially invited to attend a meeting of partners of Grove Operating, L.P. to be held at 9:30 a.m., Hartford time, on October 31, 2000 at The Hartford Club, 46 Prospect Street, Hartford, Connecticut.



The purpose of the meeting is for limited partners to consider approval of the Agreement and Plan of Merger among Grove Operating, L.P., Grove Property Trust and ERP Operating Limited Partnership and the transactions contemplated thereby, including the merger of a subsidiary of ERP with Grove Operating L.P. and the transfer of Grove's retail properties to a company owned by four of Grove's executive officers. If the proposed transactions take place, each unit of limited partnership in Grove Operating, L.P. will be converted into the right to receive, at your election, either cash in the amount of $17.00 or 0.3696 of a limited partnership unit of ERP (both subject to a potential reduction) for each unit of Grove Operating, L.P. you own, as further described in the attached proxy statement/prospectus.



THE BOARD OF TRUST MANAGERS OF GROVE, THE SOLE GENERAL PARTNER OF GROVE OPERATING, L.P., BELIEVES THAT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT ARE IN THE BEST INTERESTS OF THE LIMITED PARTNERS OF GROVE OPERATING, L.P. AND HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT BY THE UNANIMOUS VOTE OF THE TRUST MANAGERS PRESENT. THE BOARD ALSO RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY SUCH AGREEMENT. Limited partners should be aware that, in determining to sell Grove, several trust managers of Grove had certain potentially conflicting interests. Some of these potentially conflicting interests could have influenced the Board of Trust Managers' approval of the merger agreement and its recommendation that the limited partners vote to approve the merger agreement and the transactions contemplated by such agreement. See "Interests of Certain Persons in the Mergers" in the proxy statement/prospectus.


In arriving at its decision, the Board considered a number of factors, including the opinion of Grove's financial advisor, Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as to the fairness, from a financial point of view, of the consideration to be paid to Grove's shareholders and to the limited partners of Grove Operating, L.P. in connection with the mergers, and as to the fairness to Grove of the consideration to be received by it in connection with the transfer of the retail properties.

Please review the materials contained in the attached proxy statement/prospectus carefully and then mark, sign, date and return your proxy card so that your units may be represented at the meeting. You may also attend and vote in person.

                             Sincerely,


                             /s/ Joseph R. LaBrosse
                             ----------------------
                             Joseph R. LaBrosse
                             Chief Financial Officer, Secretary and Treasurer Grove Property Trust



October 2, 2000


UNITHOLDERS ARE URGED TO MARK, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A UNITHOLDER RECEIVES MORE THAN ONE PROXY FOR ANY REASON, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY. A FAILURE TO VOTE, EITHER BY NOT RETURNING THE ENCLOSED PROXY OR BY CHECKING THE "ABSTAIN" BOX THEREON, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

                              GROVE OPERATING, L.P.

                                 PROXY STATEMENT

                                      -----

                       EQUITY RESIDENTIAL PROPERTIES TRUST
                        ERP OPERATING LIMITED PARTNERSHIP


                                   PROSPECTUS


         This proxy statement/prospectus is being furnished to the holders of units of limited partnership interest of Grove Operating, L.P., a Delaware limited partnership, in connection with the proxy solicitation on behalf of the Board of Directors of Grove Property Trust, a Maryland real estate investment trust and the general partner of Grove L.P., on a proposal:



         To approve the Agreement and Plan of Merger, dated July 17, 2000 between ERP Operating Limited Partnership, an Illinois limited partnership, Grove and Grove L.P., and the transactions contemplated by such agreement, including, but not limited to, the merger of a subsidiary of ERP with and into Grove L.P.



         In connection with the merger of a subsidiary of ERP into Grove L.P., holders of Grove L.P. units may elect to receive either 0.3696 units of limited partnership interest in ERP or $17.00 in cash, without interest, per Grove L.P. unit (the partnership merger consideration). The partnership merger consideration is subject to a potential reduction which would reduce the cash received by a maximum of $0.29 per Grove L.P. unit and the number of ERP units received by a maximum of 0.0063 per Grove L.P. unit (resulting in a reduced exchange ratio of not less than 0.3633). The ERP units are exchangeable, on a one-for-one basis, for common shares of beneficial interest, par value $.01 per share, of Equity Residential Properties Trust, ERP's general partner, or, at the option of EQR, the cash equivalent thereof. The EQR common shares trade on the New York Stock Exchange under the symbol "EQR." If you do not properly submit a completed form of election by the election deadline, you will be deemed to have elected to receive cash in exchange for your Grove L.P. units. The election deadline is 5:00 p.m. Boston time, on October 30, 2000.



         This proxy statement/prospectus is also being furnished to Grove L.P. limited partners that are subject to a deficit restoration obligation under the Grove L.P. Limited Partnership Agreement. If such limited partners elect to receive ERP units in exchange for their Grove L.P. units, such persons shall have the right to elect to become subject to a deficit restoration obligation under the ERP partnership agreement. If you are currently subject to a deficit restoration obligation and you do not properly submit a completed form of election by the election deadline, you will be deemed to have elected not to become subject to a deficit restoration obligation under the ERP Fifth Amended and Restated Partnership Agreement, as described in "Material Federal Income Tax Consequences". We expect that Grove L.P. unitholders that currently have the benefit of a "bottom guarantee" will initially continue to have such a benefit after the consummation of the proposed merger transactions and in the event that in the future the loans to which the bottom guarantees relate are repaid, such Grove L.P. unitholders may be permitted to enter into similar agreements or arrangements. However, it is possible that subsequent events could cause such Grove L.P. unitholders to lose the benefit of such bottom guarantees, as described under "Material Federal Income Tax Consequences."



         This document provides you with detailed information about the proposed merger transactions, including how to elect to receive ERP units or cash. You can also get information regarding EQR, ERP and Grove from publicly available documents filed by EQR, ERP and Grove from the Securities and Exchange Commission.


         In considering whether to approve the merger agreement and the transactions contemplated thereby, you should consider, in addition to the other information in this proxy statement/prospectus, the matters discussed under "Risk Factors" on page 15 herein. Such matters include:



         - Possible conflicts of interest due to the fact that certain trust managers and executive officers of Grove, Grove L.P.'s sole general partner, pursuant to existing agreements, including the retail agreement described herein, have certain interests that arise in connection with the transaction that may be in conflict with to the interests of limited partners of Grove L.P. and shareholders of Grove generally.



         - Possible payment of liquidated damages and expenses: the merger agreement provides for a "break-up fee" of $8.5 million plus break-up expenses of up to $2 million payable by Grove to ERP if the merger agreement is terminated by either ERP or Grove under specified circumstances and, if Grove, within one year thereafter, enters into an agreement regarding an acquisition proposal, which is consummated. If the merger agreement is terminated by either ERP or Grove under other circumstances, either ERP or Grove will be required to pay the other party's break-up expenses of up to $2 million.



         - The merger consideration received by Grove L.P. unitholders and Grove shareholders may be reduced by an amount (not to exceed $3.5 million) that may be expended by Grove to resolve certain potential liabilities. If Grove's liabilities cannot be resolved for less than $3.5 million, ERP has the option of not closing the merger transactions. This potential reduction would reduce the cash received by Grove L.P. unitholders by a maximum of $0.29 per Grove L.P. unit and the number of ERP units received by a maximum of 0.0063 per Grove L.P. unit (resulting in a reduced exchange ratio of not less than 0.3633).


         - A number of federal income tax risks associated with an election to receive ERP units, more fully described in "Material Federal Income Tax Consequences."

         - Differences between the rights of limited partners in Grove L.P. and ERP under their respective partnership agreements and Delaware and Illinois state law, which currently govern Grove L.P. and ERP, respectively.


         The deadline for submitting your election to receive cash or ERP units is 5:00 p.m., Boston time, on October 30, 2000. Your vote is important, please complete, sign, date and return your proxy and form of election.

         This proxy statement/prospectus is first being mailed to holders of Grove L.P. units on or about October 2, 2000.



                                      -----------

    THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
         STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
            ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/ PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this proxy statement/prospectus is October 2, 2000.

                                TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

SUMMARY TERM SHEET................................................................................................1

QUESTIONS AND ANSWERS ABOUT THE MERGERS...........................................................................4

WHO CAN HELP ANSWER YOUR QUESTIONS................................................................................7

SUMMARY...........................................................................................................8
         Parties to the Mergers...................................................................................8
         The Transactions.........................................................................................9
         The Retail Agreement.....................................................................................9
         Possible Dividend Reduction.............................................................................10
         Possible Reduction of Partnership Merger Consideration..................................................10

         No Market Value of Units Being Acquired.................................................................10
         The Merger Agreement....................................................................................10
         Interests of Certain Persons in the Transactions........................................................11
         Voting Positions Held  by Control Persons and Vote Required for Approval of the Mergers.................11
         Federal or State Regulatory Approvals Needed............................................................11
         Dissenters Rights.......................................................................................12
         Deficit Restoration Obligation..........................................................................12
         Tax Consequences........................................................................................12
         Accounting Treatment....................................................................................13
         Risk Factors............................................................................................13

RISK FACTORS.....................................................................................................15
         Grove Trust Managers and Executive Officers Have Interests in the Merger Which May Create a
                  Conflict Between Such Persons and Grove L.P. Unitholders.......................................15
         Payment of Fees and Expenses by Grove if the Mergers Fail to Occur Could Adversely Affect
                  Grove's Ability to Engage in Other Transactions................................................15
         The Consideration To Be Received by the Grove L.P. Unitholders May Be Reduced By a Maximum
                  Amount of $3.5 Million.........................................................................15
         Grove L.P. Unitholders May Approve the Merger Agreement Prior to Receipt by Grove of the
                  Closing Agreement..............................................................................15
         Grove L.P. Limited Partners Who Are Subject to a Deficit Restoration Obligation to Grove L.P.
                  and Who Elect to Receive ERP Units May Recognize Taxable Gain as a Result of the
                  Partnership Merger if They Do Not Enter into a Deficit Restoration Obligation with ERP.........16
         Limited Partners of Grove L.P. Who Elect to Receive ERP Units May Recognize Taxable Gain If
                  They Are Relieved of an Amount of Liabilities in Excess of Their Tax Basis in the ERP
                  Units They Receive.............................................................................16


                                                  i




         Limited Partners of Grove L.P. Who Contributed Partnership Interests in Any of Grove's Retail
                  Properties to Grove L.P. and Who Do Not Participate in the  Retail Sale Transaction
                  May Recognize Substantial Tax Gain as a Result of the Retail Sale Transaction..................17
         Transfer Restrictions on ERP Units......................................................................17
         Combined Companies May Not Achieve Expected Efficiencies................................................17
         Grove L.P. Limited Partners Will Have Reduced Voting Power as a Group after the Mergers.................17
         No Dissenters' Rights...................................................................................18

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS........................................................19

THE PARTNERS' MEETING............................................................................................20
         General.................................................................................................20
         Vote Required...........................................................................................20
         How to Vote.............................................................................................20
         Cash/Unit Election Procedure............................................................................20
         Deficit Restoration Obligation Election Procedure.......................................................21
         Cost of Proxy Solicitation..............................................................................22

THE TRANSACTIONS.................................................................................................23
         Terms of the Transactions...............................................................................23
         Background of the Transactions..........................................................................24
         Opinion of Financial Advisor to Grove...................................................................31
         Summary of Appraisals of Retail Properties by Italia & Lemp, Inc........................................36
         Effective Time of the Transactions......................................................................38
         Representation and Warranties...........................................................................39
         Conditions to the Transactions..........................................................................39
         Possible Dividend Reduction.............................................................................41
         No Appraisal Rights.....................................................................................41
         Termination Provisions..................................................................................41
         Termination Fee and Expenses............................................................................42
         No Solicitation of Other Transactions...................................................................43
         Conversion of Units/Shares..............................................................................43
         Conduct of Business Pending the Transactions............................................................44
         Waiver and Amendment....................................................................................45
         Retail Agreement........................................................................................46
         Rosenthal Transactions..................................................................................48
         Closing Agreement.......................................................................................48
         Potential Transaction with ERP Relating to Transfer of Certain Grove Properties.........................49
         Possible Distribution Increase..........................................................................49
         Anticipated Accounting Treatment........................................................................49
         Restrictions on Transfer of ERP Units...................................................................49

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS.................................................................50

                                                ii




MATERIAL FEDERAL INCOME TAX CONSEQUENCES.........................................................................52
         Overview................................................................................................52
         Material Federal Income Tax Consequences of the Partnership Merger......................................53
         Deficit Restoration Obligations.........................................................................58
         Effect of Subsequent Events.............................................................................59
         Tax Status of ERP.......................................................................................63
         Tax Status of Grove L.P.................................................................................64
         Tax Consequences of Ownership of ERP Units after the Partnership Merger.................................65
         Material Federal Income Tax Consequences of the Partnership Redemption..................................72
         Tax Consequences of Ownership of EQR Common Shares......................................................73

MANAGEMENT AND OPERATION OF EQR AFTER THE MERGER.................................................................73

DESCRIPTION OF GROVE AND GROVE L.P.'S BUSINESS...................................................................73

ADDITIONAL INFORMATION REGARDING THE BUSINESS OF GROVE L.P.......................................................74
         Policies with Respect to Certain Activities.............................................................76
         Property Management.....................................................................................77
         Insurance...............................................................................................78
         Competition.............................................................................................79
         Mortgage Financing......................................................................................79

GROVE PROPERTY DESCRIPTION.......................................................................................89

COMPARISON OF RIGHTS OF THE UNITHOLDERS..........................................................................91
         Issuance of Other Units.................................................................................91
         Option Plans............................................................................................92
         Indemnification.........................................................................................92
         Financial Statements and Reports........................................................................93
         Mergers.................................................................................................93
         Transfer of Units.......................................................................................93
         Redemption/Exchange of Partnership Interests for Common Shares..........................................95
         Amendment to Partnership Agreement......................................................................95
         Transactions and Related Dispositions...................................................................96
         Meetings............................................................................................... 97
         Deficit Restoration Obligation..........................................................................97

PRINCIPAL UNITHOLDERS OF GROVE L.P...............................................................................98

PRINCIPAL SHAREHOLDERS OF GROVE..................................................................................99
         Security Ownership of Trust Managers and Executive Officers.............................................99

LITIGATION......................................................................................................102

LEGAL MATTERS...................................................................................................102

EXPERTS.........................................................................................................102

WHERE YOU CAN FIND MORE INFORMATION.............................................................................103

APPENDIX A        AGREEMENT AND PLAN OF MERGER
APPENDIX B        OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS,
                  INC.
APPENDIX C        REDEMPTION AND DISTRIBUTION AGREEMENT

                               SUMMARY TERM SHEET


         THE FOLLOWING ARE THE MORE IMPORTANT TERMS OF THE PROPOSED MERGERS:

         - A subsidiary of ERP would merge into Grove L.P. in a merger transaction and Grove L.P. would be the surviving entity. This merger will be referred to as the partnership merger. See "The Transactions-Terms of the Merger Transactions."

         - Grove would merge into a subsidiary of ERP in a merger transaction and the subsidiary of ERP would be the surviving entity. This merger will be referred to as the company merger. See "The Transactions-Terms of the Merger Transactions."

         - ERP is an Illinois limited partnership which owns and operates apartment complexes and had a partners' capital of approximately $6.1 billion as of June 30, 2000. ERP is a subsidiary of EQR, the largest publicly traded apartment company in the United States. See "Summary-Parties to the Mergers."


         - Grove L.P. limited partners would have the option to elect to receive either $17.00, subject to a maximum reduction of $0.29 per Grove L.P. unit (the cash consideration), or 0.3696 ERP units, subject to a maximum reduction of 0.0063 per unit received (resulting in a reduced exchange ratio of not less than 0.3633) per Grove L.P. unit (the unit consideration). ERP units may be exchanged for either EQR common shares on a one-for-one basis or, at EQR's option, the cash equivalent of the applicable number of EQR common shares. See "The Transactions-Terms of the Merger Transactions."


         - The receipt of cash in the mergers by Grove L.P. limited partners will be subject to federal and state tax. Subject to specific exceptions, the receipt of ERP units in the partnership merger by Grove L.P. limited partners will not be subject to federal and state tax. See "Material Federal Income Tax Consequences."


         - The Board of Trust Managers of Grove believes that the merger transactions are fair and in the best interest of Grove, Grove L.P. and their respective shareholders and unitholders and recommends by unanimous vote of the Trust Managers present that you approve and adopt the merger agreement and the transactions contemplated in such agreement. See "Reasons for the Merger Transactions-Recommendations of the Grove Board of Trust Managers."


         -        Houlihan Lokey Howard & Zukin Financial Advisors, Inc.
                  delivered a fairness opinion to Grove stating that the consideration to be received in the merger transactions by Grove L.P. unitholders and the Grove shareholders is fair, from a financial point of view, and that the consideration to be received by Grove L.P. pursuant to the retail agreement is fair. See "Opinion of Financial Advisor-Grove."

         - Immediately prior to and as a condition to ERP's obligation to consummate the merger transactions, an entity owned by Messrs. Joseph LaBrosse, Brian Navarro, Damon Navarro and Edmund Navarro, each a Grove executive officer, will acquire Grove's four retail properties from Grove for approximately $21.7 million (including the assumption of mortgage debt). See "The Transactions-Retail Agreement."

         - The employee trust managers and the executive officers of Grove will receive cash payments based upon the termination of their employment and the stock options they hold. Non-employee trust managers of Grove will receive a one-time cash payment in recognition of their service to Grove.


         - Grove L.P. unitholders owning at least two-thirds of the outstanding Grove L.P. units must vote to approve the merger agreement and the transactions contemplated by such agreement. Grove, as general partner of Grove L.P., has agreed to vote its 68.5% interest in Grove L.P. and certain executives of Grove have agreed to vote their 8.6% limited partnership interest in Grove L.P. to approve the merger agreement and the transactions contemplated by such agreement. See "The Transactions-Terms of the Merger Transactions."


         - Grove shareholders owning at least two-thirds of the outstanding Grove shares must vote to approve the merger and the transactions contemplated by the merger agreement. Certain executives of Grove and Morgan Stanley Dean Witter Investment Management, Inc., an affiliate of the successor to Morgan Stanley Group, Inc., with the power to vote an aggregate of 31.6% of the outstanding Grove common shares, have agreed to vote those Grove common shares to approve the merger agreement and the transactions contemplated thereby.


         - You do not have dissenters' rights or rights of appraisal in connection with the merger agreement and the transactions contemplated by the merger agreement. See "No Appraisal Rights."

         This document incorporates important business and financial information about EQR, ERP, Grove and Grove L.P. that is contained in or appended to documents filed with the Securities and Exchange Commission. These documents and such information are not included in or delivered with this proxy statement/prospectus. See the section entitled "Where You Can Find More Information" for information on documents incorporated by reference. EQR and ERP will provide you with copies of the incorporated documents containing information relating to EQR and ERP, without charge, upon written or oral request to:

                           EQUITY RESIDENTIAL PROPERTIES TRUST
                           ERP OPERATING LIMITED PARTNERSHIP
                           Two North Riverside Plaza, Suite 400
                           Chicago, Illinois  60606
                           Attention:  Cynthia McHugh
                           Senior Vice President - Investor Relations
                           Telephone:  (312) 474-1300

         Grove and Grove L.P. will provide you with information relating to Grove and/or Grove L.P., without charge, upon written or oral request to:

                           GROVE PROPERTY TRUST
                           GROVE OPERATING, L.P.
                           598 Asylum Ave.
                           Hartford, Connecticut  06105
                           Attention:  Sheila Daley or Michelle Hull
                           Toll-Free Telephone:  (877) 547-1118


         In order to receive timely delivery of the documents in advance of the meeting, you should make your request no later than October 20, 2000. You may also access the documents through the SEC's Internet website. The SEC's Internet website is available at http://www.sec.gov.

                     QUESTIONS AND ANSWERS ABOUT THE MERGERS


Q:       WHY IS THE MEETING BEING CALLED?


A:       The meeting is being called so that the unitholders of Grove L.P. can approve the merger agreement between ERP, Grove L.P. and Grove and the transactions contemplated by such agreement, including the merger of a subsidiary of ERP into Grove L.P.


Q:       WHAT WILL THE GROVE L.P. UNITHOLDERS RECEIVE IN THE PARTNERSHIP MERGER?


A:       Grove L.P. limited partners will have the option of receiving either the cash consideration ($17.00 per Grove L.P. unit) or the unit consideration (0.3696 ERP unit per Grove L.P. unit), each subject to reduction.


Q:       WHY IS THE PARTNERSHIP MERGER CONSIDERATION SUBJECT TO REDUCTION?


A:       The consideration to be paid in the mergers is subject to reduction in an amount not to exceed $3.5 million in the aggregate (a maximum of $0.29 per unit or a corresponding reduction in the unit consideration), which amount may be expended by Grove to resolve certain existing potential liabilities. If Grove's potential liabilities cannot be resolved for less than $3.5 million, EQR has the option of not closing the merger transactions.


Q:       WHAT IS THE DIFFERENCE BETWEEN THE PARTNERSHIP MERGER AND THE COMPANY
MERGER?


A:       There are two different mergers taking place in this transaction: (1)
the partnership merger between a subsidiary of ERP and Grove L.P.; and (2) the company merger between a subsidiary of ERP and Grove.


Q:       WHICH MERGER AM I VOTING TO APPROVE?


A:       Because you are a holder of Grove L.P. units, you will vote to approve the merger agreement and the transactions contemplated by such agreement, including specifically the partnership merger.


Q:       WHY ARE THE COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?



A:       After careful study and evaluation, Grove's Board of Trust Managers determined, by unanimous vote of the Trust Managers present, that the company merger and the partnership merger are fair and in the best interests of Grove and its shareholders and of Grove L.P. and its unitholders. Each holder of Grove common shares will receive $17.00 cash per share (also subject to a potential reduction of up to $0.29 per share). On July 14, 2000, the last business day before the announcement that the merger agreement had been entered into, the closing price reported on the American Stock Exchange of a Grove common share was $16.3125.


Q:       WHEN WILL I RECEIVE MY CASH OR MY ERP UNITS?

A:       If the merger transactions are approved and consummated, you will receive your cash or documentation related to your ERP units promptly after the partnership merger becomes effective.

Q:       DO I HAVE DISSENTERS' RIGHTS?

A:       No. Grove L.P. limited partners do not have dissenters' rights or rights of appraisal in connection with the merger transactions.

Q:       WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE PARTNERSHIP MERGER TO THE
UNITHOLDERS?

A:       The receipt of cash in the partnership merger will be a taxable transaction for federal and most state income tax purposes. Subject to specific exceptions, the receipt of ERP units in exchange for Grove L.P. units will not be a taxable transaction for federal or state income tax purposes. Please be aware that tax matters are very complicated and the tax consequences of the partnership merger to you will depend on the facts of your own situation.

Q:       WHEN DO YOU EXPECT THE MERGERS TO BE COMPLETED?


A:       We hope to complete the mergers on October 31, 2000, the day of the shareholder and partner meetings, assuming the Grove L.P. unitholders and the Grove shareholders approve the merger agreement and the transactions contemplated by the merger agreement, including the partnership merger. However, there are also other conditions to completing the merger that must be satisfied, including specifically the resolution of certain potential Grove liabilities.


Q:       WHAT VOTE IS REQUIRED TO APPROVE THE MERGERS?


A:       The partnership merger must be approved by the affirmative votes of
Grove L.P. unitholders owning at least two-thirds of the outstanding Grove L.P. units. Grove, as general partner of Grove L.P., has agreed to vote its 68.5% interest in Grove L.P., and certain executives of Grove have agreed to vote their 8.6% limited partnership interest in Grove L.P. to approve the merger agreement and the transactions contemplated by such agreement, including the partnership merger. The company merger must be approved by the affirmative votes of Grove shareholders owning at least two-thirds of the outstanding shares of Grove common stock. Certain executives of Grove and Morgan Stanley have agreed to vote 31.6% of the outstanding Grove common shares to approve the merger agreement and the transactions contemplated by such agreement.


Q:       HOW DO I VOTE?

A:       Your vote is important. You can vote in person at the meeting or by proxy. You can vote by mail by marking, signing, dating and mailing the enclosed proxy card in the envelope provided. You may also attend the meeting and vote your Grove L.P. units in person.

Q:       CAN I REVOKE OR CHANGE MY PROXY?

A:       Yes, you can change or revoke your proxy at any time before the vote occurs at the meeting. To do so, you must:

           - advise the Secretary of Grove in writing before your units are voted by the proxy holders at the meeting;

           -   deliver later-dated proxy instructions; or

           -   vote in person.

Q:       HOW DO I ELECT CASH OR ERP UNITS IN EXCHANGE FOR MY GROVE L.P. UNITS?
CAN I CHANGE OR REVOKE MY ELECTION?


A:       Elections must be made by properly submitting the enclosed form of election by 5:00 p.m. (Boston time) on

October 30, 2000. Elections may be changed or revoked prior to this time by submitting a later dated form of election to the address contained in the form of election. You may choose either the cash consideration or the unit consideration for all of your units. If you do not submit a properly completed form of election, you will receive the cash consideration.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

  If you have any additional questions about the merger transactions, you should contact:


                              GROVE PROPERTY TRUST
                              GROVE OPERATING, L.P.
                                598 Asylum Avenue
                           Hartford, Connecticut 06105
                    Attention: Sheila Daley or Michelle Hull
                       Toll-Free Telephone: (877) 547-1118

                                     SUMMARY

         THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGERS FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGERS, PLEASE SEE THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES AND THE DOCUMENTS TO WHICH WE REFER YOU.

PARTIES TO THE MERGERS

EQUITY RESIDENTIAL PROPERTIES TRUST (EQR)
Two North Riverside Plaza
Chicago, Illinois 60606
(312) 474-1300

         EQR is a real estate investment trust and one of the largest publicly traded real estate companies in the United States. EQR was organized in March 1993 and commenced operations as a publicly traded company on August 15, 1993, upon the completion of its initial public offering. EQR was formed to continue the multifamily property business objectives and acquisition strategies of affiliated entities controlled by Mr. Samuel Zell, Chairman of the Board of Trustees of EQR. These entities had been engaged in the acquisition, ownership and operation of mutlifamily properties since 1969. EQR's senior executives average over 25 years of experience in the multifamily property business. EQR is the largest publicly traded owner of multifamily properties, based on the number of apartment units wholly-owned and total revenues earned. As of June 30, 2000, EQR owned or had interests in a portfolio of 1,053 multifamily properties containing 224,383 apartment units and managed 4,835 additional units owned by affiliated and non-affiliated entities. As of June 30, 2000, the properties EQR owned or had interests in had an average occupancy rate of approximately 95%. These properties are located in 35 states.

ERP OPERATING LIMITED PARTNERSHIP (ERP)
Two North Riverside Plaza
Chicago, Illinois 60606
(312) 474-1300

         ERP is a subsidiary of EQR. EQR controls ERP as its sole general partner and as of June 30, 2000, owned approximately 91% of outstanding ERP units, excluding ERP preferred units of limited partnership. ERP units may be exchanged for either EQR common shares on a one-for-one basis or, at EQR's option, the cash equivalent of the applicable number of EQR common shares. All of EQR's interests in its properties are held directly or indirectly by, and substantially all of its operations are conducted through, ERP. ERP owns and operates apartment complexes throughout the United States. At June 30, 2000, it had total assets of approximately $11.7 billion and partners' capital of approximately $6.1 billion.

GROVE PROPERTY TRUST (GROVE)
598 Asylum Avenue
Hartford, Connecticut 06105
(860) 246-1126


         Grove owns and manages apartment complexes in New England and it or its predecessors have been purchasing and managing real estate in that area since 1980. Grove's portfolio of 58 apartment communities, consisting of 7,075 apartment units, is focused primarily in the suburbs of Boston, Massachusetts, Hartford Connecticut and Providence, Rhode Island. At June 30, 2000, Grove had total assets of approximately $361.5 million.


GROVE OPERATING, L.P. (GROVE L.P.)
598 Asylum Avenue
Hartford, Connecticut 06191
(862) 246-1126


         Grove L.P. was formed by Grove to act as a vehicle for the acquisition of Grove's properties. Grove controls Grove L.P. as its sole general partner. The Grove L.P. units are redeemable one year after issuance for cash (based on the fair market value of an equivalent number of Grove common shares at the time of such redemption) or, at Grove's option, for Grove common shares on a one-for-one basis, subject to specific anti-dilution adjustments and exceptions. Grove L.P. owns and operates Grove's property portfolio. At June 30, 2000, Grove owned approximately 68.5% of the total partnership interests in Grove L.P., including the sole general partner interest. At June 30, 2000, Grove L.P. had total assets of approximately $361.5 million and partners' capital of approximately $101.9 million.


THE TRANSACTIONS

         THE PARTNERSHIP MERGER


         A subsidiary of ERP will be merged into Grove L.P. and Grove L.P. will be the surviving entity. As a result of the partnership merger, the unitholders of Grove L.P. may elect to receive either (i) the cash consideration per Grove L.P. unit owned, or (ii) the unit consideration per Grove L.P. unit owned. This conversion ratio is based upon the equivalent of the cash consideration per Grove L.P. unit divided by an assumed value of $46.00 per ERP unit. This conversion ratio is fixed, and the value of an ERP unit received can increase or decrease based upon the then value of an ERP unit.


         THE COMPANY MERGER


         Grove will be merged into a subsidiary of ERP. The subsidiary of ERP, a single member limited liability company, will be the surviving entity. As a result of the merger, the shareholders of Grove will receive $17.00 per Grove common share owned (subject to a potential reduction of a maximum of $0.29 per share). Grove's general partnership interest in Grove L.P. will be transferred pursuant to the company merger to the surviving limited liability company, making the limited liability company the sole general partner of Grove L.P.


THE RETAIL AGREEMENT

         Grove currently owns and operates four retail properties. In connection with the merger transactions, an entity owned by Joseph LaBrosse, Brian Navarro, Damon Navarro and Edward Navarro, executives of Grove, will acquire these properties from Grove for approximately $21.7 million in consideration, including the assumption of approximately $7.5 million of debt and the surrender of Grove L.P. units.

POSSIBLE DIVIDEND REDUCTION



         Grove will continue to pay dividends to its shareholders and Grove L.P. will continue to pay partnership distributions to its unitholders, declared up to the time the mergers become effective. However, the transaction costs incurred by Grove and Grove L.P. in connection with the merger transactions are not to exceed a set amount. If the sum of certain Grove and Grove L.P. costs in the transaction exceed a set amount, dividends and partnership distributions that would have been paid to the Grove shareholders and Grove L.P. unitholders respectively will be reduced by the aggregate amount of this excess. If a Grove L.P. unitholder elects to receive ERP units in exchange therefor, however, the distributions currently paid by ERP are greater than those paid by Grove on an as adjusted basis.


POSSIBLE REDUCTION OF PARTNERSHIP MERGER CONSIDERATION


         The Grove L.P. unitholders and the Grove shareholders will receive the merger consideration, less an amount that may be expended by Grove to resolve certain existing potential liabilities. The maximum amount the purchase price may be reduced is $3.5 million. If Grove's potential liabilities cannot be resolved for less than $3.5 million, ERP has the option of not proceeding with closing the merger transactions. This potential reduction would reduce the cash received by Grove L.P. unitholders by a maximum of $0.29 per Grove L.P. unit and the number of ERP units received by a maximum of 0.0063 per Grove L.P. unit (resulting in a reduced exchange ratio of not less than 0.3633).


NO MARKET VALUE OF UNITS BEING ACQUIRED

         GROVE L.P. UNITS


         There is no market for Grove L.P. units, and the units are subject to restrictions on transfer. However, subject to certain restrictions, prior to the company merger Grove L.P. units may be redeemed for cash or, at the option of Grove, the redeeming unitholder may receive Grove common shares on a one-for-one basis.


         ERP UNITS

         There is no market value for ERP units, and such units are subject to restrictions on transfer. However, ERP units may be exchanged for either EQR common shares on a one-for-one basis or, at EQR's option, the cash equivalent of the applicable number of EQR common shares.

THE MERGER AGREEMENT

         The merger agreement is the legal document which governs the partnership merger and the company merger. The merger agreement can be found in Appendix A to this proxy statement/prospectus.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTIONS



         Upon consummation of the company merger, the executive officers of Grove will receive cash payments based upon the termination of their employment and the number of stock options which they hold at that time. Non-employee trust managers of Grove will receive a one-time cash payment in recognition of their substantial contributions to Grove and for their service on Grove's Merger Oversight Committee, as well as cash payments based on the number of stock options they hold (except for grants made in 2000, which will be cancelled for no consideration). Moreover, ERP has agreed to indemnify the officers and trust managers of Grove or any Grove subsidiary for their actions on or prior to the merger, including all transactions consummated pursuant to the merger agreement.


VOTING POSITIONS HELD BY CONTROL PERSONS AND VOTE REQUIRED FOR APPROVAL OF THE MERGERS


         VOTING POSITIONS HELD BY CONTROL PERSONS


         THE PARTNERSHIP AND COMPANY MERGERS: Messrs. Cheema, Garrahy, LaBrosse, McNamara, Munsell, B. Navarro, D. Navarro, E. Navarro and Twaddell, and Morgan Stanley have signed shareholder/partner voting agreements whereby they have agreed to vote the shares or units they hold affirmatively for the respective mergers. Together, they hold 31.6 % of the outstanding shares of Grove and 8.6% of the outstanding limited partnership units of Grove L.P. In addition, Grove, as general partner of Grove L.P., has agreed to vote its 68.5% interest in Grove L.P. to approve the partnership merger.


         VOTE REQUIRED FOR APPROVAL OF THE MERGERS

         THE PARTNERSHIP MERGER:

         In order for the partnership merger to be consummated, unitholders owning at least two-thirds of the Grove L.P. units must vote affirmatively for the partnership merger.

         THE COMPANY MERGER:

         In order for the company merger to be consummated, Grove shareholders owning at least two-thirds of outstanding common shares of Grove must vote affirmatively for the company merger.

FEDERAL OR STATE REGULATORY APPROVALS NEEDED


         ERP was required to file a registration statement and other related documents with the SEC in connection with the mergers. The merger transactions do not require a filing under the Hart-Scott-Rodino Act. Prior to completion of the mergers, ERP will have received all state security or "blue sky" authorizations necessary to issue the ERP units to the Grove L.P. limited partners that elect to receive ERP units. Grove filed a proxy statement with the SEC in connection with the special meeting of Grove shareholders called to consider the merger and the transactions contemplated by the merger agreement.

DISSENTERS' RIGHTS

         Grove L.P. unitholders are not entitled to dissenters' rights or other rights of appraisal in connection with the partnership merger under either Delaware law or the agreement of limited partnership of Grove L.P.

DEFICIT RESTORATION OBLIGATION

         In the event a Grove L.P. unitholder is subject to a deficit restoration obligation under the Grove L.P. agreement of limited partnership and elects to receive ERP units, such limited partner will have the right to enter into a deficit restoration obligation under the ERP partnership agreement up to the same amount of such limited partner's deficit restoration obligation under the Grove L.P. partnership agreement.

TAX CONSEQUENCES



         PARTNERSHIP MERGER. A limited partner of Grove L.P. who elects to receive solely cash in exchange for his or her Grove L.P. units in connection with the partnership merger will be deemed to have sold their Grove L.P. units to ERP in a taxable transaction and will recognize taxable gain or loss equal to
(a) the sum of the amount of cash received plus the limited partner's share of liabilities of Grove L.P. as of the date of closing, minus (b) that limited partner's adjusted tax basis in his or her Grove L.P. units.


         A limited partner of Grove L.P who elects to receive ERP units in connection with the partnership merger generally will not recognize taxable gain at the time of the partnership merger. However, a Grove L.P. limited partner who elects to receive ERP units will recognize taxable gain to the extent that the limited partner is relieved of an amount of partnership liabilities in excess of the adjusted tax basis of the limited partner's ERP units. Whether or not a particular Grove L.P. limited partner will experience a reduction in its share of partnership liabilities in connection with the partnership merger depends upon a number of factors, including, but not limited to, whether or not a Grove L.P. limited partner who had a "deficit restoration obligation" with respect to Grove L.P. enters into a "deficit restoration obligation" under the ERP partnership agreement. The continuing availability of deficit restoration obligations are discussed more fully under the heading "Material Federal Income Tax Consequences - Material Federal Income Tax Consequences of the Partnership Merger--Deficit Restoration Obligations."


         The Grove L.P. limited partners who elect to receive ERP units in the partnership merger may nevertheless receive cash in lieu of any fractional ERP units. The receipt of such cash will be a taxable sale of such fractional ERP units for federal income tax purposes. See "Material Federal Income Tax Consequences--Effect of Subsequent Events--Part Sale/Part Contribution."


         In addition, subsequent events and transactions could cause a Grove L.P. limited partner to be required to recognize all or part of any gain deferred at the time of the partnership merger as a result of receiving ERP units. See "Material Federal Income Tax Consequences - Effect of Subsequent Events."

         The consequences of the retail agreement are more fully discussed under the heading "Material Federal Income Tax Consequences-Material Federal Income Tax Consequences of the Retail Agreement."

         The tax consequences of the partnership merger and the retail agreement to each Grove L.P. limited partner will depend on facts relating to tax matters particular to that limited partner. Each Grove L.P. limited partner, therefore, is urged to consult with its own tax advisor for a full understanding of the tax consequences to the limited partner that will result from the partnership merger and the retail agreement.

ACCOUNTING TREATMENT

         The partnership merger and the company merger will be treated as purchases in accordance with Accounting Principles Board Opinion No. 16.

RISK FACTORS

         In considering whether to approve the merger transactions, the limited partners of Grove L.P. should consider, in addition to the other information contained in this proxy statement/prospectus, the matters discussed under "Risk Factors." Such matters include:

         - Possible conflicts of interest due to the fact that certain members of management of Grove, pursuant to existing agreements and the retail agreement, have certain interests that are in addition to the interests of limited partners of Grove L.P. generally.


         - Possible payment of liquidated damages and expenses: the merger agreement provides for a "break-up fee" of $8.5 million plus break-up expenses of up to $2 million payable by Grove to ERP if the merger agreement is terminated by either ERP or Grove under specified circumstances and, if within one year thereafter, Grove enters into an agreement regarding an acquisition proposal, which is consummated. If the merger agreement is terminated by either EQR or Grove under other circumstances, either ERP or Grove may be required to pay the other party's break-up expenses of up to $2 million. See "The Transactions-Termination Provisions."


         - Grove L.P. unitholders and Grove shareholders will receive the merger consideration less an amount, if any (not to exceed $3.5 million), that may be expended by Grove to resolve certain potential liabilities. If Grove's liabilities cannot be resolved for less than $3.5 million, ERP has the option of not closing the merger transactions. This potential reduction would reduce the cash received by Grove L.P. unitholders by a maximum of $0.29 per Grove L.P. unit and the number of ERP units received by a maximum of 0.0063 per Grove L.P. unit (resulting in a reduced exchange ratio of not less than 0.3633).


         - At the partners meeting, Grove L.P. unitholders will be asked to approve the merger agreement and the transactions contemplated thereby whether or not Grove has resolved certain liabilities which could reduce the partnership merger consideration, as described herein. In addition, neither ERP nor Grove and Grove L.P. are obligated to complete the mergers unless such liabilities are resolved for less than $3.5 million. Therefore, the Grove L.P. unitholders may be asked to approve the mergers without knowing the actual cash or unit consideration, or whether the mergers will actually be completed.

         - A number of federal income tax risks associated with an investment in ERP, more fully described in "Material Federal Income Tax Consequences."

         - A Grove L.P. limited partner who elects to receive ERP units in connection with the partnership merger might recognize taxable gain as a result of the partnership merger if that Grove L.P. limited partner is subject to a deficit restoration obligation to Grove L.P. under the Grove L.P. partnership agreement and the limited partner does not agree to enter into a deficit restoration obligation with ERP.

         - Grove L.P. limited partners who elect to receive ERP units in connection with the partnership merger, including those limited partners who enter into a deficit restoration obligation with ERP, may recognize taxable gain if they are relieved of an amount of liabilities that exceeds their tax basis in their ERP units.

         - Grove L.P. limited partners who contributed any of Grove's retail properties to Grove L.P. might be required to recognize substantial taxable gain as a result of transactions contemplated in the retail agreement.

         - Differences between the rights of limited partners in Grove L.P. and ERP under their respective partnership agreements and Delaware and Illinois state law, which currently govern Grove L.P. and ERP, respectively.

                                  RISK FACTORS

         In considering whether to vote to approve the merger agreement and the transactions contemplated by the merger agreement, you should consider the risks described in this section and in the documents we incorporate by reference into this proxy statement/prospectus.

GROVE TRUST MANAGERS AND EXECUTIVE OFFICERS HAVE INTERESTS IN THE MERGER WHICH MAY CREATE A CONFLICT BETWEEN SUCH PERSONS AND GROVE L.P. UNITHOLDERS


         Grove L.P. limited partners should be aware that certain trust managers, executive officers and members of the management of Grove have certain interests that arise in connection with the merger transactions that are in addition to the interests of limited partners generally. Such interests include severance and transition payments, acceleration of vesting of restricted Grove shares, acceleration of vesting of stock options and tax related payments, the retail agreement and the payment of one-time fees to Grove's non-employee trust managers. Therefore, a conflict between the interests of these individuals and the interests of the Grove shareholders and limited partners could exist. These conflicting interests are described in the section entitled "Interests of Certain Persons In the Merger."


PAYMENT OF FEES AND EXPENSES BY GROVE IF THE MERGERS FAIL TO OCCUR COULD ADVERSELY AFFECT GROVE'S ABILITY TO ENGAGE IN OTHER TRANSACTIONS


         The merger agreement provides for a break-up fee of $8.5 million payable by Grove plus an expense fee of up to $2 million if the merger agreement is terminated by either ERP or Grove under specified circumstances and if, at the time of termination, Grove has received another acquisition proposal and, within one year after the termination, Grove enters into an agreement regarding the acquisition of Grove or the sale of substantially all of its assets, which acquisition or sale is later completed. In addition, if the merger agreement is terminated for specified reasons, ERP or Grove will be required to pay the other party an expense fee of up to $2 million. See "The Merger--Termination Fee and Expenses."


         The obligation to pay the break-up fee or the expense fee or both may adversely affect the ability of Grove to engage in another transaction in the event the company merger is not consummated.


THE CONSIDERATION TO BE RECEIVED BY THE GROVE L.P. UNITHOLDERS MAY BE REDUCED BY A MAXIMUM AMOUNT OF $3.5 MILLION


         The Grove L.P. unitholders and the Grove Shareholders will receive the merger consideration, subject to a maximum reduction of $3.5 million in the aggregate that may be expended by Grove to resolve certain existing potential liabilities. If the liabilities cannot be resolved for less than $3.5 million, ERP has the option of not proceeding with closing the merger transactions. This potential reduction could reduce the cash received by Grove L.P. unitholders by a maximum of $0.29 per Grove L.P. unit and the number of ERP units received by a maximum of 0.0063 per Grove L.P. unit (resulting in a reduced exchange ratio of not less than 0.3633).


GROVE L.P. UNITHOLDERS MAY APPROVE THE MERGER AGREEMENT PRIOR TO RECEIPT BY GROVE OF THE CLOSING AGREEMENT


         The meeting of Grove L.P. unitholders will be held on October 31, 2000 irrespective of whether Grove has resolved certain potential liabilities through Grove's receipt of a closing agreement from the IRS, as described herein. Thus, the Grove L.P. unitholders may not know the actual cash consideration or unit consideration when voting on the merger agreement. Furthermore, the Grove L.P. unitholders may approve the merger agreement, but neither ERP nor Grove and Grove L.P.
would be obligated to complete the merger transactions unless Grove has obtained the closing agreement and the liabilities can be resolved for less than $3.5 million, unless ERP, in its sole discretion, approves such excess costs.


GROVE L.P. LIMITED PARTNERS WHO ARE SUBJECT TO A DEFICIT RESTORATION OBLIGATION TO GROVE L.P. AND WHO ELECT TO RECEIVE ERP UNITS MAY RECOGNIZE TAXABLE GAIN AS A RESULT OF THE PARTNERSHIP MERGER IF THEY DO NOT ENTER INTO A DEFICIT RESTORATION OBLIGATION WITH ERP

         Grove L.P. limited partners who elect to receive ERP units and who are subject to a deficit restoration obligation to Grove L.P. may recognize taxable gain as a result of the partnership merger if they do not enter into a deficit restoration obligation with ERP. ERP intends to cause the Grove L.P. limited partners who are subject to a deficit restoration obligation to Grove L.P. to be released from their deficit restoration obligations in connection with the partnership merger. The release of a Grove L.P. limited partner from its deficit restoration obligations to Grove L.P. may result in a deemed distribution of cash to that limited partner which could cause the limited partner to recognize taxable gain. The amount of the deficit restoration obligation that a Grove L.P. limited partner may enter into with ERP will be equal to the limited partner's deficit restoration obligation to Grove L.P.

LIMITED PARTNERS OF GROVE L.P. WHO ELECT TO RECEIVE ERP UNITS MAY RECOGNIZE TAXABLE GAIN IF THEY ARE RELIEVED OF AN AMOUNT OF LIABILITIES IN EXCESS OF THEIR TAX BASIS IN THE ERP UNITS THEY RECEIVE

         Grove L.P. limited partners who elect to receive ERP units in connection with the partnership merger, including those limited partners who enter into a deficit restoration obligation with ERP, may recognize taxable gain if they are relieved of an amount of liabilities that exceeds their tax basis in the ERP units they receive.

LIMITED PARTNERS OF GROVE L.P. WHO CONTRIBUTED PARTNERSHIP INTERESTS IN ANY OF GROVE'S RETAIL PROPERTIES TO GROVE L.P. AND WHO DO NOT PARTICIPATE IN THE RETAIL SALE TRANSACTION MAY RECOGNIZE SUBSTANTIAL TAX GAIN AS A RESULT OF THE RETAIL SALE TRANSACTION


         Immediately prior to the partnership merger, Damon D. Navarro, Brian D. Navarro, Edmund F. Navarro and Joseph R. LaBrosse, each an executive officer of Grove, will contribute all 998,227 of their Grove L.P. units to a limited liability company owned by such officers ("Investor LLC") in exchange for interests in Investor LLC. Investor LLC will then redeem all 998,227 of its Grove L.P. units for Grove L.P's ownership interest in the entities owning Grove's four retail properties and cash. The foregoing transactions are referred to as the "retail sale transaction." The limited partners of Grove L.P. who contributed interests in the entities which formerly owned the four retail properties, to Grove L.P., but who do not participate in the retail sale transaction will be required to recognize gain equal to the amount of any remaining built-in gain that they deferred upon contribution of those properties to Grove L.P. This gain will generally equal the difference between the contributing limited partner's share of the "book basis" of the contributed property (i.e., the fair market value of the property on the date of contribution less depreciation deductions taken for book purposes) and the adjusted tax basis of such property, calculated at the time of the retail sale transaction.


TRANSFER RESTRICTIONS ON ERP UNITS


         The ERP partnership agreement provides for certain restrictions on a limited partner's ability to transfer his, her or its ERP units. Subject to certain exceptions, a limited partner may not transfer all or any portion of his, her or its ERP units without obtaining the prior written consent of the general partner, which consent may be withheld in the sole and absolute discretion of the general partner, and without meeting other requirements set forth in the ERP partnership agreement. Notwithstanding this general prohibition, a limited partner of ERP may transfer his, her or its ERP units by
(i) operation of law, testamentary disposition, gift (outright or in trust) or by sale in each case to or for the benefit of his or her parent(s), spouse or descendants, (ii) pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan or other obligation, (iii) the exchange of ERP units for EQR common shares, and (iv) the distribution of ERP units or preference units to any of its direct or indirect constituent partners or owners. A "transfer" does not include the conversion of a preference unit into one or more ERP units nor the conversion of an ERP unit into an EQR common share. While these restrictions may limit a limited partner's ability to liquidate his, her or its investment in ERP units quickly, the ERP units are redeemable for EQR common shares, for which there is an active market.


COMBINED COMPANIES MAY NOT ACHIEVE EXPECTED EFFICIENCIES

         ERP and Grove are large enterprises with operations in a number of different states. There can be no assurance that costs or other factors associated with the integration of the two companies would not adversely affect future combined results of operations or the benefits of expected costs savings.

GROVE L.P. LIMITED PARTNERS WILL HAVE REDUCED VOTING POWER AS A GROUP AFTER THE MERGERS

         Upon completion of the merger transactions, Grove L.P. limited partners will own up to a maximum of 0.8% of the outstanding ERP units and will not have separate approval rights with respect to any actions or decisions of ERP.

NO DISSENTERS' RIGHTS

         Limited partners of Grove are not entitled to dissenters' appraisal rights under Delaware law or the Grove L.P. partnership agreement in connection with the partnership merger.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS


         Certain statements in the Summary and under captions "Risk Factors," "The Transactions-Advantages and Disadvantages of the Merger; Reasons for the Transactions; Recommendation of the Grove Board of Trustees," "-Opinion of the Financial Advisor for Grove" and elsewhere in this proxy statement/prospectus and incorporated by reference herein are intended to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You may find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," or similar expressions in this proxy statement/prospectus or in documents incorporated herein. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of EQR, ERP, Grove and Grove L.P., the combined company or the industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others:


         - general and local economic and business conditions, which will, among other things, affect demand for multifamily properties and availability and creditworthiness of prospective tenants;


         -        the availability of financing;

         - adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate development and acquisitions;

         -        governmental actions and initiatives;

         -        environmental and safety requirements;

         - ability to achieve anticipated cost savings and operating efficiencies from the mergers; and

         - other changes and factors referenced in this proxy statement/prospectus and the documents incorporated into this proxy statement/prospectus by reference.

         Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by forward-looking statements. You should not place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or, in the case of a document incorporated by reference, the date of such document.

                              THE PARTNERS' MEETING

GENERAL


         The meeting of the partners of Grove L.P. to approve the merger agreement and the transactions contemplated by the merger agreement, including the partnership merger, will be held at 9:30 a.m. (Hartford time) on October 31, 2000 at The Hartford Club. On the date hereof, Grove L.P. has 12,204,713 outstanding Grove L.P. units, of which 8,364,947 are held by Grove and 3,839,766 are held by Grove L.P. limited partners.


VOTE REQUIRED


         The transactions contemplated by the merger agreement, including the partnership merger, will not be consummated without the affirmative vote of at least 66 2/3% of the Grove L.P. units outstanding. For this reason, the failure to vote will have the same effect as a negative vote.


         As of the date hereof, Grove owned 8,364,947 Grove L.P. units or 68.5% of the outstanding Grove L.P. units, and is permitted to vote these Grove L.P. units in the same manner as other holders of Grove L.P. units. Grove will vote all of its Grove L.P. units in favor of the merger agreement and the transactions contemplated by the merger agreement. In addition, the executive officers of Grove who own Grove L.P. units have each entered into a separate agreement with ERP that binds them to vote all of their Grove L.P. units in favor of the merger agreement and the transactions contemplated by such agreement, including the partnership merger. The Grove L.P. units held by these executive officers, together with the Grove L.P. units held by Grove, constitute approximately 77.2% of the total number of Grove L.P. units outstanding . Therefore, voting against the merger agreement and the transactions contemplated thereby will have no effect on whether such transactions are consummated. In addition, there is no requirement that the merger agreement and the transactions contemplated by the merger agreement be approved by the affirmative vote of the holders of Grove L.P. units who are unaffiliated with Grove.


HOW TO VOTE


         You may use the accompanying proxy card to cast your vote or you may attend the meeting of the partners and vote in person. The Grove L.P. units represented by properly executed proxies, unless previously revoked, will be voted in accordance with the instructions indicated on the proxy card. If no instructions are given in a properly executed proxy, all Grove L.P. units represented by that proxy will be voted in favor of the merger agreement and the transactions contemplated thereby. You may revoke any proxy given at any time prior to its use. Revocation may be done by written notice to the Secretary of Grove, by signing and returning a later dated proxy or by voting in person at the meeting of the partners.


CASH/UNIT ELECTION PROCEDURE

         In addition to voting to approve the merger agreement and the transactions contemplated thereby, holders of Grove L.P. units may also elect to receive cash or ERP units in exchange for their Grove L.P. units pursuant to the partnership merger. You may make this election by completing the accompanying form of election.


         To be effective, a form of election must be properly completed, signed and submitted to the address indicated by 5:00 p.m. (Boston time) on October 30, 2000. If you do not properly submit a completed form of election by this deadline, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE CASH IN EXCHANGE FOR YOUR GROVE L.P. UNITS. As part of the election to receive ERP units, you will agree to be bound by the terms of the ERP partnership agreement. Any form of election may be changed or revoked prior to the election deadline by (i) advising the paying agent in writing at the address included in the form of election before the election deadline or (ii) delivering to the paying agent (prior to the election deadline) a properly completed form of election dated after your then last form of election. The election deadline is October 30, 2000.


         ERP will have the discretion to determine if forms of election have been properly completed, signed and submitted or revoked and to disregard any immaterial defects in forms of election. Neither ERP nor the paying agent will be under any obligation to notify any person of any defects in a submitted form of election. If your form of election is not properly completed to ERP's satisfaction, you will receive the cash consideration.

DEFICIT RESTORATION OBLIGATION ELECTION PROCEDURE

         Holders of Grove L.P. units (i) who elect to receive ERP units in exchange for their Grove L.P. units and (ii) who are currently subject to a deficit restoration obligation under the Grove L.P. partnership agreement may also elect to become subject to a deficit restoration obligation under the ERP partnership agreement by following the instructions contained in the form of deficit restoration obligation election which is being provided to the partners who have a deficit restoration obligation under the Grove L.P. partnership agreement.


         To be effective, a form of election must be properly completed, signed and submitted to the address indicated by 5:00 p.m. (Boston time) on October 30, 2000. If you do not properly submit a completed form of deficit restoration obligation election by this deadline, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO BECOME SUBJECT TO A DEFICIT RESTORATION OBLIGATION UNDER THE ERP PARTNERSHIP AGREEMENT AND WILL NO LONGER BE SUBJECT TO A DEFICIT RESTORATION OBLIGATION UNDER THE GROVE L.P. PARTNERSHIP AGREEMENT. Please note that if you do not properly complete a cash/unit election form and are therefore deemed to have elected to receive the cash consideration, you will also be deemed to have elected not to become subject to a deficit restoration obligation. Any form of deficit restoration obligation election may be changed or revoked prior to the election deadline by (i) advising the paying agent in writing at the address included in the form of deficit restoration obligation election before the election deadline or (ii) delivering to the paying agent (prior to the election deadline) a properly completed form of deficit restoration obligation election dated after your then last form of deficit restoration obligation election. Failure to elect to become subject to a deficit restoration obligation under the ERP partnership agreement may have adverse tax consequences to holders of Grove L.P. units currently subject to a deficit restoration obligation under the Grove L.P. partnership agreement. See "Material Federal Income Tax Consequences."


         The deficit restoration obligation election deadline is October 30, 2000.


         ERP will have the discretion to determine if forms of election have been properly completed, signed and submitted or revoked and to disregard any immaterial defects in forms of election. Neither ERP nor the paying agent will be under any obligation to notify any person of any defect in a submitted form of deficit restoration obligation election. If your form of deficit restoration obligation election is not properly completed to ERP's satisfaction, you will not become subject to a deficit restoration obligation under ERP's partnership agreement.



COST OF PROXY SOLICITATION

         Grove L.P. will pay the cost of its proxy solicitation. In addition to soliciting proxies by mail, Grove L.P. employees or other representatives of Grove L.P. or Grove may solicit limited partners of Grove L.P. personally and by telephone. None of these employees or representatives will receive any additional or special compensation for doing this.

                                THE TRANSACTIONS

TERMS OF THE TRANSACTIONS

         OVERVIEW

         The following is a brief summary of the material terms of the merger agreement and the transactions contemplated thereby. To fully understand the merger transactions, and for a complete description of the terms of the mergers, you should carefully read the entire document, including the merger agreement, which is attached as Appendix A, and is incorporated by reference. This summary is qualified in its entirety by reference to the full text of the merger agreement.


         The merger transactions consist of two separate mergers: the partnership merger and the company merger. The merger transactions are designed to allow ERP to acquire the 58 apartment communities Grove and Grove L.P. currently own and manage in the Boston, Massachusetts, Hartford, Connecticut and Providence, Rhode Island areas. The acquisition of the Grove properties will increase ERP's presence in the New England states.



         Through a series of steps and as a result of the merger transactions, ERP or an entity wholly-owned by ERP will be the single member of a newly formed Delaware limited liability company ("New LLC1"), which will become the sole limited partner of Grove L.P. by forming a single member Delaware limited liability company ("New LLC2") which will merge with and into Grove L.P. The Grove L.P. unitholders electing to receive ERP units will become limited partners of ERP. ERP or an entity wholly-owned by ERP will also be the sole member of a Maryland limited liability company ("New LLC3"), which will become the sole general partner of Grove L.P pursuant to its merger with Grove. Grove will merge with and into New LLC3.


         THE PARTNERSHIP MERGER


         Following approval of the partnership merger by the Grove L.P. partners and the satisfaction or waiver of other conditions, Grove L.P. and New LLC2 will file a certificate of merger with the Secretary of State of Delaware to effectuate the partnership merger. The partnership merger will be comprised of the following steps:



         - ERP or an entity wholly-owned by ERP will form New LLC1, which will in turn form New LLC2.


         - New LLC2 will merge with Grove L.P. and Grove L.P. will survive the partnership merger. New LLC1 will become the sole limited partner of Grove L.P. and Grove will continue to be the sole general partner of Grove L.P.


         The limited partners of Grove L.P. may elect to receive either (i) the cash consideration or (ii) the unit consideration per Grove L.P. unit owned immediately prior to the partnership merger.


         Upon the effectiveness of the partnership merger, Grove L.P.'s limited partners will no longer hold any interest in Grove L.P. The Grove L.P. limited partners who elect to receive ERP units will become limited partners of ERP.

         THE COMPANY MERGER


         Following approval of the company merger by the Grove shareholders and the satisfaction or waiver of other conditions, Grove and New LLC3 will file articles of merger with the State Department of Assessments and Taxation in Maryland to effectuate the company merger. The company merger will be comprised of the following steps:



          -    ERP or an entity wholly-owned by ERP will form New LLC3.


          -    New LLC3 and Grove will merge.

          -    New LLC3 will be the surviving entity of the company merger.


          - Grove shareholders will receive $17.00 (subject to potential reduction not to exceed $0.29) per Grove common share owned.


          - Grove's general partnership interest in Grove L.P. will be transferred by operation of law to New LLC3, whereby New LLC3 will become the sole general partner of Grove L.P.


          - ERP or an entity wholly-owned by ERP will remain: (i) the sole member of New LLC1, which will be the sole limited partner of Grove L.P., and (ii) the sole member of New LLC3, which will be the sole general partner of Grove L.P.


         RETAIL AGREEMENT


         Grove currently owns and operates four retail properties. As part of the merger transactions, a limited liability company owned by Messrs. LaBrosse,
B. Navarro, D. Navarro and E. Navarro, executives of Grove, will acquire these properties from Grove for approximately $21.7 million, consisting of the redemption by Grove L.P. of 998,227 units currently owned by these executives, valued at $17.00 per unit (subject to potential reduction not to exceed $0.29) and the assumption of approximately $7.5 million of debt by the entity owned by the executives. Any excess value in the sale will be tendered in cash to a limited liability company owned by the executives. The executives will bear all costs of this transaction.


BACKGROUND OF THE TRANSACTIONS

         Over the recent several years, Grove has had substantial growth in its assets through a variety of acquisitions as well as in its revenues, net income and funds from operations. During this period, Grove has also enjoyed above-average total shareholder return, compared to other REITs, based both on the price of the Grove common shares (and, indirectly, the value of the Grove L.P. units) and on the dividends and distributions paid by Grove and Grove L.P.

         Grove was approached periodically by representatives of other entities, including EQR, expressing varying degrees of interest in acquiring Grove. None of these approaches led to further developments until an inquiry Grove received from EQR in the Fall of 1999. At that time, a senior officer of EQR contacted the Chief Executive Officer of Grove to request a meeting. An initial meeting of such officers occurred in the Fall of 1999 at which time a preliminary indication of EQR's valuation of Grove was suggested. The representative of EQR also indicated that EQR had informally contacted certain of the institutional shareholders of Grove to determine their long-term interests in Grove and its securities.

         Although no further contact between Grove and EQR took place during 1999, Grove's management began to evaluate what would be in the best interests of the Grove shareholders and the Grove L.P. unitholders. That evaluation led the Grove management to the conclusion that some type of acquisition proposal for Grove might be made on either a friendly or a hostile basis. Because of these developments, Grove determined that the interests of its shareholders and the Grove L.P. unitholders would be better served if Grove exercised a greater degree of control over some process that might occur.


         In the first quarter of 2000, EQR expressed continuing interest in pursuing an acquisition transaction with Grove. EQR expressed a preference for a cash payment for Grove's common shares and a fixed conversion ratio for the exchange of Grove L.P. common units for ERP units. In early March, Grove and EQR entered into a confidentiality agreement pursuant to which Grove agreed to provide certain confidential information to EQR and EQR agreed to retain such information in confidence and to use it only to evaluate the desirability of pursuing a transaction with Grove. Grove thereafter provided certain confidential information to EQR.


         After entering into the confidentiality agreement with EQR, Grove contacted two of the other parties who had, over time, expressed some degree of interest in exploring a possible transaction with Grove. The discussions led to the execution of confidentiality agreements with the other parties with terms substantially identical to the terms of the confidentiality agreement between Grove and EQR. Information comparable to that provided to EQR was thereafter provided to one of those parties and some confidential information was provided to the other.


         Beginning in approximately mid-May, 2000, Grove had a series of discussions with its counsel and other advisors concerning the substantive terms of any transaction which might be presented to the Board of Trust Managers of Grove and the appropriate process to follow in its continuing discussions with EQR and the other two parties. Grove's management recognized that the structure of any transaction might have different tax consequences to the holders of Grove's common shares than to the holders of Grove L.P.'s common units. Grove believed that a transaction which was tax-free would likely be substantially more important to the holders of Grove L.P.'s common units than it would be to the holders of Grove's common shares.


         EQR proposed that it and Grove enter into an agreement pursuant to which Grove would agree that it would negotiate exclusively with EQR for a 30-day period and which would also outline the terms on which a transaction between Grove and EQR might be concluded. During that period, representatives of EQR would be permitted to perform additional due diligence concerning Grove and its properties. Grove's management, its counsel and other advisors discussed with EQR the terms of such an exclusivity agreement which Grove's management believed might be acceptable to the Board of Trust Managers of Grove. The proposed terms of such an agreement were the subject of extended discussion among Grove and its advisors, and EQR. Terms which were discussed included, without limitation, the period of any exclusivity, the general structure of any potential transaction, the obligations of each to pay certain fees and expenses in the event that a definitive agreement was not entered into, the appropriateness of the assumptions EQR used to make its preliminary evaluation of Grove and the price it might be willing to pay in any transaction with Grove. During this time, the management of Grove also kept the Trust Managers of Grove advised of the progress of the discussions.

         A special meeting of the Board of Trust Managers of Grove was held on May 25, 2000 for the purpose of reviewing the general proposals which had been presented to Grove by EQR and each of the other interested parties and to determine what course Grove should follow in the best interests of the holders of Grove's common shares and Grove L.P.'s common units.

         At this meeting, counsel for Grove reviewed the duties of the Board in considering opportunities for the sale of the company. Management reviewed Grove's recent operating history and the impact on Grove and its operations of external conditions, including that the capital markets for real estate investment trusts had been relatively positive in 1997 when Grove raised the majority of its publicly held equity and that interest rates had been generally favorable. A change in either of these would likely adversely affect the future performance of Grove. The Board then reviewed the relative advantages and disadvantages of various strategic alternatives available to Grove. These alternatives included:

                   - Grove could remain independent and pursue its business strategy;

                   -    Grove could pursue a management leveraged buyout;

                   - Grove could sell its portfolio of properties and liquidate;

                   - Grove could pursue a possible transaction with an entity other than EQR; or

                   -    Grove could pursue a possible transaction with EQR.

         The Board discussed management's expectations for Grove's results for the next 18-month period taking into account increasing borrowing and equity costs. The Board noted that there was increasing competition to acquire available apartment communities in Grove's market, thereby increasing the potential costs of future acquisitions. The Board also recognized that, if market conditions in the real estate industry declined, it would be difficult for Grove to continue its historic pace of growth and that any need to increase dividends substantially in the near future to meet REIT tax requirements might also restrict Grove's ability to grow. Based in part on management's evaluations, the Board concluded that, on a total return basis, the sale transaction would be better for the Grove shareholders and the Grove L.P. unitholders than remaining independent.

         In analyzing a management leveraged buyout of Grove, the Board noted that, following such a transaction, Grove common shares would no longer be publicly traded. The Board noted that this could adversely affect the ability of the holders of Grove L.P.'s units to redeem such units. Management had also indicated that the price in such a buyout would be lower than the indicated price suggested by EQR because of the maximum amount which could be borrowed in such a transaction. The Board noted that such a transaction would also present a number of conflict of interest issues.



         In connection with a possible sale of Grove's portfolio of properties, Grove's Chief Executive Officer noted that there are contractual restrictions on the ability of Grove to sell certain of its properties for cash without an adverse impact on Grove. He also noted that any such strategy would require a significant amount of time to complete, introducing a degree of uncertainty as to its success. He indicated that the sale of all of Grove's properties would likely take as long as two years to complete and that, during the process, Grove would bear the risk of a downturn in the real estate market.


         The Board then discussed the possibility of Grove's seeking to enter into a transaction with a party other than EQR. Based on Grove's extensive knowledge of the apartment REIT industry, the Board discussed logical candidates to acquire Grove other than EQR, including the two entities that had specifically indicated an interest in acquiring Grove. In respect of one of these entities, the Board noted that the party did not have available the amount of cash which would be needed to conclude a cash transaction with Grove on a timely basis, thereby decreasing the certainty of completing such a transaction. In the case of the other entity, the Board noted that its corporate structure would make it difficult to accomplish a transaction which would be acceptable to the holders of Grove L.P.'s units and that this party had never completed a merger-type transaction with an unaffiliated entity. The Board noted the experience of EQR in completing acquisition transactions in an expeditious manner.


         At the conclusion of the May 25, 2000 Board meeting, the Board of Trust Managers authorized the management of Grove to continue negotiations with EQR to determine if there were terms of an exclusivity agreement that might be acceptable to the Board. In making its determination, the Board noted in particular the indicated terms of a transaction with EQR, the liquidity of EQR and its ability to fund the transaction and the flexibility in structuring a transaction based on the similar corporate structures of EQR and Grove. An information meeting of the Board was scheduled for May 31, 2000 so that management could report to the Trust Managers the status of discussions with EQR concerning the terms of the proposed exclusivity letter.


         Thereafter, management, with the assistance of its counsel and advisors, continued discussions with EQR concerning the terms of the proposed exclusivity agreement. Such discussions covered a variety of topics, including the reasonableness of the assumptions being used by EQR in evaluating a transaction with Grove, the circumstances under which Grove would be obligated to pay a "break-up" fee and the circumstances under which both Grove and EQR would be obligated to reimburse the other for certain expenses. EQR also proposed that any agreement between EQR and Grove would contain representations, warranties and certain other terms substantially similar to those of an agreement entered into by EQR relating to a recent acquisition made by EQR. Management of Grove and its counsel reviewed the terms of such agreement for their general acceptability.


         At the information meeting of the Board on May 31, 2000, management reviewed the status of discussions with EQR and solicited the comments of the Trust Managers. Based on a request of the Board at its May 25 meeting, Grove's Chief Executive Officer, with the assistance of an outside advisor, had contacted a number of investment banking firms, including Houlihan Lokey Howard & Zukin Financial Advisors, Inc., soliciting proposals to be retained by Grove for the purpose of rendering an opinion as to the fairness, from a financial point of view, of the consideration to be paid in any transaction between Grove and EQR.



         On June 9, 2000, the Board of Trust Managers of Grove held a special meeting. Present in person or by telephone were all of the trust managers of Grove, together with Grove's Chief Investment Officer and representatives of Grove's counsel and its advisor, Jennings Securities LLC. Grove's Chief Investment Officer reviewed with the Board the terms of the revised draft exclusivity agreement emphasizing those terms that had changed since the last draft circulated to the Board. After a full discussion of the terms of the revised draft exclusivity agreement, the Board approved the agreement and authorized its execution on behalf of Grove. At the June 9, 2000 meeting, the Board also created a special committee, the Merger Oversight Committee, composed of all of Grove's outside trust managers, to review independently the fairness and reasonableness of the transactions contemplated by the exclusivity agreement (including the terms of the transfer of the retail properties) to the holders of Grove's common shares and Grove L.P.'s units.


         Prior to the June 9, 2000 meeting and at the request of the Board, Grove's Chief Executive Officer contacted a number of investment banking firms to discuss the retention of one of them to provide an opinion as to the fairness, from a financial point of view, with respect to both the consideration to be received by the holders of Grove's common shares and Grove L.P.'s common units in the merger transactions and the fairness, from a financial point of view, to Grove of the consideration to be received by Grove in connection with the transactions contemplated by the retail agreement. After discussing the qualifications of each of the candidates, the Board authorized the retention of Houlihan Lokey to provide an opinion. The Board also authorized the retention of Jennings Securities LLC and Albrizzi-Williams, Inc. (collectively referred to as "JENNINGS") to provide additional advisory services. For services rendered to Grove in connection with the transactions contemplated by the merger agreement and the retail agreement, Houlihan Lokey and Jennings would receive fees in the amount of $275,000 and $150,000, respectively, plus the reimbursement of certain expenses.

         At the June 9, 2000 meeting, the Board also took action so that the Maryland "business combination" statute would not apply to transactions between Grove and EQR or any of its affiliates.

         On June 12, 2000, Grove and EQR entered into the exclusivity agreement. Thereafter, representatives of Grove and EQR negotiated toward a definitive merger agreement. At the same time, EQR began additional due diligence with respect to Grove and its properties, including on-site inspections. These activities continued through the month of June and into July. On July 12, Grove agreed to extend the exclusivity period to July 17, 2000.


         On July 10, 2000, the Merger Oversight Committee held a telephonic meeting. All of the members of the Merger Oversight Committee attended the meeting along with representatives of Grove's counsel and Houlihan Lokey and Jennings. Grove's Chief Executive Officer, its Executive Vice President and its Chief Investment Officer also attended the meeting for the purpose of providing information and answering questions which members of the Committee might have.



         At the request of the Chairman of the Merger Oversight Committee, Grove's counsel reviewed the terms of the principal agreements which would be entered into, including the merger agreement, the retail agreement, amendments to existing employment agreements, the schedule of payments to be made to executive officers and other employees if the transactions are consummated and the voting agreements pursuant to which certain persons would agree to vote Grove common shares and Grove L.P. common units in favor of the merger agreement and the transactions contemplated by the merger agreement. Grove's Chief Executive Officer also reviewed the preliminary appraisals provided by Italia & Lemp, Inc., independent real estate appraisers, addressed to the Merger Oversight Committee as to the value of the retail properties. After answering questions from members of the Merger Oversight Committee, Grove's officers were excused from the meeting.


         The representatives of Houlihan Lokey made a presentation to the Merger Oversight Committee describing the methods used by them in analyzing the fairness from a financial point of view of the consideration to be paid to the holders of Grove's common shares and Grove L.P.'s common units. Based on these analyses, Houlihan Lokey had determined preliminarily that the value of the Grove common shares and the Grove L.P. common units was below the indicated price that EQR would be willing to pay. Houlihan Lokey determined on a preliminary basis that the consideration to be paid in the merger transactions to the holders of Grove's common shares and Grove L.P.'s common units would be fair from a financial point of view. Houlihan Lokey presented its preliminary oral opinion to that effect.

         Houlihan Lokey also delivered its preliminary oral opinion to the effect that the consideration to be paid to Grove in connection with the transfer of the retail properties was fair to Grove from a financial point of view.

         The representatives of Jennings also commented on the payments proposed to be made to certain of the executive officers of Grove upon consummation of the transactions contemplated by the merger agreement. They noted that Grove had historically paid its executive officers much less total compensation than paid to executive officers at other REITs.


         Following these presentations and their discussion of the terms of the draft agreements, the Merger Oversight Committee determined that the terms of the draft merger agreement, the draft retail agreement and the payments proposed to be made to the executive officers and other employees of Grove were fair and reasonable to Grove and to the holders of Grove's common shares and Grove L.P.'s common units. The Merger Oversight Committee also recommended that the Grove Board of Trust Managers approve these agreements and payments. The actions taken by the Merger Oversight Committee at its meeting on July 10, 2000 were taken subject to the receipt of a final opinion of Houlihan Lokey substantially similar to the preliminary opinion delivered at the meeting.


         In connection with its continuing due diligence with respect to Grove, EQR determined that Grove had certain potential liabilities which EQR determined it was not willing to assume. EQR indicated further that the price it would be willing to pay for Grove would need to be reduced by the amount, if any, paid and costs incurred by Grove in connection with either confirming that such issues were not problematic or settling any associated liability. There were extensive discussions between EQR, Grove and their respective advisors of the issues these potential liabilities raised and the way to resolve them. While Grove indicated its willingness to work to clarify and resolve the potential liabilities, it also indicated that it would not be willing to resolve them if the effect would be a reduction in the aggregate purchase price to be paid by EQR by more than $3.5 million (or $0.29 per Grove common share and Grove L.P.
unit). The parties agreed to resolve these issues by obligating Grove to use its reasonable good faith efforts to obtain an agreement with the Internal Revenue Service addressed to closing such issues. The receipt of the closing agreement and the absence of any associated liabilities and costs in excess of $3.5 million was made a condition to both Grove's and ERP's obligation to complete the mergers. Any amounts paid by Grove to settle such potential liabilities and the costs of obtaining the settlement would be borne by the holders of Grove's common shares and Grove L.P.'s units through a reduction in the purchase price.


         A special meeting of the Board of Trust Managers was held on July 14, 2000 for the purpose of reviewing these developments and of considering the approval of a definitive merger agreement and related agreements. A representative of Grove's independent auditors discussed its views as to the likelihood of a satisfactory resolution of the potential liabilities and the timeframe for achieving that settlement.


         A representative of Houlihan Lokey then reviewed with the Board the methodologies employed by Houlihan Lokey in evaluating the fairness, from a financial point of view, of the consideration to be paid to the shareholders and unitholders in the transactions contemplated by the merger agreement, and the consideration to be received by Grove pursuant to the retail agreement. The representative noted, in particular, that the change to the price to be paid to the holders of Grove's common shares and Grove L.P.'s units based on the settlement of the potential liabilities did not affect Houlihan Lokey's opinion as to the fairness of the consideration, from a financial point of view, to the holders of Grove's common shares and Grove L.P.'s units. The representative of Houlihan Lokey then delivered the opinion of Houlihan Lokey that the consideration to be paid to the holders of Grove's common shares and Grove L.P.'s units in the merger transactions was fair from a financial point of view to the holders of Grove's common shares and Grove L.P.'s units and that the consideration to be received by Grove in connection with the transfer of the retail properties was fair to Grove from a financial point of view.


         Following the presentation by Houlihan Lokey, the Board meeting recessed so that the Merger Oversight Committee could meet separately.

         The Merger Oversight Committee then met and reviewed the additional information presented to the Board. The Merger Oversight Committee also reviewed all of the factors relating to the proposed transaction that had been considered at its meeting on July 10, 2000. Following a full discussion, the Merger Oversight Committee confirmed the preliminary conclusions and recommendations which it had reached at its July 10 meeting.

         Following conclusion of the meeting of the Merger Oversight Committee, the meeting of the full Board resumed. Following further discussion, the Board, by unanimous vote of the trust managers present, approved the merger agreement, the retail agreement and the transactions contemplated by them. On July 14, 2000, Houlihan Lokey delivered its written fairness opinion.

OPINION OF FINANCIAL ADVISOR TO GROVE

         Grove retained Houlihan Lokey to render an opinion as to: (i) the fairness, from a financial point of view, to Grove's shareholders and Grove L.P.'s unitholders of the consideration to be received by them pursuant to the merger agreement; and (ii) the fairness, from a financial point of view, to Grove of the consideration to be received by Grove pursuant to the retail agreement.

         Grove retained Houlihan Lokey based upon Houlihan Lokey's experience in the valuation of businesses and their securities in connection with recapitalizations and similar transactions, especially with respect to REITs and other real estate companies. Houlihan Lokey is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services in connection with mergers and acquisitions, leveraged buyouts, business valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

         On July 14, 2000, Houlihan Lokey delivered its written opinion to the Grove Board of Trust Managers to the effect that, as of the date of such opinion, on the basis of its analysis summarized below and subject to the limitations described below, that: (i) the consideration to be received by the Grove shareholders and the Grove L.P. unitholders pursuant to the merger agreement is fair to them from a financial point of view; and (ii) the consideration to be received by Grove upon transfer of the retail properties is fair to Grove from a financial point of view. The opinion does not address any other aspect of the mergers; nor does it constitute a recommendation to any shareholder or unitholder as to how they should vote at their respective meetings. Houlihan Lokey has no obligation to update the Houlihan Lokey opinion.


         A COPY OF THE HOULIHAN LOKEY OPINION, WHICH DESCRIBES AMONG OTHER THINGS THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS. THE SUMMARY OF THE HOULIHAN LOKEY OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE HOULIHAN LOKEY OPINION. YOU ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

         As compensation to Houlihan Lokey for its services in connection with the transactions, Grove agreed to pay Houlihan Lokey an aggregate fee of $275,000 in addition to Houlihan Lokey's expenses in connection therewith. No portion of Houlihan Lokey's fee is contingent upon the successful completion of the mergers or the transfer of the retail properties. Grove has also agreed to indemnify Houlihan Lokey and related persons against certain liabilities, including liabilities under federal securities laws, arising out of the engagement of Houlihan Lokey, and to reimburse Houlihan Lokey for certain expenses.

         The Houlihan Lokey opinion does not address Grove's underlying business decision to effect the mergers or the transfer of the retail properties. Houlihan Lokey did not, and was not requested by Grove or any other person to, solicit third party indications of interest in acquiring all or any part of Grove or to make any recommendations as to the form or amount of consideration to be received by Grove, the shareholders of Grove, the Grove L.P. unitholders, or any other person in connection with the transactions, which consideration was determined through negotiations between Grove and EQR. Houlihan Lokey was not asked to opine on and did not express any opinion as to (1) tax or legal consequences of the transactions, including but not limited to tax or legal consequences to Grove, or the shareholders of Grove or the Grove L.P. unitholders of the transactions; (2) the fairness, advisability or desirability of alternatives to the transactions; (3) the fair market value of Grove; (4) whether any unitholder should elect to receive cash or EQR securities; (5) the public market values or realizable value of any EQR securities to be received as consideration in connection with the transactions or the prices at which such EQR securities may trade in the future following the EQR transaction; or (6) the fairness of any aspect of the transactions not expressly addressed in the Houlihan Lokey opinion. Houlihan Lokey did not perform an independent appraisal of the assets of Grove. Furthermore, Houlihan Lokey did not negotiate the transactions or advise Grove with respect to alternatives to it.

In arriving at its opinion, Houlihan Lokey:

         - met with Grove's senior management and Grove's advisors to discuss the transactions, the operations, financial condition, future prospects and performance of Grove;


         - reviewed Grove's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 1999, and quarterly report on Form 10-Q for the quarter ended March 31, 2000;


         - reviewed forecasts and projections prepared by Grove's management with respect to Grove for the years ending December 31, 2000 through December 31, 2001;

         - reviewed preliminary appraisal indications as prepared by Italia & Lemp, Inc. for the following retail properties:


                  -        Cornerblock;
                  -        Longmeadow Shops;
                  -        The Wharf; and
                  -        Freeport Shops;


         -        reviewed copies of the following agreements:


                  -        a draft copy of the exclusivity agreement dated June
                           12, 2000;


                  - a Retail Transaction Structure memorandum as prepared by Cummings & Lockwood;


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

         - conducted site visits to certain of the properties owned by Grove;

         - reviewed minutes of the meeting on May 25, 2000 of the Board of Trust Managers of Grove;

         - reviewed publicly available information on companies Houlihan Lokey deemed comparable to Grove; and


         - conducted such other analyses, studies and investigations as Houlihan Lokey deemed appropriate under the circumstances for rendering the opinion expressed in the Houlihan Lokey Opinion.


         The following is a summary of the material financial analyses used by Houlihan Lokey in connection with providing its opinion. This summary is qualified in its entirety by reference to the full text of such opinion, which is attached as Appendix B to this proxy statement/prospectus. You are urged to read the full text of the Houlihan Lokey opinion carefully and in its entirety.


         GROVE ENTERPRISE VALUATION. In order to determine the fairness, from a financial point of view, to Grove's shareholders and Grove L.P. unitholders of the consideration to be received by them in connection with the mergers, Houlihan Lokey first determined the estimated enterprise value of Grove. In order to determine the estimated enterprise value of Grove, Houlihan Lokey primarily used the following methodologies: (i) a build-up method, based on various capitalization rates; (ii) a portfolio approach; (iii) a FFO approach; and (iv) a yield approach. The analyses required studies of the overall market, economic and industry conditions in which Grove operates and the historical and projected operating results of Grove.


         BUILD-UP METHOD. Houlihan Lokey derived an indication of the enterprise value for Grove by applying capitalization rates to the adjusted net operating income of Grove's properties as of December 31, 2000. Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to Grove's properties.


         By applying appropriate capitalization rates to the adjusted net operating income of Grove's properties, as discussed above, Houlihan Lokey calculated an enterprise value of Grove, which implied a price per share on a fully diluted basis of less than the per share price to be paid pursuant to the merger agreement (i.e., $17.00 reduced by an amount not to exceed $0.29).


         PORTFOLIO APPROACH. Houlihan Lokey derived an indication of the range of enterprise value for Grove by applying a capitalization rate to Grove's adjusted net operating income as of December 31, 2000. Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to Grove's properties.

         By applying an appropriate capitalization rate to the adjusted net operating income of Grove's properties, as discussed above, Houlihan Lokey calculated an enterprise value of Grove, which implied a price per share on a fully diluted basis of less than the per share price to be paid pursuant to the merger agreement.


         FFO APPROACH. Houlihan Lokey reviewed certain financial information of comparable publicly traded companies in the apartment REIT industry selected solely by Houlihan Lokey. The public comparables included the following eight publicly traded companies: Apartment and Investment and Management Company, BRE Properties, Inc., Camden Property Trust, Essex Property Trust, Inc., Gables Residential Trust, Mid America Apartment Communities, Inc., Smith Residential Realty, Inc., and Town & Country Trust. Houlihan Lokey calculated certain financial ratios of the public comparables based on the most recent publicly available information.


         The analysis showed that the ratio of market value of equity to funds from operations ("FFO") (i.e., the ratio of "P/FFO") selected for Grove to apply to Grove's next fiscal year end FFO ranged from a low of 10.0x to a high of 11.0x (the "FFO Multiples") which compares to a P/FFO ratio of a low of 6.3x to a high of 14.5x exhibited by the public comparables.


         Houlihan Lokey derived an indication of the range of market value of equity for Grove by applying the FFO Multiples to Grove's representative FFO as of December 31, 2000.


         Based upon the lowest and highest multiples of FFO determined under this methodology, Houlihan Lokey calculated an indication of the market value of equity for Grove to be reasonably stated in the range of $202.6 million to $222.9 million, the midpoint of which implies a price per share on a fully diluted basis of less than the per share price to be paid pursuant to the merger agreement.



         YIELD APPROACH. Houlihan Lokey derived an indication for Grove's market value of equity by applying the average of the percentage of cash available for distribution for the public comparables to derive an implied payout per share amount, which was then applied to the average yield of the stock price for the public comparables to result in an implied price per share on a fully diluted basis of less than the per share price to be paid pursuant to the merger agreement.


         RETAIL EXCHANGE VALUATION. Houlihan Lokey determined the value of the four properties that include: (a) Cornerblock, (b) Longmeadow Shops, (c) The Wharf, and (d) Freeport Shops (collectively referred to as the retail properties).

         In order to determine the estimated enterprise value of the retail properties, Houlihan Lokey primarily used the following methodologies: (1) a net asset value approach based on various capitalization rates; and (2) an appraised value approach. The analyses required studies of the overall market, economic and industry conditions in which the retail properties operate and the historical and projected operating results of the retail properties.

         NET ASSET VALUE APPROACH. Houlihan Lokey derived an indication of enterprise value for the retail properties by applying capitalization rates to the net operating income of each of the retail properties as of December 31, 2000. Houlihan Lokey utilized publicly available information regarding capitalization rates exhibited in transactions involving assets similar in type and location to the retail properties.

         Based upon the selected capitalization rates, Houlihan Lokey calculated an indication of enterprise value for the retail properties to be $19.0 million, referred to as the retail exchange value.

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

         APPRAISED VALUE APPROACH. Houlihan Lokey reviewed the July 7, 2000 individual appraisal reports on each retail property as prepared by Italia & Lemp, Inc., which concluded that, as of June 29, 2000, the aggregate appraised value of the retail properties ranged from $21.7 million to $21.9 million.

         MERGER FAIRNESS ANALYSIS. Based on the analyses and factors described in the foregoing, Houlihan Lokey determined indications of equity which would be available to be allocated to the shareholders of Grove and Grove L.P. unitholders, prior to any costs associated with the transactions (the "Derived Value Per Share"). These indications of equity value were then compared to Grove's common stock price as exhibited in trading on the American Stock Exchange; and utilized to determine the value of Grove's L.P. units to be utilized as consideration in the retail agreement.

         Based upon the foregoing analyses Houlihan Lokey concluded that the consideration to be received by Grove's shareholders and Grove L.P. unitholders in connection with the mergers is fair to them from a financial point of view.

         RETAIL EXCHANGE ANALYSIS. In order to determine the fairness, from a financial point of view, of the consideration to be received by Grove pursuant to the retail agreement, Houlihan Lokey applied the average of the Derived Value Per Share, as determined above, to the number of units held by those Grove L.P. unitholders participating in the retail agreement (the "Unitholders' Equity Value"). The Unitholders' Equity Value was then compared to the equity transferred in connection with the retail agreement.


         Based upon the retail exchange value of $19.0 million, Houlihan Lokey determined the equity value to be transferred in the transfer of the retail properties. From the retail exchange value, Houlihan Lokey subtracted interest-bearing debt of $7.2 million and added $2.5 million of cash, to result in a net equity value to be transferred to the Grove L.P. unitholders participating in the retail agreement of $14.3 million in exchange for the unitholder's interest in Grove L.P. units.


         Based on the foregoing analysis, Houlihan Lokey concluded that the consideration to be received by Grove pursuant to the retail agreement is fair to Grove from a financial point of view.

         In arriving at its fairness opinion, Houlihan Lokey reviewed key economic and market indicators, including, but not limited to, growth in Gross Domestic Product, inflation rates, interest rates, consumer spending levels, manufacturing productivity levels, unemployment rates and general stock market performance. Houlihan Lokey's opinion is based on the business, economic, market and other conditions as they existed as of July 14, 2000 and on the projected financial information provided to Houlihan Lokey as of such date. In rendering its opinion, Houlihan Lokey has relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to Houlihan Lokey was reasonably prepared and that the financial and other information reflected the best current available estimates of the financial results and condition of Grove; and that no material changes have occurred in the information reviewed between the date the information was provided and the date of the Houlihan Lokey opinion. Houlihan Lokey did not independently verify the accuracy or completeness of the information supplied to it with respect to Grove and does not assume responsibility for it. Houlihan Lokey did not make any independent appraisal of the specific properties or assets of Grove.

         The summary set forth above describes the material points of more detailed analyses performed by Houlihan Lokey in arriving at its fairness opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and application of those methods to the particular circumstances and is therefore not readily susceptible to summary description. In arriving at its opinion, Houlihan Lokey made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Houlihan Lokey believes that its analyses and summary set forth herein must be considered as a whole and that selecting portions of its analyses, without considering all analyses and factors, or portions of this summary, could create an incomplete view of the processes underlying the analyses set forth in Houlihan Lokey's fairness opinions. In its analysis, Houlihan Lokey made numerous assumptions with respect to Grove, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the respective entities. The estimates contained in such analyses are not necessarily indicative of actual values or predictive of future results or values, which may be more or less favorable than suggested by such analyses. However, there were no specific factors reviewed by Houlihan Lokey that did not support its opinion. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty.


SUMMARY OF APPRAISALS OF RETAIL PROPERTIES BY ITALIA & LEMP, INC.


         The Merger Oversight Committee of Grove's Board of Trust Managers retained Italia & Lemp, Inc. to perform valuations of the retail properties and to prepare written appraisal reports for these properties. Italia & Lemp, Inc. located in Hartford, Connecticut, is an outside party that is unaffiliated with Grove and Grove, L.P. Italia & Lemp, Inc. is engaged in the business of providing professional real estate-related services on a regional basis.

         Grove paid $22,000 to Italia & Lemp, Inc. for the real estate appraisal services which it rendered with respect to the retail properties.

         Italia & Lemp, Inc. prepared appraisal reports for each of the retail properties. In its written appraisal reports, Italia & Lemp, Inc. concluded that the aggregate market value of the retail properties was $21,750,000.

         THE APPRAISALS OF THE RETAIL PROPERTIES ARE AVAILABLE FOR INSPECTION AND COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF GROVE, 598 ASYLUM AVENUE, HARTFORD, CONNECTICUT DURING REGULAR BUSINESS HOURS BY ANY GROVE SHAREHOLDER OR GROVE L.P. UNITHOLDER OR REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING. GROVE WILL PROVIDE A COPY OF THE APPRAISALS OF THE RETAIL PROPERTIES TO ANY GROVE SHAREHOLDER OR GROVE L.P. UNITHOLDER OR REPRESENTATIVE WHO HAS BEEN SO DESIGNATED IN WRITING UPON WRITTEN REQUEST AND AT THE EXPENSE OF THE REQUESTING SHAREHOLDER OR UNITHOLDER.

         PROCEDURES FOLLOWED

         In arriving at this valuation figure, Italia & Lemp, Inc. undertook the following steps:

         - performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice (USPAP), without any departures from Standard 1;

         -        inspected the retail properties;

         - researched and reviewed various sources of public information, including, but not limited to, demographic statistics, zoning records, available site and building information, and the land records of all comparable sales;

         - researched and reviewed sales of similar parcels to estimate the value of the excess acreage, where noted;

         - analyzed sales of improved properties in the market area comparable to the retail properties to derive the market value of the retail properties;

         - researched the market area for pertinent rental and expense information for comparable properties to estimate the market rent and pro forma operating expenses for the retail properties;

         - obtained income and expense information for the retail properties from Grove;

         - prepared cash flow analyses via the Income Capitalization Approach by researching lender and investor parameters through discussions with market participants;

         - used the available market information to develop the Sales Comparison and Income Capitalization approaches; and

         - prepared the appraisals in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) and the Uniform Standards of Professional Appraisal Practice (USPAP).

         BASES FOR AND METHODS OF ARRIVING AT FINDINGS

         Under an income capitalization approach, anticipated future benefits (periodic cash flows) and capital appreciation are discounted to a present value estimate.

         Italia & Lemp, Inc. reviewed market data pertaining to rental rates, vacancy and collection loss, and operating expenses to develop a reliable estimate of net operating income for the retail properties. The method of income capitalization employed by Italia & Lemp, Inc. involved yield capitalization through a discounted cash flow analysis that forecasted revenues and expenses over a projected holding period and discounted the future stream of income into a present worth estimate of market value.

         Italia & Lemp, Inc. performed the income capitalization approach by conducting the following steps:

         -        projecting market rent and terms for the subject property;

         -        analyzing encumbrances of the subject leases;

         -        estimating an absorption period for vacant space;

         -        estimating pro forma expense levels;

         - extracting lender and investor parameters from the market and incorporating them into the cash flow analysis;

         - estimating net operating income and cash flow for each year of the holding period based upon pro forma income and expense statements;

         -        estimating a discount rate; and

         - preparing a present value estimate by adding together discounted future benefits including cash flow and discounted reversionary interest.

         The sales comparison approach is based on the concept that an informed purchaser would not pay more for a property than the cost of acquiring a comparable property with similar utility.

         Italia & Lemp, Inc. conducted a search to locate sales of properties considered comparable to the retail properties. Adjustments to the sales data of the comparable properties were made to reflect either superior or inferior characteristics. The adjusted sales prices revealed a range of values which was then reconciled into a final indication of market value for each of the retail properties.

         After reconciling the values for the retail properties arrived at using the sales comparison approach and the income capitalization approach, a final value estimate was arrived at for each of the retail properties. The final value estimates for each of the retail properties considered the current economic environment and its effect on real property values. Italia & Lemp, Inc. concluded that a sale of the retail properties at the final value estimate would take approximately 6 months to 1 year from the date on which the retail properties were listed for sale on the open market.

         INSTRUCTIONS RECEIVED FROM GROVE

         Grove instructed Italia & Lemp, Inc. to prepare an appraisal report to estimate the market value of the retail properties which was to be used by Grove to confirm the fairness and reasonableness of such transaction. Neither Grove nor the Merger Oversight Committee imposed any limitations upon Italia & Lemp, Inc. with respect to the investigations made or procedures followed by it in conducting its appraisals.

EFFECTIVE TIME OF THE TRANSACTIONS


         The closing of the merger transactions is scheduled to take place on the day of the special meeting if the merger transactions are approved by Grove L.P. unitholders and Grove shareholders and the other pre-closing conditions set forth in the merger agreement are satisfied or waived, at the offices of Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless the parties agree in writing to another date or place.


         The partnership merger will become effective upon filing the certificate of merger with the Secretary of State of Delaware. Unless the parties otherwise agree, the certificate of merger will be filed on the closing date. The company merger will become effective upon filing the articles of merger with the State Department of Assessments and Taxation of Maryland. Unless the parties otherwise agree, the articles of merger will be filed on the closing date.

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

REPRESENTATION AND WARRANTIES

         The merger agreement contains representations and warranties of ERP, Grove and Grove L.P. regarding, among other things:

         -        due organization and good standing;
         -        ownership and capitalization of subsidiaries;
         -        capitalization;
         -        other interests and sale obligations;
         -        authority to enter into the merger agreement;
         -        filings with the SEC;
         -        reliability of financial statements;
         -        compliance with applicable laws and regulations;
         -        ownership and condition of the properties;
         -        environmental matters;
         -        third party and related party transactions;
         -        employee benefits and other matters;
         -        taxation and qualification as a REIT;
         -        absence of certain legal proceedings and events;
         - absence of payments to employees, officers, trust managers and directors;
         -        debt instruments and other obligations;
         -        insurance matters;
         -        fees and expenses incurred;
         -        undisclosed liabilities; and
         -        intellectual property.

These representations and warranties will not survive the completion of the mergers.

CONDITIONS TO THE TRANSACTIONS

         The obligations of ERP, Grove and Grove L.P. to complete the mergers are subject to the following conditions:

         - approval of the merger agreement and the transactions contemplated thereby by Grove L.P. partners and Grove shareholders;

         - effectiveness of the registration statement covering the ERP units to be issued in the partnership merger and the EQR common shares that may be issued upon conversion of the ERP units;

         - absence of any injunctions or restraints preventing the completion of the mergers; and

         -        compliance with state securities laws.

         The respective obligations of ERP, Grove and Grove L.P. to complete the mergers are subject to the following additional conditions:

         - all representations and warranties made by ERP, Grove and Grove L.P. shall be true and correct as of the closing date. The representations and warranties shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an adverse effect with respect to Grove, Grove L.P. or ERP respectively;

         - each of ERP, Grove and Grove L.P. shall have performed in all material respects its obligations under the merger agreement;

         - as of the closing date, ERP, Grove or Grove L.P. will not have suffered a material adverse change in its business, properties, assets, financial condition or results of operation taken as a whole;

         - ERP shall have received an opinion from Grove's counsel stating that, commencing with its taxable year ended December 31, 1994, Grove was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code;

         - Grove shall have received an opinion from ERP's counsel stating that, commencing with its taxable year ended December 31, 1992, EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Internal Revenue Code and ERP has been treated as a partnership since 1992.

         - each of ERP and Grove shall have received an opinion from Maryland counsel addressing specified issues set forth in the merger agreement;

         - ERP shall have received an opinion from Grove's counsel addressing specified issues set forth in the merger agreement;

         - Grove shall have received an opinion from ERP's counsel addressing specified issues set forth in the merger agreement;

         - the receipt of all consents and waivers from third parties necessary in connection with the completion of the transactions contemplated by the merger agreement; and


         - the obligation of ERP to complete the company merger is subject to (i) certain fees relating to the company merger not exceeding specified amounts and (ii) the retail agreement being consummated in accordance with its terms.


         - The obligation of ERP, Grove and Grove L.P. to complete the mergers is subject to Grove's obtaining a closing agreement from the IRS, provided that under no circumstances is Grove obligated to obtain the closing agreement if the costs associated with it are in excess of $3.5 million, unless ERP, in its sole discretion, approves such excess closing agreement costs.

POSSIBLE DIVIDEND REDUCTION


         Under the terms of the merger agreement, Grove and Grove L.P. may continue to make regular quarterly dividends and distributions not to exceed $0.18 per share/unit, as well as a pro rated quarterly dividend for the quarter in which the mergers become effective. However, each such dividend is subject to a reduction to the extent that the then current estimate of specified fees and expenses of Grove and Grove L.P. relating to the merger transactions exceeds $13,002,586. In the event that this excess amount equals or exceeds the total amount of the dividend which would otherwise be permitted under the merger agreement, no dividend will be paid in that quarter and the remaining excess amount, if any, will be carried forward and will reduce the next permitted dividend. For a more detailed description of this possible dividend reduction, please refer to Section 5.9 of the merger agreement, which is attached as Appendix A to this proxy statement/prospectus.


NO APPRAISAL RIGHTS


         The Grove L.P. limited partners are not entitled to dissenting limited partners' appraisal rights under Delaware law or the Grove L.P. partnership agreement in connection with the partnership merger. The Grove shareholders are not entitled to dissenting shareholders' appraisal rights under Maryland law or the Grove declaration of trust in connection with the company merger.


TERMINATION PROVISIONS

         The merger agreement may be terminated at any time prior to the acceptance of the certificate of merger by the Delaware Secretary of State to effectuate the partnership merger, whether the termination comes before or after the approvals by the Grove shareholders or Grove L.P. unitholders:

         -        by the mutual consent of EQR and the Grove Board of Trust
                  Managers;

         - upon the breach by the non-terminating party of any representation, warranty, covenant, obligation or agreement set forth in the merger agreement, such that the specified conditions set forth in the merger agreement would be incapable of being satisfied by March 31, 2001 (or as otherwise extended);

         - if an order, decree, judgement or other action preventing completion of the company merger has become final and non-appealable;

         - if the company merger has not been completed by March 31, 2001 (subject to extension to May 31, 2001 in specified circumstances), provided that the terminating party has not materially breached its obligations under the merger agreement in a manner that proximately contributed to the merger not being completed by the relevant date;


         - if the approval of the Grove shareholders has not been obtained upon a vote at the meeting of the shareholders or if the approval of the Grove L.P. unitholders has not been obtained upon a vote at the meeting of the partnership; or


         - if the Grove Board of Trust Managers withdraws or modifies its approval or recommendation of the mergers or the merger agreement.

TERMINATION FEE AND EXPENSES

         The merger agreement provides for the payment, in specified circumstances, of a break-up fee of $8.5 million and an expense fee equal to the out-of-pocket expenses incurred in connection with the merger agreement of up to $2 million.

         THE BREAK-UP FEE

         Grove is required to pay the break-up fee to ERP if: (i) the company merger is not consummated because the Grove Board of Trust Managers withdraws or modifies its approval or recommendation of the mergers or the merger agreement;
(ii) the Grove Board of Trust Managers withdraws or modifies in any manner adverse to ERP its approval or recommendation of the mergers or the merger agreement; (iii) the Grove Board of Trust Managers approves or recommends any superior acquisition proposal; (iv) Grove enters into a definitive agreement with respect to any acquisition proposal; or (v) at the time of the termination of the merger agreement under specified circumstances, an acquisition proposal has been received by Grove, and either prior to the termination of the merger agreement or within 12 months thereafter, Grove or any of its subsidiaries enters into any written acquisition proposal which is then consummated.


         Any break-up fee would be paid as compensation and liquidated damages for the loss suffered by ERP as a result of the failure of the company merger to be consummated and to avoid the difficulty of determining the damages under the circumstances. Neither party shall have liability to the other after payment of the break-up fee and expense fee.

         THE EXPENSE FEE

         Grove is obligated to pay ERP the expense fee if the merger agreement is terminated due to:

         - the breach of any representation, warranty, covenant, obligation or agreement on the part of Grove or Grove L.P. as set forth in the merger agreement;

         - if the Grove L.P. unitholders do not approve the merger agreement and the transactions contemplated thereby at the Grove L.P. partners meeting;

         - if the Grove shareholders do not approve the company merger at the Grove shareholders meeting; or

         - if the merger agreement is terminated because the mergers have not been consummated before March 31, 2001 (subject to extension to May 31, 2001) and Grove has not delivered to ERP the required legal opinions.

         ERP is obligated to pay Grove the expense fee if the merger agreement is terminated due to:

         - the breach of any representation, warranty, covenant, obligation or agreement on the part of ERP as set forth in the merger agreement.

NO SOLICITATION OF OTHER TRANSACTIONS

         Prior to the company merger, Grove has agreed that it will not initiate, solicit, or encourage any inquires or the making of any offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of it or any of its subsidiaries, other than those pertaining to the merger agreement.

         Notwithstanding the above restrictions, the merger agreement does not prohibit Grove from entering into discussions with respect to an unsolicited proposal if the Grove Board of Trust Managers determines in good faith that this action is required by the Board's legal duties to its shareholders.

CONVERSION OF UNITS/SHARES

         CONVERSION OF THE GROVE L.P. UNITS


         At the completion of the partnership merger, each Grove L.P. unit outstanding immediately prior to the completion of the partnership merger will be canceled and converted into either the cash consideration or the unit consideration, less any applicable taxes, at the election of the unitholder. Each unitholder of Grove L.P. will cease to have any rights with respect thereto, other than the right to receive:


         - the cash consideration or the unit consideration (and cash in lieu of any fractional ERP unit); and


         - any distributions with respect to the Grove L.P. unit held prior to the completion of the partnership merger.

The issuance, terms and conditions of the ERP units issued in connection with the merger transactions will be governed by the ERP partnership agreement. For a detailed description of the provisions of ERP's partnership agreement, see the section entitled "Comparison of Rights of Shareholders/Unitholders."

         CONVERSION OF THE GROVE SHARES


         Upon completion of the company merger, each Grove common share outstanding immediately prior to the completion of the company merger will cease to be outstanding and will be converted into the right to receive $17.00 (subject to potential reduction) per share payable to the shareholder in cash upon the surrender of the certificate, less any applicable taxes. Each outstanding option to purchase Grove shares granted under the employee stock option plan or any other employee agreement (other than the options granted to the non-employee trust managers upon their election at Grove's 2000 annual meeting, which will be cancelled for no consideration) shall be cancelled and the holder shall be entitled to receive cash equal to the value of each option based on $17.00 (subject to potential reduction) per share merger consideration, less any applicable taxes.

Conduct of Business Pending the Transactions


         Except as contemplated by the merger agreement or consented to in writing by ERP, Grove and Grove L.P. will and will cause each of their subsidiaries to conduct its business only in the usual, regular and ordinary course, and among other things, to:


         - preserve its business organizations and goodwill and keep the services of its officers and directors available;

         - confer on a regular basis with ERP representatives regarding operational matters of materiality or any proposals to engage in material transactions;


         - notify ERP of any material emergency or change in the financial or operational condition of the business;


         - provide ERP with reports, statements and schedules filed with the SEC;


         -        consistently maintain books and records according to GAAP;

         -        timely file all reports;

         - not make or rescind any express or deemed election relative to taxes;


         - not acquire or enter into any option or agreement to acquire additional real property, incur additional indebtedness, except working capital, or enter into any agreement to develop or construct other real estate projects, with limited exceptions;


         - not amend the Grove declaration of trust or comparable organizational documents;

         - unless provided for in the merger agreement, not issue shares of beneficial interest or other equity interest, except upon the exercise of previously outstanding options;

         -        limit dividends to specified amounts;

         - not sell, lease, mortgage or dispose of any material part of its assets;

         -        not make any loans, advances or capital contributions;

         - not pay, discharge or satisfy any material claims, liabilities, or obligations other than in the ordinary course of business;

         - not enter into any contractual obligations over an agreed amount;

         -        not guarantee the indebtedness of another person or entity;

         - not amend or enter into any commitment with any officer, trust manager, director, or trustee;

         - not increase compensation or amend any employment agreement with limited exceptions;

         -        not adopt any new employee benefit plan;

         - not settle any shareholder or limited partner derivative suit pertaining to the merger agreement;

         -        not reduce its ownership in any of its subsidiaries;

         -        not accept promissory notes;

         - not enter into, amend, modify or waive any rights under any agreement;

         - continue to use its best efforts to qualify as a REIT and not enter into any prohibited transactions; and



         - with respect to the retail agreement, not amend any provision of the agreement or alter its normal operations of the retail properties.


         Except as contemplated by the merger agreement or consented to in writing by Grove, ERP will and will cause each of its subsidiaries to conduct its business only in the usual, regular and ordinary course, and among other things, to:


         - preserve intact its business organizations and goodwill and keep the services of its officers and employees available;

         - confer on a regular basis with Grove representatives regarding operational matters of materiality or any proposals to engage in material transactions;

         - notify Grove of any material emergency or change in the financial or operational condition of the business;


         - provide Grove with reports, statements and schedules filed with the SEC;


         -        consistently maintain books and records according to GAAP;

         -        timely file all reports;


         - form New LLC1 and New LLC3, cause New LLC1 to form New LLC2 and, cause each of New LLC1, New LLC2 and New LLC3 to carry out its obligations under the merger agreement.


WAIVER AND AMENDMENT

         At any time before the company merger, either party may:

         - extend the time for performance of any of the obligations or other acts of the other party required by the merger agreement;

         - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

         - waive compliance with any of the agreements or conditions for the benefit of the waiving party contained in the merger agreement.


         The merger agreement may be amended by ERP and the Grove Board of Trust Managers, at any time before or after the approval by the Grove shareholders and Grove L.P. unitholders and prior to the filing of the certificate of merger and the articles of merger. After approval of the merger agreement by the Grove shareholders and the Grove L.P. unitholders, no amendment may be made which by law requires the further approval of shareholders or unitholders without obtaining this further approval.


RETAIL AGREEMENT

         REASONS FOR THE RETAIL AGREEMENT

         The initial discussions between representatives of Grove and representatives of EQR focused solely on whether there might be a mutually acceptable basis on which EQR would acquire all of Grove, including Grove's retail properties. It was not until after EQR had placed an indicated value of $17.00 per Grove common share and Grove L.P. common unit that EQR advised Grove that it did not expect to retain Grove's retail properties. EQR and four of Grove's executive officers initiated discussions concerning the possible transfer of the retail properties to an entity owned by those executive officers.

         EQR's business is limited to the ownership and operation of multifamily properties. EQR indicated that, in the event of its acquisition of Grove, it was not likely that EQR would retain its ownership of the retail properties over the long-term. Messrs. D. Navarro, J. LaBrosse, E. Navarro and B. Navarro and EQR then began preliminary discussions as to whether there was a basis on which the four officers would be able to acquire the ownership of Grove's four retail properties. The four officers determined that, while they had an interest in acquiring ownership of the retail properties, they would do so only on a basis where they acquired complete ownership of the properties.

         During the course of negotiation of the exclusivity letter, the four officers and EQR continued discussions concerning the possibility of the officers' acquiring the retail properties, including an agreement that, if such a transaction were to occur, the fair value of the retail properties aggregated $21,650,000. This agreed real property value was the result of arms' length negotiations between EQR and the four officers.

         In mid-June when the exclusivity agreement was entered into between EQR and Grove, the agreement contemplated that EQR would permit Grove to transfer the retail properties to the four officers but did not require such transfer as a condition to EQR's acquisition of Grove. During the course of negotiations, EQR required that this transfer be made a condition to the mergers. Accordingly, in the final merger agreement, transfer of the retail properties is a condition to the obligation of ERP to consummate the mergers.

         In performing its functions, the Merger Oversight Committee (composed exclusively of non-employee trust managers and "independent trust managers" within the meaning of Grove's Third Amended and Restated Declaration of Trust, as amended) reviewed fully and carefully the terms upon which the retail properties would be transferred to assure that they were fair and reasonable to Grove and Grove L.P. In its consideration of the fairness and reasonableness of these transactions, the Merger Oversight Committee considered, among other things, that the agreed real property value was determined by arms' length negotiation between EQR and the four officers, that the Committee received the opinion of Houlihan Lokey to the effect that the consideration to be received by Grove for the retail properties was fair from a financial point of view to Grove and that the Committee received independent appraisals from Italia & Lemp, Inc. indicating that the fair market value of the retail properties was substantially the same as the agreed real property value, that such value did not reflect any costs which would be incurred by Grove L.P. had it decided to sell the retail properties to third parties and that the price to be paid by EQR per Grove common share and Grove L.P. unit would be the same whether or not Grove L.P. owned the retail properties.

         At the conclusion of its deliberations, the Merger Oversight Committee concluded that the transactions contemplated by the retail agreement were fair and reasonable and recommended that the Board of Trust Managers of Grove approve the retail agreement.

         The Board of Trust Managers of Grove recommends that the Grove shareholders and the Grove unitholders vote in favor of approving the merger agreement and the transactions contemplated in it, including the retail agreement.

         SUMMARY OF THE MATERIAL PROVISIONS OF THE RETAIL AGREEMENT

         PARTIES. The parties to the retail agreement are Damon D. Navarro, Brian D. Navarro, Edmund F. Navarro, Joseph R. LaBrosse, each an executive officer of Grove (collectively referred to as the "investors"), Investor LLC, a limited liability company owned by the investors, and Grove L.P.

         OVERVIEW. Immediately prior to the partnership merger, the investors will contribute to Investor LLC 998,227 partnership units of Grove L.P. Investor LLC will then withdraw as a partner of Grove L.P. and surrender its 998,227 partnership units for redemption. As part of the redemption, Grove L.P. will transfer its ownership interest in the entities owning its four retail properties to Investor LLC. This transfer is a condition to the partnership merger.

         REDEMPTION PAYMENT. The redemption payment to Investor LLC will consist of (a) the transfer on an "as-is" basis, without representation or warranty, of Grove L.P.'s interest in the entities owning its retail properties, as described above, and the name "Grove" and any trademark of which the name "Grove" forms a part; and (b) a cash redemption payment of approximately $2.8 million, calculated as follows:


         1. Approximately $16.97 million, calculated by multiplying the number of partnership units surrendered (998,227) times the $17.00 partnership unit cash merger consideration (subject to reduction to the same extent as the cash consideration may be reduced); PLUS


         2. The approximately $7.5 million principal amount of a loan to be assumed by Investor LLC; LESS

         3. The $21,650,000 "agreed real property value," subject to adjustment as set forth below.

         The agreed real property value is $21,650,000 plus all capital expenditures made with respect to the retail properties on a cash basis from and after June 1, 2000 through the redemption date, excluding up to $135,000 of specified capital expenditures.

         The cash redemption payment is subject to further adjustment to reflect a proration or adjustment, calculated as of the redemption date, for real estate and personal property taxes and assessments, base rent for the month in which the redemption occurs, water, electric, telephone and other utility charges, contract and lease payment obligations, assignable permit fees, interest on assumed debt and other expenses of operation and similar items customarily pro-rated in connection with real estate transactions.

         EXPENSES OF TRANSFER. Investor LLC will pay all transfer taxes, if any, loan assumption charges and other costs and expenses of effecting the transactions contemplated by the retail agreement, excluding legal, accounting and other consulting fees incurred by ERP or its affiliates.

         RELATIONSHIP TO MERGERS. It is a condition to Grove L.P.'s obligation to carry out the transactions contemplated by the retail agreement that each of the conditions to the closing of the partnership merger shall have been satisfied or waived.

ROSENTHAL TRANSACTIONS

         Grove and certain non-affiliated limited partnerships (referred to as the "Rosenthal Partnerships") entered into exchange agreements, dated as of February 18, 2000. Under the terms of the exchange agreements, and subject to the satisfaction of various conditions, each general and limited partner of the Rosenthal Partnerships was given the opportunity to exchange their respective partnership interests in the Rosenthal Partnerships for cash or, if they qualified as accredited investors under applicable securities law, 7.00% series A preferred units of limited partnership interests in Grove L.P. Grove and Grove L.P. covenanted in the merger agreement to use reasonable good faith efforts to cause the terms of the exchange agreement to be modified to reflect the partnership merger. Grove and the Rosenthal Partnerships have agreed, subject to receiving the necessary consent of the Rosenthal Partnerships' partners, to amend the provisions of the exchange agreement. Under the amended exchange agreements, the exchanging partners of the Rosenthal Partnerships will receive the number of Grove L.P. units equal to the number of preferred Grove L.P. units such partners were to receive pursuant to the original transaction. The exchanging partners have until September 29, 2000 to agree to such modification and make an election to receive either Grove L.P. units or cash. There can be no assurances that the partners of the Rosenthal Partnerships will approve such modifications to such exchange agreements or that all of the conditions precedent to the Rosenthal transactions will be satisfied.


CLOSING AGREEMENT

         In connection with its due diligence with respect to Grove, EQR determined that Grove may have certain potential tax-related liabilities which EQR was not willing to assume pursuant to the mergers. EQR indicated that the price it would be willing to pay for Grove would need to be reduced by the amount, if any, paid and costs incurred by Grove in connection with resolving such potential liabilities by obtaining a closing agreement from the IRS. The receipt of the closing agreement and the absence of any associated liabilities and costs in excess of $3.5 million is a condition to both Grove's and ERP's obligation to complete the mergers. Any amounts paid by Grove to settle such potential liabilities and the costs of obtaining the settlement would be borne by the holders of Grove's common shares and Grove L.P.'s units through a reduction in the purchase price, not to exceed $0.29 per Grove common share and Grove L.P. unit (equivalent to a reduction of the unit consideration by 0.0063 per ERP unit received).


POTENTIAL TRANSACTION WITH ERP RELATING TO TRANSFER OF CERTAIN GROVE PROPERTIES


         On July 14, 2000, ERP and Grove L.P. entered into a letter of intent pursuant to which ERP may purchase for cash from Grove L.P.'s portfolio of apartment communities, between 1,000 and 3,500 apartment units, prior to the closing of the company merger. Any such transaction will not affect the consideration received by Grove shareholders and Grove L.P. unitholders pursuant to the company merger and/or the partnership merger. If ERP identifies any of the Grove L.P. properties, ERP and Grove L.P. will negotiate a purchase contract with Grove L.P. containing specific transaction terms, including a purchase price. ERP and Grove L.P. have the right to terminate the letter of intent if a mutually agreeable contract is not entered into within 40 days of the date of the letter of intent. Any purchase contract is also subject to the approval of the Grove Board of Trust Managers. As of the date hereof, no Grove L.P. properties have been identified by ERP. There is no assurance that ERP will identify any properties or that any purchase will occur.


POSSIBLE DISTRIBUTION INCREASE


         Based on current distributions, on an as adjusted basis and following the merger transactions, the distributions payable with respect to 0.3696 of an ERP unit received with respect to each Grove L.P. unit by a holder thereof who elects to receive ERP units would be approximately $1.20 per annum compared to $0.72 per annum with respect to a Grove L.P. unit based upon distributions declared by ERP and Grove payable October 13, 2000. ERP cannot make any assurances that it will continue paying distributions at this current level.


ANTICIPATED ACCOUNTING TREATMENT


         The merger transactions will be treated as a purchase in accordance with Accounting Principles Board Opinion No. 16. Purchase accounting for a merger is the same as the accounting treatment used for the acquisition of any group of assets. The fair market value of the consideration given by ERP will be used as the valuation basis of the combination. The assets acquired and liabilities assumed will be recorded at their relative fair market values as of the closing date. The financial statements of ERP will reflect the combined operations of ERP, Grove and Grove L.P. from the date of the merger transactions.


RESTRICTIONS ON TRANSFER OF ERP UNITS


         ERP units are not transferable under the ERP partnership agreement without the consent of EQR, except that an ERP unitholder may transfer any or all of its units: (i) by operation of law, (ii) by testamentary disposition, gift or by sale to or for the benefit of a parent(s), spouse or descendants,
(iii) by pledge or collateral transfer to secure the repayment of a loan, (iv) by exchange for shares of beneficial interest of EQR, and (v) by distribution to any indirect or direct owner or partner. In order to make a permitted transfer, the unitholder must deliver to EQR a written, signed request of the transferor that also evidences a written acceptance by the transferee of all of the terms of the ERP partnership agreement.

                          INTERESTS OF CERTAIN PERSONS
                               IN THE TRANSACTIONS



         The trust managers and the executive officers of Grove have interests in the transactions contemplated by the merger agreement which are different from the interests of the other Grove shareholders and the Grove L.P. unitholders. Although the amounts which the executive officers will receive upon their termination of employment (which is expected to occur on the effective date of the company merger) are less than the amounts they would have been entitled to receive under their employment agreements and bonus arrangements which were in effect as of July 17, 2000, such amounts are substantial. In addition, the executive officers and the trust managers will receive cash payments based on the number of options they hold when the company merger occurs, whether or not vested (except for grants to non-employee trust managers made in 2000, which will be cancelled for no consideration). The payments to be made in respect of the stock options are based on the difference between the exercise price per share under the option and $17.00 (subject to potential reduction). In addition, Messrs. D. Navarro,
E. Navarro, B. Navarro, LaBrosse, McNamara and Cheema, each an executive officer of Grove, will receive the merger consideration for shares of Grove which were received as restricted share grants and are currently subject to forfeiture. The following table indicates the amounts that will be received by each of Grove's executive officers upon their termination of employment and that will be received by each of Grove's executive officers and trust managers with respect to options for Grove common shares held by them (without giving effect to potential reduction).


                                                                                          MAXIMUM
          NAME OF EXECUTIVE OFFICER OR TRUST      PAYMENTS TO BE RECEIVED UPON     PAYMENTS IN RESPECT OF
                       MANAGER                     TERMINATION OF EMPLOYMENT           STOCK OPTIONS
          ----------------------------------      ----------------------------     -----------------------
         Damon  D. Navarro                                   $1,283,847                  $1,277,691
         Edmund F. Navarro                                    1,304,987                   1,267,081
         Joseph R. LaBrosse                                     924,161                   1,006,813
         Brian A. Navarro                                     1,296,495                   1,267,081
         Gerald A. McNamara                                     436,805                     451,389
         Munawar A. Cheema                                      686,320                     490,000
         James F. Twaddell                                                                  102,467
         Harold V. Gorman                                                                   109,907
         J. Joseph Garrahy                                                                  107,871
         J. Timothy Morris                                                                   69,467
         Keith W. Munsell                                                                    67,500


         On July 14, 2000, the Board of Trust Managers authorized a one-time payment of $40,000 to each of the Company's non-employee trust managers in recognition of their substantial contributions to Grove and its management during their tenure as trust managers and for their service on the Merger Oversight Committee.

         The merger agreement provides that as of the effectiveness of the company merger, ERP will provide indemnification for the current and former officers and trust managers of Grove or any subsidiary of Grove. The indemnification provided by ERP will be the same as the indemnification provided by Grove to the officers and trust managers of Grove or any Grove subsidiary immediately prior to the company merger. The indemnification covers actions on or prior to the company merger, including all transactions contemplated by the merger agreement.

         ERP has also agreed to use commercially reasonable efforts to obtain and, if obtained, maintain in effect for a period of six years from the time of the company merger "run-off" trust managers and officers liability insurance with a coverage amount and other terms and conditions comparable to Grove's current trust managers and officers liability insurance policy. The premium for the "run off" policy will be paid in full at the time of the company merger, provided that the premium shall not exceed $300,000.

         ERP has also agreed to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any indemnified party or his or her heirs or personal representatives in successfully enforcing ERP's indemnification obligations.

         In the event of a merger, consolidation or transfer of all or substantially all of the properties and assets of ERP, ERP's successors and assigns would be obligated to assume these indemnification obligations.

         For a description of the interest of D. Navarro, J. LaBrosse, E. Navarro, and B. Navarro in the transfer of the retail properties substantially simultaneously with the partnership merger, see the retail agreement section in this proxy statement/prospectus.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

         You are urged to review the following discussion and to consult with your own tax advisor to determine, among other things, the effect of the partnership merger, the retail agreement and the subsequent ownership and disposition of ERP units on your individual tax situation, including any state, local or non-U.S. tax consequences that may apply to you.

         The information in this section is based on the current provisions of the Internal Revenue Code of 1986, as amended, current, temporary and proposed Treasury Regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling, and court decisions. However, future legislation, Treasury Regulations, administrative interpretations and court decisions could significantly change current law or adversely affect current interpretations of existing law. Changes in the applicable law could apply retroactively. Neither ERP nor Grove L.P. has requested or plans to request any rulings from the IRS concerning the tax treatment of the partnership merger, the company merger, the retail agreement or ERP. Therefore, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and it is possible that a court would agree with the IRS.

         Because this is a summary that is intended to address only the U.S. federal income tax consequences of the partnership merger, ownership of ERP units after the partnership merger, and the retail agreement to certain limited partners of Grove L.P, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

         - the tax consequences to you may vary depending on your particular tax situation, including the circumstances under which you originally acquired your Grove L.P. units and subsequent events that may have affected your Grove L.P. units;

         - you may be subject to special rules that are not discussed below if you are:

                  --  a tax-exempt organization;

                  --  a broker-dealer;

                  --  a non-U.S. person;

                  --  a trust;

                  --  an estate;

                  --  a regulated investment company;

                  --  an insurance company; or

                  -- otherwise subject to special tax treatment under the Internal Revenue Code;

         -        this summary does not address any state, local, or non-U.S.
                  tax consequences;

         -        this summary does not address any tax consequences to non-U.S.
                  corporations, non-U.S. partnerships, non-U.S. trusts, non-U.S. estates, or individuals who are not taxed as citizens or residents of the United States, all of which may be referred to collectively as "non-U.S. persons"; and

         - this discussion is not intended to be, and should not be construed as, tax advice.

         As noted above, this discussion does not address any tax consequences to Grove L.P. limited partners that are non-U.S. persons. However, special tax considerations, such as tax withholding and information reporting obligations, may apply to a Grove L.P. limited partner that itself is a U.S. partnership or limited liability company but which has non-U.S. persons as partners or members with respect to the partnership merger. Accordingly, any Grove L.P. limited partner that is a partnership or limited liability company, and whose partners or members include non-U.S. persons, should consult with its own tax advisor regarding any special U.S. tax consequences to it and its partners or members that may result from these transactions.

         We have prepared this discussion of federal income tax consequences based on consultation with Cummings & Lockwood, special counsel to Grove and Grove L.P., and Piper Marbury Rudnick & Wolfe, special counsel to EQR and ERP, in connection with the partnership merger and the retail agreement. In the opinion of both Cummings & Lockwood and Piper Marbury Rudnick & Wolfe, the following discussion is accurate in all material respects with respect to matters of law or legal conclusions. However, opinions of counsel do not legally bind the IRS. We cannot assure that the IRS will agree with the following legal conclusions in this discussion, or that the IRS will not challenge these conclusions. There is a possibility that the courts may rule in favor of the IRS upon a challenge made by the IRS with respect to the legal conclusions in this discussion.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE PARTNERSHIP MERGER

         TREATMENT OF GROVE L.P. LIMITED PARTNERS WHO ELECT TO RECEIVE CASH.

         Grove L.P. limited partners who elect to receive cash in exchange for their Grove L.P. units will be treated as selling their Grove L.P. units for cash. Partners of Grove L.P. who receive cash will generally recognize either gain or loss equal to the difference between the "amount realized" on the sale and the adjusted tax basis attributable to the Grove L.P. units sold. The amount realized on the sale of Grove L.P. units for cash will generally equal the sum of:

                           1.       the aggregate amount of cash received; plus

                           2. the amount of any Grove L.P. liabilities allocated to the selling limited partner that are actually or deemed to be relieved as a result of the sale.


         To the extent that the amount realized exceeds the selling limited partner's adjusted tax basis in the Grove L.P. units sold, the selling limited partner will recognize taxable gain. Conversely, to the extent that the amount realized is less than the selling limited partner's adjusted tax basis in the Grove L.P. units sold, the selling limited partner will recognize a loss. To the extent that a limited partner of Grove L.P. held his or her units as a capital asset, the character of the gain will generally be capital gain. However, to the extent that any of the cash received by a limited partner of Grove L.P. is attributable to the limited partner's share of unrealized receivables or inventory of Grove L.P., the limited partner will be required to treat the gain as ordinary income. Currently, long-term capital gain recognized by an individual is generally subject to tax at a maximum rate of 20%. Additionally, if a portion of a limited partner's gain is attributable to accelerated depreciation deductions previously taken by the limited partners, a portion of the limited partner's gain may be "depreciation recapture income" that is subject to tax at a maximum rate of 25% rate.


         TREATMENT OF LIMITED PARTNERS OF GROVE L.P. WHO RECEIVE ERP UNITS.

         Generally, no gain or loss will be recognized upon a contribution of property to a partnership in exchange for a partnership interest. For federal income tax purposes, the partners of Grove L.P. who receive ERP units will be treated as contributing their Grove L.P. units in exchange for ERP units. Therefore, a limited partner of Grove L.P. who receives only ERP units in exchange for all of its Grove L.P. units in the partnership merger generally will not recognize taxable gain or loss at the time of the partnership merger. However, a recipient of only ERP units would be required to recognize gain to the extent that the liabilities actually or deemed to be relieved under Section 752 of the Internal Revenue Code in connection with the partnership merger exceed the recipient's adjusted tax basis in its ERP units. Additionally a recipient of ERP units may be required to recognize ordinary income under the "at-risk" recapture rules discussed below.

         CONSEQUENCES OF RECEIVING CASH IN LIEU OF FRACTIONAL UNITS

         If the exchange of Grove L.P. units for ERP units would result in the issuance of a fractional ERP unit to a limited partner of Grove L.P., then instead of issuing a fractional ERP unit, ERP will pay the limited partner of Grove L.P. an amount of cash equal to the cash value of the fractional ERP unit that would otherwise have been issued. Therefore, it is likely that many limited partners of Grove L.P. who elect to receive ERP units will receive a combination of cash and ERP units in exchange for their Grove L.P. units.

         We believe that a Grove L.P. limited partner who receives both cash and ERP units in exchange for his or her Grove L.P. units will be treated as having contributed his or her Grove L.P. units to ERP in exchange for ERP units and as having sold a portion of his or her Grove L.P. units to ERP for cash, referred to as a part sale/part contribution. A Grove L.P. limited partner who is treated as having sold a portion of his or her Grove L.P. units to ERP, as described above, will be required to recognize gain, if any, under the rules under Section 707 of the Internal Revenue Code discussed below.

         Section 707 of the Internal Revenue Code and the applicable Treasury Regulations, which are referred to as the Section 707 regulations, generally provide that a part sale/part contribution of property has occurred if:

                           1.       a partner contributes property to a
                                    partnership; and

                           2. the partnership transfers money or other consideration to the partner.

         The Section 707 regulations apply to a part sale/part contribution unless:

                           1.       the facts and circumstances clearly
                                    establish that the contribution and transfer do not constitute a part sale/part contribution; or

                           2. an exception to part sale/part contribution treatment applies.

         The amount of gain that a Grove L.P. limited partner who receives both ERP units and cash in lieu of fractional ERP units would be required to recognize would be equal to the sum of the amount of cash received plus the amount of relieved liabilities treated under the Section 707 regulations as additional consideration received by the Grove L.P. limited partner, less that limited partner's adjusted tax basis in the Grove L.P. units deemed sold. The rules for determining the amount of a partner's relieved liabilities that are additional consideration for the sale of property to the partnership are complex. For a discussion of the amount of liabilities that would be treated as consideration under the section 707 regulations, see "--Effect of Subsequent Events--Part Sale/Part Contribution."

         It is possible that the IRS could assert that the partnership merger should be treated for federal income tax purposes as a part sale/part contribution by Grove L.P. of its assets to ERP followed by a distribution of cash to the purchasers receiving cash and a distribution of ERP units to the purchasers electing to receive ERP units. We believe that such an assertion by the IRS would not be upheld by a court if the issue were litigated. Additionally, ERP plans to take the position that any receipt or deemed receipt of cash by a particular Grove L.P. limited partner in, or in connection with, the partnership merger does not result in the other Grove L.P. limited partners recognizing gain as a result of a part sale/part contribution of assets by Grove L.P. to ERP. However, if the IRS successfully recharacterized the transaction in this manner, Grove L.P. would recognize taxable gain under the Section 707 regulations, and the taxable gain of Grove L.P. could be allocated to the Grove L.P. limited partners under the allocation provisions of the partnership agreement of Grove L.P., with the result that each Grove L.P. limited partner could be allocated a share of the resulting gain, even if the money or other consideration giving rise to part sale/part contribution treatment is only received by other Grove L.P. limited partners.

         PROPOSED TREASURY REGULATIONS. The Treasury Department has recently proposed regulations that would permit the parties to a partnership merger to treat any transfers of cash or other property made by the acquiring partnership to some but not all partners in the acquired partnership as a direct transaction between the acquiring partnership and those individual partners, rather than between the acquiring partnership and the acquired partnership, regardless of the form of the transaction. Under this approach, these regulations are consistent with the manner in which the partnership merger will be reported for federal tax purposes, and would prevent any disproportionate amount of taxable income being allocated to the Grove L.P. limited partners receiving ERP units as described above. However, we cannot assure you that these proposed Treasury Regulations will be adopted in their current form or at all, and even if adopted, they would be effective only for partnership mergers occurring after the date of adoption.

         OTHER EVENTS. In general, if a contributing partner is determined under the part sale/part contribution regulations to have any liabilities relieved as a result of the contribution of property to the transferee partnership, then the relief of liabilities is treated as a deemed transfer of money from the transferee partnership to the contributing partner in a part sale/part contribution of some or all of the contributed property. However, if a contributing partner does not receive any actual distributions of money or property from the transferee partnership that are otherwise treated as consideration paid in a part sale/part contribution of the contributed property, and the contributing partner only contributes property that is subject to "qualified liabilities" and all of the liabilities of the contributing partner that the transferee partnership assumes are "qualified liabilities," then the contributing partner will not be required to recognize gain under the part sale/part contribution rules as a result of having liabilities relieved in connection with the contribution of property to the transferee partnership. Grove and Grove L.P. believe that all liabilities of the Grove L.P. limited partners that will be assumed in the partnership merger by

ERP, or to which the assets of the Grove L.P. limited partners are subject, are qualified liabilities. Therefore, the Grove L.P. limited partners who do not receive distributions of cash or other property that are otherwise treated as consideration received in a part sale/part contribution should not be required to recognize gain under the Section 707 regulations as a result of their contribution of Grove L.P. units to ERP. However, we cannot assure you that the IRS will not contend otherwise. For a discussion of events subsequent to the partnership merger which may result in part sale/part contribution treatment of Grove L.P. limited partners see "-Effect of Subsequent Events--Part Sale/Part Contribution."


         "AT-RISK" RECAPTURE. Under Section 465 of the Internal Revenue Code, a taxpayer's ability to use losses to offset taxable income is limited by rules that are referred to as the "at-risk" rules. See "-- Tax Consequences of Ownership of ERP Units After the Partnership Merger - Limitations on Deductibility of Losses; Treatment of Passive Activities and Portfolio Income" below. In addition, the at-risk rules may require a taxpayer to "recapture" losses that were previously used by the taxpayer with respect to an "activity" if the taxpayer's "at-risk amount" for the activity falls below zero at the close of the taxable year. Losses are recaptured by including the amount of the losses previously used by the taxpayer in the taxpayer's taxable income for the year of the recapture.

         The identification and scope of an activity and the calculation of the at-risk amount under the at-risk rules are highly complex and can involve uncertainties. Generally, a taxpayer's at-risk amount for an activity is the amount of the taxpayer's investment in the activity, which is increased by the taxpayer's income from the activity and the taxpayer's share of the "qualified nonrecourse financing," as defined in Section 465(b)(6) of the Internal Revenue Code, with respect to the activity, and reduced by the taxpayer's losses and distributions from the activity. It is possible that the partnership merger and/or the repayment or refinancing of some outstanding indebtedness of Grove L.P. that constitutes qualified nonrecourse financing at the time of or following the partnership merger could cause a Grove L.P. limited partner's at-risk amount to be reduced below zero, which could, in turn, cause the Grove L.P. limited partner to recognize taxable income as a result of the at-risk recapture provisions. The definition of qualified nonrecourse financing is different from, and sometimes more restrictive than, the definition of nonrecourse liabilities for purposes of determining basis, discussed below. For example, debt issued by ERP in the public debt markets may not qualify as qualified nonrecourse financing even if it qualifies as a nonrecourse liability. It is therefore possible that a unitholder could incur a reduction in its share of qualified nonrecourse financing that causes it to recognize taxable income under the at-risk recapture rules even if the unitholder does not have a reduction in its nonrecourse liabilities that causes it to recognize gain as the result of a deemed cash distribution, as described above.

         ADJUSTED BASIS IN ERP UNITS AFTER THE PARTNERSHIP MERGER. In general, the adjusted tax basis in ERP units received by a limited partner of Grove L.P. in connection with the partnership merger will equal the adjusted basis that the limited partner had in its Grove L.P. units immediately before completion of the partnership merger, increased or decreased by any deemed contribution or distribution of cash. A deemed contribution or distribution of cash occurs if there is an increase or decrease, respectively, in a partner's share of partnership liabilities. An increase in a partner's share of partnership liabilities is treated as a contribution of cash by the partner, and a reduction in a partner's share of partnership liabilities is treated as a distribution of cash by the partnership to the partner. A contribution of cash by a partner increases the adjusted basis of one's partnership interest in the partnership. Conversely, a distribution of cash to a partner reduces the adjusted basis of the partner's interest in the partnership. To the extent that the amount of a deemed distribution of cash exceeds a partner's basis in his or her partnership interest, the partner would recognize taxable gain.

         As a result of the contribution of Grove L.P. units to ERP, the limited partners of Grove L.P. will be deemed to have been relieved of liabilities previously allocated to them by Grove L.P. and to have assumed the amount of liabilities allocated to them by ERP. Accordingly, a Grove L.P. limited partner's adjusted basis in ERP units will be reduced to the extent liabilities allocated to the partner by ERP is less than the liabilities previously allocated to the limited partner by Grove L.P. Conversely, a Grove L.P. limited partner's adjusted basis in ERP units will be increased to the extent liabilities allocated to the limited partner by ERP exceeds the amount of liabilities allocated to the limited partner by Grove L.P.

         Because the amount of liabilities that will be allocated to the Grove L.P. limited partners who elect to exchange their Grove L.P. units for ERP units cannot be quantified until after the partnership merger, there may be a substantial risk that a limited partner of Grove L.P. may receive a liability allocation from ERP less than the amount of liabilities previously allocated to the limited partner by Grove L.P., thereby causing a deemed distribution of cash and potential gain recognition to a Grove L.P. limited partner who exchanges his or her Grove L.P. units for ERP units. However, under the terms of the merger agreement, the limited partners of Grove L.P. who have a deficit restoration obligation to Grove L.P. will be offered to undertake a deficit restoration obligation to ERP, in accordance with the terms of the ERP partnership agreement, in the same amounts of their deficit restoration obligations to Grove L.P. This obligation will enable such partners to receive an allocation of recourse liabilities of ERP up to the agreed amount of their deficit restoration obligation that is stated in the limited partnership agreement of Grove L.P.

         In addition, a substantial number of partners in the McNeil Partnerships, as set forth below, signed "bottom guarantees" in connection with the contribution of their partnership interests in the McNeil Partnerships to Grove L.P. The following Massachusetts limited partnerships are referred to herein, collectively, as the McNeil Partnerships:


-    Abington Glen Associates                                 -    Noonan Glen Associates Limited Partnership
-    Cedar Glen Associates Limited Partnership                -    Norton Glen Associates Limited Partnership
-    Chestnut Glen Associates Limited Partnership             -    Old Mill Glen Associates Limited Partnership
-    Conway Court Associates                                  -    Phillips Park Associates Limited Partnership
-    Glen Grove Associates Limited Partnership                -    Rockingham Glen
-    Glen Meadow at Franklin Associates                       -    Summer Hill Glen Associates
-    Gosnold Grove Associates                                 -    The 929 House Realty Associates
-    Highland Glen Associates Limited Partnership             -    Webster Green Associates Limited Partnership
-    Longfellow Glen Associates Limited Partnership           -    Westwood Glen
-    Nehoiden Glen Associates Limited Partnership             -    Wilkins Glen Associates


         A limited partner who has signed a bottom guarantee with a lender is personally guaranteeing to pay an amount of the debt of the partnership remaining after an event of default and, therefore, will be allocated an amount of recourse liabilities by the partnership equal to the agreed upon guaranteed amount. The bottom guarantees signed by the former partners of the McNeil Partnerships relate to a loan made to Grove L.P., the liabilities of which will be allocated to ERP immediately following the partnership merger. To the extent that such liabilities have been guaranteed by an ERP unitholder without any right of offset or reimbursement, such liabilities will be allocated to such ERP unitholder. Accordingly, we expect that the former partners of the McNeil Partnerships that elect to receive ERP units and who have signed a bottom guarantee will initially receive an allocation of liabilities to them from ERP in an amount equal to their respective guaranteed amounts. However, if Grove L.P. pays off the loan to which the bottom guarantee relates, the bottom guarantees will no longer be effective. Under the terms of the bottom guarantees, Grove L.P. may pay off the indebtedness to which the bottom guarantees relate, provided that the guarantors under the bottom guarantees are permitted to enter into reasonable agreements or arrangements similar to the bottom guarantees. Therefore, if the loan is paid off and Grove L.P. is unable to assist the former partners of the McNeil Partnerships in obtaining a similar bottom guarantee arrangement, the former partners of the McNeil Partnerships would likely be allocated an amount of liabilities that is less than the amount of liabilities allocated to them prior to the repayment of that loan, thereby causing a deemed distribution of cash and potential gain recognition to such former partners of the McNeil Partnerships.



         In addition, if Grove L.P. completes acquisition transactions pending on the date of this proxy statement/prospectus, Grove L.P. will be obligated to use reasonable commercial efforts to either assist the former limited partners of the Sturbridge Heritage Associates Limited Partnership and JT Associates Limited Partnership in entering into a bottom guarantee arrangement or to allocate them a sufficient amount of non-recourse indebtedness in order to prevent the recognition of gain. If Grove L.P.'s reasonable commercial efforts fail to assist these partners in obtaining either bottom guarantees or a sufficient allocation of non-recourse liabilities, then these partners may be considered to be relieved of partnership liabilities which would result in these partners recognizing taxable gain.


DEFICIT RESTORATION OBLIGATIONS

         Under the terms of the merger agreement, a limited partner of Grove L.P. who elects to receive ERP units and who is subject to a deficit restoration obligation under the Grove L.P. partnership agreement may elect to undertake a deficit restoration obligation to ERP equal to the amount of the limited partner's deficit restoration obligation to Grove L.P. The deficit restoration obligation entered into between a Grove L.P. limited partner and ERP will be subject to the terms of the ERP partnership agreement.

         Under the terms of the ERP partnership agreement, upon a liquidation or dissolution of ERP, an ERP unitholder who agreed to undertake a deficit restoration obligation to ERP will be obligated to make a capital contribution to ERP generally equal to that unitholder's deficit capital account balance, as determined after giving effect to all allocations of ERP's income or loss to that unitholder for all periods, and all required distributions to, or contributions from, that unitholder. Under the terms of the ERP partnership agreement, the capital contribution required to be made by an ERP unitholder who has agreed to undertake a deficit restoration obligation to ERP must be made upon the later of:

         (1)      the end of the fiscal year in which ERP liquidates, or

         (2) within 90 days following the liquidation and dissolution of ERP.

         In general, an ERP unitholder who agrees to undertake a deficit restoration obligation to ERP waives its right to be reimbursed for any amounts that it contributes to the capital of ERP as a result of fulfilling its deficit restoration obligation. In general, an ERP unitholder will no longer be subject to its deficit restoration obligation twelve months after exercising its right under the ERP partnership agreement to request an exchange of all of its ERP units for EQR common shares. However, if at the time the ERP unitholder exercises his right to request an exchange of all of its ERP units, or during the twelve-month period following the exchange, ERP or a substantial part of ERP's assets is subject to bankruptcy proceedings, the ERP unitholder who exchanged all of his ERP units will remain subject to the deficit restoration obligation until neither ERP nor a substantial part of its assets are the subject of bankruptcy proceedings. If an ERP unitholder is subject to a deficit restoration obligation to ERP, any successor, assignee or transferee of all of that ERP unitholder's ERP units shall become subject to deficit restoration obligation to ERP.

         By undertaking a deficit restoration obligation to ERP, an ERP unitholder will be able to receive an allocation of recourse liabilities of ERP up to the restoration amount. In general, an ERP unitholder's basis in its ERP units will be increased by the amount of liabilities allocated to the unitholder. This allocation of recourse liabilities may defer the recognition of taxable gain that may otherwise have been required to be recognized by the Grove L.P. limited partner either at the time of the partnership merger or thereafter. ERP cannot assure you that the deficit restoration obligations will be effective to defer taxable gain that a Grove L.P. limited partner would otherwise recognize either at the time of the partnership merger or thereafter. In general, a deficit restoration obligation would be effective to defer the recognition of gain only if, and to the extent, that ERP has recourse liabilities outstanding equal to the amount of the deficit restoration obligations of ERP unitholders and the amount of any similar obligations undertaken by other unitholders of ERP. In the event that ERP does not maintain an amount of recourse liabilities equal to the aggregate amount of the deficit restoration obligations undertaken by the former Grove L.P. limited partners, those limited partners may recognize taxable gain.

EFFECT OF SUBSEQUENT EVENTS

         Even if a Grove L.P. limited partner is not required to recognize gain at the time of the partnership merger, subsequent events could cause a Grove L.P. limited partner who becomes an ERP unitholder in the partnership merger to recognize part or all of the unitholder's gain that is not recognized at the time of the partnership merger. Subsequent events that could cause the recognition of gain to a former Grove L.P. unitholder include:

         - the sale of individual properties by ERP, particularly those acquired from Grove L.P. and with respect to which the former Grove L.P. limited partner had substantial deferred gain even before the partnership merger;

         - a distribution by ERP to one or more ERP unitholders of a property formerly held by Grove L.P. with respect to which gain would have been recognized for tax purposes, but was deferred, either at the time the former Grove L.P. limited partner contributed the property to Grove L.P. or at the time of the partnership merger;

         - the refinancing, repayment or other reduction in the amount of existing debt secured by individual properties, particularly those acquired from Grove L.P. and with respect to which the former Grove L.P. limited partner had substantial deferred gain even before the partnership merger;

         - the issuance of additional ERP units, which could reduce the former Grove L.P. limited partner's share of ERP liabilities and, therefore, result in a deemed distribution of cash to the former Grove L.P. limited partner;

         - the elimination of the disparity between the current tax bases of the Grove L.P. properties and the "book bases" of the properties, which are based on the fair market value of the properties at the time of the partnership merger, which has the effect of reducing the amount of indebtedness allocable to former Grove L.P. limited partners for basis purposes and, therefore, can result in deemed cash distributions. See "-- Tax Consequences of Ownership of ERP Units After the Partnership Merger -- Tax Allocations with Respect to Contributed Properties" below.

         In general, except to the extent that (1) some of the properties held through Grove L.P. were subject to restrictions on transfer that survive the partnership merger, and (2) ERP is obligated to maintain any "bottom guarantees" of former Grove L.P. limited partners, EQR, as the general partner of ERP, is not required to take into account the tax consequences to the former Grove L.P. limited partners who became ERP unitholders as a result of the partnership merger, in deciding whether ERP will undertake specific transactions, and the former Grove L.P. limited partners generally do not have the right to approve or disapprove specific transactions.

         SALE OF INDIVIDUAL PROPERTIES. If ERP sells assets acquired from Grove L.P. in the partnership merger that have significant unrealized gain, under applicable Treasury Regulations, the former Grove L.P. limited partners would be specially allocated an amount of taxable gain equal to the unrealized gain, reduced by any amortized amounts. Those former Grove L.P. limited partners would report the additional gain on their individual federal income tax returns, but would not be entitled to any special distributions from ERP in connection with a sale of former Grove L.P. assets by ERP. Thus, the former Grove L.P. limited partners may not receive cash distributions from ERP sufficient to pay their additional taxes if former Grove L.P. properties are sold. A former Grove L.P. limited partner, however, may be able to use any passive losses or passive loss carryforwards to offset any unrealized gain that it must recognize, subject to any applicable passive loss limitations, including special limitations that would apply if ERP were to be classified as a publicly traded partnership. See "-- Tax Status of ERP."

         The amount of depreciation deductions allocated to former Grove L.P. limited partners with respect to a particular property formerly owned by Grove L.P. will depend on the method that ERP uses to calculate depreciation deductions relating to properties with unrealized gain. For a discussion of the impact to the ERP unitholders of unrealized gain in the absence of a sale of a property, see "-- Tax Consequences of Ownership of ERP Units After the Partnership Merger -- Tax Allocations with Respect to Contributed Properties" below.

         DISTRIBUTIONS OF PROPERTY. Upon the distribution by a partnership of property to another partner within seven years of when the property was contributed to the partnership, Section 704(c)(1)(B) of the Internal Revenue Code generally requires that the partner who contributed that property to the partnership recognize any gain that existed, but was deferred, for federal income tax purposes with respect to the property at time of the contribution. Similarly, Section 737 of the Internal Revenue Code generally requires the recognition of a contributing partner's deferred gain upon the distribution by a partnership to that partner of other partnership property within seven years of when that partner contributed appreciated property to the partnership. Accordingly, a former Grove L.P. limited partner who contributed appreciated property to Grove L.P. could recognize gain under either of these provisions if ERP either distributes a property formerly held by Grove L.P. to one or more other ERP unitholders or distributes any ERP property to that Grove L.P. limited partner within seven years of when the contributing Grove L.P. limited partner originally contributed the property to Grove L.P. However, under specific exceptions in the applicable Treasury Regulations, neither of these provisions will apply to cause the recognition of gain by a Grove L.P. limited partner at the time of the partnership merger. Similarly, to the extent allocable to a former Grove L.P. limited partner, gain that is deferred at the time of the partnership merger with respect to appreciated assets of Grove L.P. that are contributed to ERP will be subject to gain recognition by those Grove L.P. limited partners under these provisions upon a distribution of property by ERP within seven years after the partnership merger.

         REFINANCING OF THE INDEBTEDNESS SECURED BY INDIVIDUAL PROPERTIES. As described above under "--Material Federal Income Tax Consequences of the Partnership Merger -- Adjusted Basis in ERP Units After the Partnership
Merger," a Grove L.P. limited partner could recognize taxable gain as a result of a reduction in the unitholder's share of partnership liabilities either in connection with the partnership merger or due to later events. ERP cannot guarantee that a future refinancing of the indebtedness securing a property would not result in a reduction of the liabilities allocated to the former Grove L.P. limited partners, causing the former Grove L.P. limited partners to recognize taxable gain. Generally, the maximum amount of gain that any former Grove L.P. limited partner could recognize as a result of a reduction in liabilities is the amount by which its share of the indebtedness of Grove L.P. exceeds its share of the tax basis of the Grove L.P. assets, which amount is commonly referred to as a "negative tax capital account."


         PART SALE/PART CONTRIBUTION. Cash distributions from a partnership to a partner made after the date the partner contributed property to the partnership may be treated as a transfer of property to the partner for purposes of the part sale/part contribution rules under the Section 707 regulations. However, a cash distribution will not be treated as part of a part sale/part contribution if it is attributable to a "reasonable preferred return," a "reasonable guaranteed payment" or is a distribution of "operating cash flow." ERP anticipates that after completion of the partnership merger any ongoing cash distributions that it makes to its unitholders, including the former Grove L.P. limited partners, will qualify as distributions of operating cash flow, a reasonable guaranteed payment or a reasonable preferred return and, therefore, will not be considered part of a part sale/part contribution. ERP cannot guarantee, however, that circumstances will not change and that ERP will not make one or more extraordinary cash distributions that could be viewed as part of a part sale/part contribution to the extent received by former Grove L.P. limited partners.


         ERP unitholders have the right to request an exchange of any or all of their ERP units for EQR common shares with each ERP unit being exchangeable for one EQR common share. Upon receipt of such a request, EQR, as ERP's general partner, may, in its discretion, in lieu of

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issuing common shares, cause ERP to pay the requesting ERP unitholder the cash equivalent value of the ERP units to be exchanged. The existence of these exchange rights with respect to the ERP units issued in the partnership merger should not be considered to be additional consideration for purposes of the part sale/part contribution rules. However, if a Grove L.P. limited partner that acquires ERP units in the partnership merger were to exercise the exchange rights at the time of or shortly after the partnership merger, there may be a risk that a payment of cash by ERP would result in part sale/part contribution treatment of the partnership merger for that ERP unitholder. ERP intends to take the position that an exercise of the exchange rights by a former Grove L.P. limited partner following the partnership merger does not result in part sale/part contribution treatment for the partnership merger. ERP cannot guarantee, however, that the IRS would not successfully challenge this position. Furthermore, if the IRS did challenge this position, ERP cannot guarantee that the adverse tax effects would be limited to the ERP unitholder that exercised its exchange rights. The IRS or the courts might recharacterize the part sale/part contribution as occurring directly between the Grove L.P. and ERP which could cause gain recognized on the deemed sale to be allocated among the former Grove L.P. limited partners in accordance with the Grove L.P. partnership agreement. However, as noted previously, recently proposed Treasury Regulations, if adopted, should limit part sale/part contribution treatment only to the former Grove L.P. limited partner that exercised its exchange right. See "--Material Federal Income Tax Consequences of the Partnership Merger-Proposed Treasury Regulations," above.

         If a part sale/part contribution to ERP of a portion of the assets of Grove L.P. or a Grove L.P. limited partner's units to ERP is deemed to occur, a unitholder could be required to recognize some or all of the deferred gain represented by the excess of the fair market value of its Grove L.P. units over the limited partner's basis in those units. The part sale would be treated as a sale for all purposes of the Internal Revenue Code and would be considered to take place on the date that, under general principles of federal tax law, ERP becomes the owner of the property. If the transfer of money or other consideration from ERP occurs after the partnership merger, ERP would be treated as having acquired the property at the time of the partnership merger and having issued an obligation to transfer to Grove L.P. or the limited partner, as applicable, money or other consideration at a later date.

         Moreover, if a transfer of property to a partnership is treated as part of a part sale without regard to the partnership's assumption of or taking subject to a qualified liability, then the partnership's assumption of or taking subject to that liability is treated as a transfer of additional consideration to the transferring partner. The amount of a "qualified liability" that will be treated as additional consideration is generally equal to the lesser of:

         (a) the amount by which the limited partner's allocable share of the qualified liability immediately prior to the partnership merger exceeds the limited partner's allocable share of the qualified liability immediately after the partnership merger, as determined under the Section 707 regulations; and


         (b) the amount determined by multiplying the amount of the qualified liability by the limited partner's "net equity percentage." The net equity percentage is generally equal to the amount of cash and other property received by the partner, other than any cash deemed to be received as a result of a relief of qualified liabilities, divided by the partner's total net equity in the property sold, as calculated under
                  Section 707 regulations.

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

         Grove and Grove L.P. believe that all liabilities of the Grove L.P. limited partners that will be assumed in the partnership merger by ERP, or to which the assets of the Grove L.P. limited partners are subject, are qualified liabilities.

TAX STATUS OF ERP

         An entity that is classified as a partnership for federal income tax purposes generally is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account its allocable share of income, gains, losses, deductions and credits of the partnership in computing its federal income tax liability, even if no cash distributions are made by the partnership to the partner. Distributions of money by a partnership to a partner generally are not taxable unless the amount of the distribution exceeds the partner's adjusted basis in its partnership interest.


         The obligations of Grove and Grove L.P. to complete the partnership merger and the company merger are conditioned upon their receipt of an opinion of Piper Marbury Rudnick & Wolfe, special counsel to EQR and ERP, to the effect that ERP has been since its formation, and continues to be treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation. The opinion will rely on customary factual assumptions and customary representations made by EQR and ERP. If any of the factual assumptions or representations relied upon by counsel is inaccurate, the opinion might not accurately describe the treatment of ERP as a partnership for federal income tax purposes.


         Under the Treasury Regulations under Section 7701 of the Internal Revenue Code, an entity that is organized under state law as a partnership that is not a "publicly traded partnership" will be treated as a partnership for tax purposes unless it elects to be treated as a corporation. ERP has not elected, and will not elect, to be treated as a corporation.

         An entity that is classified as a partnership under these regulations nevertheless will be taxable as a corporation if it is a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code and it fails to satisfy a "90% qualifying income" test under Section 7704 of the Internal Revenue Code. A partnership is a publicly traded partnership under
Section 7704 of the Internal Revenue Code if:

         - interests in the partnership are traded on an established securities market; or

         - interests in the partnership are readily tradable on a "secondary market," or the "substantial equivalent" of a secondary market.

         Under the relevant Treasury Regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which look to the specific facts and circumstances relating to the partnership and to transfers of interests in the partnership.

         ERP currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a significant risk, however, that the right of ERP unitholders to exchange the ERP units for EQR common shares could cause ERP units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if ERP units were considered to be tradable on the substantial equivalent of a secondary market either now or in the future, ERP cannot guarantee that it would qualify for any of the safe harbors mentioned above or that, if it currently qualifies for a safe harbor, ERP will continue to

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qualify for the safe harbors in the future. For example, ERP cannot satisfy the "private placement" safe harbor because it has more than 100 partners and has issued units in registered offerings, such as the units to be issued in connection with the partnership merger.

         Even if ERP is a publicly traded partnership, it will not be taxed as a corporation if at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Internal Revenue Code. Qualifying income generally includes real property rents and certain other types of passive income. ERP believes that it has and will continue to have sufficient qualifying income so that it will be taxed as a partnership, even if it were to be treated as a publicly traded partnership. The income requirements applicable to EQR in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. In addition, failure of ERP to qualify as a partnership for tax purposes would cause EQR to fail to qualify as a REIT. Therefore, it is likely that EQR will manage ERP in such a way that EQR will meet the gross income tests applicable to REITs and ERP will have qualifying income sufficient for it to avoid being taxed as a corporation.

         If ERP were a publicly traded partnership, but were not taxed as a corporation for federal income tax purposes because it satisfies the 90% qualifying income requirement, ERP unitholders would be subject to special passive loss rules applicable to publicly traded partnerships. In particular, if ERP were a publicly traded partnership, an ERP unitholder would be unable to use passive losses from other passive activities to offset the unitholder's share of ERP income and gains. Similarly, any ERP losses allocable to an ERP unitholder could be used only to offset the unitholder's allocable share of ERP income and gains and not against income and gains from other passive activities.

         This entire discussion assumes that ERP will be treated as a partnership for federal income tax purposes. If ERP were instead taxable as a corporation, most, if not all, of the tax consequences described below would not apply and distributions to ERP unitholders could be materially reduced. In addition, if ERP were taxable as a corporation, EQR would fail to qualify as a REIT under the Internal Revenue Code and would be taxable as a regular corporation. This would likely have the effect of reducing the value of EQR common shares, which would adversely affect the value of ERP units received in the partnership merger because the ERP units are exchangeable into EQR common shares or their cash equivalent, at the election of EQR.

         Additionally, ERP's interest in its subsidiary partnerships and limited liability companies that own beneficial interests in properties encumbered by mortgage financing involve special tax considerations, including the possibility of a challenge by the IRS of the status of these entities as partnerships for federal income tax purposes. If an ERP subsidiary partnership was treated as an association taxable as a corporation and ERP was considered to own 10% or more of the voting securities of the entity, EQR would violate the 10% asset test applicable to REITs and therefore lose its status as a REIT. If EQR lost its status as a REIT it would be taxable as a corporation and therefore be subject to an entity-level tax on its taxable income. In addition, a change in ERP's or one of ERP's subsidiary partnership's status for tax purposes might result in the recognition of taxable income in which case EQR might incur a tax liability without any related cash distributions.

TAX STATUS OF GROVE L.P.

         The obligations of EQR and ERP to consummate the partnership merger and the company merger are conditioned upon their receipt of an opinion of Cummings & Lockwood, special counsel to Grove and Grove L.P., to the effect that Grove L.P. has been during and since

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

1997, and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation. This opinion will rely on customary factual assumptions and customary representations made by Grove and Grove L.P. If any of the factual assumptions or representations relied upon by counsel is inaccurate, the opinion may not accurately describe the treatment of Grove L.P. as a partnership for federal income tax purposes.

         Under the applicable Treasury Regulations, Grove L.P. will be classified as a partnership so long as it does not elect to be classified as a corporation and is not a publicly traded partnership. Grove L.P. has not elected to be classified as a corporation and currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. Grove L.P. takes the position that it is not a publicly traded partnership for federal income tax purposes. Moreover, Grove L.P. believes that even if it were a publicly traded partnership, it would not be taxed as a corporation because at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Internal Revenue Code. See "- Tax Status of ERP" above for a more detailed discussion of the tax consequences of partnership classification, the publicly traded partnership rules and the qualifying income exception.


         This discussion of material federal income tax consequences assumes that Grove L.P. will be treated as a partnership for federal income tax purposes, in accordance with the opinion of Cummings & Lockwood referred to above. If Grove L.P. were instead taxable as a corporation, most, if not all, of the tax consequences described in this discussion would not apply.


TAX CONSEQUENCES OF OWNERSHIP OF ERP UNITS AFTER THE PARTNERSHIP MERGER

         INCOME AND DEDUCTIONS IN GENERAL. Each ERP unitholder will be required to report on its income tax return its allocable share of income, gains, losses, deductions and credits of ERP. Each ERP unitholder will be required to include these items on its federal income tax return even if the unitholder has not received any cash distributions from ERP. For each taxable year, ERP is required to furnish to each ERP unitholder a Schedule K-1 that sets forth the unitholder's allocable share of any income, gains, losses, deductions and credits of ERP. ERP is not required to pay any federal income tax directly.

         TREATMENT OF ERP DISTRIBUTIONS. Distributions of money by ERP to an ERP unitholder, including deemed distributions that result from a reduction in the unitholder's share of ERP liabilities, generally will result in taxable gain to the unitholder only if and to the extent that the distribution exceeds the unitholder's basis in its ERP units immediately before the distribution. A portion of the gain may be taxable as ordinary income. Any reduction in an ERP unitholder's share of ERP's nonrecourse liabilities, whether through repayment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by the other properties as to which the unitholder does not have Section 704(c) minimum gain, or otherwise, will constitute a deemed distribution of money to the unitholder. In addition, an issuance of additional units by ERP without a corresponding increase in ERP's nonrecourse liabilities could decrease an ERP unitholder's share of ERP nonrecourse liabilities, resulting in a deemed distribution of money to an ERP unitholder. A distribution of property other than money by ERP to its unitholders ordinarily does not result in the recognition of gain or loss by either ERP or the unitholder unless the property is a marketable security for purposes of Section 731(c) of the Internal Revenue Code and the exceptions to the requirement for recognition of gain do not apply. In that event, the property would be treated as money and the unitholder would recognize gain, but not loss, to the extent described above.


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

         INITIAL BASIS OF UNITS. In general, a Grove L.P. limited partner who acquires ERP units in the partnership merger will have an initial basis in its ERP units equal to its basis in its Grove L.P. units, adjusted to reflect the effects of the partnership merger. See "-Material Federal Income Tax Consequences of the Partnership Merger--Adjusted Basis in ERP Units After the Partnership Merger."

         An ERP unitholder's initial basis in its ERP units will generally be increased by the unitholder's share of:

         -        ERP taxable income;

         -        any increases in nonrecourse liabilities incurred by ERP; and

         - recourse liabilities to the extent the ERP unitholder elects to take on a deficit restoration obligation.

         Generally, an ERP unitholder's initial basis in its units will be decreased, but not below zero, by the unitholder's share of:

         -        ERP distributions;

         - decreases in liabilities of ERP, including any decrease in its share of the nonrecourse liabilities of the ERP;

         -        losses of ERP; and

         - nondeductible expenditures of ERP that are not chargeable to capital.

         ALLOCATIONS OF ERP INCOME, GAIN, LOSS AND DEDUCTIONS. The partnership agreement of ERP generally provides that net losses will be allocated among the unitholders in proportion to their respective percentage ownership interests in ERP. However, a holder of ERP units will not be allocated net losses that would have the effect of creating a deficit balance in its capital account, as specially adjusted for such purpose, which losses are referred to as excess losses. Excess losses will be allocated first to EQR in an amount equal to the excess of the aggregate recourse debt of ERP over the aggregate deficit restoration obligations of the ERP unitholders; second, to ERP unitholders who have deficit restoration obligations in proportion to and to the extent of their respective deficit restoration obligations; and thereafter, to EQR.

         The ERP partnership agreement generally provides that net income first will be allocated to reverse the losses previously allocated in reverse order of the losses allocated. Thereafter, net income is allocated to any preferred unitholders to the extent necessary to reflect and preserve the economic rights associated with the particular preferred units. Finally, any remaining net income is allocated in proportion to the respective percentage ownership interests of the unitholders.

         ERP ALLOCATES PARTNERSHIP ITEMS IN ACCORDANCE WITH THE SUBSTANTIAL ECONOMIC EFFECT SAFE HARBOR PROVIDED UNDER TREASURY REGULATIONS. A partnership's allocation of any item of income, gain, loss or deduction to a partner will be respected for federal income tax purposes so long as it has substantial economic effect, or is otherwise deemed to be allocated in accordance with the partner's interest in the partnership. If the allocation does not satisfy this standard, then the item will be reallocated among the partners on the basis of their respective interests in the partnership, determined by taking into account all the facts and circumstances. The allocations of partnership items under ERP's partnership agreement are intended to have substantial economic effect, based on the applicable Treasury Regulations. Notwithstanding such intention, however, we cannot assure you that the allocations under ERP's partnership agreement will not be challenged by the IRS or that partnership items will not be required to be reallocated as a result of such challenge.

         TAX ALLOCATIONS WITH RESPECT TO GROVE PROPERTIES AND OTHER CONTRIBUTED PROPERTIES. Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss associated with the property is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of initial contribution, referred to as a "book-tax difference." To the extent that the book-tax difference represents an unrealized gain it is referred to as a "built-in gain" and to the extent it represents an unrealized loss it is referred to as a "built-in loss." In general, the initial "book basis" of a property contributed to a partnership equals the fair market value of the property at the time of the contribution.

         Upon completion of the partnership merger, substantial built-in gains are likely to exist with respect to the assets acquired in the partnership merger, particularly those that Grove L.P. previously acquired in exchange for Grove L.P. units. Under the rules of Section 704(c) of the Internal Revenue Code, ERP will be required to make allocations of net income and loss to eliminate the book-tax difference. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.


         The partnership agreement of ERP requires that any allocations made to reduce the book-tax difference attributable to any property be made in a manner consistent with Section 704(c) of the Internal Revenue Code. Treasury Regulations under Section 704(c) of the Internal Revenue Code require partnerships to use a "reasonable method" for allocation of items affected by
Section 704(c) of the Internal Revenue Code. ERP uses the "traditional method," one of three methods outlined by the Treasury Regulations under Section 704(c), for its existing properties and will use the traditional method for the properties acquired in the partnership merger. Under the traditional method, the book basis and tax basis of a property are both depreciated over the remaining recovery period for such property and EQR and the other ERP partners, other than the partners who contributed the property with built-in gain, will be allocated an amount of tax depreciation equal to their share of book depreciation (to the extent of such tax depreciation deductions). This will cause former Grove L.P. limited partners who have "built-in gains" to be allocated less tax depreciation and, therefore, more income with respect to the assets of ERP that were owned by Grove L.P. prior to the partnership merger. The effects of these allocations will be different for different Grove L.P. limited partners and will depend upon which, if any, properties those limited partners originally contributed to Grove L.P. and the amount of depreciation, if any, that remains to be claimed with respect to those properties. These reduced allocations of depreciation and increased allocations of income will be offset at least in part by increased allocations of depreciation and reduced allocations of income with respect to properties owned by ERP before the partnership merger.


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

         SALE OF GROVE L.P. PROPERTIES. If an asset that was acquired from Grove L.P. limited partners is sold by ERP, gain equal to any book-tax difference remaining at the time of such sale must be allocated exclusively to the former Grove L.P. limited partners, even though the proceeds of the sale will be allocated proportionately among all ERP unitholders. Conversely, no gain attributable to any book-tax difference remaining in an existing ERP property at the time of a sale will be allocated to the former Grove L.P. limited partners. Under the traditional method, however, the gain required to be specially allocated would not exceed the gain that is recognized by ERP on the sale. The amount of gain allocated to specific former Grove L.P. limited partners with respect to former Grove L.P. assets would depend upon a number of variables, including the book-tax difference that existed with respect to such assets within Grove L.P. before the partnership merger; whether the former Grove L.P. limited partners own units issued in exchange for the contribution of that asset to Grove L.P.; the amount of the additional book-tax difference that was created as a result of the partnership merger with respect to the asset; and the amount of the book-tax difference with respect to that asset that has been amortized since the partnership merger and before the sale of the asset through the special allocations of depreciation deductions described above.

         Under ERP's partnership agreement, to the extent the Treasury Regulations permit ERP to elect alternative methods to eliminate "built-in gain" or "built-in loss" with respect to contributed property, EQR, as general partner, will have the authority to elect the method to be used, and such election will be binding on all partners. As a result, some ERP unitholders will be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain upon a sale of properties contributed by ERP unitholders.

         ALLOCATION OF ERP LIABILITIES

         ERP's recourse and nonrecourse liabilities will be allocated among its partners in accordance with the Internal Revenue Code and related Treasury Regulations in the manner set forth below.

         RECOURSE LIABILITIES. A partnership liability is a recourse liability to the extent that any partner or a related person bears the economic risk of loss for that liability. A partner's share of recourse liabilities equals the portion of that liability, if any, for which that partner or a related person bears such economic risk of loss. The limited partners of Grove L.P. who become ERP unitholders as a result of the partnership merger will not be expected to bear the economic risk of loss for any of ERP's liabilities with the exception of any limited partners agreeing to deficit restoration obligations or signing bottom guarantees. However, EQR, as the sole general partner of ERP currently does and will bear the economic risk of loss for a certain amount of ERP's liabilities. Accordingly, such liabilities will constitute recourse liabilities allocable to EQR.

         NONRECOURSE LIABILITIES. A partnership liability is a nonrecourse liability to the extent that no partner or related person bears the economic risk of loss for that liability. A partner's share of nonrecourse liabilities equals the sum of:

                  (1) the partner's share of partnership "minimum gain" determined in accordance with the Internal Revenue Code and Treasury Regulations;

                  (2) the amount of any taxable gain that would be allocated to the partner if the partnership in a taxable transaction disposed of all partnership property subject to one or more partnership nonrecourse

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

                           liabilities in full satisfaction of those liabilities and for no other consideration; and

                  (3) the partner's share of excess nonrecourse liabilities of the partnership (i.e., those liabilities not allocated under (1) and (2) above).

         ERP believes that its allocation of nonrecourse liabilities is in accordance with the Treasury Regulations. ERP's allocation of excess nonrecourse liabilities is determined by taking into account facts and circumstances relating to a partner's interest in ERP's profits. EQR, as general partner of ERP, has discretion in any fiscal year to allocate excess nonrecourse liabilities among the partners in any manner permitted under the Internal Revenue Code and related Treasury Regulations.

         DISPOSITION OF ERP UNITS.


         If an ERP unit is sold or otherwise disposed of, the determination of gain or loss will be measured by the difference between the amount realized and the adjusted tax basis of the unit sold. Upon the sale of an ERP unit, the unitholder's "amount realized" will be the sum of the cash and fair market value of other property received, plus the portion of ERP liabilities allocated to the units sold. Upon a gift of an ERP unit, the amount realized will be the portion of ERP liabilities allocable to such units. To the extent that the amount realized exceeds the adjusted tax basis of the units disposed of, an ERP unitholder will recognize gain. The tax liability resulting from such gain could exceed the amount of cash received upon such disposition.


         EXCHANGE OF ERP UNITS.

         Under ERP's partnership agreement, each ERP unitholder has the right to request an exchange of any or all of its ERP units for EQR common shares, with each ERP unit being exchangeable for one EQR common share. Upon receipt of such request, EQR, as ERP's general partner, may, in its discretion, in lieu of issuing EQR common shares, cause ERP to pay the requesting ERP unitholder the cash equivalent of the value of the EQR common shares requested to be issued. An exchange of ERP units will constitute a sale for tax purposes by the ERP unitholder to EQR. The sale will be fully taxable to the ERP unitholder. An ERP unitholder will recognize gain for tax purposes to the extent that the value of the EQR common shares received or the sum of the cash received in the exchange, plus the amount of any liabilities allocable to the exchanged units at the time of the exchange that are relieved as a result of the exchange, exceed the ERP unitholder's adjusted tax basis in the ERP units being exchanged.

         LIQUIDATION OF ERP. If ERP liquidates and dissolves, a distribution of ERP property other than money generally will not result in taxable gain to an ERP unitholder, except to the extent provided in Sections 737, 704(c)(1)(B) and 731(c) of the Internal Revenue Code. The basis of any distributed property to an ERP unitholder will equal the adjusted basis of the unitholder's ERP units, reduced by any money distributed in liquidation. A distribution of money upon the liquidation of ERP, however, will be taxable to an ERP unitholder to the extent that the amount of money distributed in liquidation, including any deemed distributions of cash as a result of a reduction in the unitholder's share of partnership liabilities, exceeds the unitholder's tax basis in its ERP units. If EQR issued its shares of beneficial interest to ERP unitholders upon the liquidation of ERP, it is likely that each ERP unitholder would be treated as if it had exchanged its ERP units for EQR shares and the unitholder would recognize gain or loss as if its ERP units were sold in a fully taxable exchange.

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         LIMITATIONS ON DEDUCTIBILITY OF LOSSES; TREATMENT OF PASSIVE ACTIVITIES
AND PORTFOLIO INCOME. Generally, individuals, estates, trusts and some closely held corporations and personal service corporations can deduct losses from "passive activities" only to the extent that those losses do not exceed the taxpayer's income from passive activities. Generally, passive activities are activities or investments in which the taxpayer does not materially participate, which would include the ownership of ERP units by former Grove L.P. limited partners. If ERP were classified as a publicly traded partnership, but was not taxable as a corporation, under the Internal Revenue Code, any losses or deductions allocable to an ERP unitholder could be used only against gains or income of ERP and could not be used to offset passive income from other passive activities. Similarly, any ERP income or gain allocable to an ERP unitholder could not be offset with losses from other passive activities of the unitholder. For a more detailed discussion of ERP's possible classification as a publicly traded partnership, see "- Tax Status of ERP" above.

         In addition, an ERP unitholder may not deduct its share of any ERP losses to the extent that those losses exceed the lesser of:

         - the adjusted tax basis of its ERP units at the end of ERP's taxable year in which the loss occurs; and

         - the amount for which such unitholder is considered "at-risk" at the end of that year.

         In general, an ERP unitholder will be at-risk to the extent of its basis in its ERP units, except to the extent that the unitholder acquired its units using nonrecourse debt. For these purposes, a unitholder's basis in its ERP units will include only the unitholder's share of ERP's liabilities, as determined under Section 752 of the Internal Revenue Code, that are considered "qualified nonrecourse financing" for purposes of these at-risk rules. ERP believes that all of the debt secured by its properties that otherwise qualifies as nonrecourse liabilities under Section 752 of the Internal Revenue Code will constitute qualified nonrecourse financing for purposes of the at-risk rules, but ERP cannot guarantee that the IRS might not successfully contend that some or all of the debt secured by ERP's properties is not qualified nonrecourse financing. In addition, there can be no assurance that ERP will not repay some or all of its qualified nonrecourse financing in the future with proceeds from equity offerings or proceeds of debt that do not constitute qualified nonrecourse financing.

         After the partnership merger, a former Grove L.P. limited partner's at-risk amount with respect to the ERP units generally will increase or decrease as the adjusted basis in its ERP units increases or decreases, except for increases or decreases attributable to ERP nonrecourse liabilities that do not constitute qualified nonrecourse financing. If an ERP unitholder is not allowed to use losses in a particular taxable year because of the application of the at-risk rules, the losses can be carried forward and may be used by the unitholder to offset income in a subsequent year to the extent that the unitholder's adjusted basis or at-risk amount, whichever was the limiting factor, is increased in that subsequent year. The at-risk rules apply to:

         - an individual unitholder or individual partner of a partnership that is a unitholder;

         - an individual shareholder of a unitholder that is an S corporation; and

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


         - a unitholder that is a corporation if 50% or more of the value of that corporation's stock is owned, directly or indirectly, by five or fewer individuals at any time during the last half of the taxable year.

         TAX RETURNS AND OTHER TAX MATTERS AFFECTING ERP'S UNITHOLDERS. ERP must file with the IRS an annual information return for federal income tax purposes. Within 90 days after the close of ERP's taxable year, ERP intends to furnish its partners a Schedule K-1 which sets forth the allocable share of ERP income, gains, losses, deductions and credits, if any, as well as certain other information to be used in an ERP unitholder's tax return. The information return filed by ERP may be audited by the IRS. Adjustments, if any, resulting from such an audit may result in adjustments to an ERP partner's tax return, and possibly may result in an audit of that return, which would not necessarily be limited to ERP items.

         The Internal Revenue Code contains special procedures that specify the manner in which IRS audit adjustments of partnership items are resolved. Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of IRS adjustments and tax settlement proceedings. The tax treatment of partnership items is determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with each partner. The Internal Revenue Code provides for one partner to be designated as the "tax matters partner" for these purposes. The partnership agreement of ERP appoints EQR as ERP's tax matters partner. As the tax matters partner, EQR has all the rights and obligations of the tax matters partner under the Internal Revenue Code. ERP unitholders generally will be required to treat ERP items on their federal income tax returns in a manner consistent with the treatment of the items on ERP's information return. In general, that consistency requirement is waived if an ERP unitholder files a statement with the IRS identifying the inconsistency. Failure to satisfy the consistency requirement, if not waived, will result in an adjustment to conform the treatment of the item by an ERP unitholder to the treatment on ERP's return. Even if the consistency requirement is waived, adjustments to an ERP unitholder's tax liability with respect to partnership items may result from an audit of an ERP unitholder's tax return or ERP's. Intentional or negligent disregard of the consistency requirement may subject an ERP unitholder to substantial penalties.

         ERP WILL PROVIDE INFORMATION REGARDING STATE AND LOCAL TAXES. ERP will own properties and conduct business operations in a number of states, and, thus, ERP and its partners may be subject to income tax, withholding and tax reporting requirements in a number of jurisdictions. ERP intends to provide its partners with sufficient and timely state and local income tax information upon which they may rely in reporting and otherwise complying with their state and local income tax obligations.

         ERP UNITHOLDERS MAY BE SUBJECT TO THE ALTERNATIVE MINIMUM TAX. The Internal Revenue Code contains different sets of minimum tax rules applicable to corporate and noncorporate taxpayers. CORPORATE INVESTORS SHOULD CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF THE CORPORATE ALTERNATIVE MINIMUM TAX PROVISIONS FOLLOWING THE COMPLETION OF THE PARTNERSHIP MERGER. ERP will not be subject to the alternative minimum tax, but each of ERP's unitholders will be required to take into account his share of ERP's tax preference items and adjustments in order to compute AMTI. SINCE THE IMPACT OF THIS TAX DEPENDS ON EACH OF ERP'S UNITHOLDER'S PARTICULAR SITUATION, LIMITED PARTNERS OF GROVE L.P. ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE APPLICABILITY OF THE ALTERNATIVE MINIMUM TAX FOLLOWING COMPLETION OF THE PARTNERSHIP MERGER.


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


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RETAIL AGREEMENT


         Immediately prior to the partnership merger, Damon D. Navarro, Brian D. Navarro, Edmund F. Navarro and Joseph R. LaBrosse, each an executive officer of Grove and referred to as the "investors" will contribute all 998,227 of their Grove L.P. units to Investor LLC, a limited liability company owned by the investors, in exchange for interests in Investor LLC. Investor LLC will then withdraw as a partner of Grove L.P. and surrender all 998,227 of its Grove L.P. units for redemption by Grove L.P. In consideration for the surrender of those Grove L.P. units, Grove L.P. will transfer its ownership interest in the entities owning its four retail properties to Investor LLC. The foregoing transactions are referred to herein as the "retail sale transaction."


         CONSEQUENCES OF THE RETAIL SALE TRANSACTION TO THE LIMITED PARTNERS OF GROVE L.P. WHO CONTRIBUTED INTERESTS IN ANY OF GROVE'S RETAIL PROPERTIES TO GROVE L.P., BUT WHO DO NOT PARTICIPATE IN THE RETAIL SALE TRANSACTION. The majority of the limited partners of Grove L.P. who do not participate in the retail sale transaction, but who contributed interests in entities that owned any of the four retail properties being distributed in connection with the retail sale transaction will recognize taxable gain as a result of the retail sale transaction. Ordinarily, a partner recognizes no gain or loss upon the contribution of property to a partnership in exchange for an interest in that partnership. Any gain that the contributing partner would have recognized had he or she sold the contributed property for its fair market value in a fully taxable sale gets deferred. However, Section 704(c)(1)(B) of the Internal Revenue Code requires the contributing partner to recognize any remaining deferred gain upon a distribution of the contributed property by the partnership to a partner other than the partner who contributed the property. This gain recognition rule generally applies to distributions of property by a partnership made within seven years of the time the property was contributed to the partnership. At the time the four retail properties were contributed to Grove L.P., many of the contributing partners had deferred built-in gains with respect to those properties. To the extent that those built-in gains have not otherwise been eliminated through depreciation deductions taken prior to the retail sale transaction, the contributing partners will be required to recognize taxable gain as a result of the distribution of those properties in connection with the retail sale transaction.


         To the extent that those contributing partners held the assets contributed as capital assets at the time of the contribution, the gain recognized will be capital gain. Currently, the maximum capital gain rate applicable to individuals is 20%. However, to the extent that any of the gain realized represents a recapture of previously taken accelerated depreciation deductions, the gain will be taxable as depreciation recapture income subject to tax at a maximum rate of 25%.


         The adjusted tax basis of the units of Grove L.P. held by the limited partners of Grove L.P. who recognize gain as a result of the retail sale transaction will be increased by the amount of gain they recognize.

         Grove L.P. will not make any special distributions to those contributing partners who are required to recognize gain as a result of the retail sale transaction. Therefore, it is possible that those contributing partners would recognize an amount of taxable gain for which they do not receive a distribution of cash sufficient to pay their resulting tax liability.

         Limited partners of Grove L.P. who contributed any of the retail properties being distributed in connection with the retail sale transaction are strongly urged to consult with their own tax advisor to determine the tax consequences of the retail sale transaction to their own personal situation.

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

         ADJUSTMENTS TO BASIS OF GROVE L.P.'S ASSETS. Because Grove L.P. has made a valid election under the Internal Revenue Code to adjust the tax basis of its properties in the event of a distribution of property to a partner in liquidation of such partner's interest, Grove L.P. will be required to increase the basis of its remaining assets immediately following the retail sale transaction by the amount by which Grove L.P.'s adjusted tax basis in the distributed property exceeds the adjusted basis of the recipient partner's interest in Grove L.P., reduced by any cash received, and decrease its adjusted tax basis in its remaining assets by the amount by which the adjusted tax basis of the recipient partner's interest in Grove L.P., reduced by any cash received, exceeds Grove L.P.'s adjusted tax basis in the distributed property. The foregoing basis adjustments must be made among Grove L.P.'s assets in accordance with complex allocation rules under the Internal Revenue Code. In general, such rules require the adjustments to be made first proportionately among assets of a similar class to those distributed.

TAX CONSEQUENCES OF OWNERSHIP OF EQR COMMON SHARES

         You are urged to review the section entitled "Federal Income Tax Consequences" in EQR's Annual Report on Form 10-K for the year ended December 31, 1999 for a discussion of the material federal income tax consequences of ownership of common shares of EQR that may be applicable to you upon the exchange of ERP units for EQR common shares.

         Because the consequences of ownership of EQR common shares depends upon your particular tax situation, you are urged to consult with your own tax advisor to determine the effect of ownership of EQR common shares, including any state, local or non-U.S. tax consequences, that may apply to you.


                         MANAGEMENT AND OPERATION OF EQR
                                AFTER THE MERGER

         Upon the consummation of the merger transactions the executive officers and trustees of EQR shall continue to serve for the balance of their unexpired terms or their earlier death, resignation or removal.


                 DESCRIPTION OF GROVE AND GROVE L.P.'S BUSINESS


         GROVE


         Grove, a Maryland real estate investment trust, is a self-managed and self-administered real estate investment trust that is engaged in the acquisition, repositioning, management and operation of mid-priced and subsidized multifamily and specialty retail properties located in the Northeastern part of the United States. Grove has in-house expertise in acquisition, repositioning and renovation, marketing, leasing and property management.


         Grove owns interests in and operates apartment communities in Connecticut, Massachusetts and Rhode Island and four specialty retail properties in Massachusetts and Maine. The apartment communities are mid-priced and subsidized apartment properties consisting primarily of two and three-story buildings in landscaped settings. The apartment communities are well located within their markets and appeal to middle income

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

and moderate income residents who are generally "renters by necessity" with the exception of the Boston suburbs where residents are renters by choice in many instances.


         Grove's predecessor started operations in 1980, and Grove completed its first public offering in 1994 with the acquisition of three apartment properties. In 1996, management began to undertake a number of strategic initiatives intended to maximize shareholder value. In March 1997, Grove completed the following: (i) the creation of an Umbrella Partnership REIT structure by forming Grove L.P. to facilitate acquisition transactions and to provide potential sellers with a mechanism to defer their tax liability; (ii) the acquisition through Grove L.P. of 20 properties owned by Grove affiliates;
(iii) the acquisition of the property management assets and related liabilities of Grove Property Services Limited Partnership, the entity that managed the Grove properties and the 20 properties owned by Grove affiliates; (iv) a $30 million private placement of equity securities; and (v) the closing of a $25 million credit facility and a $15 million term loan facility.


         In November 1997, Grove completed a public offering and sold additional shares directly to certain investors. During 1998, Grove purchased 3,605 apartment units and a 23,325 square foot retail property for a total cost of approximately $171 million with cash, debt and the issuance of Grove L.P. units. During 1999 and 2000, Grove sold four apartment communities containing 313 apartment units for $12.8 million. In 2000, Grove acquired three apartment communities containing 912 apartment units.


         Grove operates in three industry segments: residential, subsidized residential and retail.


         GROVE L.P.


         Grove L.P. was formed by Grove to act as the vehicle for the acquisition of properties. Grove is the sole general partner of Grove L.P. and thereby controls it. Grove uses Grove L.P. to acquire properties in exchange for common units, which represent limited partnership interests in Grove L.P. The recipients of units are restricted from transferring the units for a one-year period from the acquisition date. The units are redeemable after such time for cash or, at Grove's option, for Grove common shares on a one-for-one basis, subject to certain anti-dilution adjustments and exceptions.



                        ADDITIONAL INFORMATION REGARDING
                           THE BUSINESS OF GROVE L.P.

         Grove L.P. was formed in March 1997. Grove L.P. is engaged in the acquisition, repositioning, management and operation of mid-priced and subsidized multifamily and specialty retail properties in the Northeastern United States. In conjunction with Grove, its sole general partner, Grove L.P. is a fully integrated real estate organization with in-house acquisition, repositioning and renovation, financing, marketing, leasing and property management expertise. Grove L.P. operates in three industry segments: residential, subsidized residential and retail.

         As of June 30, 2000, Grove L.P. owned interests in and operated 58 apartment communities containing a total of 7,075 units in Connecticut, Massachusetts and Rhode Island and 4 specialty retail properties in Massachusetts and Maine containing an aggregate of approximately 118,700 rentable square feet. The apartment communities are mid-priced and subsidized apartment properties consisting primarily of two- and three-story buildings in landscaped settings. The apartment communities are well located within their markets and appeal to middle income and moderate income residents who are generally "renters by necessity," with the exception of the Boston suburban properties where residents are renters by choice in many instances.

         Grove L.P. has and may in the future acquire properties in exchange for Grove L.P. units. The recipients of Grove L.P. units are restricted from transferring such units for a period of one year from the acquisition date. The Grove L.P. units are redeemable after such time for cash (based on the fair market value of an equivalent number of Grove common shares at the time of such redemption) or, at Grove's option, for common shares of Grove on a one-for-one basis, subject to certain anti-dilution adjustments and exceptions. While the holders of Grove L.P. units determine whether they want to redeem units, Grove decides if the redemption price will be paid in cash or in common shares.


         Grove L.P. offers attractive purchase terms to owners of properties who have little or no tax basis remaining in such properties. In many cases, the immediate tax liability incurred by such owners upon a transfer of such properties would be significant if the purchase price were paid in cash.
Grove L.P. can make payment in Grove L.P. units, thereby deferring all or a portion of an owner's federal income tax liability. Grove owns approximately 68.5% of the total partnership interests, including the sole general partner interest, in Grove L.P., representing ownership of 8,364,947 Grove L.P. units.


         Grove L.P.'s long-term objectives have been: (i) accretively acquiring under-utilized multifamily properties in high-barrier-to-entry locations in the Northeastern United States; (ii) continuing to repurchase Grove L.P. units at prices below net asset value (NAV); (iii) aggressively continuing the repositioning and renovating of its property portfolio with a targeted annual return on investment of 15%; (iv) aggressively managing its portfolio to increase revenues at an above inflationary rate and keeping operating costs at or below budgeted amounts; and (v) consistently providing quality service and a desirable living environment to all of its residents. A variety of factors, many of which are beyond Grove L.P.'s control, may prevent Grove L.P. from achieving these objectives. In addition, future developments and events may cause Grove L.P. to redefine its objectives either by modifying current objectives or by identifying additional ones. Because of various provisions of the merger agreement, Grove L.P.'s pursuit of some of these objectives may require the concurrence of ERP.

         ACQUISITIONS. Grove L.P.'s primary growth strategy has been to acquire under-utilized, mid-priced and subsidized apartment properties in the Northeastern United States. Grove believes that opportunities for acquisitions in the Northeastern United States are attractive because the region is generally characterized by: (i) limited new construction due to significant barriers to entry resulting from high construction costs, limited land availability, strict zoning laws and extended permitting processes; (ii) a limited number of publicly traded companies focusing on the acquisition of under-utilized, mid-priced or subsidized multifamily communities; (iii) highly fragmented markets with many small-to-medium sized family owned companies that own older apartment properties in which the owners are looking to sell with minimal tax impact; and (iv) many older apartment properties where maintenance and improvements have been deferred and where Grove L.P. believes selective capital improvements and professional management may create opportunities for increased rents.

         When evaluating potential acquisitions, the following factors are among those Grove L.P. considers: (i) the demographic characteristics and resident profile of the neighborhood; (ii) the age and quality of the property; (iii) the current and projected cash flow of the property and the ability to increase cash flow through return-oriented capital improvements; (iv) the potential for capital appreciation of the property; (v) the terms of leases, including the potential for rent increases; (vi) the potential for economic growth and the tax and regulatory environment of the community in which the property is located;
(vii) the occupancy of and demand for properties of a similar type in the market; and (viii) competition from existing properties and the potential for the construction of new properties in the area.

         Grove L.P.'s acquisitions of apartment communities have ranged from single communities in the $3 million range (88 apartments) to a $105 million portfolio that totaled 2,160 units.

         REPOSITIONING AND RENOVATION. Grove L.P. evaluates, repositions and renovates all acquired properties as appropriate. Subsidized residential properties in the portfolio receive necessary renovations as required. Repositioning of subsidized residential assets may occur upon partial conversion to market rates. When pursuing an acquisition, members of Grove L.P.'s in-house acquisitions, development and property management teams work together in evaluating potential renovation and repositioning strategies and budgets. Additionally, Grove L.P. reviews its portfolio to determine where opportunities exist to make incremental capital improvements that meet its targeted annual return on cost of 15%. Typical renovations include replacing carpets, appliances, kitchen cabinets, counter tops, bathroom fixtures and vanities as well as upgrading landscaping, adding fitness centers and community rooms, repaving existing parking spaces and adding additional parking spaces.


POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

         GENERAL. The following is a discussion of certain current investments, financing and other practices of Grove L.P. These practices may be amended or revised from time to time, except that Grove cannot change its policy of holding its assets and conducting its business principally through Grove L.P. without the consent of the holders of Grove L.P. units as provided in the partnership agreement of Grove L.P.


         INVESTMENT OBJECTIVES AND PRACTICES. Grove L.P.'s investment objective has been to provide quarterly distributions of a portion of cash available for distribution and to achieve long-term capital appreciation through increases in cash flow from operations, reinvestment of retained cash, growth of Grove L.P.'s property portfolio through accretive acquisitions and strategic return oriented repositioning and capital improvements. Grove L.P.'s practice is to acquire assets primarily for generation of current income and appreciation.


         Grove L.P. may purchase or lease income-producing multifamily, mixed-use or specialty retail properties for long-term investment, expand and improve the properties acquired, or sell such properties, in whole or in part, when circumstances warrant. Grove L.P. has no policy as to the amount or percentage of assets which may be invested in any specific property or investment. Any financing or indebtedness secured by Grove L.P.'s properties will have a priority over Grove L.P.'s units in the event of a forced sale or upon liquidation of any property in Grove's portfolio which serves as such security.


         While Grove L.P. has emphasized equity real estate investments in multifamily properties, it may, at the discretion of the Board of Grove, invest in specialty retail or mixed-use buildings, equity real estate investments in other types of properties, mortgages (including participating or convertible mortgages), stock of other REIT's and other real estate interests. Grove does not currently intend to invest in mortgages or stock of other REIT's. The investment by Grove or Grove L.P. in securities of other REIT's, other concerns engaged in real estate activities or other issues is subject to the percentage of ownership limitations and gross income tests necessary for Grove's REIT qualification.


         CAPITAL IMPROVEMENT PROGRAM. Grove L.P.'s capital improvement budget for 2000 totals $13.7 million and includes numerous improvements projects, including but not limited to the renovation of apartment interiors and common areas, conversion of property heating systems from electric heat to gas or oil fired systems, additions and improvement to property amenities including adding property club houses, fitness centers, and business centers, and replacement of building systems including windows, exterior siding and septic systems. Grove L.P.'s capital improvements will be funded with funds from operations, cash on hand and Grove L.P.'s revolving credit facility.

         DISPOSITION. Grove will periodically review the total assets in its portfolio. Grove L.P. could dispose of some of its properties, based upon Grove management's strategic review of its total portfolio.

         FINANCING PRACTICES. Grove, as general partner of Grove L.P., expects to continue to maintain a conservative debt-to-total market capitalization ratio of 60% or less. Such ratio represents total debt of Grove as a percentage of the market value of Grove's common shares (assuming the exchange of all Grove L.P. units for common shares) plus total debt of Grove. However, the organizational documents of Grove and Grove L.P. do not limit the amount or percentage of indebtedness that Grove or Grove L.P. may incur. In addition, from time to time, Grove may modify its debt practice in light of changing economic conditions, relative costs of debt and equity capital, market values of its properties, general conditions in the market for debt and equity securities, fluctuations in the market price of Grove's common shares, growth and acquisition opportunities and other factors. Accordingly, Grove may increase or decrease its debt-to-total market capitalization above or below 60%.

         OTHER. Grove L.P. intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. Grove L.P. does not intend (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer; (ii) to underwrite securities of other issuers; or (iii) to trade actively in loans or other investments.

PROPERTY MANAGEMENT

         Grove L.P. manages its portfolio through its staff of professional and support personnel, including the Chief Operating Officer of Grove and regional property managers at the corporate level and property managers, service technicians, leasing agents, porters and landscapers at the property level. Accounting and administrative employees support the Chief Operating Officer, regional property managers and on-site personnel.


         The management division implements on-site management programs, accounting systems, marketing systems and resident quality control and retention procedures. On-site property management teams perform leasing and rent collection functions and coordinate resident services. Grove L.P. uses newspaper advertisements, resident referrals, apartment guides and the Internet to market and advertise the apartment communities. Grove L.P. supplements its marketing and advertising effort with point-of-purchase materials and well-maintained properties with strong curb appeal. Grove L.P.'s marketing personnel market the apartment communities on a continual basis rather than waiting until vacancies occur. Grove L.P. does not need to market its subsidized residential properties due to the fact these properties have resident waiting lists.


         The regional managers and accounting department personnel assist on-site management. Regional managers monitor performance criteria at each apartment community, and the accounting division audits and monitor each apartment community's financial records.


         Prior to entering into residential and subsidized residential leases, Grove L.P. conducts background investigations of potential residents, including credit checks, prior landlord references and employer verifications. Substantially all of the apartments in the apartment communities are rented pursuant to standard twelve-month leases, which facilitate uniform lease administration by helping to standardize rent collections, security deposit dispositions, evictions, repairs and renewals. Grove L.P. typically requires residents to provide security deposits equal to one month's rent. In addition, Grove L.P. manages lease expirations to ensure that vacancies occur on a staggered basis. Such twelve month leases do not typically give the tenant the right to renew their lease, except where required under applicable subsidy programs, and accordingly, substantially all of the leases, representing substantially all of the apartments and annual rent, can turn over every twelve months. During 1997, 1998 and 1999, Grove L.P. experienced average resident retention rates of 62%, 68% and 62%, respectively.


         Grove L.P.'s marketing and leasing procedures are designed to ensure compliance with all federal, state and local laws and regulations. Underwriting guidelines for prospective residents comply with The Fair Housing Amendments Act of 1988 and Title III of the Americans with Disabilities Act regulations and are designed to stabilize cash flows. Approximately thirteen apartment communities are subsidized under various programs administered by HUD or the Massachusetts Housing Finance Agency.


INSURANCE

         Grove L.P. carries comprehensive liability, fire, flood (where required) and extended coverage and rental loss insurance on all of its properties with policy specifications, insured limits and deductibles customarily carried for similar properties. In the opinion of Grove L.P.'s management, its properties are adequately covered by insurance. There are, however, certain types of losses which may be either uninsurable or not economically insurable, such as those resulting from earthquakes, floods, tidal waves, explosion of water pipes, nuclear hazards, wars, civil disturbances and environmental matters.


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

COMPETITION

     All of the apartment communities are located in developed areas that include other apartment communities. The number of competitive apartment properties in a particular area could have a material effect on Grove L.P.'s ability to (i) lease apartment units or (ii) lease apartment units at newly acquired properties and (iii) increase the rental rates charged. There are numerous real estate companies, including those operating in the markets in which Grove L.P.'s properties are located, which compete with Grove L.P. in seeking properties for acquisition and for tenants to occupy such properties. Grove L.P. may compete with companies that have greater resources than Grove L.P. Further, the availability of single-family housing and other forms of multifamily residential properties, such as manufactured housing communities, provide alternatives to existing and potential residents of apartment communities.

MORTGAGE FINANCING

         Mortgage notes payable consist of the following amounts at December 31, (amounts in thousands):

                                                                       1999                    1998
                                                                      -------                 -------
                 Amortizing first mortgage notes                      $117,290                $ 95,141
                 Interest-only first mortgage notes                     63,000                  67,000
                                                                      $180,290                $162,141

         The amortizing first mortgage notes have fixed interest rates between 6.19% and 12.47%. These notes mature between the years 2000 and 2031 and are collateralized by thirty-three properties with a carrying value of approximately $161.8 million as of December 31, 1999. These notes are partially guaranteed by certain executive officers and shareholders of Grove.

         The interest-only first mortgage note has a principal balance of $63.0 million, requires monthly payments of interest only at an effective fixed interest rate of 6.71% and matures in 2008. This note is collateralized by seventeen properties with an aggregate carrying value of approximately $85.2 million as of December 31, 1999.

         As of December 31, 1999, Grove L.P.'s weighted average interest rate on its long-term debt is approximately 7.62% and its weighted average maturity is approximately ten years.

         Mortgage notes payable of $180.3 million include a fair value step up of $8.2 million. The contractual principal amount outstanding of mortgage notes payable is $172.1 million. The $8.2 million step up relates to $45.0 million of above market interest rate mortgages, which were assumed in connection with the 1998 acquisition of twenty apartment communities in Massachusetts. The interest rates on the assumed debt are between 7.46% and 12.47%. The step up was computed using Grove L.P.'s estimated then current market interest rate of 7.00%. The step up amount is not the legal stipulated principal amount of the respective mortgage and, accordingly, this increase does not increase the contractual obligation of Grove L.P.

         On June 1, 1998, Grove L.P. obtained a $63.0 million ten-year term loan with a lender. A portion of the proceeds from the loan was used to repay an existing loan. Grove L.P. recognized an extraordinary loss on the early extinguishment of debt of $0.9 million (net of $0.3 million allocated to minority interests) as a result of the write-off of unamortized finance costs and a termination fee associated with a swap contract related to the former loan.

         On March 15, 1999, Grove L.P. prepaid the Highland Glen mortgage note of $6.5 million. This prepayment transaction resulted in the recognition of extraordinary income related to debt extinguishment of $0.3 million.

         On November 1, 1999, Grove L.P. prepaid the Abington Glen mortgage note of approximately $2.0 million. This prepayment resulted in the recognition of extraordinary income related to debt extinguishment of $0.1 million.

         Annual principal payments due as of December 31, 1999 are as follows (in thousands):


                            Year Ending December 31,
                          ----------------------------
                          2000                  $  3,289
                          2001                     3,365
                          2002                     3,647
                          2003                     8,005
                          2004                     6,379
                          Thereafter             155,605
                                                $180,290

         The following tables set forth (1) occupancy rates expressed as a percentage for each of the last five years (or such lesser period that Grove L.P. owned such apartment community), (2) the average effective annual rent per apartment unit for each of the last five years (or such lesser period that Grove L.P. owned such apartment community), (3) 1999 real estate taxes and applicable mill rates, (4) amount of encumbrances against such properties, and (5) cost data used for federal income tax basis purposes, including initial cost, subsequent improvements and useful lives. Depreciation is claimed for buildings, building improvements and land improvements using the straight-line method over the estimated useful lives of the assets (10 to 30 years). Additionally, furniture, fixtures and equipment are depreciated using an accelerated method over the estimated useful lives of the assets (5 to 7 years).

GROVE L.P.
1999 REAL ESTATE TAX EXPENSE & MILL RATES


                                                                 1999
                                                             REAL ESTATE      1999
PROPERTY NAME AND STATE                 TOWN/CITY            TAX EXPENSE    MILL RATE
-----------------------                 ---------            -----------    ----------
CONNECTICUT

Arbor Commons                           Ellington               $   22,579       26.50
Avon Place                              Avon                       140,163       22.42
Bradford Apartments                     Newington                   56,473       27.17
Briar Knoll Apts                        Vernon                     128,974       29.61
Brooksyde Apts                          West Hartford               70,309       30.05
Burgundy Studios                        Middletown                  47,685       17.37
Cambridge Estates                       Norwich                     69,217       25.74
Colonial Village                        Plainville                  94,423       29.39
Summit & Birch Hill                     Farmington                 125,990       22.80
Fox Hill Apartments                     Enfield                    139,305       29.62
Fox Hill Commons                        Vernon                      59,986       29.61
Greenfield Village                      Rocky Hill                 185,803       22.03
High Meadow                             Ellington                   80,541       26.50
Hilltop                                 Norwich                     86,767       25.74
Glastonbury Center                      Glastonbury                 93,012       31.70
Loomis Manor                            West Hartford               45,836       30.05
Park Place West                         West Hartford               57,741       30.05
Pinney Brook                            Ellington                      N/A         N/A
Parkwood                                East Haven                 104,705       36.95


                                                 81


Ribbon Mill                             Manchester                  83,989       27.07
River's Bend                            Windsor                    489,377       22.70
Westwynd Apts                           West Hartford               48,317       30.05
Woodbridge                              Newington                   64,383       27.17

MASSACHUSETTS

929 House                               Cambridge                   89,934       15.07
Abington Grove                          Abington                    72,565       19.10
Cedar Glen                              Reading                    129,362         N/A
Chestnut Glen                           Abington                    92,355       18.13
Coachlight Village                      Agawam                      43,858       21.49
Conway Court                            Roslindale                  15,115         N/A
Dean Estates                            Taunton                     36,809       13.34
Four Winds                              Fall River                  73,877       17.43
Glen Grove                              Wellesley                  111,028        9.86


                                              82


Glen Meadow                             Franklin                   135,674       13.92
Gosnold Grove                           East Falmouth               14,213       11.46
Highland Glen                           Westwood                   190,341         N/A
Longfellow Glen                         Sudbury                    118,460       16.30
Nehoiden Glen                           Needham                     47,457       12.88
Noonan Glen                             Winchester                  14,217       14.64
Norton Glen                             Norton                     124,589       15.80
Old Mill Glen                           Maynard                     46,897       18.55
Phillips Park                           Wellesley                   49,018        9.86
Rolling Green - Amherst                 Amherst                        N/A         N/A
Rolling Green - Milford                 Milford                        N/A         N/A
Rolling Green - Fall River              Fall River                     N/A         N/A
Rockingham Glen                         West Roxbury               116,039         N/A
Security Manor                          Westfield                   26,945       16.40
Sturbridge Meadows                      Sturbridge                  54,664       18.37
Summerhill Glen                         Maynard                     83,498         N/A


                                             83


Van Deene Manor(3)                      West Springfield            60,990       18.22
Spring Hill Commons                     Acton                       94,585       17.43
Webster Green                           Needham                     43,679       12.88
Westwood Glen                           Westwood                   164,296         N/A
Wilkins Glen                            Medfield                    73,212         N/A

RHODE ISLAND

Dean Estates II                         Cranston                    45,788       31.74
Royale                                  Cranston                    68,295       31.74
Tanglewood                              West Warwick               123,064       29.92
Winchester Park                         East Providence            314,839       23.05
Winchester Wood                         East Providence            105,660       23.05
                                                                ----------
                                                                $5,076,896
                                                                ==========

GROVE L.P.
FIVE YEAR AVERAGE OCCUPANCY RATES




                                                                          Average Occupancy Rate
                                                    --------------------------------------------------------------------------
                                                     Six Months     Year        Year           Year         Year        Year
                                            Number     Ended        Ended       Ended         Ended        Ended        Ended
Property Name and State     Town/City      of Units  6/30/2000   12/31/1999  12/31/1998     12/31/1997   12/31/1996  12/31/1995
-----------------------     ---------      --------  ---------   ----------  ----------     ----------   ----------  ----------

CONNECTICUT

Arbor Commons               Ellington          28      95.9%       93.5%       95.4%          96.6%        97.6%         n/a
Avon Place                  Avon              158      98.5%       97.8%       99.0%          98.3%        99.1%         n/a
Bradford Apartments         Newington          64      94.2%       97.7%       94.7%          96.6%        91.6%         n/a
Briar Knoll Apts            Vernon            150      93.4%       94.3%       94.6%            n/a          n/a         n/a
Brooksyde Apts              West               80      98.8%       97.8%       97.6%          96.5%        94.0%         n/a
                            Hartford
Burgundy Studios            Middletown        102      95.0%       96.5%       95.7%          97.2%        96.7%         n/a
Cambridge Estates           Norwich            92      95.8%       93.0%       91.9%          97.7%        97.4%         n/a
Colonial Village            Plainville        104      95.9%       95.8%       92.2%          97.1%        96.5%         n/a
Summit & Birch Hill         Farmington        185      99.1%       98.3%       97.5%          96.8%        96.5%         n/a
Fox Hill Apartments         Enfield           168      96.4%       97.5%       96.2%          93.9%        96.5%         n/a
Fox Hill Commons            Vernon             74      97.3%       95.7%       94.6%          94.5%        97.1%         n/a
Greenfield Village          Rocky Hill        150      91.8%       93.9%       92.9%            n/a          n/a         n/a
High Meadow                 Ellington         100      97.7%       96.5%       95.4%          93.4%        90.0%         n/a
Hilltop                     Norwich           120      92.7%       95.1%       88.4%            n/a          n/a         n/a
Glastonbury Center          Glastonbury       104      92.0%       95.4%       96.7%          90.8%        95.6%         n/a
Loomis Manor                West               43      98.5%       96.9%       94.8%          99.5%       100.0%         n/a
                            Hartford
Park Place West             West               63      99.5%       94.9%       95.6%          97.5%        97.9%         n/a
                            Hartford
Pinney Brook                Ellington          34        n/a         n/a         n/a            n/a          n/a         n/a
Parkwood                    East Haven        102      97.0%       98.4%       96.6%            n/a          n/a         n/a
Ribbon Mill                 Manchester        104      99.1%       94.6%       94.4%            n/a          n/a         n/a
River's Bend                Windsor           368      96.7%       97.0%       97.4%          96.0%        95.3%         n/a
Westwynd Apts               West               46      97.6%       98.2%       95.7%          97.2%        95.2%         n/a
                            Hartford
Woodbridge                  Newington          73      98.0%       94.8%       97.0%          99.2%        94.7%         n/a

MASSACHUSETTS

929 House (3)               Cambridge         127      98.8%       97.6%       98.8%            n/a          n/a         n/a
Abington Grove              Abington           90      97.9%       97.2%       92.8%            n/a          n/a         n/a
Cedar Glen (6)              Reading           114      98.0%       99.1%       99.7%            n/a          n/a         n/a
Chestnut Glen (6)           Abington          130      97.8%       97.9%       98.2%            n/a          n/a         n/a
Coachlight Village          Agawam             88      99.3%       98.6%       97.4%            n/a          n/a         n/a
Conway Court (6)            Roslindale         28      95.7%      100.8%       91.5%            n/a          n/a         n/a
Dean Estates                Taunton            58      97.5%       97.9%       96.1%          97.5%        94.9%         n/a
Four Winds                  Fall River        168      97.0%       97.4%       95.3%          95.2%        90.5%         n/a
Glen Grove (6)              Wellesley         125      99.3%       98.7%       99.4%            n/a          n/a         n/a
Glen Meadow                 Franklin          288      98.6%       90.9%       93.9%            n/a          n/a         n/a
Gosnold Grove (6)           East               33      96.1%       92.3%       96.8%            n/a          n/a         n/a
                            Falmouth
Highland Glen (6)           Westwood          180      99.2%       98.2%         n/a            n/a          n/a         n/a
Longfellow Glen (6)         Sudbury           120      95.1%       95.4%       95.8%            n/a          n/a         n/a
Nehoiden Glen (6)           Needham            61      99.9%       98.9%       99.0%            n/a          n/a         n/a
Noonan Glen (6)             Winchester         18      99.4%       98.7%       99.0%            n/a          n/a         n/a
Norton Glen (6)             Norton            150      98.4%       98.4%       93.2%            n/a          n/a         n/a
Old mill Glen (6)           Maynard            50      91.8%       96.9%       92.7%            n/a          n/a         n/a
Phillips Park               Wellesley          49      90.1%       96.9%      102.5%            n/a          n/a         n/a
Rolling Green - Amherst     Amherst           204      92.8%         n/a         n/a            n/a          n/a         n/a
(4) (5)


                                                         85

Rolling Green - Milford     Milford           304     100.3%         n/a         n/a            n/a          n/a         n/a
(4) (5)
Rolling Green - Fall        Fall River        404      91.7%         n/a         n/a            n/a          n/a         n/a
River (4) (5)
Rockingham Glen             West Roxbury      143      95.1%       97.8%       96.1%            n/a          n/a         n/a
Security Manor              Westfield          63      99.3%       99.5%       99.0%          99.8%        99.1%         n/a
Sturbridge Meadows          Sturbridge        104      96.5%       94.0%       93.5%            n/a          n/a         n/a
Summerhill Glen (6)         Maynard           120      99.4%       94.1%       94.8%            n/a          n/a         n/a
Van Deene Manor (3)         West              109      98.4%       97.9%       96.8%          99.3%        98.5%         n/a
                            Springfield
Spring Hill Commons         Acton             123      97.8%       98.2%       95.1%            n/a          n/a         n/a
Webster Green               Needham            76      94.6%       96.3%      100.8%            n/a          n/a         n/a
Westwood Glen               Westwood          156      90.9%       92.1%       94.2%            n/a          n/a         n/a
Wilkins Glen (6)            Medfield          102     103.7%       97.2%      104.5%            n/a          n/a         n/a

RHODE ISLAND

Dean Estates II             Cranston           48     100.5%       98.8%       96.9%          96.5%        93.5%         n/a
Royale                      Cranston           76      99.2%       97.7%       97.4%          91.7%        96.9%         n/a
Tanglewood                  West Warwick      176      97.7%       97.4%       96.3%            n/a          n/a         n/a
Winchester Park             East              416      98.9%       96.6%       94.5%            n/a          n/a         n/a
                            Providence
Winchester Wood             East               62      97.2%       98.7%       98.2%            n/a          n/a         n/a
                            Providence

GROVE L.P.
FIVE YEAR AVERAGE RENTAL RATES


                                                                   Average Monthly Rental Rate per Apartment
                                                    ----------------------------------------------------------------------
                                            Number  Six Months    Year        Year         Year         Year        Year
                                              Of      Ended       Ended       Ended        Ended        Ended       Ended
Property Name And State      Town/City       Units  6/30/2000  12/31/1999  12/31/1998   12/31/1997   12/31/1996  12/31/1995
-----------------------      ---------      ------  ---------  ----------  ----------   ----------   ----------  ----------
CONNECTICUT

Arbor Commons                Ellington           28       $742        $729        $713          $695        $686         n/a
Avon Place                   Avon               158        998         963         914           867         845         n/a
Bradford Apartments          Newington           64        758         736         714           696         686         n/a
Briar Knoll Apts             Vernon             150        745         706         645           n/a         n/a         n/a
Brooksyde Apts               West Hartford       80        792         767         727           684         643         n/a
Burgundy Studios             Middletown         102        481         465         446           436         430         n/a
Cambridge Estates            Norwich             92        795         777         756           737         715         n/a
Colonial Village             Plainville         104        822         811         780           747         726         n/a
Summit & Birch Hill          Farmington         185        870         847         823           785         745         n/a
Fox Hill Apartments          Enfield            168        710         695         684           667         642         n/a
Fox Hill Commons             Vernon              74        788         767         736           710         692         n/a
Greenfield Village           Rocky Hill         150        752         721         690           n/a         n/a         n/a
High Meadow                  Ellington          100        639         625         599           595         580         n/a
Hilltop                      Norwich            120        720         703         661           n/a         n/a         n/a
Glastonbury Center           Glastonbury        104        903         879         832           801         773         n/a
Loomis Manor                 West Hartford       43        941         915         882           848         826         n/a
Park Place West              West Hartford       63        736         706         687           671         656         n/a
Pinney Brook                 Ellington           34        n/a         n/a         n/a           n/a         n/a         n/a
Parkwood                     East Haven         102        665         645         620           n/a         n/a         n/a
Ribbon Mill                  Manchester         104        831         799         681           n/a         n/a         n/a
River's Bend                 Windsor            368        841         812         778           752         714         n/a
Westwynd Apts                West Aartford       46        705         688         673           659         648         n/a
Woodbridge                   Newington           73        781         762         741           724         712         n/a

MASSACHUSETTS

929 House (3)                Cambridge          127      1,338       1,190       1,075           n/a         n/a         n/a
Abington Grove               Abington            90        733         713         686           n/a         n/a         n/a
Cedar Glen (6)               Reading            114      1,052       1,038       1,023           n/a         n/a         n/a
Chestnut Glen (6)            Abington           130      1,088       1,056       1,051           n/a         n/a         n/a
Coachlight Village           Agawam              88        584         573         556           n/a         n/a         n/a
Conway Court (6)             Roslindale          28        451         452         449           n/a         n/a         n/a
Dean Estates                 Taunton             58        748         722         705           687         668         n/a
Four Winds                   Fall River         168        779         745         725           692         627         n/a
Glen Grove (6)               Wellesley          125      1,080       1,054       1,043           n/a         n/a         n/a
Glen Meadow                  Franklin           288        709         651         464           n/a         n/a         n/a
Gosnold Grove (6)            East Falmouth       33        854         835         843           n/a         n/a         n/a
Highland Glen (6)            Westwood           180        840         841         n/a           n/a         n/a         n/a
Longfellow Glen (6)          Sudbury            120      1,169       1,164       1,130           n/a         n/a         n/a
Nehoiden Glen (6)            Needham             61      1,088       1,060       1,048           n/a         n/a         n/a
Noonan Glen (6)              Winchester          18      1,070       1,057       1,022           n/a         n/a         n/a
Norton Glen (6)              Norton             150      1,096       1,073       1,055           n/a         n/a         n/a
Old Mill Glen (6)            Maynard             50      1,203       1,218       1,215           n/a         n/a         n/a
Phillips Park                Wellesley           49      1,433       1,378       1,351           n/a         n/a         n/a


                                                         87

Rolling Green - Amherst      Amherst            204        805         n/a         n/a           n/a         n/a         n/a
(4) (5)
Rolling Green - Milford      Milford            304        827         n/a         n/a           n/a         n/a         n/a
(4) (5)
Rolling Green - Fall River   Fall River         404        738         n/a         n/a           n/a         n/a         n/a
(4) (5)
Rockingham Glen              West Roxbury       143        928         921         933           n/a         n/a         n/a
Security Manor               Westfield           63        630         617         601           584         576         n/a
Sturbridge Meadows           Sturbridge         104        705         677         609           n/a         n/a         n/a
Summerhill Glen (6)          Maynard            120        426         425         426           n/a         n/a         n/a
Van Deene Manor (3)          West               109        653         652         634           618         609         n/a
                             Springfield
Spring Hill Commons          Acton              123        859         823         777           n/a         n/a         n/a
Webster Green                Needham             76      1,372       1,329       1,308           n/a         n/a         n/a
Westwood Glen                Westwood           156        986         971       1,020           n/a         n/a         n/a
Wilkins Glen (6)             Medfield           102        552         551         547           n/a         n/a         n/a

RHODE ISLAND

Dean Estates II              Cranston            48        754         731         714           701         687         n/a
Royale                       Cranston            76        770         745         724           700         684         n/a
Tanglewood                   West Warwick       176        712         682         647           n/a         n/a         n/a
Winchester Park              East               416        669         609         558           n/a         n/a         n/a
                             Providence
Winchester Wood              East                62      1,038         976         934           n/a         n/a         n/a
                             Providence

                           GROVE PROPERTY DESCRIPTION


The following sets forth information regarding Grove L.P.'s apartment communities as of June 30, 2000.



                                                                                  Average
                                                                                  Sq. Ft.
                                                                                 Per Unit
                                                   Number     Year      Year     as of June
Property                        Town/City        of Units    Built    Renovated  30, 2000
--------                        ---------        --------    -----    ---------  ----------
CONNECTICUT
Arbor Commons                   Ellington              28     1975       1988       780
Avon Place                      Avon                  158     1973       1995     1,448
Bradford Apartments             Newington              64     1964       1989       894
Briar Knoll Apts                Vernon                150     1986       1999       867
Brooksyde Apts                  West Hartford          80     1945       1997       800
Burgundy Studios                Middletown            102     1973       1996       443
Cambridge Estates               Norwich                92     1977       1990       939
Colonial Village                Plainville            104     1968       1989       981
Summit & Birch Hill             Farmington            185     1967       1996       937
Fox Hill Apartments             Enfield               168     1974       1991       796
Fox Hill Commons                Vernon                 74     1965       1989       849
Greenfield Village              Rocky Hill            150     1965       1997       735
High Meadow                     Ellington             100     1975       1999       691
Hilltop                         Norwich               120     1987       1999       986
Glastonbury Center              Glastonbury           104     1962       1989       961
Loomis Manor                    West Hartford          43     1948       1990     1,138
Park Place West                 West Hartford          63     1961       1989       861
Pinney Brook                    Ellington              34     1968       1999       882
Parkwood                        East Haven            102     1975       1999       857
Ribbon mill                     Manchester            104     1908       1999     1,221
River's Bend                    Windsor               368     1973       1996     1,038
Westwynd Apts                   West Hartford          46     1969       1990       901
Woodbridge                      Newington              73     1968       1991       792

MASSACHUSETTS
929 House (1)                   Cambridge             127     1975        n/a       752
Abington Grove                  Abington               90     1968       1999       867
Cedar Glen (4)                  Reading               114     1980        n/a       931
Chestnut Glen (4)               Abington              130     1983        n/a     1,192
Coachlight Village              Agawam                 88     1967       1994       655
Conway Court (4)                Roslindale             28     1920        n/a       839
Dean Estates                    Taunton                58     1984        n/a     1,014
Four Winds                      Fall River            168     1987       1996     1,089
Glen Grove (4)                  Wellesley             125     1979        n/a     1,294
Glen Meadow                     Franklin              288     1971       1999     1,017
Gosnold Grove (4)               East Falmouth          33     1978        n/a       796
Highland Glen (4)               Westwood              180     1979        n/a     1,250
Longfellow Glen (4)             Sudbury               120     1984        n/a       905
Nehoiden Glen (4)               Needham                61     1978        n/a       951
Noonan Glen (4)                 Winchester             18     1983        n/a       997
Norton Glen (4)                 Norton                150     1983       1999     1,100
Old mill Glen (4)               Maynard                50     1983        n/a     1,120
Phillips Park                   Wellesley              49     1988        n/a     1,245
Rolling Green - Amherst (2)     Amherst               204     1970        n/a       979
(3)
Rolling Green - Milford (2)     Milford               304     1972        n/a     1,473
(3)
Rolling Green - Fall River      Fall River            404     1971        n/a     1,483
(2) (3)
Rockingham Glen                 West Roxbury          143     1974        n/a     1,480
Security Manor                  Westfield              63     1971       1988     1,150
Sturbridge Meadows              Sturbridge            104     1985       1998     1,208
Summerhill Glen (4)             Maynard               120     1980        n/a       801
Van Deene Manor (1)             West                  109     1970       1990       664
                                Springfield
Spring Hill Commons             Acton                 123     1973       1998       732
Webster Green                   Needham                76     1985        n/a     1,342
Westwood Glen                   Westwood              156     1972        n/a       817
Wilkins Glen (4)                Medfield              102     1975        n/a     1,249

RHODE ISLAND

Dean Estates II                 Cranston               48     1970       1994     1,170


                                      89

Royale                          Cranston               76     1976       1993     1,151
Tanglewood                      West Warwick          176     1973       1998     1,042
Winchester Park                 East Providence       416     1972       1998       881
Winchester Wood                 East Providence        62     1989       1998     1,330
                                                    -----                         -----
     Total/Weighted Average                         7,075                         1,029
                                                    =====                         =====


     Same Community Weighted Average (2)


(1) The following Apartment Communities contain additional space which is rented to commercial tenants:




Apartment Communities                  Commercial Sq. Ft.
---------------------                  ------------------
929 House                                   11,585
Van Deene Manor                              1,630
                                       ------------------
Total                                       13,215
                                       ==================



(2) The same community weighted average amounts represent the average occupancy and rental rates for the 55 Apartment Communities owned by Grove or its affiliated predecessors for the years 1999 and 2000. Three properties were purchased by Grove or its affiliated predecessors during or subsequent to such period and have been excluded from the same community amounts. The following sets forth the acquisition dates for such excluded Apartment
    Communities:




Apartment Communities             Acquisition Date
---------------------             ----------------
Rolling Green - Amherst               June-00
Rolling Green - Milford               June-00
Rolling Green - Fall River            June-00



(3) These three properties were purchased from non-affiliated parties in 2000, as noted in note 4 above. Information on these properties is not available for the entirety of the periods covered in the above table.



(4) These thirteen properties are subsidized residential properties.

                     COMPARISON OF RIGHTS OF THE UNITHOLDERS


         At the time the partnership merger becomes effective, Grove L.P. unitholders who elect to receive ERP units will become ERP limited partners. The rights of Grove L.P. limited partners are presently governed by the agreement of limited partnership of Grove L.P. and the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). The rights of ERP's limited partners are presently governed by the ERP partnership agreement and the Illinois Revised Uniform Limited Partnership Act ("IRULPA"). Upon approval of the partnership merger by the Grove L.P. unitholders and at the time the partnership merger becomes effective, the ERP partnership agreement will remain in full force and effect. Upon exchange of the Grove L.P. units, the rights of the former Grove L.P. unitholders will be governed by the ERP partnership agreement. Rights of the ERP limited partners will remain the same after the merger is complete.

         The following discussion summarizes the significant differences between the rights of Grove L.P. limited partners and ERP limited partners. This summary is not complete. It is recommended, therefore, that the agreement of limited partnership for Grove L.P. and the ERP partnership agreement be referred to and read in their entirety.


ISSUANCE OF OTHER UNITS


         GROVE L.P. PARTNERSHIP AGREEMENT


         Under the Grove L.P. partnership agreement, Grove may raise all or any portion of funds by accepting capital contributions, including the issuance of partnership units for interests in real property. Grove is authorized to cause Grove L.P. to issue to partners or other individuals additional partnership units in one more classes or series of units.

         In its sole discretion, Grove may determine any special rights, powers, and duties of the issued partnership units including:

         -        allocation of income, gain, loss, deduction and credit;

         -        the right to share in distributions;

         -        liquidation and dissolution rights; and

         -        the right to vote.

         ERP PARTNERSHIP AGREEMENT

         Under the ERP partnership agreement, EQR may cause ERP to issue additional units as follows:


         - ERP units to EQR when EQR issues additional EQR common shares, other than in exchange of ERP units, and the contribution of the net proceeds from the additional issuance is a capital contribution to ERP. However, EQR may issue common shares in connection with share option plans without receiving proceeds and EQR can still receive the additional ERP units;

         - ERP units to the partners that hold preference units that may be converted to ERP units;

         - ERP units to limited partners holding ERP units to the extent of the limited partner's participation in any reinvestment program;

         - Preference units to EQR when EQR issues securities other than common shares and the net proceeds are contributed to ERP as a capital contribution; and

         - ERP units and preference units, as EQR may determine, to newly-admitted partners in exchange for the contribution by a limited partner of additional capital to ERP.

OPTION PLANS


         GROVE L.P. PARTNERSHIP AGREEMENT


         The Grove L.P. partnership agreement provides that Grove is authorized to sell or issue common shares pursuant to any stock incentive, stock option, stock ownership or employee benefits plan of Grove. At such time, Grove will contribute proceeds resulting from the sale or issuance as an additional contribution to Grove L.P. and will receive the same number of additional units as the number of common shares sold or issued.

         ERP PARTNERSHIP AGREEMENT

         The ERP partnership agreement provides that EQR may cause ERP to issue ERP units to EQR when EQR issues additional common shares, other than in exchange for ERP units, and the contributions of the net proceeds as a capital contribution to ERP. However, EQR may issue EQR common shares in connection with share option plans without receiving any proceeds and EQR may still receive the additional ERP units.

INDEMNIFICATION


         GROVE L.P.  PARTNERSHIP AGREEMENT


         The Grove L.P. partnership agreement provides that Grove L.P. will indemnify Grove as a general partner, or any officer of Grove L.P. or Grove and certain other individuals from and against all losses, claims, damages, liabilities, joint or several, legal fees and other expenses, judgments, fines, settlements and other amounts arising from proceedings, whether civil, criminal, administrative or investigative that relate to Grove L.P. operations in which such individuals are involved unless:

         - the act or omission was material enough to give rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

         - the individuals actually received an improper personal benefit in the form of money, property or services; or

         - in the case of a criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.

         Any indemnification must be made only out of the assets of Grove L.P. Limited partners are not subject to personal liability by reason of the indemnification provision.


         ERP PARTNERSHIP AGREEMENT

         The ERP partnership agreement contains a similar provision.

FINANCIAL STATEMENTS AND REPORTS


         GROVE L.P.  PARTNERSHIP AGREEMENT


         Under the Grove L.P. partnership agreement, Grove will keep or cause Grove L.P. to keep at Grove L.P.'s principal office all books and records pertaining to Grove L.P.'s business, including those books and records necessary to provided limited partners with information they request.

         Grove is required to cause Grove L.P. to prepare and mail to each limited partner at the close of the partnership year, an annual report containing financial statements. The Grove L.P. partnership agreement does not require or provide for the distribution of quarterly financial information to the partners.

         ERP PARTNERSHIP AGREEMENT

         Under the ERP partnership agreement, EQR is required to cause ERP to prepare and distribute to the ERP partners annual financial data sufficient to reflect the status and operations of ERP and its assets and to enable each partner to file its federal income tax return. The ERP partnership agreement does not require or provide for the distribution of quarterly financial information to the partners.

MERGERS

         GROVE L.P.

         DRULPA provides that limited partnerships may enter into mergers, consolidations or similar transactions with other limited partnerships and business entities.

         ERP

         IRULPA provides that limited partnerships may merge with limited liability companies or limited partnerships.

TRANSFER OF UNITS


         GROVE L.P. PARTNERSHIP AGREEMENT


         Under the Grove L.P. partnership agreement, no limited partner may assign, sell, give, pledge or otherwise transfer all or any portion of his Grove L.P. interest without the consent of Grove except to:

         -        transfer an interest to Grove;

         - transfer to an affiliate, another original limited partner or to a member of the limited partner's immediate family;

         - transfer to a trust for the benefit of a charitable foundation; and

         - pledge to a lending institution, which is not an affiliate of the limited partner, as collateral or security for a bona fide loan or other extension or credit.

         Grove has a first right of refusal to purchase the transferring interest. The transferring limited partner must give written notice of the proposed transfer to Grove. Grove has 10 days to elect to acquire the partnership interest being transferred. If Grove does not elect to acquire the partnership interest, the transferring limited partner may transfer the interest to a third party.

         Any transfer of a partnership interest must be made only to qualified investors. Grove may prohibit any transfer if in Grove's opinion the transfer would require any filings with the SEC, if a transfer would cause Grove L.P. to be taxed as a corporation, or in the case of a transfer to a Grove L.P. lender whose loan constitutes a non-recourse liability.

         A limited partner may not substitute a transferee as a limited partner in his place.

         ERP PARTNERSHIP AGREEMENT

         Under the ERP partnership agreement, no limited partner may sell, assign, distribute or otherwise transfer all or any portion of his ERP interest without the consent of EQR except:

         - by operation of law, testamentary disposition, outright gift or a gift in trust, or by sale to or for the benefit of his parent(s), spouse or descendents;

         - pledges or other collateral transfers effected by a limited partner to secure the repayment of a loan or other obligation provided the pledgee agrees in writing to subordinate his rights with the pledge interest to ERP and to defer the exercise of its rights as a secured creditor under certain situations;

         - the exchange of preference units for ERP units or EQR common shares or the exchange of ERP units for EQR common shares; and

         - the distribution of ERP units or preference units by a limited partner to any of its direct or indirect constituent partners or owners.

          The ERP partnership agreement also provides that EQR reserves the right to require an opinion of counsel regarding such matters as EQR may determine as a condition to any transfer. ERP limited partners must notify EQR of any transfer of beneficial interest or other interest which occurs without a transfer of record ownership and any pledge or collateral transfer. No part of a limited partner's interest may be subject to the claims of any creditor, spouse for alimony or support, or to legal process, and may not be voluntarily alienated or encumbered except as is allowed by the ERP partnership agreement.

REDEMPTION/EXCHANGE OF PARTNERSHIP INTERESTS FOR COMMON SHARES


         GROVE L.P. PARTNERSHIP AGREEMENT


         Under the Grove L.P. partnership agreement, a limited partner has the right to require Grove L.P. to redeem all or a portion of its partnership interest in exchange for cash so long as such interest has been held for at least one year. Grove may, in its sole discretion, elect to acquire some or all of the redeeming limited partner's units in exchange for Grove common shares. Grove common shares are listed on the American Stock Exchange under the symbol "GVE." Upon issue, Grove common shares are duly authorized, validly issued, fully paid and nonassessable. A limited partner receiving Grove common shares in exchange for Grove L.P. units has all rights to vote and receive dividends.


         ERP PARTNERSHIP AGREEMENT

         Under the ERP partnership agreement, the ERP unitholders may request an exchange of their ERP units for EQR common shares, on a one-for-one basis with at least 10 days written notice to EQR. EQR may, instead of issuing EQR common shares, cause ERP to pay the limited partner the cash equivalent instead. EQR common shares are listed on the New York Stock Exchange under the symbol "EQR." EQR shareholders may offer their common shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Shareholders may sell their EQR common shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

AMENDMENT TO PARTNERSHIP AGREEMENT


         GROVE L.P. PARTNERSHIP AGREEMENT


         Under the Grove L.P. partnership agreement, Grove has the exclusive power to amend the agreement in order to:

         - add to Grove's obligations under the agreement or to give up any right or power granted to it;

         -        issue additional partnership interests;

         - make an inconsequential change to the agreement that does not adversely affect the limited partners in any material respect;

         -        make any changes to cure any ambiguity in the agreement;

         - satisfy any requirements or order of a federal or state agency;



         -        make changes reasonably necessary to maintain REIT status;
                  or



         -        modify the manner in which capital accounts are computed.

         Grove may not amend the partnership agreement without the limited partners' consent if the action or amendment would:

         - convert the limited partners' limited partnership interest into a general partnership interest;

         -        modify the limited liability of the limited partners;

         -        affect the limited partners' rights to receive distributions;
                  or

         -        materially alter or modify the rights to a redemption.

         ERP PARTNERSHIP AGREEMENT

         Under the ERP partnership agreement, the Chairman of the Board of EQR is empowered to amend the ERP partnership agreement without the consent of the limited partners, except to:



         (i) modify the allocation of profits, losses or distributions among the partners, except as allowed in the ERP partnership agreement and as required by law;


         (ii)     amend the following sections of the ERP partnership agreement:
                  "Partnership," "Issuance and Conversion of Units," "Limitations on Powers and Authorities of Partners" or "Transfer of Partnership Units;"


         (iii) enlarge the obligation of any partner to make contributions to the capital of ERP; or


         (iv) amend the "Amendment of Agreement" section of the ERP partnership agreement.

         The amendments referenced in items (i) and (ii) above to the ERP partnership agreement may be amended with the written consent of EQR and certain affiliates of Mr. Zell and other specified partners or their successors in interest as long as they remain partners of ERP, and by the holders of not less than 67% of the aggregate partnership interest held by all limited partners. With respect to amendments referenced in items (iii) and (iv) above, the ERP partnership agreement may only be amended with the written consent of all partners.

TRANSACTIONS AND RELATED DISPOSITIONS


         GROVE L.P. PARTNERSHIP AGREEMENT


         Grove is authorized to:


         - acquire, dispose of, mortgage, pledge, encumber or otherwise exchange any Grove L.P. assets; and


         -        merge or cause to be formed other combinations of Grove L.P.
                  with and into another entity.

         ERP PARTNERSHIP AGREEMENT

         EQR is authorized to acquire any assets and encumber, sell, ground lease or deposit any or all of ERP assets.

MEETINGS


         GROVE L.P. PARTNERSHIP AGREEMENT


         Meetings of the partners may be called at any time by Grove and must be called by Grove when it receives the written request of 25% or more of the partnership interest of the limited partners. Notice of not less than 7 days and not more than 30 days prior to the meeting date is required. Meetings are conducted by Grove or its designee.

         Meetings may be waived so long as a written consent to waive the meeting is signed by 25% or more of the partnership interests of the limited partners.

         ERP PARTNERSHIP AGREEMENT

         The ERP partnership agreement does not contain a provision relating to meetings of the partners.

DEFICIT RESTORATION OBLIGATION


         GROVE L.P. PARTNERSHIP AGREEMENT


         If a Grove L.P. limited partner has a deficit balance in its capital account, such limited partner must contribute that deficit balance to Grove L.P. up to a specified amount, as defined in the Grove L.P. partnership agreement, within 90 days after liquidation and dissolution of Grove L.P.


         ERP PARTNERSHIP AGREEMENT


         If an ERP limited partner has a deficit balance in its capital account, such limited partner is obligated to contribute the entire deficit balance to ERP within 90 days following liquidation and dissolution of ERP. Grove L.P. limited partners exchanging Grove L.P. units for ERP units must restore any Grove L.P. deficit into ERP's capital; however, the deficit is required to be restored only up to the amount specified under the Grove L.P. partnership agreement.

                       PRINCIPAL UNITHOLDERS OF GROVE L.P.


         The following table sets forth the ownership of Grove L.P. units as of the date hereof for (i) the Chief Executive Officer and each of the four other most highly compensated executive officers of Grove, (ii) each trust manager of Grove, (iii) each person whom Grove L.P. believes is a holder of Grove L.P. units exceeding a 5% interest in Grove L.P. and (iv) the trust managers and executive officers of Grove, as a group. All of such units are owned directly, and the indicated person or entity has sole voting and disposition power. Grove L.P. has no directors, trust managers or trustees.




   NAME AND BUSINESS ADDRESS OF OWNER (1)         GROVE L.P. UNITS OWNED        PERCENT OF GROVE L.P. UNITS
   --------------------------------------         ----------------------        ---------------------------

Grove Property Trust                                  8,364,947                          68.5%
Damon D. Navarro                                        331,337                           2.7%
Brian D. Navarro                                        323,784                           2.7%
Edmund F. Navarro                                       280,357                           2.3%
Joseph R. LaBrosse                                       76,833                            --
J. Timothy Morris                                          --                              --
James F. Twaddell                                          --                              --
Harold V. Gorman                                           --                              --
J. Joseph Garrahy                                          --                              --
Gerald A. McNamara                                       31,751                            --
Munawar A. Cheema                                          --                              --
Keith W. Munsell                                           --                              --
All executives and trust managers as a group          1,044,062                           8.6%
(11 persons)


---------------------------
(1) Each person has a business address of c/o Grove L.P., 598 Asylum Ave., Hartford, Connecticut 06105.

                         PRINCIPAL SHAREHOLDERS OF GROVE

SECURITY OWNERSHIP OF TRUST MANAGERS AND EXECUTIVE OFFICERS


         The following table sets forth information as of the record date for the special meeting regarding the beneficial ownership of Grove common shares by each trust manager and each executive officer, and by all trust managers and executive officers as a group. Each person named in the table has the sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. For purposes of this table, a person is deemed to be the beneficial owner of a security if that person has the option to acquire beneficial ownership of Grove common shares within sixty (60) days of the date of determination. Accordingly, the following table only reflects vested options to acquire Grove common shares, as well as the number of Grove L.P. units owned by such person which are redeemable with either cash or Grove common shares. For information relating to both vested and unvested options held by certain persons in Grove, see "Interests of Certain Persons in the Transactions."




                                                                            PERCENTAGE OF COMMON
         NAME OF BENEFICIAL OWNER (1)        NUMBER OF COMMON SHARES              SHARES
         ----------------------------        -----------------------        ---------------------
      Damon D. Navarro                               751,776 (2)                        8.6%
      Joseph R. LaBrosse                             332,856 (3)                        4.0%
      Edmund F. Navarro                              685,894 (4)                        7.9%
      J. Timothy Morris                            1,700,766 (5)                       20.7%
      James F. Twaddell                               48,273 (6)                           *

                                            99


      Harold V. Gorman                                14,725 (7)                           *
      J. Joseph Garrahy                               19,724 (8)                           *
      Brian A. Navarro                               707,406 (9)                        8.1%
      Gerald A. McNamara                            134,766 (10)                        1.6%
      Munawar A. Cheema                             143,863 (11)                        1.7%
      Keith W. Munsell                               10,000 (12)                           *
      Trust Managers and Named
      Executive Officers as a Group (11
      Persons)                                   4,550,039  (13)                       41.5%



--------------------
*Less than 1%

(1) Each person listed has a business address c/o Grove, 598 Asylum Avenue, Hartford, Connecticut 06105.

(2) Includes 331,337 common shares which might be acquired by Mr. Navarro upon redemption of an equal number of Grove L.P. units and 173,369 common shares which could be acquired within 60 days upon exercise of options.


(3) Includes 76,833 common shares which might be acquired by Mr. LaBrosse upon redemption of an equal number of Grove L.P. units and 134,294 common shares which could be acquired within 60 days upon exercise of options.


(4) Includes 280,357 common shares which might be acquired by Mr. Navarro upon redemption of an equal number of Grove L.P. units and 171,969 common shares which could be acquired within 60 days upon exercise of options.


(5) Represents the common shares which are owned either by accounts managed by Morgan Stanley Dean Witter Investment Management Inc. or which are owned by affiliates of Morgan Stanley Dean Witter & Co., as to which Mr. Morris has shared voting and investment power.

(6) Includes 15,000 common shares which could be acquired by Mr. Twaddell within 60 days upon exercise of options.


(7) Represents common shares which could be acquired by Mr. Gorman within 60 days upon exercise of options.


(8) Includes 14,862 common shares which could be acquired by Mr. Garrahy within 60 days upon exercise of options.


(9) Includes 323,784 common shares which might be acquired by Mr. Navarro upon redemption of an equal number of Grove L.P. units and 171,969 common shares which could be acquired within 60 days upon exercise of options.

(10) Includes 40,750 common shares which might be acquired by Mr. McNamara upon redemption of an equal number of Grove L.P. units and 54,344 common shares which could be acquired within 60 days upon exercise of options.


(11) Includes 66,667 common shares which could be acquired by Mr. Cheema within 60 days upon exercise of options.


(12) Represents common shares which could be acquired by Mr. Munsell within 60 days upon exercise of options.


(13) Includes 1,053,062 common shares which might be acquired upon redemption of an equal number of Grove L.P. units and 837, 199 common shares which could be acquired within 60 days upon exercise of options.

                                   LITIGATION

         Grove and each of its trust managers were named as defendants in an action commenced on July 18, 2000 by the filing of a class action complaint by The Taylor Family Trust. The suit, which was filed in the Circuit Court of Maryland for Baltimore City, purports to be a class action.

         The complaint refers to the proposed mergers and the proposed transfer of Grove's retail properties to certain of the executive officers of Grove. These transactions are described in detail elsewhere in this proxy statement.

         The complaint alleges that each of Grove's trust managers breached his fiduciary duty to the holders of Grove common shares by, among other things, approving and entering into the retail agreement, pursuant to which the retail properties are proposed to be transferred.

         The remedies sought include an injunction enjoining Grove and its trust managers from proceeding with the closing of the transactions contemplated by the merger agreement, rescission of the transactions if they consummated, the award of rescissory damages, an accounting by the defendants for damages alleged to have been sustained by members of the class as a result of the wrongs alleged and the award of costs, including reasonable attorneys' fees and expenses.

         Grove believes the suit is without merit and intends to defend against the claims vigorously.


                                  LEGAL MATTERS


         Certain legal matters in connection with the merger transactions will be passed upon for EQR and ERP by Piper Marbury Rudnick & Wolfe in Chicago, Illinois. Errol R. Halperin, a partner of Piper Marbury Rudnick & Wolfe, is a trustee of EQR. Attorneys of Piper Marbury Rudnick & Wolfe beneficially own less than 1% of the outstanding common shares in EQR, either directly or upon the exercise of options. Certain legal matters in connection with the transactions will be passed upon for Grove by Cummings & Lockwood, Stamford, Connecticut.


                                     EXPERTS


         Ernst & Young LLP, independent auditors, have audited each of EQR's and ERP's consolidated financial statements and schedule included in each of EQR's and ERP's Annual Report on Form 10-K for the year ended December 31, 1999 and have audited Lexford Residential Trust's consolidated financial statements and schedules included in each of EQR's and ERP's Current Report on Form 8-K, each dated June 30, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Such financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's reports given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION


         EQR and ERP have filed a registration statement on Form S-4 to register with the SEC the ERP units to be issued to Grove L.P. limited partners in the partnership merger and the EQR common shares to be issued upon conversion of such ERP units. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of EQR and ERP in addition to being a proxy statement for Grove L.P. The registration statement, including the attached exhibits and schedules, contains additional relevant information about EQR, ERP and Grove L.P. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.


         In addition, EQR, Grove and ERP file annual, quarterly and special reports, proxy statements and other information, as applicable, with the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy any reports, statements or other information we file at the following locations of the SEC:

Public Reference Room       New York Regional Office      Chicago Regional Office
450 Fifth Street, N.W.      7 World Trade Center          500 West Madison Street
Room 1024                   Suite 1300                    Suite 1400
Washington, D.C. 20539      New York, New York 10048      Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov. The SEC's website contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

         The SEC allows us to "incorporate by reference" information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, and this proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about ERP and EQR and their financial condition.


EQR SEC FILINGS (FILE NO. 1-12252)                DESCRIPTION OR PERIOD/AS OF DATE
----------------------------------                ---------------------------------
Annual Report on Form 10-K                        Year ended December 31, 1999

Quarterly Reports on Form 10-Q                    Quarters ended March 31, 2000 and June 30, 2000

Current Reports on Form 8-K                       Dated June 30, 1999 and dated March 24, 2000

Proxy Statement                                   Dated March 31, 2000

Registration Statement on Form 8-A/A              Description of EQR common shares
dated August 10, 1993


EQR SEC FILINGS (FILE NO. 1-12252)                DESCRIPTION OR PERIOD/AS OF DATE
----------------------------------                ---------------------------------

Registration Statement on Form S-11               Information prescribed by Items 12, 13, 14, 15 and 16
(No. 33-80420) dated July 20, 1994,               of such registration statement
as amended

ERP SEC FILINGS (FILE NO. 0-24920)                DESCRIPTION OR PERIOD/AS OF DATE
----------------------------------                ---------------------------------

Annual Report on Form 10-K                         Year ended December 31, 1999

Quarterly Reports on Form 10-Q                     Quarters ended March 31, 2000 and June 30, 2000

Current Report on Form 8-K                         Dated June 30, 1999

Registration Statement on Form 10 dated            Description of units of limited
October 6, 1994, as amended by Amendment           partnership interest in
No. 3 dated December 12, 1994 ERP



         EQR and ERP also incorporate by reference in this proxy statement/prospectus additional documents that are filed with the SEC under Sections 12(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this proxy statement/prospectus to the date of the meetings. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as proxy statements.

         EQR has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to EQR, and Grove has supplied all such information relating to Grove.


         If you are a shareholder of EQR or unitholder of ERP, we may already have sent you some of the documents incorporated by reference but you can obtain any of them through us, the SEC or the SEC's Internet worldwide website as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement/prospectus. You may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following address:


                            EQUITY RESIDENTIAL PROPERTIES TRUST
                            ERP OPERATING LIMITED PARTNERSHIP
                            Two North Riverside Plaza, Suite 400
                            Chicago, Illinois 60606
                            Tel: (312) 474-1300
                            Attention: Cynthia McHugh, Senior Vice President - Investor Relations



         If you would like to request documents from us, please do so by October 20, 2000 to receive them before the meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or other equally prompt means, within one business day after we receive your request.

         WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION ABOUT THE PROPOSED MERGER OR OUR COMPANIES THAT DIFFERS FROM OR ADDS TO THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN THE DOCUMENTS OUR COMPANIES HAVE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE SHOULD GIVE YOU ANY DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

         IF YOU LIVE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER OR EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR TO ASK FOR PROXIES, OR, IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT SUCH OFFERS OR REQUESTS, THEN THE OFFER AND REQUEST PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

         THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE INDICATED ON THE COVER OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                  APPENDIX A


--------------------------------------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                              GROVE PROPERTY TRUST

                              GROVE OPERATING, L.P.

                                       AND


                        ERP OPERATING LIMITED PARTNERSHIP


                            DATED AS OF JULY 17, 2000




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE                                                                                                        PAGE
-------                                                                                                        ----
THE MERGER........................................................................................................2
         1.1      The Partnership Merger..........................................................................2
         1.2      The Company Merger..............................................................................2
         1.3      Closing.........................................................................................2
         1.4      Effective Times.................................................................................2
         1.5      Effect of Company Merger on Operating Agreement of New LLC3.....................................3
         1.6      Effect of Partnership Merger on Agreement of Limited Partnership................................3
         1.7      Effect of Partnership Merger on Grove LP Units..................................................3
         1.8      Effect of Company Merger on Shares..............................................................4
         1.9      Receipt of Consideration........................................................................5
         1.10     Transfer Books..................................................................................7
         1.11     No Further Ownership Rights in Shares...........................................................7
         1.12     Adjustment to Merger Consideration..............................................................8

REPRESENTATIONS AND WARRANTIES OF GROVE AND GROVE OP..............................................................8
         2.1      Organization, Standing and Power of Grove.......................................................8
         2.2      Grove Subsidiaries..............................................................................9
         2.3      Capital Structure..............................................................................11
         2.4      Other Interests and Sale Obligations...........................................................12
         2.5      Authority; Noncontravention; Consents..........................................................12
         2.6      SEC Documents; Financial Statements; Undisclosed Liabilities...................................14
         2.7      Absence of Certain Changes or Events...........................................................15
         2.8      Litigation.....................................................................................15
         2.9      Properties.....................................................................................16
         2.10     Environmental Matters..........................................................................19
         2.11     Consultants and Related Party Transactions.....................................................20
         2.12     Employee Benefits..............................................................................21
         2.13     Employee Matters...............................................................................23
         2.14     Taxes..........................................................................................23
         2.15     No Payments to Employees, Officers, Trustees or Directors......................................24
         2.16     Brokers; Schedule of Fees and Expenses.........................................................25
         2.17     Compliance with Laws...........................................................................25
         2.18     Contracts; Debt Instruments....................................................................25
         2.19     Opinion of Financial Advisor...................................................................28
         2.20     State Takeover Statutes........................................................................28
         2.21     Registration Statement.........................................................................28
         2.22     Development Properties.........................................................................28
         2.23     Investment Company Act of 1940.................................................................28
         2.24     Trademarks, Patents and Copyrights.............................................................28
         2.25     Insurance......................................................................................29
         2.26     Definition of Knowledge of Grove...............................................................29
         2.27     Vote Required..................................................................................29


                                       i


         2.28     Secured Credit Facility........................................................................29
         2.29     Assumption of Secured Debt.....................................................................29
         2.30     Certain Fees...................................................................................29

REPRESENTATIONS AND WARRANTIES OF ERP............................................................................30
         3.1      Organization, Standing and Power of ERP........................................................30
         3.2      Capital Structure of ERP.......................................................................30
         3.3      Authority; Noncontravention; Consents..........................................................30
         3.4      SEC Documents; Financial Statements; Undisclosed Liabilities...................................31
         3.5      Absence of Certain Changes or Events...........................................................32
         3.6      Litigation.....................................................................................32
         3.7      Properties.....................................................................................33
         3.8      Environmental Matters..........................................................................33
         3.9      Taxes..........................................................................................34
         3.10     Brokers........................................................................................34
         3.11     Compliance with Laws...........................................................................34
         3.12     Contracts; Debt Instruments....................................................................35
         3.13     State Takeover Statutes........................................................................35
         3.14     Registration Statement.........................................................................35
         3.15     Investment Company Act of 1940.................................................................35
         3.16     Definition of Knowledge of ERP.................................................................35
         3.17     Vote Required..................................................................................35
         3.18     Employee Policies..............................................................................35
         3.19     Financing......................................................................................35
         3.20     Validity of Securities Issued..................................................................36

COVENANTS........................................................................................................36
         4.1      Acquisition Proposals..........................................................................36
         4.2      Conduct of Grove's Business Pending Merger.....................................................37
         4.3      Conduct of ERP's Business Pending Merger.......................................................40
         4.4      Other Actions..................................................................................41
         4.5      Compliance with the Securities Act.............................................................41

ADDITIONAL COVENANTS.............................................................................................42
         5.1      Preparation of the Registration Statement and the Proxy Statement; Grove
                  Shareholders Meeting and Grove OP Partners Meeting.............................................42
         5.2      Access to Information: Confidentiality.........................................................43
         5.3      Best Efforts; Notification.....................................................................44
         5.4      Costs of Transaction...........................................................................44
         5.5      Public Announcements...........................................................................44
         5.6      Taxes..........................................................................................45
         5.7      Benefit Plans and Other Employee Arrangements..................................................45
         5.8      Indemnification................................................................................46
         5.9      Declaration of Dividends and Distributions.....................................................47
         5.10     Notices........................................................................................48
         5.11     Resignations...................................................................................48
         5.12     Third Party Management Agreements and Outside Management Agreements............................48


                                      ii


         5.13     Modification of Rosenthal Transaction..........................................................49
         5.14     Retail Sale Agreement..........................................................................49
         5.15.    Election to Undertake Deficit Restoration Obligation
                  Under ERP Agreement............................................................................49
         5.16     Transfer of Grove LP Units.....................................................................49
         5.17     Transfer of Grove Corp. Shares.................................................................49

CONDITIONS.......................................................................................................50
         6.1      Conditions to Each Party's Obligation to Effect the Mergers....................................50
         6.2      Conditions to Obligations of ERP...............................................................50
         6.3      Conditions to Obligations of Grove.............................................................52

TERMINATION, AMENDMENT AND WAIVER................................................................................53
         7.1      Termination....................................................................................53
         7.2      Certain Fees and Expenses......................................................................54
         7.3      Effect of Termination..........................................................................56
         7.4      Amendment......................................................................................56
         7.5      Extension; Waiver..............................................................................56

GENERAL PROVISIONS...............................................................................................57
         8.1      Nonsurvival of Representations and Warranties..................................................57
         8.2      Notices........................................................................................57
         8.3      Interpretation.................................................................................58
         8.4      Counterparts...................................................................................58
         8.5      Entire Agreement; No Third-Party Beneficiaries.................................................58
         8.6      Governing Law..................................................................................58
         8.7      Assignment.....................................................................................58
         8.8      Enforcement....................................................................................58
         8.9      Severability...................................................................................59
         8.10     Non-Recourse to Trustees and Officers..........................................................59



                         EXHIBITS

Exhibit "A"   -    Agreement of Merger
Exhibit "B"   -    Company Articles of Merger
Exhibit "C"   -    Opinion of Maryland Counsel
Exhibit "D"   -    Opinion of Cummings & Lockwood
Exhibit "E"   -    Opinion of Piper Marbury Rudnick & Wolfe

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of July 17, 2000 by and among ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership ("ERP"), GROVE PROPERTY TRUST, a Maryland real estate investment trust ("Grove"), and GROVE OPERATING, L.P., a Delaware limited partnership ("Grove OP").

                                R E C I T A L S:

         WHEREAS, the General Partner of ERP and the Board of Trust Managers of Grove (the "Grove Board"), the sole general partner of Grove OP, have each approved the acquisition of the business and assets of Grove by ERP, with such acquisition being effected by the transactions described herein, including, without limitation, the Partnership Merger and Company Merger (each as defined below and collectively referred to as the "Mergers");

         WHEREAS, ERP shall form a single member Delaware limited liability company ("New LLC"), which in turn shall form a second single member Delaware limited liability company ("New LLC2");

         WHEREAS, the General Partner of ERP and the Grove Board have approved
(i) the merger of New LLC2 with and into Grove OP (the "Partnership Merger") and
(ii) immediately following the Partnership Merger, the merger (the "Company Merger") of Grove with and into a single member Maryland limited liability company to be formed by ERP ("New LLC3"), all upon the terms and subject to the conditions set forth herein;

         WHEREAS, Grove has received a fairness opinion relating to the Mergers, as more fully described herein;

         WHEREAS, the Grove Board has: (i) determined that the consideration to be paid for each outstanding unit of limited partnership interest in Grove OP (each an "Grove LP Unit") in the Partnership Merger is fair to and in the best interests of the limited partners of Grove OP (the "Limited Partners"); (ii) determined that the consideration to be paid for each issued and outstanding share of beneficial interest, $.01 par value per share, of Grove (each a "Share" or "Grove Common Share") in the Company Merger is fair to and in the best interests of the shareholders of Grove; and (iii) approved this Agreement and the transactions contemplated hereby, declared their advisability and resolved to recommend approval and adoption of this Agreement by the shareholders of Grove and Limited Partners; and

         WHEREAS, ERP, Grove and Grove OP desire to make certain representations, warranties and agreements in connection with the Mergers.

         NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGERS

         1.1 THE PARTNERSHIP MERGER. Prior to the Partnership Merger Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement, an Agreement of Merger in substantially the form attached hereto as Exhibit "A" (the "Agreement of Merger") shall be executed and delivered by Grove OP and New LLC2. Pursuant to the terms of the Agreement of Merger, upon the terms and subject to the conditions of this Agreement, and in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the "LLC Act") and Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "DRULPA"), New LLC2 shall be merged with and into Grove OP, with Grove OP as the surviving entity (the "Surviving Partnership").

         1.2 THE COMPANY MERGER. Upon the terms and subject to the conditions of this Agreement, immediately following the effectiveness of the Partnership Merger, and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8") and Title 4A of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 4A"), Grove shall be merged with and into New LLC3, with New LLC3 as the surviving entity (the "Surviving Company").

         1.3 CLOSING. The closing of the Mergers ("Closing") will take place at 8:00 a.m. local time on the date to be specified by the parties, which (subject to satisfaction or waiver of the other conditions set forth in Article 6) shall be no later than the third business day after satisfaction or waiver of the conditions set forth in Section 6.1(a) (the "Closing Date"), at the offices of Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Chicago, Illinois 60601, unless another date or place is agreed to in writing by the parties hereto.

         1.4 EFFECTIVE TIMES. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article 6 by the party entitled to the benefit of the same:

               (a) Grove OP shall execute and file a Certificate of Merger in substantially the form attached to the Agreement of Merger (the "Partnership Certificate of Merger"), executed in accordance with the LLC Act and DRULPA, with the Office of the Secretary of State of Delaware (the "Delaware Secretary"), and shall make all other filings and recordings required under the LLC Act and DRULPA. The Partnership Merger shall become effective (the "Partnership Merger Effective Time") upon filing of the Partnership Certificate of Merger. Unless otherwise agreed, the parties shall cause the Partnership Merger Effective Time to occur on the Closing Date.

               (b) Immediately following the Partnership Merger Effective Time, New LLC3 and Grove shall execute and file Articles of Merger in substantially the form attached hereto as Exhibit "B" (the "Company Articles of Merger"), executed in accordance with Title 8 and Title 4A, with the State Department of Assessments and Taxation of Maryland (the "Maryland Department"), and shall make all other filings and recordings required under Title 8 and Title 4A. The Company Merger shall become effective (the "Company Merger Effective Time") at such time as shall be specified in the Company Articles of Merger. Unless otherwise agreed, the parties shall cause the Company Merger Effective Time to occur on the Closing Date.

         1.5 EFFECT OF COMPANY MERGER ON OPERATING AGREEMENT OF NEW LLC3. The Operating Agreement of New LLC3 shall continue in full force and effect after the Company Merger Effective Time until amended in accordance with Delaware law.

         1.6 EFFECT OF PARTNERSHIP MERGER ON AGREEMENT OF LIMITED PARTNERSHIP. The Agreement of Limited Partnership of Grove OP, as amended (the "Grove OP Agreement"), shall continue in full force and effect after the Partnership Merger Effective Time until further amended in accordance with applicable Delaware law.

         1.7 EFFECT OF PARTNERSHIP MERGER ON GROVE LP UNITS. At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of ERP, Grove, Grove OP or the holders of any of the following securities:

               (a) CONVERSION OF GROVE LP UNITS. Each Grove LP Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (excluding any Grove LP Units to be canceled pursuant to Section 1.7(b)) shall be canceled and converted into the right to receive, subject to the terms and condition of this Agreement, at the election of the Limited Partner holding such Grove LP Unit made pursuant to Section 1.9(c), either (i) $17.00 per Grove LP Unit (the "Partnership Cash Merger Consideration") payable to the holder thereof in cash, without interest thereon, less any required withholding of taxes, or (ii) 0.3696 units ("ERP Units") of limited partnership interest in ERP (the "Partnership Unit Merger Consideration" and, together with the Partnership Cash Merger Consideration, the "Partnership Merger Consideration"). If, from the date hereof until the Partnership Merger Effective Time, ERP (i) pays a dividend or makes a distribution on ERP Units in ERP Units, (ii) subdivides the outstanding ERP Units into a greater number of ERP Units or (iii) combines the outstanding ERP Units into a smaller number of ERP Units, the Partnership Unit Merger Consideration shall be adjusted to reflect the proportionate change in the number of outstanding ERP Units. It is the intention of the parties hereto that the payment of the Partnership Cash Merger Consideration shall be treated as a purchase by ERP of the Grove LP Units of each Limited Partner who elects to receive the Partnership Cash Merger Consideration pursuant to Proposed Treasury Regulation Section 1.708-1(c)(3).

               (b) CANCELLATION. Each Grove LP Unit held by Grove OP and each Grove LP Unit owned by ERP or any direct or indirect wholly-owned subsidiary of Grove or ERP immediately prior to the Partnership Merger Effective Time shall, by virtue of the Partnership Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

               (c) CONVERSION OF INTERESTS IN NEW LLC2. At the Partnership Merger Effective Time, each interest in New LLC2 shall be automatically converted into one Grove LP Unit.

               (d) CONVERSION OF GENERAL PARTNER INTEREST. Each unit of general partnership interest in Grove OP shall be unaffected by the Partnership Merger.

               (e) FUTURE CONTINGENT VALUE DISTRIBUTIONS. The right of any person to receive Grove LP Units at any time in the future with respect to Contingent Earnout Rights, as defined and contemplated in that certain Agreement, dated as of April 22, 1998, as amended by that certain Amendment to Conveyance Agreement, dated as of August 31, 1998 (the "McNeil Conveyance Agreement"), involving the acquisition by Grove Corporation of certain properties owned by 22 limited partnerships affiliated with Alexander H. McNeil, shall convert into the right to receive that number of ERP Units calculated in accordance with and subject to all of the other terms and conditions contemplated in the McNeil Conveyance Agreement; provided, however, that any reference in such agreements to Grove Shares shall be deemed to refer to common shares ("EQR Common") of Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR"), as traded on the New York Stock Exchange, Inc. (the "NYSE").

         1.8 EFFECT OF COMPANY MERGER ON SHARES. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of ERP, Grove, Grove OP or the holders of any of the following securities:

               (a) CONVERSION OF SHARES. Each Share issued and outstanding immediately prior to the Company Merger Effective Time (excluding any Shares to be canceled pursuant to Section 1.8(b)) shall be cancelled and converted into the right to receive, subject to the terms and conditions of this Agreement, $17.00 per Share (the "Company Merger Consideration") payable to the holder thereof in cash, without interest thereon, upon the surrender of the certificate formerly representing such Share, less any required withholding of taxes. The Company Merger Consideration shall be payable in cash without interest thereon in accordance with
               Section 1.9 as soon as practicable after the Deposit Date, as defined herein.

               (b) CANCELLATION. Each Share held in the treasury of Grove and each Share owned by ERP or any direct or indirect wholly-owned subsidiary of Grove, Grove OP or ERP immediately prior to the Company Merger Effective Time shall, by virtue of the Company Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

               (c) STOCK OPTIONS. Except as specifically set forth in Section 5.7(c), at the Company Merger Effective Time, each outstanding option (an "Grove Option") to purchase Shares granted under or pursuant to any employee stock option plan or agreement entered into by Grove with any employee of Grove or any subsidiary thereof or any other person listed on Schedule 2.3 of the Grove Disclosure Letter (as defined herein) or otherwise existing (the "Grove Stock Option Plans"), shall be cancelled and the holder thereof shall be entitled to receive in cash (the "Total Option Amount") an amount, if any, (less applicable withholding taxes) equal to the product of: (i) the number of Shares previously subject to such Grove Option, whether vested or unvested, multiplied by; (ii) the excess, if any, of the amount of the Company Merger Consideration over the exercise price per Share previously subject to such Grove Option, payable not later than the Trading Day immediately following the Company Merger Effective Time.

         1.9   RECEIPT OF CONSIDERATION.

               (a) PAYMENT AGENT. Prior to the Partnership Merger Effective Time, a bank or trust company reasonably acceptable to Grove shall be designated by ERP to act as agent in connection with the Mergers to receive the funds to which holders of Shares and Grove LP Units shall become entitled pursuant to Sections 1.7 and 1.8 (the "Paying Agent").

               (b) PROCEDURES FOR RECEIPT OF COMPANY MERGER CONSIDERATION. Promptly after the Company Merger Effective Time, the Surviving Company shall cause to be mailed to each holder of record, as of the Company Merger Effective Time, of a certificate or certificates (the "Certificates") that, prior to the Company Merger Effective Time, represented Shares, a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates for payment of the Company Merger Consideration therefor. Upon the surrender of each such Certificate formerly representing Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the Paying Agent shall pay the holder of record of such Certificate the Company Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be canceled. Until so surrendered and exchanged, each such Certificate (other than Shares held by ERP or Grove, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Company Merger Consideration. No interest shall be paid or accrue on the Company Merger Consideration.

               (c)  PROCEDURES FOR RECEIPT OF PARTNERSHIP MERGER CONSIDERATION.

               (i) All elections by Limited Partners to receive the Partnership Cash Merger Consideration or Partnership Unit Merger
Consideration shall be made on a form furnished by ERP for that purpose (a "Form of Election") and reasonably satisfactory to Grove. Each Limited Partner may only make an election to receive all Partnership Cash Merger Consideration or Partnership Unit Merger Consideration in exchange for all of its Grove LP Units.

               (ii) Together with the Prospectus (as defined herein), ERP or the Paying Agent shall mail a Form of Election to record holders of Grove LP Units as of the record date for the Grove OP Partners Meeting (as defined below) (the "Record Date"). Elections shall be made by Limited Partners by delivering the Form of Election to the Paying Agent, as indicated in the Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Paying Agent by 5:00 p.m. (New York City time) on the last Trading Day (as defined below) prior to the date of the Grove OP Partners Meeting or such other time and date as ERP and Grove may mutually agree (the "Election Deadline"). ERP will have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The good faith decision of ERP (or the Paying Agent) in such matters shall be conclusive and binding. Neither ERP nor the Paying Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the

Paying Agent. The Paying Agent shall also make all computations contemplated by Section 1.7 and this Section 1.9(c) and all such computations shall be conclusive and binding on the Limited Partners in the absence of manifest error. Any Form of Election may be changed or revoked prior to the Election Deadline. For purposes hereof, if a Limited Partner (i) does not submit a Form of Election which is received by the Paying Agent prior to the Election Deadline (including a Limited Partner who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Paying Agent) or (ii) submits a Form of Election which is defective in any manner such that the Paying Agent cannot reasonably determine the election preference of the Limited Partner submitting such Form of Election, then such Limited Partner shall be deemed for all purposes of this Agreement to have validly elected to receive the Partnership Cash Merger Consideration with respect to the Grove LP Units held by such Limited Partner. Except as specifically provided in Section 5.13, any Persons (as defined herein) acquiring Grove LP Units after the Record Date shall be entitled to receive only that form of Partnership Merger Consideration previously validly elected by the transferor of such Grove LP Units or, to the extent no such valid election was made by such transferor in accordance with this Section 1.9, the Partnership Cash Merger Consideration.

               (iii) Following the Partnership Merger Effective Time, a Limited Partner shall be entitled to receive the amount of Partnership Cash Merger Consideration or Partnership Unit Merger Consideration, as the case may be, as calculated in accordance with Section 1.7. The Paying Agent shall promptly pay to each Limited Partner any Partnership Cash Merger Consideration to which such Limited Partner is entitled pursuant to this
Section 1.9. No interest shall be paid or accrue on the Partnership Cash Merger Consideration. With respect to any Partnership Unit Merger Consideration to which such Limited Partner is entitled pursuant to this
Section 1.9, ERP shall promptly mail to such Limited Partner the documentation necessary to reflect such Limited Partner's ownership of that number of ERP Units calculated pursuant to this Section 1.9 including, without limitation, a signature page to the Fifth Amended and Restated Agreement of Limited Partnership of ERP dated as of August 1, 1998 (the "ERP Agreement") for execution by such Limited Partner, which execution shall be a condition to such Limited Partner's receipt of ERP Units. Notwithstanding any other provision hereof, no fractional ERP Units shall be issued in connection with the Partnership Merger. Instead, each Limited Partner having a fractional interest arising upon the conversion of such Limited Partner's Grove LP Units for Partnership Unit Merger Consideration shall be paid an amount in cash equal to the Closing Price (as hereinafter defined) multiplied by the fraction of an ERP Unit to which such Limited Partner would otherwise be entitled. For purposes of this Section 1.9, "Closing Price" shall mean the unweighted average closing price of a share of EQR Common (as reported in the NYSE Composite Tape) for the five (5) Trading Days immediately preceding the Partnership Merger Effective Time, and "Trading Day" shall mean any day on which EQR Common is traded on the NYSE and reported on its Composite Tape.

               (d) CONSIDERATION. Within three (3) Trading Days after the Partnership Merger Effective Time (the "Deposit Date"), ERP or the Surviving Company shall deposit, or cause to be deposited, in trust with the Paying Agent, (i) the amount of Company Merger Consideration to which holders of Shares shall be entitled at the Company Merger Effective Time pursuant to
Section 1.8(a) hereof and (ii) the amount of Partnership Cash Merger Consideration to which holders of Grove LP Units shall be entitled at the Partnership Merger Effective Time pursuant to Section 1.7(a) hereof (the "Total Cash Consideration").

               (e) INVESTMENT OF TOTAL CASH CONSIDERATION. The Total Cash Consideration shall be invested by the Paying Agent, as directed by ERP, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. and Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $10,000,000,000 in assets; PROVIDED, HOWEVER, that the Total Cash Consideration shall be readily available to satisfy all obligations to pay the Company Merger Consideration and the Partnership Cash Merger Consideration in accordance with the terms of this Agreement.

               (f) TERMINATION OF DUTIES. Promptly following the date which is one (1) year after the Company Merger Effective Time, ERP will cause the Paying Agent to deliver to the Surviving Company all cash and documents in its possession relating to the funds deposited on the Deposit Date described in this Agreement, and the Paying Agent's duties relating thereto shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to ERP and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Company Merger Consideration, as calculated in accordance with this
Section 1.9.

               (g) NO LIABILITY. None of ERP, Grove or Grove OP shall be liable to any holder of Shares or Grove LP Units for any Company Merger Consideration or Partnership Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (h) WITHHOLDING RIGHTS. ERP or the Paying Agent shall be entitled to deduct and withhold from the Company Merger Consideration or Partnership Merger Consideration otherwise payable pursuant to or in connection with this Agreement, or any other payment or debt cancellation made pursuant to this Agreement, to any holder of Shares or Grove LP Units, such amounts as ERP or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by ERP or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or Grove LP Units, as the case may be, in respect of which such deduction and withholding was made by ERP or the Paying Agent.

         1.10 TRANSFER BOOKS. At the Company Merger Effective Time, the stock transfer books of Grove shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of Grove.

         1.11  NO FURTHER OWNERSHIP RIGHTS IN SHARES.

               (a) The Company Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Company of Shares which were outstanding immediately prior to the Company Merger Effective Time. If, after the Company Merger

Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article 1.

               (b) The Partnership Merger Consideration delivered upon the conversion of Grove LP Units in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Grove LP Units and there shall be no further registration of transfers on the records of the Surviving Partnership of Grove LP Units which were outstanding immediately prior to the Partnership Merger Effective Time.

         1.12  ADJUSTMENT TO MERGER CONSIDERATION.  Notwithstanding Section
1.7 or Section 1.8, the Partnership Cash Merger Consideration, Partnership Unit Merger Consideration and Company Merger Consideration shall be subject to reduction as a result of any Closing Agreement Costs (as defined in Section 6.2) as follows:

               (a) The Partnership Cash Merger Consideration and the Company Merger Consideration shall each be reduced by an amount equal to the Closing Agreement Costs, if any, up to an aggregate of $3.5 million, divided by the aggregate number of Grove LP Units and Grove Shares cancelled and converted in the Mergers in exchange for the Partnership Merger Consideration or Company Merger Consideration, as the case may be (the "Reduction Amount"); provided, however, that the Partnership Cash Merger Consideration and the Company Merger Consideration, when adjusted pursuant to this Section 1.12(a), shall be adjusted to the nearest full cent, with any fractional cent equal to
 .5 being rounded to the next highest full cent.

               (b) If the Partnership Cash Merger Consideration shall be adjusted pursuant to Section 1.12(a), the Partnership Unit Merger
Consideration shall be equal that number of ERP Units determined by dividing
(i) the Partnership Cash Merger Consideration, as adjusted pursuant to (a) above, by (ii) $46.00.


                                    ARTICLE 2

              REPRESENTATIONS AND WARRANTIES OF GROVE AND GROVE OP

         Except as set forth in the letter of even date herewith signed by the Chief Financial Officer of Grove in his capacity as such and delivered to ERP prior to the execution hereof (the "Grove Disclosure Letter"), Grove and Grove OP represent and warrant to ERP as follows:

         2.1   ORGANIZATION, STANDING AND POWER OF GROVE AND GROVE OP.

               (a) Grove is a real estate investment trust duly organized and validly existing under the laws of Maryland and has the requisite trust power and authority to carry on its business as now being conducted. Grove is duly qualified or licensed to do business as a foreign trust and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of Grove and the Grove Subsidiaries (as defined below) taken as a whole (a "Grove Material Adverse Effect"). Schedule
2.1 to the Grove Disclosure Letter
sets forth each jurisdiction in which Grove is qualified or licensed to do business, as well as all assumed names under which Grove conducts business in such jurisdictions. Grove has previously delivered to ERP complete and correct copies of its Third Amended and Restated Declaration of Trust (the "Grove Declaration") and Bylaws and the Agreement of Limited Partnership of Grove OP (the "Grove OP Agreement"), in each case, as amended or supplemented to the date of this Agreement.

               (b) Grove OP is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite partnership power and authority to carry on its business as now being conducted. Grove OP is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Grove Material Adverse Effect. Schedule 2.1 to the Grove Disclosure Letter sets forth each jurisdiction in which Grove OP is qualified or licensed to do business, as well as all assumed names under which Grove OP conducts business in such jurisdictions.

         2.2 GROVE SUBSIDIARIES. Except as otherwise provided in the Grove Disclosure Letter:

               (a)  Schedule 2.2 to the Grove Disclosure Letter sets forth:

               (i)   each Subsidiary of Grove;

               (ii) the legal form of each Grove Subsidiary, including the state or country of formation;

               (iii) the identity and ownership interest of each owner of such Grove Subsidiary, including but not limited to the amount, class or series and terms of securities of such Grove Subsidiary owned by such owner;

               (iv) each apartment community and/or other real estate properties owned or under contract to be purchased by each Grove Subsidiary, and separately setting forth each apartment community currently under development, if any;

               (v) each jurisdiction in which each Grove Subsidiary is qualified or licensed to do business; and

               (vi) each assumed name under which each Grove Subsidiary conducts business in any jurisdiction.

As used in this Agreement, "Subsidiary" of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns any of the capital stock or other equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity. As used herein, "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or any other legal entity. Without limiting the foregoing, for all purposes of this Agreement, Grove OP shall be considered a Subsidiary of Grove.

               (b) All the outstanding shares of capital stock of each Grove Subsidiary that is a corporation have been validly issued and are (A) fully paid and nonassessable, (B) owned by Grove or by another Grove Subsidiary, and (C) owned free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), and all equity interests in each Grove Subsidiary that is a partnership, joint venture, limited liability company or trust which are owned by Grove, by another Grove Subsidiary or by Grove and another Grove Subsidiary are owned free and clear of all Liens. Each Grove Subsidiary that is a corporation is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted, and each Grove Subsidiary that is a partnership, limited liability company or trust is duly organized and validly existing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted. Each Grove Subsidiary is duly qualified or licensed to do business and, with respect to each Grove Subsidiary that is a corporation, is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Grove Material Adverse Effect. True and correct copies of the articles or certificate of incorporation, articles of organization, bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each Grove Subsidiary, as amended to the date of this Agreement, have been previously delivered to ERP.

               (c) Grove Corporation, a Delaware corporation ("Grove Corp."), (i) has no material assets or liabilities, (ii) carries on no material operations and (iii) is, and has been since its formation, wholly owned by certain executive officers of Grove. Schedule 2.2 to the Grove Disclosure Letter sets forth each Affiliate (as defined herein) of Grove or any Grove Subsidiary (excluding individuals, Grove Corporation and Grove Subsidiaries), the legal form and ownership structure of such Affiliate. As used in this Agreement, the term "Affiliate" shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

               (d) The process by which Grove merged, converted or otherwise restructured certain Grove Subsidiaries in October 1999 and December 1999 which, prior to such dates, were not wholly-owned (directly or indirectly) by Grove, into single member limited liability companies wholly-owned (directly or indirectly) by Grove or Grove OP (the "Consolidation") conformed in all respects with all applicable laws and regulations. Prior to the date hereof, Grove has delivered to ERP true and correct copies of all documents pertaining to the Consolidation.

               (e) Schedule 2.2 to the Grove Disclosure Letter sets forth all of the assets and liabilities as of June 30, 2000 of the Grove Subsidiaries subject to the Retail Sale Agreement (as defined below).

         2.3   CAPITAL STRUCTURE.

               (a) As of the date hereof, the authorized shares of beneficial interest of Grove consist of (i) 34,000,000 Grove Common Shares, of which 8,301,604 were issued and outstanding (including any Grove Common Shares issued pursuant to Restricted Share Grants (as defined below) but excluding any Grove Common Shares owned by Grove OP); and (ii) 1,000,000 Preferred Shares, $0.01 par value per share (the "Grove Preferred Shares", and, collectively with the Grove Common Shares, the "Grove Shares"), none of which was issued or outstanding. As of the date hereof, (i) 111,032 Grove Common Shares were reserved for issuance but not issued under Grove's 1994 Share Option Plan (the "1994 Plan"); (ii) 1,308,860 Grove Common Shares were reserved for issuance but not issued under Grove's 1996 Share Incentive Plan (the "1996 Plan"); and (iii) 3,896,910 Grove Common shares have been reserved for issuance upon the exchange of Grove LP Units. On the date hereof, except as set forth in this Section 2.3 or Schedule 2.3 of the Grove Disclosure Letter, no Grove Shares or other voting securities of Grove were issued, reserved for issuance or outstanding.

               (b) Set forth in Schedule 2.3 of the Grove Disclosure Letter is a true and complete list as of the date hereof of the following: (i) each Grove Option granted and outstanding under the 1994 Plan, 1996 Plan or otherwise and a total thereof; and (ii) each grant of Grove Shares to employees or trust managers of Grove which are subject to any risk of forfeiture, and the plan pursuant to which such grants were made, if any, ("Restricted Share Grants") and a total thereof. The Restricted Share Grants are included in the number of outstanding Grove Shares set forth in Section 2.3(a). Grove has no obligation to issue any Grove Shares as a result of the transactions contemplated hereby ("Change in Control Share Grants"). For each Grove Option held by the executive officers of Grove, Schedule 2.3 of the Grove Disclosure Letter sets forth as of the date hereof, the name of the grantee, the date of the grant, status of the option as qualified or nonqualified under Section 422 of the Code, the number of Grove Shares subject to such option, the number of shares subject to options that are currently exercisable, the exercise price per share, those options granting reload options, and the number of such shares subject to share appreciation rights. For each Grove Option held by employees of Grove or any of the Grove Subsidiaries who are not executive officers of Grove, Schedule 2.3 to the Grove Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, the number of Grove Shares subject to such option, the exercise price per share and the vesting schedule. For each Restricted Share Grant, Schedule 2.3 of the Grove Disclosure Letter sets forth as of the date hereof the name of the grantee, the date of the grant, the number of Grove Shares granted and the vesting schedule. On the date of this Agreement, except as set forth in Section 2.3(a) or Schedule 2.3 of the Grove Disclosure Letter, no Grove Shares or other voting securities of Grove were issued, reserved for issuance, or outstanding.

               (c) All outstanding Grove Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Grove, or assets of any other entities, exchangeable into Grove Shares having the right to vote on any matters on which shareholders of Grove may vote.

               (d) As of the date hereof, 12,198,514 Partnership Units (as defined in the Grove OP Agreement) of Grove OP ("Grove OP Units") are duly and validly issued, of which 8,301,604 are held by Grove and 3,896,910 are held by Limited Partners. Schedule 2.3(d) to the

Grove Disclosure Letter sets forth the name of each Limited Partner and the number of Grove LP Units owned by each such Limited Partner in each case as of the date of this Agreement. The Grove OP Units are subject to no restrictions except as set forth in the Grove OP Agreement or in Schedule 2.3 to the Grove Disclosure Letter. Except as provided in the Grove OP Agreement or in Schedule 2.3 to the Grove Disclosure Letter, Grove OP has not issued or granted or is a party to any outstanding commitments of any kind relating to, or any presently effective agreements or understandings with respect to, the issuance or sale of interests in Grove OP, whether issued or unissued, or securities convertible or exchangeable into interests in Grove OP or Grove, except as contemplated by this Agreement.

               (e)  Except as set forth in this Section 2.3 or in Schedule
2.3 of the Grove Disclosure Letter, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Grove or any Grove Subsidiary is a party or by which such entity is bound, obligating Grove or any Grove Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Grove or any Grove Subsidiary or obligating Grove or any Grove Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

               (f) Except as set forth in Schedule 2.3 of the Grove Disclosure Letter, all dividends or distributions on Grove Shares and Grove LP Units which have been authorized or declared prior to the date of this Agreement have been paid in full.

         2.4   OTHER INTERESTS AND SALE OBLIGATIONS.  Except as set forth in
Schedule 2.2 or 2.4 of the Grove Disclosure Letter, neither Grove nor any Grove Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business trust or entity (other than investments in short-term investment securities) or has any right or obligation (whether current or contingent) to acquire such an interest. With respect to such interests, except as set forth in Schedule 2.2 or 2.4 to the Grove Disclosure Letter, Grove and each such Grove Subsidiary owns such interests which are owned by it free and clear of all liens, pledges, security interests, claims, options or other encumbrances. Neither Grove nor any of the Grove Subsidiaries is in breach in any material respect of any provision of any agreement, document or contract governing its rights in or to the interests owned or held by it, all of which agreements, documents and contracts are (a) set forth on the Grove Disclosure Letter, (b) unmodified except as described therein and (c) in full force and effect. To the Knowledge of Grove (as defined in Section 2.26), the other parties to such agreements, documents or contracts are not in any material breach of any of their respective obligations under such agreements, documents or contracts.

         2.5   AUTHORITY; NONCONTRAVENTION; CONSENTS.

               (a) Grove and Grove OP each have the requisite power and authority to enter into this Agreement and, subject (i) in Grove's case, to the affirmative vote of holders of at least two-thirds of the outstanding Grove Common Shares entitled to vote thereon to approve the Company Merger (the "Grove Shareholder Approvals") and (ii) in Grove OP's case, to the affirmative vote of holders of at least two-thirds of the outstanding Grove OP Units, including the Grove OP Units beneficially owned by Grove and the Grove Subsidiaries, to approve this Agreement and the transactions contemplated hereby (the "Grove Partner Approvals" and, together with the Grove Shareholder Approvals, the "Grove Approvals"), to consummate the transactions contemplated by this Agreement to which Grove or Grove OP is a party. The execution and delivery of this Agreement by Grove and Grove OP and the consummation by Grove and Grove OP of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Grove or any Grove Subsidiary, subject to the Grove Approvals. This Agreement has been duly executed and delivered by Grove and Grove OP and constitutes a valid and binding obligation of Grove and Grove OP, enforceable against Grove and Grove OP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

               (b) Except as set forth in Schedule 2.5 to the Grove Disclosure Letter, the execution and delivery of this Agreement by Grove and Grove OP do not, and, except as set forth in Schedule 2.5 or Schedule 2.30 to the Grove Disclosure Letter, the consummation of the transactions contemplated by this Agreement by Grove and Grove OP and compliance by Grove and Grove OP with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, forfeiture, obligation to sell or convey (with or without a right to receive consideration therefor) or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Grove or any Grove Subsidiary under, (i) the Declaration of Trust or the Bylaws of Grove or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Grove Subsidiary, in each case as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, employment or consulting agreement, lease or other agreement, instrument, permit, concession, franchise or license to which Grove or any Grove Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, "Laws") applicable to Grove or any Grove Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) result in fees or other payments in excess of $250,000 or the conveyance or forfeiture of any asset (tangible or intangible) or right having a book value in excess of $250,000 or (y) prevent the consummation of the transactions contemplated by this Agreement. Except as set forth on Schedule 2.5 to the Grove Disclosure Letter, no consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to Grove or any Grove Subsidiary in connection with the execution and delivery of this Agreement by Grove or the consummation by Grove of the transactions contemplated by this Agreement, except for (i) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement relating to the Grove Shareholder Approvals (as amended or supplemented from time to time, the "Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Company Articles of Merger by the Maryland Department, (iii) the acceptance for record of the

Partnership Certificate of Merger by the Delaware Secretary and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, including, without limitation, any consents, approvals, orders, authorizations, registrations, declarations and filings required by the United States Department of Housing and Urban Development ("HUD"), the Massachusetts Housing Finance Authority ("MHFA") or similar agencies, (A) as are set forth in Schedule 2.5 to the Grove Disclosure Letter, (B) as may be required under federal, state or local environmental laws, or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent Grove or any Grove Subsidiary from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, a Grove Material Adverse Effect.

               (c) For purposes of determining compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott Act"), Grove confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Mergers.

         2.6   SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

               (a) Except as indicated on Schedule 2.6 to the Grove Disclosure Letter, Grove has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 through the date hereof (the "Grove SEC Documents") on a timely basis. Schedule 2.6 of the Grove Disclosure Letter contains a complete list (without exhibits) of all Grove SEC Documents filed by Grove with the SEC since January 1, 1995 and on or prior to the date of this Agreement. All of the Grove SEC Documents (other than preliminary material), as of their respective filing dates, or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act, and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Grove SEC Documents. None of the Grove SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later Grove SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated financial statements of Grove included in the Grove SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP") (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, in all material respects, the consolidated financial position of Grove and the consolidated Grove Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Schedule 2.6 of the Grove Disclosure Letter sets forth all Grove Subsidiaries which are not consolidated for accounting purposes as of the date hereof. Except for liabilities and obligations set forth in the Grove SEC Documents or in Schedule 2.6 to the Grove Disclosure Letter, neither Grove nor any of the Grove Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Grove or in the notes thereto and which, individually or in the aggregate, would have a Grove Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

               (b) Grove has at all times been in material compliance with the rules and regulations of the American Stock Exchange ("AMEX").

               (c) At no time has Grove OP or any other Grove Subsidiary been subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

         2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Grove SEC Documents or Schedule 2.7 to the Grove Disclosure Letter, since the date of the most recent audited financial statements included in the Grove SEC Documents (the "Grove Financial Statement Date") Grove and the Grove Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of Grove and the Grove Subsidiaries taken as a whole (a "Grove Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Grove Material Adverse Change, (b) except (i) prior to the date hereof, regular quarterly dividends or distributions (in the case of Grove and Grove OP) not in excess of $0.18 per Grove Common Share and Grove OP Unit with customary record and payment dates and (ii) subsequent to the date hereof, in accordance with
Section 5.9, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Grove Shares and Grove OP Units, (c) any split, combination or reclassification of any Grove Shares or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Grove Subsidiary except as contemplated by this Agreement, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Grove Material Adverse Effect, (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by Grove or any Grove Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in Grove SEC Documents or required by a change in GAAP or (f) any amendment of any employment, consulting, severance, retention or any other agreement between Grove and any officer or trust manager of Grove.

         2.8   LITIGATION.  Except as disclosed in the Grove SEC Documents,
Schedule 2.8 or Schedule 2.9 to the Grove Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of Grove and the Grove Subsidiaries (a) which are covered by adequate insurance or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of Grove, threatened against or affecting Grove or any Grove Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Grove Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Grove or any Grove Subsidiary having, or which could reasonably be expected to have, any such effect. Notwithstanding the foregoing, (y) Schedule 2.8 to the Grove Disclosure Letter sets forth each and every claim involving a potential dollar cost to Grove in excess of $50,000 and each and every equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of Grove, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (z) no claim is pending or has been made since January 1, 1995 under any trustees', directors' or officers' liability insurance policy maintained at any time by Grove or any of the Grove Subsidiaries. There is no suit, action or proceeding pending, or to the Knowledge of Grove, threatened, against Grove or any Grove Subsidiary which challenges, states a cause of action grounded in, or seeks damages in respect of, the transactions contemplated by this Agreement.

         2.9   PROPERTIES.

               (a) Schedule 2.9 to the Grove Disclosure Letter identifies all real property owned or leased by Grove and the Grove Subsidiaries and the Grove Subsidiary or Subsidiaries which owns or leases such real property (the "Grove Properties"). Except as provided in Schedule 2.9 of the Grove Disclosure Letter, Grove or the Grove Subsidiary set forth on Schedule 2.2 of the Grove Disclosure Letter owns fee simple title to their respective Grove Properties. All such properties are owned in each case free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title securing monetary obligations ("Encumbrances") (except as provided below). Except as set forth in Schedule 2.2, Schedule 2.18 or Schedule 2.9 of the Grove Disclosure Letter, no other Person has any ownership interest in any of the Grove Properties, and any such ownership interest so scheduled does not materially detract from the value of, or materially interfere with the present use of, any of the Grove Properties subject thereto or affected thereby. The Grove Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions") or other Encumbrances, except for (i) Encumbrances and Property Restrictions set forth in the Grove Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of any Grove Property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to ERP), which Encumbrances and Property Restrictions disclosed in Schedule 2.9 to the Grove Disclosure Schedule or contained in the previously delivered title reports, in any event, do not materially interfere with the present use of, any of the Grove Properties subject thereto or affected thereby (provided that Grove specifically represents and warrants that any Encumbrances identified on any existing title report as securing any Indebtedness, other than the Indebtedness identified on Schedule 2.18 of the Grove Disclosure Letter, has been released of record since the date of the title report in question), (iv) real estate taxes and assessments which constitute a Lien but are not yet due and payable and (v) mechanics', carriers', workmen's, repairmen's liens, other Encumbrances and Property Restrictions (other than Encumbrances and Property Restrictions contained in any agreement of the type described in Section 2.9(j) and disclosed on Schedule 2.9 to the Grove Disclosure Letter), if any, which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of any of the Grove Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by Grove and the Grove Subsidiaries, taken as a whole. Except as disclosed in Schedule 2.9 of the Grove Disclosure Letter, no portion of any of the Grove Properties is located in a flood zone area for which flood insurance is available under a federally sponsored insurance program except for that which, individually or in the aggregate, do not materially detract from the value of or materially interfere with the present use of such Grove Property subject thereto or affected thereby. Schedule 2.9 lists each of the Grove Properties which is under development as of the date of this Agreement.

               (b) Except as provided in Schedule 2.9 to the Grove Disclosure Letter, valid policies of title insurance (each a "Grove Title Insurance Policy") have been issued insuring Grove's or the applicable Grove Subsidiary's fee simple title to the Grove Properties, subject only to the matters disclosed above and on the Grove Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. A true and correct copy of each Grove Title Insurance Policy has been previously delivered to ERP.

               (c) Except as provided in Schedule 2.9 to the Grove Disclosure Letter or in Grove's capital budget attached to the Grove Disclosure Letter (the "Grove Capital Budget"), Grove has no Knowledge (i) that, any certificate, permit or license from any governmental authority having jurisdiction over any of the Grove Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the Grove Properties or which is necessary to permit the lawful current use and operation of all driveways, roads and other means of egress and ingress to and from any of the Grove Properties has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement materially and adversely affecting any of the Grove Properties issued by any governmental authority;
(iii) of any material structural defects relating to any Grove Property which costs more than $75,000 to repair; (iv) of any Grove Property whose building systems are not in working order in any material respect and costs more than $75,000 to repair; (v) of any physical damage to any Grove Property in excess of $75,000 for which there is no insurance in effect covering the cost of the restoration; (vi) of any current renovation or uninsured restoration underway to any Grove Property the cost of which exceeds $75,000; or (vii) of items referred to in Section 2.9(c)(iii)-(vi) which aggregate for Grove and the Grove Subsidiaries more than $1,000,000.

               (d) Except as set forth in Schedule 2.9 to the Grove Disclosure Letter, neither Grove nor any of the Grove Subsidiaries has received any written notice to the effect that (i) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Grove Properties or (ii) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated in any material respect for any property by the continued maintenance, operation or use of any buildings or other improvements on any of the Grove Properties in accordance with current practice or by the continued maintenance, operation or use of the parking areas.

               (e) Except as set forth in Schedule 2.9 to the Grove Disclosure Letter, all of the Grove Properties are managed by Grove or a wholly-owned Grove Subsidiary.

               (f) The rent roll for the Grove Properties as of April 30, 2000 has been previously delivered to ERP, and is complete and correct in all material respects as of the date thereof (the "Rent Roll"). The Rent Roll lists each lease with respect the Grove Properties, identifies the leased premises, names all tenants, indicates square footage or other indication of space leased, monthly rental, date to which paid, term of lease, date of occupancy and date of expiration.

               (g) Except as set forth in Schedule 2.9 to the Grove Disclosure Letter, all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to any Grove Properties (e.g., local improvement district, road improvement district, environmental mitigation) have been performed, paid or taken, as the case may be, other than those where, individually or in the aggregate with any other condition or omission resulting in a breach of the representations and warranties set forth in this Section 2.9, the failure would not have a Grove Material Adverse Effect, and Grove has no Knowledge of any material work, payments or actions that are required after the date hereof pursuant to such agreements, except as set forth in development or operating budgets for such Grove Properties delivered to ERP prior to the date hereof.

               (h) Grove and each of the Grove Subsidiaries have good and sufficient title to all their personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of Grove as of December 31, 1999, except as since sold or otherwise disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except such Encumbrances reflected on Schedule 2.18 or Schedule 2.9 to the Grove Disclosure Letter or on the consolidated balance sheet of Grove as of December 31, 1999, and the notes thereto, and except for Liens for current taxes not yet due and payable, and Liens or encumbrances which are normal to the business of Grove and the Grove Subsidiaries and are not, in the aggregate, material in relation to the assets of Grove on a consolidated basis and except also for such imperfections of title, easement and encumbrances, if any, as do not materially interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair the consolidated business operations of Grove.

               (i) Except as set forth in Schedule 2.9 to the Grove Disclosure Letter, no Grove Property is currently under development or subject to any agreement with respect to development, and neither Grove nor any Grove Subsidiary shall enter into any such agreements between the date hereof and the Company Merger Effective Time without the prior written approval of ERP.

               (j) Schedule 2.9 to the Grove Disclosure Letter sets forth each Grove Property subject to regulation by HUD, MHFA or similar agency, as well as any agreements entered into between Grove and any Grove Subsidiary and such agencies (including, without limitation, any so-called 121A excise tax agreements). Those certain closing binders delivered to ERP by Grove prior to the date hereof contain true and correct copies of all such agreements. Grove and the Grove Subsidiaries have at times been in compliance with all applicable rules and regulations of, and agreements with, HUD, MHFA or similar agencies.

         2.10 ENVIRONMENTAL MATTERS. Grove has delivered to ERP a true and complete copy of the environmental reports by third-party consulting firms listed on Schedule 2.10 of the Grove Disclosure Letter (the "Grove Environmental Reports"). To Grove's Knowledge, the Grove Environmental Reports constitute all final environmental reports (including, without limitation, all final versions of environmental investigations and testing or laboratory analysis made by or on behalf of Grove or any of the Grove Subsidiaries) with respect to the Grove Properties in the possession of Grove or any Grove Subsidiary. With respect to each Grove Property, except for any condition that individually or in the aggregate would not be reasonably expected to have a Grove Material Adverse Effect, (a) no Hazardous Substances (as defined below) have been used, stored, manufactured, treated, processed or transported to or from any such Grove Property except as necessary to the conduct of business and in compliance with Environmental Laws (as defined below); (b) no unlawful spills, releases, discharges or disposals of Hazardous Substances have occurred or are presently occurring on or from such Grove Property; (c) such Grove Property and the business conducted thereon are not in violation of Environmental Laws; and (d) Grove and the Grove Subsidiaries have not received and do not reasonably expect to receive any notice of potential responsibility, letter of inquiry or notice of alleged liability under any Environmental Law from any Person regarding such Grove Property or the business conducted thereon, provided, however, that with respect to any Grove Property covered by an Environmental Report, the representation contained in this Section 2.10 covers only that period following the date of such Environmental Report. For the purposes of this
Section 2.10 only, "Grove Properties" shall be deemed to include all property formerly owned, operated or leased by Grove or the Grove Subsidiaries; solely, however, as to the period of time when such property was so owned, operated, or leased by Grove or the Grove Subsidiaries.

         "Environmental Laws" shall mean any applicable statute, code, enactment, ordinance, rule, regulation, permit, consent, approval, authorization, judgment, order, common law rule (including without limitation the common law respecting nuisance and tortious liability), decree, injunction, or other requirement having the force and effect of law, whether local, county, state, territorial or national, at any time in force or effect relating to:

               (a) emissions, discharges, spills, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

               (b) the use, treatment, storage, disposal, handling, manufacturing, transportation or shipment of Hazardous Substances;

               (c) the regulation of storage tanks; or

               (d) otherwise relating to pollution or the protection the environment.

         "Hazardous Substances" shall mean all substances, wastes, pollutants, contaminants and materials regulated or defined or designated as hazardous, extremely or imminently hazardous, dangerous, or toxic pursuant to any law, by any local, county, state, territorial or federal governmental authority, or with respect to which such a governmental authority otherwise requires environmental investigation, monitoring, reporting, or remediation; including, but not limited to:

               (a) all substances, wastes, pollutants, contaminants and materials regulated, or defined or designated as hazardous, extremely or imminently hazardous, dangerous or toxic, under the following federal statutes and their state counterparts, as well as their statutes' implementing regulations: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. section 9601 et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. section 2601 et. seq., the Clean Water Act, 33 U.S.C. section 1251 et. seq., the Clean Air Act, 42 U.S.C. section 7401 et. seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C.
section 11011 et. seq., the Safe Drinking Water Act, 33 U.S.C. section 300f et. seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.
section 136 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. section 1501 et. seq.;

               (b) petroleum and petroleum products including crude oil and any fractions thereof;

               (c)  natural gas, synthetic gas, and any mixtures thereof; and

               (d) radon, radioactive substances, asbestos, urea formaldehyde, polychlorinated biphenyls and electromagnetic field radiation.

         2.11  CONSULTANTS AND RELATED PARTY TRANSACTIONS.

               (a) Set forth in Schedule 2.11 to the Grove Disclosure Letter is a list of all arrangements, agreements and contracts entered into by Grove or any of the Grove Subsidiaries under which continuing obligations exist with (i) any consultant (other than a consultant entitled to receive less than $15,000 from Grove or any Grove Subsidiary, PROVIDED, HOWEVER, that if the total amount owed to consultants by Grove and the Grove Subsidiaries under arrangements, agreements and contracts not set forth in Schedule 2.11 to the Grove Disclosure Letter exceeds $100,000, all such agreements shall be set forth in Schedule 2.11), (ii) any person who is an officer, trust manager, trustee, director or Affiliate of Grove or any of the Grove Subsidiaries, any member of the "immediate family" (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate or
(iii) any person who acquired Grove Shares in a private placement within three years preceding the date hereof, except those of a type available to Grove employees generally. To the extent in writing, such documents, copies of all of which have previously been delivered or made available to ERP, are listed in Schedule 2.11 to the Grove Disclosure Letter.

               (b) On or prior to the date hereof, (i) a special independent committee of the Grove Board comprised of all the non-employee trust managers of Grove (the "Special Committee") has approved that certain agreement by and among Grove OP, Joseph LaBrosse, Damon Navarro, Brian Navarro and Edmund Navarro and certain affiliates thereof relating to the transfer by Grove OP of its equity interests in four retail properties and related assets and liabilities (the "Retail Sale Agreement") and the transactions contemplated therein, (ii) the Retail Sale Agreement has been duly authorized and executed by the parties thereto and is enforceable against the parties thereto in accordance with its terms and (iii) a copy of the Retail Sale Agreement, as executed and delivered and currently in effect, has been delivered to ERP. The Special Committee has been duly created and authorized in accordance with Maryland law and has received such advice, legal counsel and information deemed appropriate by the Special Committee to carry out its duties in accordance with Maryland and Delaware law. Schedule 2.11 to the Grove Disclosure Letter sets forth the compensation, if any, payable to each Grove non-employee trust manager for his service as a member of the Special Committee.

         2.12 EMPLOYEE BENEFITS. As used herein, the term "Employee Plan" includes any pension, retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, deferred compensation, stock option, stock loan, bonus, incentive, vacation pay, tuition reimbursement, severance pay, or other employee benefit plan, trust, agreement, contract, arrangement, policy or commitment (including, without limitation, any pension plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder ("ERISA") ("Pension Plan"), and any welfare plan as defined in Section 3(1) of ERISA ("Welfare Plan")), whether any of the foregoing is funded, insured or self-funded, written or oral, (i) sponsored or maintained by Grove or Grove Subsidiaries (each a "Controlled Group Member") and covering any Controlled Group Member's active or former employees (or their beneficiaries), (ii) to which any Controlled Group Member is a party or by which any Controlled Group Member (or any of the rights, properties or assets thereof) is bound or (iii) with respect to which any current Controlled Group Member may otherwise have any material liability (whether or not such Controlled Group Member still maintains such Employee
Plan). Each Employee Plan is listed on Schedule 2.12. With respect to the Employee Plans:

               (a) Except as disclosed in the Grove SEC Documents or in
               Schedule 2.12 to the Grove Disclosure Letter, no Controlled Group Member has any continuing liability under any Welfare Plan which provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment, except as may be required by section 4980B of the Code or Section 601 (ET SEQ.) of ERISA, or under any applicable state law, and at the expense of the participant or the beneficiary of the participant.

               (b) Each Employee Plan complies in all material respects with the applicable requirements of ERISA and any other applicable law governing such Employee Plan, and each Employee Plan has at all times been properly administered in all material respects in accordance with all such requirements of law, and in accordance with its terms and the terms of any applicable collective bargaining agreement to the extent consistent with all such requirements of law. Each Pension Plan which is intended to be qualified is qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service (the "IRS") stating that such Plan meets the requirements of Section 401(a) of the Code and that the trust associated with such Plan is tax exempt under
               Section 501(a) of the Code and no event has occurred which would jeopardize the qualified status of any such Plan or the tax exempt status of any such trust under Section 401(a) and
               Section 501(a) of the Code, respectively. No lawsuits, claims (other than routine claims for benefits) or complaints to, or by, any person or governmental entity have been filed or are pending, Grove has received no notice of such a lawsuit, claim or complaint and, to the Knowledge of Grove, there is no fact or contemplated event which would be expected to give rise to any such lawsuit, claim (other than routine claims for benefits) or complaint with respect to any Employee Plan. Without limiting the foregoing, except as disclosed on
               Schedule 2.12 to the Grove Disclosure Letter, the following are true with respect to each Employee Plan:

               (i) except for those not yet required to be filed or distributed, all Controlled Group Members have filed or caused to be filed every material return, report, statement, notice, declaration and other document required by any law or governmental agency, federal, state and local (including, without limitation, the IRS and the Department of Labor), with respect to each such Employee Plan, each of such filings has been complete and accurate in all material respects and no Controlled Group Member has incurred any material liability in connection with such filings;

               (ii) except for those not yet required to be filed or distributed, all Controlled Group Members have delivered or caused to be delivered to every participant, beneficiary and other party entitled to such material, all material plan descriptions, returns, reports, schedules, notices, statements and similar materials, including, without limitation, summary plan descriptions and summary annual reports, as are required under Title I of ERISA, the Code, or both, and no Controlled Group Member has incurred any material liability in connection with such deliveries;

               (iii) all contributions and payments with respect to Employee Plans that are required to be made by a Controlled Group Member with respect to periods ending on or before the Closing Date (including periods from the first day of the current plan or policy year to the Closing Date) have been, or will be, made or accrued before the Closing Date in accordance with the appropriate plan document, actuarial report, collective bargaining agreement or insurance contract or arrangement or as otherwise required by ERISA or the Code;

               (iv) with respect to each such Employee Plan, to the extent applicable, Grove has delivered to ERP true and complete copies of (A) current plan documents, or any and all other documents that establish the existence of the current plan, trust, arrangement, contract, policy or commitment and all amendments thereto, (B) the most recent determination letter, if any, received from the IRS, (C) the three most recent Form 5500 Annual Report (and all schedules and reports relating thereto) and actuarial reports and (D) all related trust agreements, insurance contracts or other funding agreements that implement each such Employee Plan.

               (c) With respect to each Employee Plan, there has not occurred, and no person or entity is contractually bound to enter into, any "prohibited transaction" within the meaning of
               Section 4975(c) of the Code or Section 406 of ERISA, which transaction is not exempt under Section 4975(d) of the Code or
               Section 408 of ERISA.

               (d) Except as disclosed in Schedule 2.12A, no Controlled Group Member has maintained or been obligated to contribute to any Employee Plan subject to Code Section 412 or Title IV of ERISA. With respect to each Employee Plan set forth on
               Schedule 2.12A, Grove represents that each such Employee Plan has been completely terminated in accordance with all Code and ERISA requirements for a "standard termination" (as defined in 4041(b) of ERISA), as applicable on the termination date.

               (e) Except as set forth in Schedule 2.12 to the Grove Disclosure Letter, with respect to each Pension Plan maintained by any Controlled Group Member, such Plan provides the Plan Sponsor the authority to amend or terminate the Pension Plan at any time, subject to applicable requirements of ERISA and the Code.

               (f) Except as disclosed on Schedule 2.12 to the Grove Disclosure Letter, Grove has no obligation to make payments to any individual to offset, in whole or in part, any federal or state income taxes, including taxes imposed pursuant to the provisions of Code Sections 280G or 4999, and the consummation of the transactions contemplated by this Agreement will not result in any excise tax withholding.

         2.13 EMPLOYEE MATTERS. Schedule 2.13 of the Grove Disclosure Letter lists the employee handbooks of Grove and each of the Grove Subsidiaries currently in effect. A copy of each such employee handbook has previously been made available to ERP. Except as set forth in Schedule 2.13 of the Grove Disclosure Letter, such handbooks fairly and accurately summarize all material employee policies, vacation policies and payroll practices of Grove and the Grove Subsidiaries. Neither Grove nor any of the Grove Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor has Grove or any of the Grove Subsidiaries agreed that any unit of their employees is appropriate for collective bargaining. No union or other labor organization has been certified as bargaining representative for any of Grove's employees. To the Knowledge of Grove there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Grove or any of the Grove Subsidiaries.

         2.14  TAXES.

               (a) Each of Grove and the Grove Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or Grove has paid on its behalf) all Taxes (as defined below) shown or reflected on such returns and reports as required to be paid by it and all such tax returns are correct in all material respects except (i) as set forth in Schedule 2.14 to the Grove Disclosure Letter, or (ii) real estate taxes that are being contested in good faith by appropriate proceedings, each as described in Schedule 2.14 to the Grove Disclosure Letter, and for which Grove or the applicable Grove Subsidiary shall have set aside on its books adequate reserves. Except with respect to any Taxes which might be imposed or assessed with respect to the matters set forth in Schedule 5.6(d) to the Grove Disclosure Letter, the most recent audited financial statements contained in the Grove SEC Documents reflect an adequate reserve for all material Taxes payable or accrued by Grove and the Grove Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. Since the Grove Financial Statement Date, Grove has incurred no liability for Taxes under Sections 857(b), 860(c) or 4981 of the Code, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither Grove nor any Grove Subsidiary has incurred any liability for Taxes other than in the ordinary course of business. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of Grove, except as set forth in Schedule 2.14 of the Grove Disclosure Letter, otherwise proposed, asserted or assessed against Grove or any of the Grove Subsidiaries. No waivers of the time to assess any such Taxes have been executed by Grove or any Grove Subsidiary and, to the Knowledge of Grove, no requests for such waivers are pending. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, property, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, together with penalties, interest or additions to Tax with respect thereto.

               (b) Grove (i) has been subject to taxation as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Code commencing with the taxable year beginning January 1, 1994, and has satisfied all requirements to qualify as a REIT for such years, (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT until the Company Merger Effective Time and (iii) has not taken or omitted to take any action which would reasonably be expected to (A) result in any rents paid by the tenants of the Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2)(C) of the Code, or (B) otherwise result in a challenge to its status as a REIT, and no such challenge is pending or, to Grove's Knowledge, threatened. Each Grove Subsidiary which is a partnership, joint venture or limited liability company
(i) has been since its formation and continues to be treated for federal income tax purposes as either a partnership or ignored as a separate entity and not as a corporation or an association taxable as a corporation, as the case may be, and (ii) has not since its formation owned any assets (including, without limitation, securities) that would cause Grove to violate
Section 856(c)(4) of the Code. Each Grove Subsidiary which is a corporation or treated as an association taxable as a corporation has been since the date of its formation or January 1, 1994 (whichever is later) a qualified REIT subsidiary under Section 856(i) of the Code. All former Grove Subsidiaries, if such entities had remained Grove Subsidiaries, would comply with this
Section 2.14.

         2.15  NO PAYMENTS TO EMPLOYEES, OFFICERS, TRUST MANAGERS OR
DIRECTORS.

               (a) Set forth in Schedule 2.15 of the Grove Disclosure Letter is a true and complete list of all cash and non-cash payments, rights to property or other contract rights which may become payable, accelerated or vested as a result of the Company Merger or Partnership Merger ("Section 2.15 Payments") to or in each current or former employee, officer, trustee, trust manager or director of Grove or any Grove Subsidiary (each a "Section 2.15 Employee"). Except as described Schedule 2.15 to the Grove Disclosure Letter, or as otherwise provided for in this Agreement, there is no employment or severance contract, or other agreement requiring payments, cancellation of indebtedness or other obligation to be made on a change of control or otherwise as a result of the consummation of any of the transactions contemplated by this Agreement, with respect to any current or former employee, officer, trust manager, trustee or director of Grove or any Grove Subsidiary. On or prior to the date hereof, each executive officer of Grove listed on Schedule 2.15 to the Grove Disclosure Letter (each a "Grove Executive") has executed an amendment to such Grove Executive's employment agreement or arrangement with Grove or any Grove Subsidiary in the applicable form attached to Schedule 2.15.

               (b)  Schedule 2.15 to the Grove Disclosure Schedule sets forth
(i) all payments (whether in cash, in equity securities of Grove or any Grove Subsidiary or otherwise) to be made to or for the account of employees of Grove or any Grove Subsidiary (except for wages paid in the normal course of business) which have been authorized and/or accrued but not paid and (ii) all compensation payments which have been made to any employees listed on
Schedule 2.15 to the Grove Disclosure Letter from January 1, 2000 through July 7, 2000. As of the date of this Agreement, no compensation payments have been made to Grove employees since July 6, 2000.

               (c) Any Section 2.15 Payment or arrangement or program providing for Section 2.15 Payments which were authorized, adopted, approved or ratified after June 12, 2000 have been authorized, adopted, approved or ratified by the Special Committee, other than the grants of certain Grove Options pursuant to and in accordance with the 1996 Plan, each of which is disclosed on Schedule 2.15 to the Grove Disclosure Letter.

         2.16 BROKERS; SCHEDULE OF FEES AND EXPENSES. Except as disclosed in Schedule 2.16 to the Grove Disclosure Letter, no broker, investment banker, financial advisor or other person, other than Houlihan Lokey Howard & Zukin, the fees and expenses of which have previously been disclosed to ERP, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or any pending acquisition or disposition by Grove or any Grove Subsidiary based upon arrangements made by or on behalf of Grove or any Grove Subsidiary. A true and correct copy of the engagement letter for Houlihan Lokey Howard & Zukin and each person referred to on Schedule 2.16 has been delivered to ERP prior to the date hereof.

         2.17 COMPLIANCE WITH LAWS. Except as disclosed in the Grove SEC Documents or in Schedule 2.6 or Schedule 2.17 to the Grove Disclosure Letter, neither Grove nor any of the Grove Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have a Grove Material Adverse Effect.

         2.18  CONTRACTS; DEBT INSTRUMENTS.

               (a) To the Knowledge of Grove, except as disclosed in the Grove SEC Documents or in Schedule 2.18 to the Grove Disclosure Letter, there is no contract or agreement that purports to limit in any material respect the names under or the geographic location in which Grove or any Grove Subsidiary may conduct its business. Neither Grove nor any Grove Subsidiary has received a written notice that Grove or any Grove Subsidiary is in violation of or in default under (nor to the Knowledge of Grove does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except as set forth in Schedule 2.18 to the Grove Disclosure Letter, nor to the Knowledge of Grove does such a violation or default exist, except as set forth in Schedule 2.18 to the Grove Disclosure Letter, or to the extent that such violation or default, individually or in the aggregate, would not have a Grove Material Adverse Effect.

               (b) Schedule 2.18 to the Grove Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness (as defined herein) of Grove or any Grove Subsidiary is outstanding or may be incurred (collectively, the "Debt Documents"), as well as, with respect to the Indebtedness evidenced by each Debt Document, as of July 1, 2000, the outstanding principal balance, the maturity date, the applicable interest rate (including the method or formula for calculating any interest that is not a fixed percentage of the principal balance) and the amount of or the method or formula for calculating any Equity Participation (as defined herein). For purposes of this Section 2.18, "Indebtedness" shall mean (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional sale or other title retention agreements relating to property purchased by such person, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (v) obligations to pay any equity kicker or other participation in the operating cash flow, gross revenue or other income from the real property or other asset of Grove or any Grove Subsidiary or in the gross, net or excess sale, financing, refinancing or other capital proceeds from any such property or other asset (whether or not in connection with any other Indebtedness) (each an "Equity Participation") and (vi) guarantees of any such indebtedness of any other person. Grove hereby represents and warrants that each item of Indebtedness may be assumed by ERP without cost or penalty, except as set forth in Schedule 2.18 to the Grove Disclosure Letter, and without the consent of or requirement to obtain the approval or confirmation as to any matter from the holder of any such Indebtedness or any other person. For purposes of this Section 2.18, "assumed by ERP" shall mean that, immediately or after the giving of notice or the passage of time (or both), such Indebtedness will not, either automatically or upon the exercise of any right or option of the holder of such Indebtedness or any other person, be accelerated or become due and payable in whole or in part as a result of the consummation of the transactions contemplated by this Agreement (including, without limitation, the Mergers).

               (c) Schedule 2.18 to the Grove Disclosure Letter sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which Grove or any Grove Subsidiary is a party or an obligor with respect thereto.

               (d) Except as set forth in Schedule 2.18 to the Grove Disclosure Letter, neither Grove nor any of the Grove Subsidiaries is party to any agreement which would restrict any of them from prepaying any of their Indebtedness without penalty or premium at any time or which requires any of them to maintain any amount of Indebtedness with respect to any of the Grove Properties.

               (e) Neither Grove nor any of the Grove Subsidiaries is a party to any agreement relating to the management of any of the Grove Properties by a party other than Grove or any wholly-owned Grove Subsidiary (a "Third Party"), except the agreements described in Schedule 2.18 to the Grove Disclosure Letter (the "Third Party Management Agreements"). A true and complete copy of each Third Party Management Agreement has previously been delivered to ERP.

               (f) None of Grove or any of the Grove Subsidiaries is a party to any agreement pursuant to which Grove or any Grove Subsidiary manages any real properties for any Third Party, except for the agreements described in
Schedule 2.18 to the Grove Disclosure Letter (the "Outside Management Agreements"). A true and complete copy of each Outside Management Agreement, if any, has previously been delivered to ERP.

               (g) Schedule 2.18 of the Grove Disclosure Letter lists all agreements entered into by Grove or any of the Grove Subsidiaries relating to the development, construction, rehabilitation or renovation of, or additions or expansions to, any Grove Properties which are currently in effect and under which Grove or any of the Grove Subsidiaries currently has, or reasonably expects to incur, an obligation in excess of $125,000. True and correct copies of such agreements have previously been delivered to ERP.

               (h) Schedule 2.18 to the Grove Disclosure Letter lists all agreements entered into by Grove or any of the Grove Subsidiaries providing for the sale of, or option to sell, any Grove Properties or the purchase of, or option to purchase, any real estate which are currently in effect.

               (i) Except as set forth in Schedule 2.18 to the Grove Disclosure Letter, neither Grove nor any Grove Subsidiary has any continuing contractual liability (i) for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by Grove or any Grove Subsidiary, except for standard indemnification provisions entered into in the normal course of business,
(ii) to pay any additional purchase price for any of the Grove Properties, or
(iii) to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by Grove.

               (j) Except as set forth in Schedule 2.18 to the Grove Disclosure Letter, neither Grove nor any Grove Subsidiary has entered into or is subject, directly or indirectly, to any Tax Protection Agreements. As used herein, a "Tax Protection Agreement" is an agreement, oral or written, (A) that has as one of its purposes to permit a person or entity to take the position that such person or entity could defer federal taxable income that otherwise might have been recognized upon a transfer of property to the Grove Partnership or any other Grove Subsidiary that is treated as a partnership for federal income tax purposes, and (B) that (i) prohibits or restricts in any manner the disposition of any assets of Grove or any Grove Subsidiary (including, without limitation, requiring Grove or any Grove Subsidiary to indemnify any person for any tax liabilities resulting from any such disposition), (ii) requires that Grove or any Grove Subsidiary maintain, or put in place, or replace, indebtedness, whether or not secured by one or more of the Grove Properties, or (iii) requires that Grove or any Grove Subsidiary offer to any person or entity at any time the opportunity to guarantee or otherwise assume, directly or indirectly, the risk of loss for federal income tax purposes for indebtedness or other liabilities of Grove or any Grove Subsidiary. A true and correct copy of each Tax Protection Agreement has been previously delivered to ERP.

               (k) Except as set forth in Schedule 2.18 to the Grove Disclosure Letter, there are no material outstanding contractual obligations of Grove or any Grove Subsidiary to make any investment in the form of a loan, capital contribution or otherwise in any Grove Subsidiary or any other Person. True and correct copies of each such agreement has been delivered to ERP.

         2.19 OPINION OF FINANCIAL ADVISOR. Grove has received the opinion of Houlihan Lokey Howard & Zukin, dated July 14, 2000, satisfactory to Grove, and a signed copy of which has been provided to ERP, to the effect that (i) the consideration to be received by the holders of Grove Common Shares pursuant to the Company Merger and the Limited Partners pursuant to the Partnership Merger is fair, from a financial point of view, to such holders and Limited Partners, and (ii) the consideration to be received by Grove OP pursuant to the transactions contemplated by the Retail Sale Agreement is fair, from a financial point of view, to Grove OP.

         2.20 STATE TAKEOVER STATUTES. Grove has taken all action necessary to exempt the transactions contemplated by this Agreement between ERP and Grove and its Affiliates from the operation of Subtitles 6 and 7 of Title 3 of the Maryland General Corporation Law and any other "fair price," "moratorium," "control share acquisition" or any other takeover statute or similar statute enacted under the state or federal laws of the United States or similar statute or regulation (each a "Takeover Statute").

         2.21 REGISTRATION STATEMENT. The information relating to Grove and the Grove Subsidiaries included in the Proxy Statement and the registration statement on Form S-4 under the Securities Act relating to the ERP Units issuable in the Partnership Merger (the "Registration Statement") will not, as of the date of mailing of the Proxy Statement and as of the effective date of the Registration Statement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.22 DEVELOPMENT PROPERTIES. Schedule 2.22 to the Grove Disclosure Letter lists all agreements entered into by Grove or any of the Grove Subsidiaries relating to the development or construction of, or additions or expansions to, any real properties under development for use as rental properties by Grove or any Grove Subsidiary which are material and currently in effect.

         2.23 INVESTMENT COMPANY ACT OF 1940. Neither Grove nor any of the Grove Subsidiaries is, or at the Company Merger Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         2.24  TRADEMARKS, PATENTS AND COPYRIGHTS.  Except as set forth in
Schedule 2.24 to the Grove Disclosure Letter, or to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate would not have a Grove Material Adverse Effect, Grove and each Grove Subsidiary owns or possesses adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of Grove and the Grove Subsidiaries as currently conducted and Grove has no Knowledge of any assertion or claim challenging the validity of any of the foregoing. The conduct of the business of Grove and the Grove Subsidiaries as currently conducted does not and will not infringe in any way any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, or copyright of any third party that, individually or in the aggregate, could have a Grove Material Adverse Effect. To Grove's Knowledge, there are no infringements of any proprietary rights owned by or licensed by or to Grove or any Grove Subsidiary that individually or in the aggregate could have a Grove Material Adverse Effect.

         2.25 INSURANCE. Except as set forth on Schedule 2.25 to the Grove Disclosure Letter, each of Grove and the Grove Subsidiaries is, and has been continuously since the later of January 1, 1995 or the date upon which Grove acquired ownership of such Grove Subsidiary, insured with insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by Grove and the Grove Subsidiaries during such time period. Except as set forth on Schedule 2.25 to the Grove Disclosure Letter, neither Grove nor any Grove Subsidiary has received any written notice of cancellations or termination with respect to any material insurance policy of Grove or any Grove Subsidiary. The insurance policies of Grove and each Grove Subsidiary are valid and enforceable policies in all material respects. Schedule 2.25 sets forth each policy of insurance maintained by Grove and each Grove Subsidiary, as well as a brief description of the coverage provided, annual premium, self insured retention or co-payment provisions and deductible(s) for each such policy.

         2.26 DEFINITION OF KNOWLEDGE OF GROVE. As used in this Agreement, the phrase "to the Knowledge of Grove" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 2.26 of the Grove Disclosure Letter.

         2.27 VOTE REQUIRED. Except for the Grove Approvals, no other vote or consent by the equity holders of Grove or any Grove Subsidiary, including, but not limited to, Grove OP, (whether by agreement, under applicable law or otherwise) is required to approve this Agreement and the transactions contemplated hereby, nor shall any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the Grove Approvals or the consummation of the transactions contemplated by this Agreement.

         2.28 SECURED CREDIT FACILITY. The secured credit facility by and among Grove, Grove OP and Sovereign Bank may be paid off at or prior to the Company Merger Effective Time without the incurrence of any fee or penalty other than fees payable due to a prepayment of a thirty (30) day LIBOR note.

         2.29 ASSUMPTION OF SECURED DEBT. The secured debt of Grove may be assumed by ERP or an ERP Subsidiary pursuant to or in connection with the Mergers without payment of a fee or penalty in connection with such debt assumption exceeding, in the aggregate, 1% of the aggregate outstanding balance of such secured debt as of the date of such assumption.

         2.30 CERTAIN FEES. The actual fees and expenses incurred by Grove and the Grove Subsidiaries in connection with the transactions contemplated by this Agreement shall not exceed (i) the aggregate estimate of all such fees and expenses, as set forth on Schedule 2.30 to the Grove Disclosure Letter, or (ii) to the extent specifically provided on Schedule 2.30, the estimates of the specific categories of fees and expenses, as set forth on such Schedule.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF ERP

         Except as set forth in the letter of even date herewith signed by the President or an Executive Vice President of EQR, the sole general partner of ERP ("EQR"), and delivered to Grove prior to the execution hereof (the "ERP Disclosure Letter"), ERP represents and warrants to Grove and Grove OP as follows:

         3.1 ORGANIZATION, STANDING AND POWER OF ERP. ERP is authorized and exists as an Illinois limited partnership under the laws of Illinois and has the requisite power and authority to carry on its business as now being conducted. ERP and its Subsidiaries (the "ERP Subsidiaries") are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a material adverse effect on the business, properties, assets, financial condition or results of operations of ERP and the ERP Subsidiaries taken as a whole ("ERP Material Adverse Effect"). ERP has delivered to Grove a complete and correct copy of the ERP Agreement, as amended or supplemented to the date of this Agreement.

         3.2 CAPITAL STRUCTURE OF ERP. Schedule 3.2 to the ERP Disclosure Letter sets forth the number of outstanding ERP Units as of June 30, 2000.

         3.3   AUTHORITY; NONCONTRAVENTION; CONSENTS.

               (a) ERP has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement to which ERP is a party. The execution and delivery of this Agreement by ERP and the consummation by ERP of the transactions contemplated by this Agreement to which ERP is a party have been duly authorized by all necessary action on the part of ERP. This Agreement has been duly executed and delivered by ERP and constitutes a valid and binding obligation of ERP, enforceable against ERP in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

               (b) Except as set forth in Schedule 3.3 to the ERP Disclosure Letter, the execution and delivery of this Agreement by ERP do not, and the consummation of the transactions contemplated by this Agreement by ERP and compliance by ERP with the provisions of this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of ERP or any ERP Subsidiary under, (i) the ERP Agreement or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any other ERP Subsidiary, each as amended or supplemented to the date of this Agreement,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license to which ERP or any ERP Subsidiary is a party or their respective properties or assets are bound or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to ERP or any ERP Subsidiary or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, loss or Liens that individually or in the aggregate would not (x) have an ERP Material Adverse Effect or (y) prevent the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ERP or any ERP Subsidiary in connection with the execution and delivery of this Agreement or the consummation by ERP of any of the transactions contemplated by this Agreement, except for (i) the filing with the SEC of (x) the Registration Statement and (y) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) the acceptance for record of the Company Articles of Merger by the Maryland Department, (iii) the acceptance for record of the Partnership Certificate of Merger by the Delaware Secretary,
(iv) such filings as may be required in connection with the payment of any transfer and gains taxes and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings including, without limitation, any consents, approvals, orders, authorizations, registrations, declarations and filings required by HUD, MFHA or similar agencies, (A) as are set forth in Schedule 3.3 to the ERP Disclosure Letter, (B) as may be required under federal, state or local environmental laws or (C) which, if not obtained or made, would not prevent or delay in any material respect the consummation of any of the transactions contemplated by this Agreement or otherwise prevent ERP from performing its obligations under this Agreement in any material respect or have, individually or in the aggregate, an ERP Material Adverse Effect.

               (c) For purposes of determining compliance with the Hart-Scott Act, ERP confirms that the conduct of its business does not require a filing under the Hart-Scott Act in connection with the Mergers.

         3.4 SEC DOCUMENTS; FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES. ERP has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 through the date hereof (the "ERP SEC Documents"). All of the ERP SEC Documents (other than preliminary material), as of their respective filing dates or as of the date of the last amendment thereof (if amended after filing), complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such ERP SEC Documents. None of the ERP SEC Documents at the time of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later ERP SEC Documents filed on a non-confidential basis prior to the date of this Agreement. The consolidated financial statements of ERP and the ERP Subsidiaries included in the ERP SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC, in all material respects, the consolidated financial position of ERP and the ERP Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). Except for liabilities and obligations set forth in the ERP SEC Documents or in Schedule 3.4 to the ERP Disclosure Letter, neither ERP nor any ERP Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of ERP or in the notes thereto and which, individually or in the aggregate, would have an ERP Material Adverse Effect, after taking into account any assets acquired or services provided in connection with the incurrence of such liabilities or obligations.

         3.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the ERP SEC Documents or in Schedule 3.5 to the ERP Disclosure Letter, since the date of the most recent audited financial statements included in the ERP SEC Documents (the "ERP Financial Statement Date"), ERP and the ERP Subsidiaries have conducted their business only in the ordinary course (taking into account prior practices, including the acquisition of properties and issuance of securities) and there has not been (a) any material adverse change in the business, financial condition or results of operations of ERP and the ERP Subsidiaries taken as a whole (an "ERP Material Adverse Change"), nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in an ERP Material Adverse Change, (b) except for regular quarterly distributions (in the case of ERP) with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of ERP's partnership interests, (c) any split, combination or reclassification of any of ERP's partnership interests, (d) any damage, destruction or loss, whether or not covered by insurance, that has or would have an ERP Material Adverse Effect, or (e) any change made prior to the date of this Agreement in accounting methods, principles or practices by ERP or any ERP Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the ERP SEC Documents or required by a change in GAAP.

         3.6 LITIGATION. Except as disclosed in the ERP SEC Documents or in Schedule 3.6 to the ERP Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of ERP and the ERP Subsidiaries (a) which are covered by adequate insurance, or (b) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements, there is no suit, action or proceeding pending or, to the Knowledge of ERP, threatened in writing against or affecting ERP or any ERP Subsidiary that, individually or in the aggregate, (i) could reasonably be expected to have an ERP Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ERP or any ERP Subsidiary having or which could reasonably be expected to have any such effect, or (ii) could reasonably be expected to prevent the consummation of any of the transactions contemplated by this Agreement.

         3.7   PROPERTIES.

               (a) ERP or one of the ERP Subsidiaries owns fee simple title to each of the real properties listed in the ERP SEC Filings as owned by it (the "ERP Properties"), except where the failure to own such title would not have an ERP Material Adverse Effect.

               (b) The ERP Properties are not subject to any Encumbrances or Property Restrictions or located in a flood zone area "V" which, individually or in the aggregate, would cause an ERP Material Adverse Effect.

               (c) Valid policies of title insurance have been issued insuring ERP's or the applicable ERP Subsidiary's fee simple title to the ERP Properties except where the failure to obtain such title insurance would not have an ERP Material Adverse Effect.

               (d) ERP has no Knowledge (i) that it has failed to obtain a certificate, permit or license from any governmental authority having jurisdiction over any of the ERP Properties where such failure would have an ERP Material Adverse Effect, or of any pending threat of modification or cancellation of any of the same which would have an ERP Material Adverse Effect, (ii) of any written notice of any violation of any federal, state or municipal law, ordinance, order, rule, regulation or requirement affecting any of the ERP Properties issued by any governmental authorities which would have an ERP Material Adverse Effect, or (iii) of any structural defects relating to ERP Properties, ERP Properties whose building systems are not in working order, physical damage to any ERP Property for which there is no insurance in effect covering the cost of restoration, any current renovation or uninsured restoration, except such structural defects, building systems not in working order, physical damage, renovation and restoration which, in the aggregate, would not have an ERP Material Adverse Effect.

               (e) All work to be performed, payments to be made and actions to be taken by ERP or the ERP Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or similar action relating to any ERP Property (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation), has been performed, paid or taken, as the case may be, except where the failure to do so would, in the aggregate, not have an ERP Material Adverse Effect.

         3.8 ENVIRONMENTAL MATTERS. None of ERP, any of the ERP Subsidiaries or, to ERP's Knowledge, any other Person has caused or permitted
(a) the unlawful presence of any Hazardous Substances on any of the ERP Properties, or (b) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the ERP Properties as a result of any construction on or operation and use of the ERP Properties, which presence or occurrence would, individually or in the aggregate, have an ERP Material Adverse Effect; and in connection with the construction on or operation and use of the ERP Properties, ERP and the ERP Subsidiaries have not failed to comply in any material respect with all applicable Environmental Laws, except to the extent such failure to comply, individually or in the aggregate, would not have an ERP Material Adverse Effect.

         3.9   TAXES.

               (a) Each of ERP and the ERP Subsidiaries has filed all tax returns and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so) and has paid (or ERP has paid on its behalf) all Taxes shown or reflected on such returns and reports as required to be paid by it except where the failure to file such tax returns or reports and failure to pay such Taxes would not have an ERP Material Adverse Effect. Since the ERP Financial Statement Date, EQR has incurred no liability for taxes under Sections 857(b), 860(c) or 4981 of the Code, including without limitation any tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither ERP nor any ERP Subsidiary has incurred any liability for taxes other than in the ordinary course of business. No deficiencies for any Taxes have been proposed, asserted or assessed pursuant to a "30-day letter" or notice of deficiency sent by the IRS, or, to the Knowledge of ERP, otherwise proposed, asserted or assessed against ERP or any of the ERP Subsidiaries.

               (b) EQR (i) for all taxable years commencing with 1992, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT for such years,
(ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for the tax year ending December 31, 2000, and (iii) has not taken or omitted to take any action which would reasonably be expected to
(A) result in any rents paid by tenants to the ERP Properties to be excluded from the definition of "rents from real property" under Section 856(d)(2) of the Code, or (B) otherwise result in a challenge to EQR's status as a REIT, and no such challenge is pending or, to ERP's Knowledge, threatened. Each ERP Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership, or ignored as a separate entity, as the case may be, and not as a corporation or as an association taxable as a corporation. Each corporation, trust or other entity taxable as an association which has merged with and into EQR had been subject to taxation as a REIT at all times since its initial election of REIT status and had satisfied all requirements to qualify as a REIT for such years, except to the extent that a failure to satisfy such requirements would not have an ERP Material Adverse Effect. Each Subsidiary of EQR which is a corporation or which is treated as an association taxable as a corporation for federal income tax purposes (of which EQR directly or indirectly owns ten percent (10%) or more of the outstanding voting securities (as defined in Section 856(c) of the Code)) has been since the date of its formation or since EQR's first taxable year as a REIT (whichever is later) a qualified REIT subsidiary under Section 856(i) of the Code.

         3.10 BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ERP or any ERP Subsidiary.

         3.11 COMPLIANCE WITH LAWS. Except as disclosed in the ERP SEC Documents, neither ERP nor any of the ERP Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except to the extent that such violation or failure would not have an ERP Material Adverse Effect.

         3.12 CONTRACTS; DEBT INSTRUMENTS. Neither ERP nor any ERP Subsidiary has received a written notice that ERP or any ERP Subsidiary is in violation of or in default under (nor to the Knowledge of ERP does (i) such a violation or default exist or (ii) does there exist any condition which, upon the passage of time or the giving of notice or both would cause such a violation or default to exist) any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except to the extent such violation or default, individually or in the aggregate, would not have an ERP Material Adverse Effect, except as set forth in Schedule 3.12 to the ERP Disclosure Letter.

         3.13 STATE TAKEOVER STATUTES. ERP has taken all action necessary to exempt transactions between ERP and Grove and its Affiliates from the operation of any Takeover Statute.

         3.14 REGISTRATION STATEMENT. The information with respect to ERP and the ERP Subsidiaries included in the Proxy Statement or the Registration Statement will not, as of the date of mailing of the Proxy Statement and as of the effective date of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.15 INVESTMENT COMPANY ACT OF 1940. Neither ERP nor any of the ERP Subsidiaries is, or at the Company Merger Effective Time will be, required to be registered under the 1940 Act.

         3.16 DEFINITION OF KNOWLEDGE OF ERP. As used in this Agreement, the phrase "to the Knowledge of ERP" (or words of similar import) means the actual knowledge of those individuals identified in Schedule 3.16 to the ERP Disclosure Letter.

         3.17 VOTE REQUIRED. No vote or consent by the equity holders of ERP or any ERP Subsidiary (whether by agreement, under applicable law or otherwise) is required to approve this Agreement or the transactions contemplated hereby, nor will any such equity holders be entitled to dissenters' rights or other rights of appraisal in connection with the consummation of the transactions contemplated by this Agreement.

         3.18 EMPLOYEE POLICIES. Each employee plan or arrangement of ERP is in material compliance with ERISA, to the extent subject to ERISA, and any other applicable law governing such employee plan or arrangement.

         3.19 FINANCING. ERP will have readily available all funds necessary to perform its obligations under this Agreement and the transactions contemplated hereby.

         3.20 VALIDITY OF SECURITIES ISSUED. Any ERP Units issued pursuant to the Partnership Merger, and any shares of EQR Common issued upon redemption of such ERP Units, when issued, shall be duly authorized, validly issued, fully-paid and non-assessable.


                                    ARTICLE 4

                                    COVENANTS

         4.1 ACQUISITION PROPOSALS. Prior to the Company Merger Effective Time, Grove agrees that:

               (a) neither it nor any of the Grove Subsidiaries shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to any of their respective shareholders or limited partners) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or any equity securities of Grove or any of the Grove Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

               (b) it will use its best efforts not to permit any of its officers, trust managers, employees, agents or financial advisors to engage in any of the activities described in Section 4.1(a);

               (c) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to in Section 4.1(b) of the obligations undertaken in this Section 4.1; and

               (d) it will notify ERP as promptly as practicable if Grove receives any such inquiries or proposals, or any requests for such information, or if any such negotiations or discussions are sought to be initiated or continued with it;

provided, however, that nothing contained in this Section 4.1 shall prohibit the Grove Board from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal, if, and only to the extent that (A) the Grove Board determines in good faith that failure to do so would create a reasonable probability of a breach of its duties to shareholders or Limited Partners imposed by law, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Grove provides written notice to ERP to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which Grove determined in good faith was required to be executed in order for the Grove Board to comply with its duties to shareholders or Limited

Partners imposed by law), Grove keeps ERP informed of the status of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14e-2 or Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal. Nothing in this Section 4.1 shall (x) permit Grove to terminate this Agreement (except as specifically provided in Article 7 hereof), (y) permit Grove to enter into an agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, Grove shall not enter into an agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form executed as provided above)) or (z) affect any other obligation of Grove under this Agreement; provided, however, that the Grove Board may approve and recommend a Superior Acquisition Proposal and, in connection therewith, withdraw or modify its approval or recommendation of this Agreement and the Mergers. As used herein, "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a third party which a majority of the members of the Grove Board determines in good faith to be more favorable to Grove's shareholders and Limited Partners from a financial point of view than the Mergers and which the Grove Board determines is reasonably capable of being consummated.

         4.2 CONDUCT OF GROVE'S BUSINESS PENDING MERGER. Prior to the Company Merger Effective Time, except as (i) contemplated by this Agreement,
(ii) set forth in Schedule 4.2 to the Grove Disclosure Letter, (iii) within the aggregate amounts reflected in the Grove Capital Budget or (iv) consented to in writing by ERP, Grove shall, and shall cause each of the Grove Subsidiaries to, conduct its business only in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, and, irrespective of whether or not in the ordinary course of business, Grove shall, and shall cause each of the Grove Subsidiaries to:

               (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

               (b) confer on a regular basis with one or more representatives of ERP to report operational matters of materiality and, subject to Section 4.1, any proposals to engage in material transactions;

               (c) promptly notify ERP of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

               (d) promptly deliver to ERP true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

               (e) maintain its books and records in accordance with GAAP consistently applied and not change in any material manner any of its methods, principles or practices of accounting in effect at the Grove Financial Statement Date, except as may be required by the SEC, applicable law or GAAP;

               (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities, subject to extensions permitted by law, provided Grove notifies ERP that it is availing itself of such extensions and provided such extensions do not adversely affect Grove's status as a qualified REIT under the Code;

               (g) not make or rescind any express or deemed election relative to Taxes (unless required by law or necessary to preserve Grove's status as a REIT or the status of any Grove Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary under Section 856(i) of the Code, as the case may be);

               (h) other than in connection with those development agreements set forth in Schedule 2.22 to the Grove Disclosure Letter or as permitted pursuant to subsection (o) hereof, not acquire, enter into any option or agreement to acquire, or exercise an option or contract to acquire, additional real property, incur additional indebtedness except for working capital under its revolving line(s) of credit, encumber assets or commence construction of, or enter into any agreement or commitment to develop or construct other real estate projects except in connection with the potential purchase of (i) 521 subsidized elderly apartment units in Brookline, Massachusetts (the "Brookline Transaction"), (ii) interests in the Kismul Family Limited Partnership (the "Kismul Transaction"), and (iii) interests in certain partnerships affiliated with Sydney and John Rosenthal (the "Rosenthal Transactions"), each as more fully described in Schedule 4.2 of the Grove Disclosure Letter, PROVIDED, HOWEVER, that ERP shall have the right to review and comment upon the terms of and documentation related to the Brookline Transaction and Kismul Transaction and necessary amendments to the documentation related to the Rosenthal Transactions in order to provide for transactions contemplated by this Agreement, and such terms and documentation shall be subject to prior approval by ERP, which approval shall not be unreasonably withheld or delayed;

               (i) not amend its Bylaws or the Grove Declaration or the articles of incorporation, bylaws, partnership agreement, joint venture agreement or comparable charter or organization document of any Grove Subsidiary without ERP's prior written consent, which shall not be unreasonably withheld or delayed;

               (j) issue no and make no change in the number of shares of beneficial interest, capital stock, membership interests or units of limited partnership interest issued and outstanding or reserved for issuance, other than pursuant to those items disclosed in Schedule 2.3 to the Grove Disclosure Letter;

               (k) except in connection with and pursuant to the terms of the Brookline Transaction and Rosenthal Transactions, grant no options or other right or commitment relating to its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest or any security convertible into its shares of beneficial interest or capital stock, membership interests or units of limited partnership interest, or any security the value of which is measured by shares of beneficial interest, or any security subordinated to the claim of its general creditors;

               (l) except as permitted by Section 5.9 and for dividends and distributions by a Grove Subsidiary to Grove or a wholly-owned Grove Subsidiary, not (x) authorize, declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its beneficial interest or capital stock, or (y) except for redemptions of Grove LP Units in accordance with the Grove OP Agreement or pursuant to the terms of the Retail Sale Agreement, directly or indirectly redeem, purchase or otherwise acquire any shares of beneficial interest, shares of capital stock, membership interests or units of partnership interest or any option, warrant or right to acquire, or security convertible into, shares of beneficial interest, shares of capital stock, membership interests, or units of partnership interest of any Person;

               (m) not sell, lease, mortgage, subject to Lien or otherwise dispose of any material part of its assets, individually or in the aggregate, except in the ordinary course of business;

               (n) not make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances and capital contributions to wholly-owned Grove Subsidiaries in existence on the date hereof;

               (o) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) furnished to ERP or incurred in the ordinary course of business consistent with past practice;

               (p) not enter into any commitment, contractual obligation, capital expenditure or transaction (each, a "Commitment") which may result in total payments or liability by or to it in excess of $135,000 or aggregate Commitments in excess of $250,000; PROVIDED, HOWEVER, that no Commitments shall be made with respect to any Grove Property subject to the Retail Sale Agreement, except as specifically permitted by the terms of the Retail Sale Agreement;

               (q) not guarantee the indebtedness of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

               (r) not enter into or amend any commitment with any officer, trust manager, director, trustee, consultant or Affiliate of Grove or any of the Grove Subsidiaries other than commitments with consultants involving payments of (i) less than $15,000 per consultant and (ii) total aggregate payments to all consultants of less than $110,000;

               (s) not increase any compensation or enter into or amend any employment agreement or other arrangement with any of its officers, trust managers, trustees, directors or employees earning more than $50,000 per annum as of the date hereof, other than waivers by employees of benefits under such agreements, enter into any employment agreement or arrangement with any other Person not currently an employee of Grove or a Grove Subsidiary, providing for compensation in excess of $60,000 per annum or increase any compensation, enter into or amend any employment agreement or other arrangement with any new or current employee (except with respect to arrangements which do not comprise employment agreements or amendments thereto in the ordinary course of business and consistent with past practice in timing and amount or pursuant to the terms of any such arrangement) or take any action which could result in the creation of a right of the type required to be disclosed in Section 2.15, or alter in any manner a payment or right disclosed on
Schedule 2.15 of the Grove Disclosure Letter;

               (t) not adopt any new employee benefit plan or amend any existing plans, options or rights, except for changes which are required by law and changes which are not more favorable to participants in the aggregate than provisions presently in effect;

               (u) not settle any shareholder or limited partner, derivative or other claims arising out of or in connection with any of the transactions contemplated by this Agreement without the prior written approval of ERP, which approval shall not be unreasonably withheld or delayed;

               (v) not reduce its ownership of any of Grove Subsidiaries except pursuant to a transaction which has the same effect as a transaction permitted by subsection (m) hereof;

               (w) not accept a promissory note in payment of the exercise price payable under any Grove Option;

               (x) not enter into or amend or otherwise modify or waive any rights under any agreement or arrangement for the persons that are affiliates, or as of the date hereof, all officers, trust managers, trustees, directors or employees, of Grove or any Grove Subsidiary;

               (y) except as provided in Schedule 2.9 or Schedule 2.18 to the Grove Disclosure Letter, not directly or indirectly or through a subsidiary, merge or consolidate with, acquire all or substantially all of the assets of, or acquire the beneficial ownership of a majority of the outstanding capital stock or other equity interest in any Person or entity;

               (z) use its reasonable best efforts to continue to qualify as a REIT prior to the Company Merger Effective Time, and not enter into any transaction that would be considered a prohibited transaction as defined in
Section 857(b)(6) of the Code; and

               (aa) with respect to the Retail Sale Agreement, (i) not amend, waive any provision, or exercise any right under, the Retail Sale Agreement,
(ii) operate the Grove Subsidiaries subject to the Retail Sale Agreement only in the ordinary course of business and (iii) not take any action which would result in a material change to the assets and liabilities of such Grove Subsidiaries, as set forth on Schedule 2.2 to the Grove Disclosure Schedule.

               For purposes of this Section 4.2 only, any contract, transaction or other event shall be deemed to be material and to be subject to the terms hereof if it would result or is expected to result in a net impact on Grove's consolidated income statement in excess of $275,000, or on Grove's consolidated balance sheet in excess of $275,000.

         4.3 CONDUCT OF ERP'S BUSINESS PENDING MERGER. Prior to the Company Merger Effective Time, except as (i) contemplated by this Agreement, or (ii) consented to in writing by Grove, ERP shall, and shall cause each of the ERP Subsidiaries to:

               (a) use its reasonable efforts to preserve intact its business organizations and goodwill and keep available the services of its officers and employees;

               (b) confer on a regular basis with one or more representatives of Grove to report operational matters of materiality which would have a ERP Material Adverse Effect;

               (c) promptly notify Grove of any material emergency or other material change in the condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties, or of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

               (d) promptly deliver to Grove true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

               (e) maintain its books and records in accordance with GAAP consistently applied;

               (f) duly and timely file all reports, tax returns and other documents required to be filed with federal, state, local and other authorities; and

               (g) duly form New LLC and New LLC3, cause New LLC to duly form New LLC2 and cause each of New LLC, New LLC2 and New LLC3, respectively, to carry out its obligations pursuant to this Agreement.

For purposes of this Section 4.3 only, an emergency, change, complaint, investigation or hearing shall be deemed material if it would reasonably be expected to have an ERP Material Adverse Effect.

         4.4 OTHER ACTIONS. Each of Grove and Grove OP on the one hand and ERP on the other hand shall not, and shall use their reasonable best efforts to cause their Subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as contemplated by Section 4.1, any of the conditions to the Mergers set forth in Article 6 not being satisfied.

         4.5 COMPLIANCE WITH THE SECURITIES ACT. No later than ten (10) days prior to the Partnership Merger Effective Time, Grove shall cause to be prepared and delivered to ERP a list identifying all persons who, at the time of the Grove Shareholders Meeting (as defined in Section 5.1 hereto), (i) may reasonably be deemed to be "affiliates" of Grove or Grove OP as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act and (ii) shall be entitled to receive Partnership Unit Merger Consideration pursuant to the Partnership Merger (the "Affiliates"). Grove shall use its reasonable efforts to cause each person who is identified as an Affiliate in such list to deliver to Grove on or prior to the Partnership Merger Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of EQR Common issued to such Affiliate upon exchange of ERP Units pursuant to the ERP Agreement, except pursuant to an effective registration statement under the Securities Act or in compliance with Rule 145.

                                    ARTICLE 5

                              ADDITIONAL COVENANTS

         5.1 PREPARATION OF THE REGISTRATION STATEMENT AND THE PROXY STATEMENT; GROVE SHAREHOLDERS MEETING AND GROVE OP PARTNERS MEETING.

               (a) Grove and ERP shall use their reasonable best efforts to prepare and file with the SEC the Registration Statement and Proxy Statement, each in form and substance satisfactory to each of ERP and Grove. A portion of the Registration Statement shall also constitute a prospectus of ERP with respect to the ERP Units to be offered pursuant to the Partnership Merger (the "Prospectus"). Each of Grove and ERP shall promptly use its reasonable best efforts to (i) respond to any comments of the SEC and (ii) with respect to ERP only, have the Registration Statement declared effective under the Securities Act and the rules and regulations promulgated thereunder as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Partnership Merger. ERP will use its reasonable best efforts to cause the Prospectus to be mailed to the Limited Partners, as promptly as practicable after the SEC has declared the Registration Statement effective. Grove will use its reasonable best efforts to cause the Proxy Statement to be mailed to Grove's shareholders, as promptly as practicable after the SEC has completed its review of the Proxy Statement. Each party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence (and written summaries or transcripts of any oral communication) between such party or any of its representatives and the SEC, with respect to the Registration Statement or the Proxy Statement. The respective parties will cause the Registration Statement and the Proxy Statement to comply in all material respects with all applicable requirements of law. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, ERP or Grove, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and/or mailing to the shareholders of Grove or the Limited Partners such amendment or supplement to the Proxy Statement or Prospectus, as the case may be. ERP also shall take any action required to be taken under any applicable state securities or "blue sky" laws in connection with the issuance of ERP Units pursuant to the Partnership Merger, and Grove and Grove OP shall furnish all information concerning Grove and the holders of Grove Shares and rights to acquire Grove Shares, or Grove OP and the Limited Partners and the rights to acquire Grove LP Units, as the case may be and as may be reasonably requested in connection with any such action.

               (b) Grove will, as soon as practicable following the date of this Agreement (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to the shareholders of Grove), duly call, give notice of, convene and hold a meeting of its shareholders (the "Grove Shareholders Meeting") for the purpose of obtaining the Grove Shareholder Approvals. Grove will, through the Grove Board, recommend to its shareholders approval of this Agreement, the Company Merger and the transactions contemplated by this Agreement; PROVIDED, that prior to the Grove Shareholders Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Grove Board determines in good faith that such withdrawal, modification or amendment is appropriate

               (c) Subject to the provisions of Sections 5.1(b), the Grove Shareholders Meeting shall be held not later than 35 days after the date the Proxy Statement is mailed.

               (d) Grove OP will, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its partners (the "Grove OP Partners Meeting") for the purpose of obtaining the Grove Partner Approvals. The Grove OP Partners Meeting shall be held on the same date as the Grove Shareholders Meeting. Grove will, through the Grove Board, recommend to the Limited Partners approval of this Agreement and the transactions contemplated hereby; PROVIDED, that prior to the Grove OP Partners Meeting, such recommendation may be withdrawn, modified or amended to the extent that, as a result of the commencement or receipt of a proposal constituting a Superior Acquisition Proposal, the Grove Board determines in good faith that such withdrawal, modification or amendment is appropriate.

               (e) If on the date for the Grove Shareholders Meeting established pursuant to Section 5.1(b) of this Agreement, Grove has not received a sufficient number of proxies to approve the Company Merger (but less than one-third of the outstanding Shares have been voted against the Company Merger), then Grove shall adjourn its shareholders meetings until such date as shall be mutually agreed upon by Grove and ERP, which date shall be not less than ten (10) days nor more than twenty (20) days after the originally scheduled date.

               (f) In connection with the Grove Partner Approvals, Grove shall vote all Grove OP Units beneficially owned by Grove, and shall cause any Grove Subsidiary to vote all Grove OP Units beneficially owned by such Grove Subsidiary, in favor of this Agreement and the transactions contemplated hereby.

         5.2 ACCESS TO INFORMATION: CONFIDENTIALITY. Subject to the requirements of confidentiality agreements with third parties, each of Grove and ERP shall, and shall cause each of the Grove Subsidiaries and ERP Subsidiaries, respectively, to afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours prior to the Company Merger Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of Grove and ERP shall, and shall cause each of the Grove Subsidiaries and ERP Subsidiaries, respectively, to furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Grove and ERP shall, and shall cause the Grove Subsidiaries and ERP Subsidiaries, respectively, to use commercially reasonable efforts to cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to, hold any nonpublic information in confidence to the extent required by, and in accordance with, and will comply with the provisions of the letter agreement dated as of March 13, 2000 between Grove and ERP (the "Confidentiality Agreement").

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

         5.3   BEST EFFORTS; NOTIFICATION.

               (a) Subject to the terms and conditions herein provided, Grove and ERP shall: (i) use all reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Company Merger Effective Time or Partnership Merger Effective Time, from governmental or regulatory authorities of the United States, the several states and foreign jurisdictions and any third parties in connection with the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits and authorizations; (ii) use all reasonable best efforts to obtain in writing any consents required from third parties to effectuate the Mergers, such consents to be in form reasonably satisfactory to Grove and ERP; and (iii) use all reasonable best efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the effectiveness of the Mergers, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and trust managers of Grove and the general partner of ERP shall take all such necessary action.

               (b) Grove shall give prompt notice to ERP, and ERP shall give prompt notice to Grove, (i) if any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any material respect or (ii) of the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.4 COSTS OF TRANSACTION. In the event that the Mergers are not consummated, each of ERP and Grove shall pay their own costs and expenses relating to the Mergers and the other transactions contemplated by this Agreement; provided, however, that (i) all SEC filing fees in connection with the Mergers shall be paid 50% by Grove and 50% by ERP, (ii) all printing costs associated with the Proxy Statement shall be paid by Grove and (iii) all printing costs associated with the Prospectus shall be paid by ERP. This
Section 5.4 shall in no way affect the rights and obligations of the parties hereto under Article 7 hereof.

         5.5 PUBLIC ANNOUNCEMENTS. ERP and Grove will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other written public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such written public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement will be in the form agreed to by the parties hereto prior to the execution of this Agreement. For purposes of this Section 5.5, "written public statements" shall

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include any written statement transmitted to the NYSE, AMEX, the shareholders of Grove or the limited partners of ERP or Grove LP.

         5.6   TAXES.

               (a) ERP and Grove shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to tax, "Transfer and Gains Taxes"). From and after the Company Merger Effective Time, the Surviving Company shall, or shall cause ERP, as appropriate, to pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of beneficial interests in the Surviving Company, all Transfer and Gains Taxes.

               (b) Grove will consult with and provide ERP the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by Grove with respect to Taxes including, without limitation, Grove's federal, state and local income tax returns, as well as the Form 5500 returns for its health and welfare benefit and retirement plans, for its taxable year ended December 31, 1999 (collectively, the "Grove Tax Returns"), and shall not file any Grove Tax Returns without the prior review and comment of ERP, which shall not be unreasonably delayed.

               (c) Grove will cause each Grove Subsidiary to consult with and provide ERP the opportunity to review and comment upon all returns, questionnaires, applications or other documents to be filed after the date hereof by each respective Grove Subsidiary with respect to Taxes including, without limitation, each Grove Subsidiary's federal, state and local income tax returns for its taxable year ended December 31, 1999 (collectively, the "Grove Subsidiary Tax Returns"), and Grove shall not cause any Grove Subsidiary to file any Grove Subsidiary Tax Returns without the prior review and comment of ERP, which shall not be unreasonably delayed.

               (d) Prior to Closing, Grove shall use its reasonable good faith efforts to obtain a final written closing agreement under Section 7121 of the Code with respect to the matters set forth on Schedule 5.6(d) to the Grove Disclosure Letter, which closing agreement shall be satisfactory in form and substance to ERP in its sole and absolute discretion (the "Closing Agreement").

         5.7   BENEFIT PLANS AND OTHER EMPLOYEE ARRANGEMENTS.

               (a) BENEFIT PLANS. After the Company Merger Effective Time, all employees of Grove or Grove OP who are employed by ERP shall, at the option of ERP, either continue to be eligible to participate in an "employee benefit plan," as defined in Section 3(3) of ERISA, currently maintained by Grove or Grove OP which is, at the option of ERP, continued by ERP, or alternatively, shall be eligible to participate in the same manner as other similarly situated employees of ERP in any "employee benefit plan," as defined in Section 3(3) of ERISA, sponsored or maintained by ERP for similarly situated employees after the effectiveness of the Mergers. With respect to each such employee benefit plan, service with Grove or any Grove

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

Subsidiary (as applicable) shall be included for purposes of determining eligibility to participate and vesting (if applicable). With respect to medical benefits provided by ERP on and after the effectiveness of the Mergers, (i) coverage that would otherwise be denied due to a preexisting illness shall be provided to those employees who had such coverage under a plan sponsored by Grove or any Grove Subsidiary (each, a "Prior Plan"), (ii) unless required by law, no such employee shall be required to observe any waiting period prior to entitlement to such benefits and (iii) each such employee shall be credited as to previously paid deductible and co-payment amounts under any Prior Plan.

               (b) SEVERANCE PROGRAMS. In no event shall Grove amend, modify or alter in any manner any severance program or adopt or agree to any other programs, agreements or arrangements which would in any way alter the
Section 2.15 Payments, as set forth in Schedule 2.15 of the Grove Disclosure Letter. No program, arrangement or agreement of Grove, or any term of this Agreement, shall require ERP to continue the employment of any employee of Grove after the Effective Time. As a condition to receiving a Section 2.15 Payment, each Section 2.15 Employee and each other terminated employee shall execute and deliver to Grove an agreement and release in the applicable form as attached to Schedule 2.15 to the Grove Disclosure Letter (a " Release"). The Section 2.15 Payments shall be satisfied immediately following the Company Merger Effective Time or as otherwise set forth in Schedule 2.15 to the Grove Disclosure Letter.

               (c)  OPTIONEES.

               (i) Prior to the Closing, Grove will, through the Grove Board (or any committee thereof), take all action required (x) for, except as provided herein, the cancellation as of the Company Merger Effective Time of all Grove Options in consideration for cash in an amount set forth in Section
1.8 and (y) to provide that any Grove Options granted on or about June 19, 2000 to non-employee trust managers of Grove who were re-elected as trust managers at Grove's 2000 annual meeting of shareholders shall be canceled as of the Company Merger Effective Time for no consideration.

               (ii) From and after the date hereof, Grove, through the Grove Board or otherwise, will not modify any Plan or authorize, and Grove will not grant, any Grove Options, Restricted Share Grants or any other equity or cash incentive grants or awards of any kind, nature or description.

               (d) WITHHOLDING. Grove shall require each employee who exercises a Grove Option, receives Grove Shares pursuant to any existing commitment, or otherwise receives any payment from Grove as a result of the transactions contemplated by this Agreement, to pay to Grove in cash or Grove Shares an amount sufficient to satisfy in full Grove's obligation to withhold Taxes incurred by reason of such exercise, issuance or receipt.

         5.8   INDEMNIFICATION.

               (a) From and after the Company Merger Effective Time, ERP shall provide exculpation and indemnification for each person who is now or has been at any time prior to the date hereof or who becomes prior to the Company Merger Effective Time, an officer or trust manager of Grove or any Grove Subsidiary (the "Indemnified Parties") which is the same as the exculpation and indemnification provided to the Indemnified Parties by Grove (including advancement of expenses, if so provided, and provided that such coverage provided by Grove shall have at least $5,000,000 of current trust manager and officer insurance with no more than a $75,000 deductible) immediately prior to the Company Merger Effective Time in its Declaration of Trust, Bylaws, or any Employee Plan as in effect at the close of business on the date hereof; PROVIDED, that such exculpation and indemnification covers actions on or prior to the Company Merger Effective Time, including, without limitation, all transactions contemplated by this Agreement. ERP shall use commercially reasonable efforts to obtain and, if obtained, maintain in effect from the Company Merger Effective Time and continuing until the sixth anniversary thereof "run-off" trust managers and officers liability insurance with a coverage amount and other terms and conditions comparable to Grove's current trust managers and officers liability insurance policy covering the trust managers and officers of Grove with respect to their service as such prior to the Company Merger Effective Time, PROVIDED, HOWEVER, that in no event shall ERP be required pay a premium in excess of $300,000 for such coverage (the "Run-Off Policy"). ERP shall provide Grove with a true and complete copy of a binder with respect to the Run-Off Policy at least 10 days prior to the Company Merger Effective Time, and shall use its reasonable best efforts to provide to Grove a true and complete copy of the Run-Off Policy as proposed to be issued prior to the Company Merger Effective Time. The premium for such policy shall be paid in full at the Company Merger Effective Time.

               (b) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of ERP and Grove. ERP agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of ERP under this Section 5.8. The provisions of this Section 5.8 shall survive the Company Merger and are in addition to any other rights to which an Indemnified Party may be entitled.

               (c) In the event that ERP or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each trustee and officer covered hereby.

         5.9 DECLARATION OF DIVIDENDS AND DISTRIBUTIONS. From and after the date of this Agreement, Grove or Grove OP shall not make any dividend or distribution to its shareholders or Limited Partners without the prior written consent of ERP, except for the authorization and payment of dividends or distributions with respect to the Grove Common Shares and Grove LP Units of (i) subject to reduction as provided below, an amount per share/unit for each full quarterly dividend not to exceed $0.18 per share/unit (each a "Quarterly Dividend") and (ii) subject to reduction as provided below, a pro-rated Quarterly Dividend for the period following the end of the calendar quarter immediately preceding the payment date for the latest Quarterly Dividend until the Company Merger Effective Time, with such dividend to be pro-rated on the basis of the number of days in such period divided by ninety-two (92) (the "Short Dividend"), provided however, that at least ten (10) days prior to the setting of any record date or declaring of any dividend or distribution permitted pursuant to this Section 5.9, Grove shall submit to ERP a then current estimate of the fees and expenses of the transactions contemplated by this Agreement, in reasonable detail and in such categories so as to conform to the detail and categories set forth in Schedule 2.30 to the Grove Disclosure Letter, which estimate shall be certified by the Chief Financial Officer of Grove and subject to review by ERP. In conducting its review of such estimate, ERP shall have the right to verify and examine all supporting documentation which was utilized by Grove in determining such estimate, including, without limitation, the right to contact vendors of Grove for the purpose of confirming such estimates. To the extent that any estimated category of fees or expenses set forth in such estimate exceeds the corresponding estimate of such category set forth on Schedule 2.30 of the Grove Disclosure Letter, the total of such excess amounts (the "Exceeded Cost Amount") shall be divided by the total number of Grove Common Shares and Grove LP Units outstanding as of the record date for the next distribution permitted to be made pursuant to this Section 5.9 (the "Per Share Exceeded Cost Amount"), and the maximum dividend or distribution per share/unit payable pursuant to this Section 5.9 shall be $0.18 per share/unit less the Per Share Exceeded Cost Amount (or, in the case of a Short Dividend, the maximum amount of such Short Dividend, as calculated above, less the Per Share Exceeded Cost Amount). In the event that the Exceeded Cost Amount exceeds the total aggregate distribution to be made pursuant to this Section 5.9, such amount shall be carried forward and added to the Exceeded Cost Amount with respect to the next distribution permitted under this Section
5.9. The record and payment dates for each Quarterly Dividend shall be the same date as the record and payment dates for the corresponding quarterly dividend for the EQR Common Shares, as provided to Grove by written notice not less than twenty (20) days prior to the record date for such quarterly EQR dividend. In the event that a dividend with respect to Grove Common Shares or a distribution with respect to Grove LP Units permitted by this
Section 5.9 has (i) a record date prior to the Company Merger Effective Time or Partnership Merger Effective Time, as the case may be, and (ii) has not been paid as of such Company Merger Effective Time or Partnership Merger Effective Time, as the case may be, the holders of Grove Common Shares or Limited Partners shall be entitled to receive such distribution.

         5.10 NOTICES. Each party hereto shall provide such notice to its equity holders of the Mergers and other transactions contemplated hereby as is required under applicable law.

         5.11 RESIGNATIONS. On the Closing Date, if requested by ERP, Grove shall request that the trust managers, directors and officers of Grove and each of the Grove Subsidiaries to submit their resignations from such positions, effective as of the Company Merger Effective Time or Partnership Merger Effective Time, as requested.

         5.12 THIRD PARTY MANAGEMENT AGREEMENTS AND OUTSIDE MANAGEMENT AGREEMENTS. Grove will not, and will not permit any Grove Subsidiary to, (i) amend the Third Party Management Agreements and Outside Management Agreements, (ii) renew the Third Party Management Agreements except on terms which permit its cancellation by Grove or the applicable Grove Subsidiary on thirty days notice without charge, penalty or other cost for such cancellation, or (iii) renew any Outside Management Agreement.

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

         5.13 MODIFICATION OF ROSENTHAL TRANSACTIONS. Grove and Grove OP shall (i) use its reasonable good faith efforts to cause the terms of the Rosenthal Transactions to be modified to provide that (A) in lieu of the issuance of any units of preferred limited partnership interest in Grove OP ("Preferred Units") pursuant to the Rosenthal Transactions, one Grove LP Unit shall be issued in substitution for each Preferred Unit which otherwise would have been issued pursuant to the Rosenthal Transactions, (B) in the event that the Mergers are consummated prior to the closing of the Rosenthal Transactions, then upon the closing of the Rosenthal Transactions, in lieu of receiving Grove LP Units, the Persons who would otherwise be entitled to receive Grove LP Units in connection with the Rosenthal Transactions shall instead be entitled to receive, in substitution for each Grove LP Unit they would have otherwise been entitled to receive, either (y) the Partnership Cash Merger Consideration or (z) the Partnership Unit Merger Consideration, in each case as adjusted by Section 1.12, at the election of such Person, which election shall be made prior to the Election Deadline, and (C) in the event the Rosenthal Transactions are consummated prior to the effectiveness of the Mergers, each Grove LP Unit issued pursuant to the Rosenthal Transactions shall be converted pursuant to the Partnership Merger in accordance with Section 1.7 or (ii) with the prior written consent of Oak OP, which consent shall not be unreasonably withheld, otherwise modify or terminate the agreements relating to the Rosenthal Transactions; provided, however, that in the event that the Rosenthal Transactions are consummated prior to the effectiveness of the Mergers but subsequent to the Record Date, each Person entitled to receive Grove LP Units pursuant to the Rosenthal Transactions shall promptly be provided a Form of Election, which must be completed and returned prior to the Election Deadline in accordance with
Section 1.9 if such Person wishes to elect to receive Partnership Unit Merger Consideration pursuant to the Partnership Merger.

         5.14 RETAIL SALE AGREEMENT. Immediately prior to, and on the date of, the Partnership Merger Effective Time, Grove and Grove OP shall cause the transactions contemplated by the Retail Sale Agreement to be consummated in accordance with the terms of such agreement.

         5.15 ELECTION TO UNDERTAKE DEFICIT RESTORATION OBLIGATION UNDER ERP AGREEMENT. In the event that a Limited Partner holding any Grove LP Units who is subject to a deficit restoration obligation under Section 13.5 of the Grove OP Agreement elects pursuant to Section 1.7(b) of this Agreement to receive ERP Units in exchange for any portion of such Limited Partner's Grove LP Units, then such Limited Partner shall have the right to become an "Obligated Partner" (as such term is defined under the ERP Agreement) of ERP by delivery of written notice to ERP no later than the Election Deadline. Such written notice shall specify the "Restoration Amount" (as such term is defined under the ERP Agreement) for such Limited Partner, which amount shall not exceed such Limited Partner's "Protected Amount" (as such term is defined under the Grove OP Agreement) as determined immediately prior to the Partnership Merger Effective Time.

         5.16 TRANSFER OF GROVE LP UNITS. Grove, as general partner of Grove OP, hereby consents pursuant to the Grove OP Agreement to the transfer of Grove LP Units by New LLC subsequent to the Partnership Merger Effective Time to any Affiliate of EQR or ERP.

         5.17 TRANSFER OF GROVE CORP. SHARES. At the Closing, at the option of ERP, Grove shall cause the owners of Grove Corp. to transfer to such person or persons as ERP shall designate by written notice delivered to Grove prior to the Closing, all of the shares of Grove

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

Corp. owned by them, constituting all of the outstanding shares of Grove Corp., for an aggregate consideration of $1.00.


                                    ARTICLE 6

                                   CONDITIONS

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

               (a) GROVE APPROVALS. This Agreement, the Merger and the transactions contemplated by this Agreement shall have been approved and adopted by the Grove Approvals.

               (b) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings by the SEC seeking a stop order.

               (c) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Mergers or any of the other transactions contemplated hereby shall be in effect.

               (d) BLUE SKY LAWS. ERP shall have received all state securities or "blue sky" permits and other authorizations necessary to issue ERP Units to the Limited Partners.

         6.2 CONDITIONS TO OBLIGATIONS OF ERP. The obligations of ERP to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date are further subject to the following conditions, any one or more of which may be waived in writing by ERP:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Grove and Grove OP set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and ERP shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of Grove and Grove OP contained herein are so qualified) signed on behalf of Grove and Grove OP by the chief executive officer or the chief financial officer of Grove, in such capacity, to such effect. For the purposes of Section 6.2(a), the representations and warranties of Grove shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have a Grove Material Adverse Effect, PROVIDED, HOWEVER, that this sentence shall not apply to any beach of Section 2.15 or Section 2.8.

               (b) PERFORMANCE OF OBLIGATIONS OF GROVE. Grove and Grove OP shall have performed in all material respects all covenants and obligations required to be performed by them under this Agreement at or prior to the earlier of the Company Merger Effective Time or Partnership Merger Effective Time, and ERP shall have received a certificate signed on behalf of Grove by the chief executive officer or the chief financial officer of Grove, in such capacity, to such effect.

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

               (c) MATERIAL ADVERSE CHANGE. Since March 31, 2000, there shall have been no Grove Material Adverse Change and ERP shall have received a certificate of the chief executive officer or chief financial officer of Grove, in such capacity, certifying to such effect.

               (d) OPINION OF MARYLAND COUNSEL. ERP and Grove shall have received the opinion of Maryland counsel reasonably satisfactory to Oak OP addressing the matters set forth in Exhibit "C" hereto.

               (e) OPINION RELATING TO REIT STATUS. ERP shall have received an opinion, dated as of the date of the Proxy Statement and the Closing Date, of Cummings & Lockwood reasonably satisfactory to ERP, that, commencing with its taxable year ended December 31, 1994, (A) Grove was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) Grove OP has been during and since 1997 and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations and the Closing Agreement).

               (f) OPINION OF COUNSEL. ERP shall have received an opinion from Cummings & Lockwood or other counsel to Grove reasonably satisfactory to ERP dated the Closing Date in form and substance reasonably satisfactory to ERP addressing the matters set forth in Exhibit "D" hereto.

               (g) CONSENTS. Except as set forth on Schedule 6.2 to the Grove Disclosure Letter, all consents and waivers (including, without limitation, waivers of rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an ERP Material Adverse Effect or a Grove Material Adverse Effect.

               (h) CERTAIN FEES AND EXPENSES. The actual fees and expenses incurred in connection with the transactions contemplated by this Agreement shall not exceed (i) the aggregate estimate of all such fees and expenses, set forth on Schedule 2.30 to the Grove Disclosure Letter, or (ii) to the extent specifically provided on Schedule 2.30, the estimates of the specific categories of fees and expenses, as set forth on such Schedule.

               (i) RETAIL PROPERTY SALE. The transactions contemplated by the Retail Sale Agreement shall have been consummated in accordance with the terms of such agreement.

               (j) CLOSING AGREEMENT AND COSTS. Grove shall have obtained the Closing Agreement; provided, however, that the Closing Agreement Costs shall not exceed $3.5 million without the prior written consent of ERP, which consent may be given in ERP's sole and absolute discretion. As used herein "Closing Agreement Costs" shall mean all Taxes, fees (including without limitation any fees for professional services), or other costs incurred by or imposed upon any of Grove, Grove OP, any Grove Subsidiary, EQR, ERP or any ERP Subsidiary, with respect to, or as a result of, obtaining the Closing Agreement and the matters to be addressed by the Closing Agreement ("Closing Agreement Costs")

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

         6.3 CONDITIONS TO OBLIGATIONS OF GROVE. The obligation of Grove and Grove OP to effect the Mergers and to consummate the other transactions contemplated to occur on the Closing Date is further subject to the following conditions, any one or more of which may be waived in writing by Grove:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ERP set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Grove shall have received a certificate (which certificate may be qualified by Knowledge to the same extent as the representations and warranties of ERP contained herein are so qualified) signed on behalf of ERP by the chief executive officer and the chief financial officer of EQR to such effect. For the purposes of this
Section 6.3(a), the representations and warranties of ERP shall be deemed true and correct unless the breach of such representations and warranties, in the aggregate, could reasonably be expected to have an ERP Material Adverse Effect.

               (b) PERFORMANCE OF OBLIGATIONS OF ERP. ERP shall have performed in all material respects all covenants and obligations required to be performed by it under this Agreement at or prior to the earlier of the Company Merger Effective Time or the Partnership Merger Effective Time, and Grove shall have received a certificate of ERP signed on behalf of ERP by the chief executive officer or the chief financial officer of EQR, in such capacity, to such effect.

               (c) MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no ERP Material Adverse Change and Grove shall have received a certificate of the chief executive officer or chief financial officer of ERP, in such capacity, certifying to such effect.

               (d) OPINION RELATING TO REIT STATUS. Grove shall have received an opinion, dated as of the date of the Proxy Statement and the Closing Date, of Piper Marbury Rudnick & Wolfe, reasonably satisfactory to Grove, that, commencing with its taxable year ended December 31, 1992, (A) EQR was organized and has operated in conformity with the requirements for qualification as a REIT under the Code and (B) ERP has been during and since 1992 and continues to be, treated for federal income tax purposes as a partnership, and not as a corporation or association taxable as a corporation (with customary exceptions, assumptions and qualifications and based upon customary representations).

               (e) OPINION OF COUNSEL. Grove shall have received an opinion from Piper Marbury Rudnick & Wolfe or other counsel to ERP reasonably satisfactory to Grove dated the Closing Date in form and substance reasonably satisfactory to Grove addressing the matters set forth in Exhibit "E" hereto dated the Closing Date.

               (f) CONSENTS. All consents and waivers (including, without limitation, waivers or rights of first refusal) from third parties necessary in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than such consents and waivers from third parties, which, if not obtained, would not result, individually or in the aggregate, in an ERP Material Adverse Effect or a Grove Material Adverse Effect.

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

               (g) CLOSING AGREEMENT. Grove shall have obtained, and delivered to ERP, the Closing Agreement. Under no circumstance shall Grove be obligated to obtain the Closing Agreement if the Closing Agreement Costs are in excess of $3.5 million, unless ERP agrees, in its sole and absolute discretion, to pay the amount of Closing Agreement Costs in excess of $3.5 million.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the acceptance of the Partnership Certificate of Merger by the Delaware Secretary, whether before or after the Grove Approvals are obtained:

               (a) by mutual written consent duly authorized by both the general partner of ERP and the Grove Board;

               (b) by ERP, upon a breach of any representation, warranty, covenant, obligation or agreement on the part of Grove or Grove OP set forth in this Agreement, in either case such that the conditions set forth in
Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by March 31, 2001 (or as otherwise extended);

               (c) by Grove, upon a breach of any representation, warranty, covenant obligation or agreement on the part of ERP set forth in this Agreement, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by March 31, 2001 (or as otherwise extended);

               (d) by either ERP or Grove, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of either the Partnership Merger or Company Merger shall have become final and nonappealable;

               (e) by either ERP or Grove, if the Mergers shall not have been consummated before March 31, 2001; provided, that in the case of termination pursuant to this Section 7.1(e), the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in this Section and, provided further, that (i) if the Mergers shall not have been consummated solely due to the failure to receive any required lender, HUD or MHFA consents (as listed on Schedule 2.5 of the Grove Disclosure Letter), March 31, 2001 shall be automatically extended to May 31, 2001 and (ii) any termination of this Agreement resulting solely by reason of the failure to meet the condition set forth in (i) above shall be pursuant to this Section 7.1(e);

               (f) by either ERP or Grove if, upon a vote at a duly held Grove Shareholders Meeting or any adjournment thereof, the Grove Shareholder Approvals shall not have been obtained as contemplated by Section 5.1;

               (g) by either ERP or Grove if the Grove Partner Approvals shall not have been obtained as contemplated by Section 5.1;

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

               (h) by Grove, if prior to the Grove Shareholders Meeting or the Grove OP Partners Meeting, the Grove Board shall have withdrawn or modified its approval or recommendation of the Mergers or this Agreement in connection with, or approved or recommended, a Superior Acquisition Proposal; and

               (i) by ERP if (i) prior to the Grove Shareholders Meeting or the Grove OP Partners Meeting, the Grove Board shall have withdrawn or modified in any manner adverse to ERP its approval or recommendation of the Mergers or this Agreement in connection with, or approved or recommended, any Superior Acquisition Proposal, or (ii) Grove shall have entered into a definitive agreement with respect to any Acquisition Proposal.

         7.2   CERTAIN FEES AND EXPENSES.

               (a)  If this Agreement shall be terminated (i) pursuant to
Section 7.1(h) or 7.1(i), then Grove will pay ERP (provided Grove was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) a fee equal to the Break-Up Fee (as defined below), or
(ii) pursuant to Section 7.1(b), 7.1(f) or 7.1(g), then Grove will pay ERP (provided Grove was not entitled to terminate this Agreement pursuant to Section 7.1(c) at the time of such termination) an amount equal to the Expense Fee (as defined below). If this Agreement shall be terminated by ERP or Grove pursuant to Section 7.1(e) and Grove has not, at the time of such termination, (i) obtained and delivered to ERP the Closing Agreement in satisfaction of both Section 6.2(j) and Section 6.3(g) or (ii) caused to be delivered to ERP the legal opinion referenced in Section 6.2(e), then Grove will pay ERP an amount equal to the Expense Fee. If this Agreement shall be terminated pursuant to Section 7.1(c), then ERP will pay Grove (provided ERP was not entitled to terminate this Agreement pursuant to Section 7.1(b) at the time of such termination), an amount equal to the Expense Fee. If the Merger is not consummated (other than due to the termination of this Agreement pursuant to Section 7.1(a), 7.1(c) or 7.1(e) (excluding any termination pursuant to Section 7.1(e) with respect to which Grove is obligated to pay ERP the Expense Fee)), and at the time of the termination of this Agreement an Acquisition Proposal has been received by Grove, and either prior to the termination of this Agreement or within twelve (12) months thereafter Grove or any Grove Subsidiary enters into any written Acquisition Proposal which is subsequently consummated (whether or not such Acquisition Proposal is the same Acquisition Proposal which had been received at the time of the termination of this Agreement), then Grove shall pay the Break-Up Fee to ERP, PROVIDED, HOWEVER, that for purposes of this sentence only, (x) "Acquisition Proposal" shall not include a sale of Grove Properties to a single purchaser or related group of purchasers for a Purchase Price (as defined below) equal to or in excess of $158.6 million (an "Exempt Sale") and
(y) ERP shall have a right of first offer for a period of thirty days (but no right of first refusal) with respect to the Grove Properties subject to the Exempt Sale. EQR shall communicate its offer with respect to a proposed Exempt Sale within thirty days of its receipt of notice that (i) Grove desires to sell certain Grove Properties which sale, if consummated, would constitute an Exempt Sale (an "Offer to Sell") or (ii) Grove has received a bona fide offer to purchase certain Grove Properties which sale, if consummated, would constitute an Exempt Sale (an "Offer to Purchase"). Grove shall provide notice to ERP of an Offer to Sell or Offer to Purchase as soon as practicable (but in all cases within three (3) days) following its decision to undertake an Offer to Sell or its receipt of an Offer to Purchase, as the case may be. In the case of an Offer to Sell, (i) if Grove does not accept ERP's offer with respect to such proposed

Exempt Sale, Grove shall be prohibited from consummating such proposed Exempt Sale with any other Person or Persons at a price or on other terms equal to or less than that offered by ERP and (ii) in the event ERP does not make an offer with respect to such proposed Exempt Sale within the time period prescribed herein, Grove shall be free to consummate such proposed Exempt Sale with any Person or Persons. In the case of an Offer to Purchase, (i) if ERP's offer with respect to such proposed Exempt Sale shall (x) equal or exceed the value of the Offer to Purchase and (y) contain substantially equivalent terms in other respects, Grove shall be bound to consummate the Exempt Sale with ERP as soon as practicable in accordance with such offer,
(ii) EQR shall have the right to consummate such proposed Exempt Sale with Grove on substantially the same terms as the Offer to Purchase and (iii) in the event that ERP makes an offer which is declined by Grove, Grove must consummate the Exempt Sale with the Person or Persons making the Offer to Purchase, on better terms than the declined ERP offer, within six months of Grove's refusal of such ERP offer. For purposes of this Section 7.2 "Purchase Price" shall include the value of the consideration paid for the Grove Properties, including the value of any direct or indirect debt assumed, retired or released in connection with the Exempt Sale. Any amounts to be paid by the purchaser contingent upon future events, if any, shall be estimated in a manner to be mutually agreed upon by the parties hereto. All communications with respect to an Exempt Sale shall be in accordance with
Section 8.2.

               (b) The payment of the Break-Up Fee shall be compensation and liquidated damages for the loss suffered by ERP as a result of the failure of the Mergers to be consummated and to avoid the difficulty of determining damages under the circumstances and neither party shall have any other liability to the other after the payment of the Break-Up Fee. The Break-Up Fee shall be paid by Grove to ERP, or the Expense Fee shall be paid by Grove to ERP or ERP to Grove (as applicable), in immediately available funds within fifteen (15) days after the date of the event giving rise to the obligation to make such payment occurred.

               (c) As used in this Agreement, "Break-Up Fee" shall be an amount equal to the lesser of (i) $8,500,000 plus the Expense Fee (the "Base Amount") and (ii) the sum of (A) the maximum amount that can be paid to ERP without causing it to fail to meet the requirements of Sections 856(c)(2) and
(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by independent accountants to ERP, and (B) in the event ERP receives a letter from outside counsel (the "Break-Up Fee Tax Opinion") indicating that ERP has received a ruling from the IRS holding that ERP's receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (the "REIT Requirements") or that the receipt by ERP of the excess of the Base Amount over the amount payable in clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. In the event that ERP determines, in its absolute and sole discretion, that it is not able to receive the full Base Amount, Grove shall place the unpaid amount in escrow and shall not release any portion thereof to ERP unless and until Grove receives any one or combination of the following: (i) a letter from ERP's independent accountants indicating the maximum amount that can be paid at that time to ERP without causing ERP to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event Grove shall pay to ERP the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above. Grove's obligation to pay any unpaid portion of the Break-Up Fee shall terminate three years from the date of this Agreement. The "Expense Fee" payable to ERP or Grove, as the case may be (the "Recipient"), shall be an amount equal to the least of (i) $2,000,000, (ii) the Recipient's documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys', accountants' and investment bankers' fees and expenses) and (iii) the sum of (A) the maximum amount that can be paid to the Recipient without causing it to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a Break-Up Fee Tax Opinion indicating that the Recipient has received a ruling from the IRS holding that the Recipient's receipt of the Expense Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of the REIT Requirements or that receipt by the Recipient of the excess of the Expense Fee over the amount payable under clause (A) following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Expense Fee less the amount payable under clause
(A) above. In the event that the Recipient is not able to receive the full Expense Fee, the Payor (as defined below) shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives any one or combination of the following: (i) a letter from the Recipient's independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in which event the Payor shall pay to the Recipient the lesser of the unpaid Expense Fee or the maximum amount stated in the letter referred to in (i) above. The obligation of ERP or Grove, as applicable ("Payor"), to pay any unpaid portion of the Expense Fee shall terminate three years from the date of this Agreement.

         7.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Grove or ERP as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ERP, Grove or Grove OP, other than the last sentence of Section 5.2, Section 7.2, this Section 7.3 and Article 8; provided that (a) if this Agreement is terminated by ERP pursuant to Section 7.1(b), Grove shall not be entitled to any of the benefits of Section 7.2, or
(b) if this Agreement is terminated by Grove pursuant to Section 7.1(c), ERP shall not be entitled to any of the benefits of Section 7.2.

         7.4 AMENDMENT. This Agreement may be amended by the parties in writing by action of the general partner of ERP and the Grove Board at any time before or after the Grove Approvals are obtained and prior to the filing of the Company Articles of Merger or Partnership Certificate of Merger; provided, however, that, after the Grove Approvals are obtained, no such amendment, modification or supplement shall be made which changes the amount or type of consideration to be received by the shareholders of Grove or partners of Grove OP or which by law requires the further approval of the shareholders of Grove or partners of Grove OP without obtaining such further approval.

         7.5 EXTENSION; WAIVER. At any time prior to the earlier of the Company Merger Effective Time or Partnership Merger Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                                    ARTICLE 8

                               GENERAL PROVISIONS

         8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement solely to confirm the representations and warranties in this Agreement shall survive the Company Merger Effective Time or Partnership Merger Effective Time, as the case may be. This Section
8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Times.

         8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)  if to ERP, to:                ERP Operating Limited Partnership
                                            Two North Riverside Plaza, Suite 400
                                            Chicago, Illinois 60606
                                            Attention: Bruce C. Strohm
                                            Fax No.: (312) 454-0039

              with a copy to:               Piper Marbury Rudnick & Wolfe
                                            203 North LaSalle Street, Suite 1800
                                            Chicago, Illinois 60601-1293
                                            Attention: Errol R. Halperin, Esq.
                                            Fax No. (312) 236-7516

         (b)  if to Grove or Grove OP, to:  Grove Property Trust
                                            598 Asylum Avenue
                                            Hartford, Connecticut 06105
                                            Attention: Joseph R. LaBrosse
                                            Fax No.: (860) 527-0401

              with a copy to:               Cummings & Lockwood
                                            Four Stamford Plaza
                                            Stamford, Connecticut 06904
                                            Attention: Michael J. Hinton, Esq.
                                            Fax No.: (203) 351-4535

All notices shall be deemed given only when actually received.

         8.3 INTERPRETATION. All references made herein to any party shall include any predecessor to such party. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         8.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, the Grove Disclosure Letter, the ERP Disclosure Letter, the Confidentiality Agreement and the other agreements entered into in connection with the Mergers, including, without limitation, the executed documents the forms of which are included in the Grove Disclosure Letter or are otherwise specifically referred to herein, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and
(b) except as provided in Section 5.7 and Section 5.8 ("Third Party Provisions"), are not intended to confer upon any person other than the parties hereto any rights or remedies. The Third Party Provisions may be enforced by the beneficiaries thereof or on behalf of the beneficiaries thereof by the trust managers of Grove who had been trust managers of Grove prior to the Company Merger Effective Time.

         8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

         8.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         8.8 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Illinois or Connecticut or in any Illinois or Connecticut State court located in Illinois or Connecticut, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the

State of Illinois or Connecticut or any Illinois or Connecticut State court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

         8.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         8.10  NON-RECOURSE TO TRUSTEES, TRUST MANAGERS AND OFFICERS.

               (a) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of Grove (both in its individual capacity and in its capacity as general partner of Grove OP) by the undersigned in his capacity as a trust manager or officer of Grove, which has been formed as a Maryland real estate investment trust pursuant to its Third Amended and Restated Declaration of Trust dated as of March 14, 1997, as amended, and not individually, and neither the trust managers, officers nor shareholders of Grove shall be personally bound or have any personal liability hereunder. ERP shall look solely to the assets of Grove for satisfaction of any liability of Grove with respect to this Agreement and any other agreements to which it is a party. ERP will not seek recourse or commence any action against any of the shareholders of Grove or any of their personal assets, and will not commence any action for money judgments against any of the trust managers or officers of Grove or seek recourse against any of their personal assets, for the performance or payment of any obligation of Grove hereunder or thereunder.

               (b) This Agreement and all documents, certificates, agreements, understandings and arrangements relating hereto have been entered into or executed on behalf of ERP by the undersigned in his capacity as a trustee or officer of EQR, the sole general partner of ERP, which has been formed as a Maryland real estate investment trust pursuant to an Amended and Restated Declaration of Trust of EQR dated as of November 2, 1992, as amended and restated, and not individually, and neither the trustees, officers nor equity holders of EQR or ERP shall be personally bound or have any personal liability hereunder. Grove shall look solely to the assets of ERP for satisfaction of any liability of ERP with respect to this Agreement and any other agreements to which it is a party. Grove will not seek recourse or commence any action against any of the equity holders of ERP or any of their personal assets, and will not commence any action for money judgments against any of the trustees or officers of EQR or seek recourse against any of their personal assets, for the performance or payment of any obligation of ERP hereunder or thereunder.

IN WITNESS WHEREOF, ERP, Grove and Grove OP have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                       ERP OPERATING LIMITED
                                       PARTNERSHIP, an Illinois limited
                                       partnership

                                       By: Equity Residential Properties Trust
                                           Its: General Partner


                                       By: /s/ Bruce C. Strohm
                                           -------------------------------------
                                           Name:  Bruce C. Strohm
                                                  ------------------------------
                                           Title: Executive Vice President
                                                  ------------------------------

                                       GROVE PROPERTY TRUST, a
                                       Maryland real estate investment trust


                                       By: /s/ Joseph R. LaBrosse
                                           -------------------------------------
                                           Name:  Joseph R. LaBrosse
                                                  ------------------------------
                                           Title: Chief Financial Officer
                                                  ------------------------------

                                       GROVE OPERATING, L.P., a Delaware
                                       limited partnership


                                       By: /s/ Joseph R. LaBrosse
                                           -------------------------------------
                                           Name:  Joseph R. LaBrosse
                                                  ------------------------------
                                           Title: Chief Financial Officer
                                                  ------------------------------

                                 APPENDIX B


         OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS,
                                    INC.

July 14, 2000

The Board of Trust Managers
Grove Property Trust
598 Asylum Avenue
Hartford, CT  06105


Dear Trust Managers:

We understand that Grove Property Trust (the "Company") is exploring whether there might be mutually acceptable terms on which it would enter into a transaction with Equity Residential Properties Trust ("EQR") pursuant to which all of the Company's outstanding common shares would be exchanged for cash in an all cash merger and all of the Operating Partnership Units in Grove Operating, L.P. ("Grove OP Units") would, at the option of the holders thereof, at the closing of the merger, either be converted into 0.3696 ($17.00 divided by $46.00) of an Operating Partnership Unit in ERP Operating Limited Partnership ("EQR OP Units") on a tax free basis or entitled to $17.00 cash for each Grove OP Unit subject in each case to downward adjustment not to exceed $0.29 per share or Grove OP Unit. Such exchange of cash for the Company's common stock and cash or EQR OP Units for the Grove OP Units is referred to herein as the "EQR Transaction." The terms of the EQR Transaction which are currently under consideration by the Company and EQR are more specifically outlined in attachments to a letter agreement between the Company and EQR dated June 12, 2000 (the "Letter Agreement").

We further understand that prior to the closing of the EQR Transaction, the Company would sell or otherwise transfer its four retail properties, the "Grove" name and symbol trademark and related assets and liabilities to a private limited liability company owned by Joseph LaBrosse, and Damon, Brian and Edmond Navarro, for a gross purchase price/value equal to $21,650,000, (such sale/transfer is referred to herein as the "Retail Exchange"). The consideration for the Retail Exchange would consist of the assumption of all related property indebtedness, plus the exchange of all Grove OP Units owned by such persons, valued at $17 per Grove OP Unit subject to downward adjustment not to exceed $0.29 per Grove OP Unit, with excess value credited in cash in such limited liability company.

In connection with the EQR Transaction, the Company will incur certain transaction costs, including: (a) approximately $5 million of payments to the Company's executive management to provide for expectations relating to certain share purchase transactions and related bonuses (the "Management Contract Buyout"), (however; it is our understanding that such executive management will waive their rights to approximately $22 million under existing employment contracts which would otherwise become payable upon consummation of the EQR Transaction), (b) approximately $4 million of severance to all of the Company's corporate employees (the "Severance Package"), and (c) certain other closing costs and transaction costs which, when combined with the Management Contract Buyout and Severance Package

The Board of Trust Manafers
Grove Property Trust
July 14, 2000                                                               -2-


total approximately $20 million. Further, we understand that there is an agreement between the Company and EQR which will provide that if Grove's actual transaction costs associated with the EQR Transaction exceed approximately $20 million the operation of a covenant in such agreement would prohibit Grove from paying, or would reduce the permitted amount of, dividends or distributions which would otherwise be permitted.

The EQR Transaction, the Retail Exchange, and the aforementioned payment of transaction costs, as well as other related transactions described in the attachments to the Letter Agreement or otherwise disclosed to us are referred to collectively herein as the "Transaction."

You have requested our opinion (the "Opinion") as to the matters set forth below. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1. met with the Company's senior management and the Company's advisors to discuss the Transaction, the operations, financial condition, future prospects and performance of the Company;

2. reviewed the Company's annual reports to shareholders and on Form 10-K for the fiscal years ended December 31, 1999 and quarterly reports on Form 10-Q for the quarter ended March 31, 2000;

3. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 2000 through December 31, 2001;

4. reviewed preliminary appraisal indications as prepared by Italia and Lemp, Inc. for the following retail properties:

                Cornerblock,
                Longmeadow Shops
                The Wharf, and
                Freeport Shops

5.       reviewed copies of the following agreements:

                a draft copy of the Exclusivity Agreement dated June 12, 2000; and the Retail Transaction Structure memo as prepared by Cummings & Lockwood

6. conducted site visits to certain of the properties owned by the Company;

7. reviewed Minutes of the Meeting on May 25, 2000 of the Board of Trust Managers of the Company;

8. reviewed publicly available information on companies we deemed comparable to the Company; and

9. conducted such other analyses, studies and investigations as we deemed appropriate under the circumstances for rendering the opinion expressed herein.

The Board of Trust Managers
Grove Property Trust
July 14. 2000                                                               -3-


We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

Based upon the foregoing, and in reliance thereon, it is our opinion that (a) the consideration to be received by Company's stockholders and the Grove OP Unit holders in connection with the Transaction is fair, from a financial point of view, and (b) the consideration to be received by the Company in connection with the Retail Exchange in connection with the Transaction is fair to the Company from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                                 APPENDIX C


                     REDEMPTION AND DISTRIBUTION AGREEMENT


         This REDEMPTION AND DISTRIBUTION AGREEMENT is made and entered into as of the 17th day of July, 2000, by and among Damon D. Navarro ("D. Navarro"), Brian D. Navarro ("B. Navarro"), Edmund F. Navarro ("E. Navarro"), Joseph R. LaBrosse ("LaBrosse"), GROVE REALTY, LLC, a Delaware limited liability company ("Investor LLC"), and GROVE OPERATING, L.P., a Delaware limited partnership (the "Partnership"). D. Navarro, B. Navarro, E. Navarro and La Brosse are sometimes referred to herein individually as an "Investor," and collectively as the "Investors."

                                R E C I T A L S:

         A. The Partnership has been established and continued in existence pursuant to a certain Agreement of Limited Partnership of Grove Operating, L.P. dated as of March 10, 1997, as amended (the "Partnership Agreement").

         B. Each of the Investors, as a limited partner in the Partnership, owns the number of Partnership Units set forth beside said Investor's name on EXHIBIT A attached hereto and by this reference made a part hereof.

         C. Pursuant to a certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), by and between ERP Operating Limited Partnership, an Illinois limited partnership ("ERP OP"), the Partnership and Grove Property Trust, a Maryland real estate investment trust ("Grove"), it is contemplated that, among other things, a limited liability company referred to as "LLC 3" in the Merger Agreement will merge with and into the Partnership (the "Partnership Merger"), with the Partnership as the surviving entity. Capitalized terms that are not defined herein shall have the meanings set forth in the Partnership Agreement or the Merger Agreement, as the case may be.

         D. The Investors, collectively, own all of the membership interests in Investor LLC. The Investors desire to assign and contribute all of their Partnership Units to Investor LLC prior to the Partnership Merger, and Investor LLC desires to accept said contribution and assignment, and to gain admission as a limited partner in the Partnership in the place and stead of the Investors.

         E. Following its admission as a limited partner in the Partnership, Investor LLC desires, prior to the Partnership Merger, to withdraw from the Partnership and surrender for redemption its Partnership Units, and the Partnership desires to redeem such Partnership Units, all on the terms set forth herein. The transactions described herein, including the Agreed Retail Property Value and the mechanism for determining the Cash Redemption Payment, have been authorized by (i) the Board of Trust Managers of Grove, and (ii) the Merger Oversight Committee of the Board of Trust Managers of Grove.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Action" means any action, suit, arbitration, inquiry, regulatory action, enforcement action proceeding or investigation by or before any court, any Governmental Authority or any arbitration tribunal, including without limitation, matters arising under or in connection with Environmental Laws (including matters relating to Pre-Existing Environmental Matters).

               "Affiliate" means, when used with respect to a specified person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, the person specified.

               "Agreed Retail Property Value" means twenty-one Million Six Hundred Fifty Thousand Dollars ($21,650,000), plus all Capital Expenditures made with respect to the Retail Properties, determined on a cash basis, from and after June 1, 2000 other than (1) up to $120,000 of Capital Expenditures made with respect to space leased to The Children's Place Retail Stores, Inc., in Freeport, Maine, under and pursuant to the terms of lease dated December 31, 1999, as amended March 31, 2000, (2) up to $10,000 of Capital Expenditures for the Retail Property located in Longmeadow, Massachusetts, and (3) up to $5,000 of Capital Expenditures for each Retail Property other than the one located in Longmeadow, Massachusetts.

               "Assumed Liabilities" has the meaning set forth in Section 2.2.

               "Capital Expenditure" means all expenditures which would be treated as capital expenditures in accordance with generally accepted accounting principles, consistently applied.

               "Cash Redemption Payment" shall be a dollar amount equal to
         (A) the number of Partnership Units surrendered for redemption by Investor LLC pursuant to Section 2.1, multiplied by the Partnership Cash Merger Consideration, as and if adjusted pursuant to Section 1.12 of the Merger Agreement, PLUS (B) the outstanding principal balance, determined as of the Distribution Date, of the Long Meadow Mortgage Loan, LESS (C) the Agreed Retail Property Value. The Cash Redemption Payment shall be subject to adjustment as provided in Section 2.6.

               "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 ET SEQ., as amended from time to time.

               "Distributed LLC's" has the meaning set forth in Section 2.1.

               "Distribution" has the meaning set forth in Section 2.1.

               "Distribution Date" has the meaning set forth in Section 2.1.

               "Effective Time" has the meaning set forth in Section 2.1

               "Environmental Law" shall have the meaning set forth in the Merger Agreement.

               "Former Partner" means any partner or member (other than the Partnership) in the Distributed LLC's or any predecessor entity that owned a Retail Property.

               "Governmental Authority" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

               "Hazardous Material" shall have the meaning set forth in the Merger Agreement.

               "Indemnifying Party" has the meaning set forth in Section 5.2.

               "Indemnitee" has the meaning set forth in Section 5.2.

               "Indemnitee Notice" has the meaning set forth in Section 5.3.

               "IRS" means the Internal Revenue Service.

               "Liabilities" means any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including, without limitation, Taxes and those debts, liabilities and obligations arising under any law (including without limitation Environmental Laws), rule, regulation, Action, threatened Action, order or consent decree of any court, any governmental or other regulatory or administrative agency or commission or any award of any arbitration tribunal, and those arising under any contract, commitment or undertaking.

               "Long Meadow Mortgage Loan" has the meaning set forth in Section 2.2.

               "Losses" and "Loss" mean any and all losses, charges, Liabilities, claims, damages, penalties and costs or expenses (including, without limitation, reasonable attorney's fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any Actions or threatened Actions).

               "Partnership Merger" has the meaning set forth in the Recitals.

               "Pre-Existing Environmental Matters" means (A) all environmental conditions (including, but not limited to, Hazardous Materials, Underground Storage Tanks and wetlands) which (i) are on or under any of the Retail Properties on the Distribution Date, or
         (ii) were on or under any of the Retail Properties at any time prior to the Distribution Date including any subsurface migration of Hazardous Materials from any such Retail Property to any other site or location prior to or after the Distribution Date (B) all actions or omissions of the Partnership, the Distributed LLC's or any party acting by, through or under the Partnership or the Distributed LLC's in connection with any of the matters referred to in clause (A) of this definition and (C) all actions or omissions of the Partnership, the Distributed LLC's or any parties acting by, through or under the Partnership or the Distributed LLC's at any time on or before the Distribution Date with respect to Hazardous Materials or other matters within the scope of any Environmental Law, to the extent relating to any of the Retail Properties, including without limitation any violations of any Environmental Laws or permits.

               "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 ET SEQ.

               "Retail Properties" means the land legally described on EXHIBIT B attached hereto and all related improvements. Exhibit B also sets forth the address and common name of each of the Retail Properties, which are individually referred to as a "Retail Property."

               "Taxes" means all taxes, charges and fees imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

               "Tenant Leases" means all leases for occupancy of space by tenants of the Retail Properties.

               "Third-Party Claim" has the meaning set forth in Section 5.3.

               "Underground Storage Tanks" has the meaning assigned to that term by Section 9001 of RCRA and shall also include the following:
         (A) any farm or residential tank of 1,100 gallons or less capacity used for storing motor fuel for non-commercial purposes; (B) any tank used for storing heating oil for consumptive use on the premises where stored; (C) any septic tank; (D) any tank which would be considered an underground storage tank under Section 9001 of RCRA but for the fact that it contains hazardous wastes; and (E) any pipes connected to items (A) through (D).

                                    ARTICLE 2

                           REDEMPTION AND DISTRIBUTION

         2.1   REDEMPTION AND DISTRIBUTION.

               (a) On the effective date of the Partnership Merger (the "Distribution Date"), immediately prior to the filing of the certificate of merger for the Partnership Merger (the "Effective Time"), the following transactions shall be effectuated in the following order:

               (i) First, each of the Investors shall assign, transfer and contribute all of its Partnership Units (which shall be not less than all of the Partnership Units set forth beside said Investor's name on EXHIBIT A) to Investor LLC, pursuant to an Assignment and Assumption of Partnership Interests in the form attached hereto as EXHIBIT C. Upon the execution and delivery of each Assignment and Assumption of Partnership Interests, Investor LLC shall be admitted as a limited partner in the Partnership in the place and stead of said Investor; and

               (ii) Second, Investor LLC shall withdraw from the Partnership and surrender all of its Partnership Units (which shall be not less than the aggregate number of Partnership Units set forth on EXHIBIT A) for redemption by the Partnership pursuant to an instrument of complete withdrawal in the form attached hereto as EXHIBIT D, and in consideration thereof the Partnership shall (x) distribute and assign to Investor LLC all of the Partnership's membership interests (the "Distributed Interests") in the limited liability companies identified on EXHIBIT E (collectively, the "Distributed LLC's"; said distribution being referred to herein as the "Distribution"), pursuant to an Assignment and Assumption of Membership Interests in the form attached hereto as EXHIBIT F, (y) assign to Investor LLC, without representation or warranty, the name "Grove," any trademarks of which the name "Grove" forms a constituent part and any related intellectual property rights and (z) pay to Investor LLC the Cash Redemption Payment, as the same may be adjusted pursuant to Section 2.6 hereof. Upon the execution and delivery of the Assignment and Assumption of Membership Interests, the Partnership Units surrendered by Investor LLC shall be deemed to have been redeemed and cancelled without the necessity of further action, and shall thereupon forever cease to exist, and Investor LLC shall no longer be a limited partner in the Partnership. Said redemption is not being effectuated pursuant to Section 8.6 of the Partnership Agreement and shall not have the consequences described therein.

               (b)  Concurrently with the Distribution, Investors and
Investor LLC shall furnish the Partnership with an opinion of counsel, in form and substance satisfactory to the Partnership in the Partnership's reasonable discretion, with respect to the authorization, execution, delivery and enforceability of this Agreement and the instruments required to be executed and delivered by Investor LLC and Investors pursuant to this Agreement.

               (c) The parties hereto agree that they shall each report the Distribution as made pursuant to Section 736(b) of the Internal Revenue Code of 1986, as amended.

               (d) The parties hereto shall cooperate in executing and delivering the documents referred to in this Section 2.1 so as to effectuate the transaction described above in accordance herewith.

         2.2   ASSUMPTION.

               (a) Subject to the terms and conditions of this Agreement, simultaneously with the transactions contemplated by clause (ii) of Section 2.1, Investor LLC shall (and hereby does, as of the Effective Time) assume and undertake to pay and discharge any and all Liabilities, if any, of the Partnership, whether heretofore or hereafter incurred relating to, incurred in connection with or arising with respect to the Retail Properties, and any and all Liabilities of the Distributed LLC's (or any predecessor thereto) whether heretofore or hereafter incurred (collectively, the "Assumed Liabilities"), regardless of the manner in which said Liabilities may have arisen or are alleged to have arisen (including, without limitation and to the fullest extent that said assumption is permitted by applicable law, any Liabilities arising from the negligent, willful or fraudulent acts or omissions of the Partnership or the Distributed LLC's or any predecessor thereto), including, without limitation, (i) all liabilities and obligations of the Partnership or the Distributed LLC's (or any predecessor thereto) in connection with any Pre-Existing Environmental Matters, (ii) all liabilities and obligations of the Partnership or the Distributed LLC's (or any predecessor thereto) pursuant to or in connection with all agreements relating to a Retail Property, if any, to which the Partnership or the Distributed LLC's (or any predecessor thereto) is a party or to which the Retail Properties are subject (collectively, the "Property-level Debt Instruments") and which evidence or secure any indebtedness secured by mortgages, deeds of trust, pledges, collateral assignments or security agreements with respect to one or more of the Retail Properties (collectively, the "Property-level Debt"), (iii) claims by employees of the Distributed LLC's (or any predecessor thereto), including claims for accrued vacation, sick pay and other related benefits, (iv) state, local and federal tax liabilities with respect to any tax year or partial tax year to the extent relating to any Distributed LLC or any Retail Property, (v) tort claims in connection with injuries sustained or alleged by any party (individuals or entity collectively a "Third Party") relating to a Retail Property or in connection with the negligent or otherwise tortious acts or omissions of any Distributed LLC (or any predecessor thereto) or its agents or employees, officers or directors, (vi) claims made by any Third Party for breaches of contract, guaranties or indemnities to the extent relating to any Distributed LLC or any Retail Property, (vii) any contingent liabilities arising under guaranties, warranties, indemnities or other undertakings not identified in an Exhibit to this Agreement, to the extent relating to any Distributed LLC or any Retail Property or (viii) any other pending or threatened litigation relating in any manner to any Retail Property. Notwithstanding the foregoing, the parties agree that (1) Investor LLC shall assume and undertake to discharge, in accordance with the terms of the applicable Property-level Debt Instruments, the mortgage loan from Webster Bank relating to the Long Meadow Retail Property (the "Long Meadow Mortgage Loan"), but shall not be obligated to assume or discharge the lien of the Sovereign Bank mortgages which encumber the three other Retail Properties in order to secure the Partnership's credit line, which credit line and related Property-level Debt Instruments shall be discharged by ERP OP at the Effective Time of the Partnership Merger, and (2) the Assumed Liabilities shall not include any Liabilities voluntarily assumed by the Partnership or any successor of the Partnership after the Effective Time of the Partnership Merger (e.g., any consent decree entered into by the Partnership or any successor of the Partnership relating to an environmental condition at any Retail Property, or the settlement by the Partnership or any successor of the Partnership of any slip and fall case relating to any Retail Property).

         2.3 AS-IS, WHERE-IS; RELEASE BY INVESTOR LLC. Investor LLC and the Investors specifically acknowledge and agree that the Partnership has made and makes no representation, warranty or covenant of any kind with respect to the Distributed LLC's or the assets, liabilities and business thereof, including without limitation the Retail Properties, any environmental conditions (including, without limitation, any Pre-Existing Environmental Matters) at, or with respect to, the Retail Properties, the site or physical conditions applicable to, or with respect to, the Retail Properties, the zoning regulations or other governmental requirements applicable to, or with respect to, the Retail Properties, the Property-level Debt or any other matter affecting the use, occupancy, operation or condition of or with respect to the Retail Properties, the level of income or profits with respect to the Retail Properties or any matter whatsoever with respect to the Retail Properties or the Assumed Liabilities. The Investors, and Investor LLC are familiar with and have inspected the Retail Properties. Investor LLC shall accept the Distributed Interests "AS IS," "WHERE IS" and "WITH ALL FAULTS" (whether detectable or not) on the Distribution Date, without any adjustment to the Agreed Retail Property Value for any change in the physical or financial condition occurring with respect to the Retail Properties or the Distributed LLC's from and after the date of the Merger Agreement (other than in the case of Capital Expenditures made from and after June 1, 2000, or as otherwise provided in Section 2.6). Investor LLC acknowledges and agrees that neither the Partnership nor its employees and representatives nor any other person will have, or be subject to, any liability to Investor LLC or any other person resulting from the distribution to Investor LLC, or Investor LLC's use of, any information pertaining to the Retail Properties or the Assumed Liabilities. Investor LLC hereby waives, releases, relinquishes and forever discharges the Partnership, its partners and their respective officers, directors, shareholders, trustees, agents, employees and representatives, and the successors and assigns of all of the foregoing from and against any and all claims, causes of action, liabilities, losses, damages, costs and expenses (including, but not limited to, all claims and causes of action under CERCLA for cost recovery, for natural resources damages and for contribution, all claims and causes of action under common law principles, and all claims under other Environmental Laws, including, without limitation, RCRA) that Investor LLC may have against the Partnership, its direct or indirect partners, members and shareholders or the officers, directors, shareholders, trustees, agents, employees, representatives, successors and assigns of any of the foregoing for and with respect to all Pre-Existing Environmental Matters. Investor

LLC also acknowledges that Investor LLC has had sufficient opportunity to conduct such investigations of and with respect to the Retail Properties as it had deemed necessary and advisable. Investor LLC has not been induced by, and has not relied upon, any representation, warranty or statement made by the Partnership or any officer, agent, representative, employee, broker or other person representing the Partnership. To the fullest extent permitted by applicable law, Investor LLC waives any requirements for the Partnership to furnish to Investor LLC, or record against title to the Retail Properties, any environmental disclosure documents that would otherwise be required to be furnished or recorded under applicable law.

         2.4 IMPUTATION OF KNOWLEDGE TO INVESTOR LLC. Investor LLC acknowledges and agrees that certain of the key executives or principals of Investor LLC (who have exercised responsibility for the formation of Investor LLC, and for the negotiation, execution, delivery and performance of this Agreement) including without limitation the Investors are, and will remain through the Effective Time, key executives of the Partnership's general partner with responsibility for overseeing the operation of the Distributed LLC's and the Retail Properties, that it is fair and reasonable in the circumstances to impute to Investor LLC as of the execution and delivery of this Agreement and as of the Effective Time, all knowledge, if any, of the Partnership, the Distributed LLC's (and any predecessor thereto) with respect to the Retail Properties and the Assumed Liabilities, and that all such knowledge shall so be (and hereby is) imputed to Investor LLC. Investor LLC's acknowledgments and agreements set forth in this Section and in Section 2.3 shall survive the Distribution indefinitely and shall govern in the event of any conflict, express or implied, with any of the documents executed or delivered in connection herewith.

         2.5 CONDEMNATION AND CASUALTY; PHYSICAL CHANGES. The transactions contemplated under this Article II shall be consummated as provided in this Agreement, without adjustment or delay of any kind, notwithstanding the occurrence of any damage, destruction or other change in the physical condition of one or more of the Retail Properties or the initiation or completion of any proceedings in eminent domain (or any deeds granted by the Partnership in lieu thereof) with respect thereto; provided that the Partnership hereby, effective as of the Distribution Date, assigns to Investor LLC, without recourse, representation or warranty, all rights, title and interest, if any, of the Partnership in and to any insurance proceeds or condemnation awards or claims therefor related to all Assumed Liabilities, including without limitation, those relating to said damage, destruction or taking. The provisions of this Section 2.5 shall survive the consummation of the transactions contemplated in this Agreement.

         2.6   CLOSING PRORATIONS AND ADJUSTMENTS

               (a) A rent roll (updated to within five (5) days prior to the Distribution Date) and a proposed statement of prorations and other adjustments shall be prepared by Investor LLC in conformity with the provisions of this Agreement not less than five (5) business days prior to the Distribution Date. For purposes of prorations, the Distribution shall be deemed to have occurred as of 12:01 a.m. on the Distribution Date. The following items are to be prorated or adjusted, as the case may require, as of the Distribution Date, and shall constitute adjustments to the Cash Redemption Payment:

               (i) real estate and personal property taxes and assessments (prorated on the basis of 100% of the most recent sacertainable bill);

               (ii) the base rent payable by tenants under the Tenant Leases for the month in which the Distribution Date occurs; provided, however, that rent and all other sums which are due and payable to the Distributed LLC's by any tenant but uncollected as of the Distribution Date shall not be adjusted, but Investor LLC shall use diligent efforts to collect said past-due rents and shall cause the rent and other sums for the period prior to the Distribution Date to be remitted to the Partnership if, as and when collected. On the Distribution Date, the Partnership shall deliver to Investor LLC a schedule (prepared by the Partnership as of the most recent date available) of all such past due but uncollected rent and other sums owed by tenants. Investor LLC shall promptly remit to the Partnership any such rent or other sums paid by scheduled tenants, but only if a deficiency in the then current rent is not thereby created. Investor LLC shall bill tenants who owe rent for periods prior to the Distribution Date on a monthly basis for six consecutive months following the Distribution Date. In the case of percentage rents, it is the intent of the parties that the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) shall be entitled to any percentage rent payments, if any, to the extent accrued through the Distribution Date. In the case of pass-throughs for taxes and expenses, it is the intent of the parties that the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) shall be entitled to an amount equal to the total payments due from tenants for the 2000 calendar year or other collection period under the applicable Tenant Lease in which the Distribution Date occurs, multiplied by a fraction, the numerator of which is the actual taxes or expenses paid by the Partnership (directly or through its ownership of the Distributed LLC's prior to the Effective Time) or with respect to which Investor LLC has received a credit in connection with the Distribution, and the denominator of which is the total taxes and expenses for said calendar year or other collection period. Investor LLC shall use diligent efforts to collect all percentage rents and pass-throughs with respect to which the Partnership is entitled to share pursuant to this clause (ii), and shall not waive or modify in any material respect the obligation of any tenant under a Tenant Lease, to the detriment of the Partnership, without the Partnership's prior written consent. If any amount owed by a tenant under a Tenant Lease remains delinquent for more than ninety (90) days past the date on which said amount was due, and if the Partnership has the right to share in all or any portion of said amount pursuant to this clause
         (ii), then the Partnership shall have the right, at its sole cost, to enforce the obligation of said tenant under said Tenant Lease
         (and this clause (ii), without more, constitutes an assignment of said right of enforcement), but in no event may the Partnership seek to evict any tenant or terminate any Tenant Lease. From and after the Distribution Date, Investor LLC shall certify monthly, as to all income (broken into categories of income) received under all Tenant Leases until all of Investor LLC's obligations under this Section
         2.6 have been satisfied in full, but in no event to exceed a period equal to six (6) months from the Distribution Date. Upon prior reasonable written notice, the Partnership shall have the right to inspect and review Investor LLC's books and records, and shall have the right to engage an accounting firm to audit said books and records, which audit shall be at Investor LLC's expense if it discloses that any category of income with respect to which the Partnership is entitled to share pursuant hereto was more than three percent (3%) greater than the amounts certified by Investor
         LLC for the period of time in question.

               (iii) water, electric, telephone and all other utility charges, and any assignable deposits with utility companies (said assignable deposits being credited to the Partnership) (to the extent possible, utility prorations will be handled by meter readings on the Distribution Date);

               (iv) amounts due and prepayments, if any, under all contracts, agreements, leases and licenses (including equipment leases, but excluding Tenant Leases and the Property-level Debt Instruments);

               (v)    assignable license and permit fees;

               (vi)   interest on any assumed Property-level Debt;

               (vii) other expenses of operation and similar items (including workers' compensation payments, if any) customarily prorated in connection with real estate closings for similar properties in the locality in question (provided that all Capital Expenditures made after June 1, 2000 shall be treated as provided in the definition of Agreed Retail Property Value);

               (viii) The Partnership shall receive a credit for all cash in any bank accounts of the Distributed LLC's as of the Distribution Date; and

               (ix) The Partnership shall be responsible for paying all premiums, fees and other costs associated with the maintenance or termination of any insurance policies maintained by the Partnership or the Distributed LLC's prior to the Distribution Date with respect to the Retail Properties, and shall be entitled to any refunds of unearned premiums with respect to prepaid insurance amounts in connection with the termination of said policies.

Any proration (other than general real estate and personal property taxes) which must be estimated on the Distribution Date shall be re-prorated and finally adjusted as soon as practicable after the Distribution Date; otherwise, all prorations shall be final. In the case of pass-throughs for general real estate taxes and expenses, the parties shall project in good faith what the amount of the final proration will be at the end of the lease fiscal year in question (or other collection period under the applicable Tenant Lease) and shall use such projection as the basis for the proration adjustment on the Distribution Date, subject to readjustment within thirty (30) days after the close of the fiscal year for each Tenant Lease (or other collection period under the applicable Tenant Lease).

         2.7 CLOSING COSTS. Investor LLC shall assume and pay all transfer taxes, if any, loan assumption fees, if any, and any and all other costs and expenses of consummating the transactions contemplated under this Agreement. Investor LLC shall have no responsibility to pay for legal, accounting or other consulting services retained by ERP OP or an Affiliate of ERP OP in connection with said transactions.


                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF INVESTOR LLC. Investor LLC represents and warrants to the Partnership as follows:

               (a) Investor LLC is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and has full power and lawful authority under its organizational documents to enter into and carry out the terms and provisions of this Agreement that are applicable to Investor LLC. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed on behalf of Investor
         LLC) have been taken. Investor LLC's execution, delivery and performance of the terms and provisions of this Agreement that are applicable to Investor LLC will not result in any violation of, or default under, or require any notice or consent under, any of the respective Investor LLC's organizational documents.

         3.2 REPRESENTATIONS AND WARRANTIES OF INVESTOR LLC. Investor LLC represents and warrants to the Partnership as follows:

               (a) The Partnership has never owned fee title to any of the Retail Properties. Neither the Partnership nor the general partners of the Partnership are liable for, or are guarantors of, any obligations or Liabilities of the Distributed LLC's, including without limitation any obligations under or relating to any Tenant Leases or Property-level Debt. The Partnership is not a party to any Action involving the Retail Properties or the Distributed LLC's.

               (b) The Distributed LLC's own no real property other than the Retail Properties. Attached hereto as EXHIBIT G is a true and accurate schedule of all assets and Liabilities of each of the Distributed LLC's, including all Property-level Debt.

               (c) The Distributed LLC's have no source of income other than the Tenant Leases. Attached hereto as EXHIBIT H is a true and accurate schedule of all of the Tenant Leases.

               (d) Except as set forth on EXHIBIT I, there are no Actions pending, or to the knowledge of Investors threatened, with respect to the Retail Properties or the Distributed LLC's.

         3.3 REPRESENTATIONS AND WARRANTIES OF INVESTORS. Each Investor represents and warrants to the Partnership as follows:

               (a) Exhibit A accurately sets forth the number of Partnership Units to which said Investor holds legal title. Said Investor owns good, valid, and marketable title to said Partnership Units, free and clear of all liens, claims, debts, security interests, judgments, mortgages, options, call rights, sale agreements, rights of third parties or encumbrances of any kind whatsoever. Said Investor is not the beneficial owner of any Partnership Units, other than the Partnership Units legally owned by said Investor and set forth on Exhibit A. For the purposes hereof, the term "beneficial owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act Rules, as promulgated by the Commission.

         3.4 REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES; SURVIVAL. All of the representations and warranties made in this Article 3 shall be deemed to have been remade and reaffirmed as of the Distribution Date, as though made on the Distribution Date, and shall survive the consummation of the Distribution indefinitely.


                                    ARTICLE 4

                                    COVENANTS

         4.1 ENCUMBRANCE OF INTERESTS. Neither Investor LLC nor any of the Investors shall mortgage, pledge, assign, sell, transfer, hypothecate, grant a security interest in or otherwise encumber, directly or indirectly, all or any portion of the respective Partnership Units owned by it from time to time.

         4.2 FURTHER ASSURANCES. All of the parties hereto shall use their reasonable best efforts, prior to, on and after the Distribution Date, to take or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or desirable under applicable laws and regulations to carry out the purposes of this Agreement. Without limiting the foregoing, The Partnership and Investor LLC shall use their best efforts to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications and take all other actions which may be required for the consummation of the transactions contemplated by this Agreement, including, without limitation, all applicable regulatory filings.

         4.3 CAPITAL EXPENDITURES. Investors shall notify the Partnership not less than ten (10) business days prior to causing the Distributed LLC's to incur any Capital Expenditures, which shall be subject to any limitations thereon contained in the Merger Agreement.

         4.4 MAINTENANCE OF NET WORTH. Investor LLC covenants and agrees, for a period of two (2) years following the Distribution Date, that (i) it shall not (and shall not permit the Distributed LLC's to) sell, assign, transfer, mortgage, pledge, hypothecate or otherwise encumber the Retail Properties, any interest therein, or any interest of Investor LLC in the Distributed LLC's, and
(ii) it shall not make any distribution of the proceeds of any sale or financing, if the effect of any of the foregoing actions in (i) or (ii) above would be to reduce the net worth of Investor LLC below $5,000,000 as determined in accordance with generally accepted accounting principles, consistently applied. In the event of a violation of the foregoing covenant, Investors shall, without further action, be deemed to have assumed, jointly and severally, the obligations of Investor LLC under Section 2.6, Article 3 and Article 5 of this Agreement. This Section 4.4 shall survive the consummation of the transactions contemplated under this Agreement.

         4.5 OPERATION OF PROPERTIES. The Distributed LLC's shall have the right to lease, manage and operate the Retail Properties in whatever manner they deem appropriate during the period between the date hereof and the Distribution Date, to the extent consistent with the Distributed LLCs' current standards and practices. Without limiting the definition of Capital Expenditures, leasing commissions, tenant allowances, rent abatements and any costs of constructing tenant improvements shall be included in the definition of Capital Expenditures.


                                    ARTICLE 5

                                 INDEMNIFICATION

         5.1 INDEMNIFICATION. Except as otherwise set forth herein, Investor LLC, for itself, its Affiliates and its respective successors and assigns, shall indemnify, defend and hold harmless the Partnership, each of its trustees, officers, employees and agents, each Affiliate of the Partnership, and each of the heirs, executors, successors and assigns of any of the foregoing (the "Partnership Indemnitees") from and against any and all Losses and Liabilities of and Actions against the Partnership Indemnitees arising out of, by reason of or otherwise in connection with (i) the Assumed Liabilities, (ii) the obligations of Investor LLC and/or the Investors under this Agreement, and (iii) any Actions brought or joined in by any Former Partner and/or any person claiming by or through any Former Partner, alleging that said Former Partner has suffered or sustained any Loss or Liability, or incurred any increased expense (including any acceleration of, or any increase in, the Taxes owed by said Former Partner) by reason of the transactions contemplated by this Agreement or by reason of any act of Investors.

         5.2 LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. The amount which any party (an "Indemnifying Party") is or may be required to pay to any other party (an "Indemnitee") pursuant to Section 5.1 shall be reduced (retroactively or prospectively) by any insurance proceeds or other amounts actually recovered by or on behalf of such Indemnitee, in reduction of the related Loss. If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of a Loss and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds, net of the costs (including any fees) of recovery of insurance proceeds, or other amounts actually received, up to the aggregate amount of any payments received from such Indemnifying Party pursuant to this Agreement in respect of such Loss.

         5.3   PROCEDURE FOR INDEMNIFICATION

               (a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a person (including, without limitation, any Governmental Authority) who is not a party to this Agreement or the Merger Agreement of any claim or of the commencement by any such person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such Indemnifying Party written notice (the "Indemnitee Notice") thereof promptly after becoming aware of such Third-Party Claim; PROVIDED, HOWEVER, that the failure of any Indemnitee to give notice as provided in this Section 5.3 shall not relieve the applicable Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is prejudiced by such failure to give notice. Such Indemnitee Notice shall describe the Third-Party Claim in reasonable detail and shall indicate the amount (estimated if necessary) of the Loss that has been or may be sustained by such Indemnitee.

               (b) The Indemnitee shall provide to the Indemnifying Party on request all information and documentation reasonably necessary to support and verify any Losses which the Indemnitee believes give rise to a claim for indemnification hereunder and shall give the Indemnifying Party reasonable access to all books, records and personnel in the possession or under the control of the Indemnitee which would have bearing on such claim.

               (c)   Upon receipt of the Indemnitee Notice required by
         Section 5.3(a), the Indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation with respect to such claim and to employ and engage attorneys of its own choice (subject to approval by the Indemnitee, which approval shall not be unreasonably withheld) to handle and defend the same, at the Indemnifying Party's cost, risk and expense, upon written notice to the Indemnitee of such election within twenty (20) days of receipt of Indemnitee's notice. The Indemnifying Party shall not settle any third-party claim that is the subject of indemnification without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that the Indemnifying Party may settle a claim without the Indemnitee's consent if such settlement
         (i) includes a complete release of the Indemnitee and (ii) does not require the Indemnitee to make any payment or take any action or otherwise materially adversely affect the Indemnitee. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party will not be liable to such Indemnitee under this Article V for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that, if the defendants in any such claim include both the Indemnifying Party and one or more Indemnitees and a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees will have the right to employ separate counsel reasonably satisfactory to the Indemnifying Party to represent such Indemnitees, and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel) will be paid by such Indemnifying Party.

               (d) If an Indemnifying Party elects to defend or to seek to compromise any Third-Party Claim, the appropriate Indemnitee shall
         (x) cooperate in all reasonable respects with the Indemnifying Party in connection with such defense and (y) not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Party's prior written consent.

               (e) If the Indemnifying Party shall decline to assume the defense of any such Third-Party Claim, or shall fail to notify the Indemnitee that it will defend such claim within twenty (20) days after receipt of the Indemnitee Notice, the Indemnitee shall have the right to defend against such claim. The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne by the Indemnifying Party but only if the Indemnifying Party is responsible pursuant to this Article V to indemnify the Indemnitee in respect of the Third-Party Claim.

               (f) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances with respect to which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

               (g) With respect to any Third-Party Claim for which the Indemnifying Party assumes responsibility for defense, the Indemnifying Party shall inform the Indemnitee, upon the reasonable written request of the Indemnitee, of the status of efforts to resolve such Third-Party Claim. With respect to any Third-Party Claim for which the Indemnifying Party does not assume such responsibility, the Indemnitee shall inform the Indemnifying Party, upon the reasonable written request of the Indemnifying Party, of the status of efforts to resolve such Third-Party Claim.

         5.4 SURVIVAL OF INDEMNITIES. The obligations of Investor LLC under this Article V shall survive the consummation of the Distribution indefinitely, and shall also survive the sale or other transfer by it or them of any assets or businesses or the assignment or purported assignment by it or them of any Liabilities.


                                    ARTICLE 6

              CONDITIONS TO THE CONTRIBUTION AND THE DISTRIBUTIONS

         6.1 CONDITIONS PRECEDENT TO THE DISTRIBUTIONS. The obligation of the Partnership to effectuate the Distribution pursuant to Article II shall be subject, at the option of the Partnership, to the fulfillment or waiver, of each of the following conditions:

               (a) NO PROHIBITIONS. Consummation of the transactions contemplated hereby shall not be prohibited by applicable law and no Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Distribution, the Partnership Merger or any transaction contemplated by this Agreement or the Merger Agreement, it being understood that the parties hereto hereby agree to use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted as promptly as possible.

               (b) CONDITIONS PRECEDENT TO PARTNERSHIP MERGER SATISFIED. Each condition to the closing of the Partnership Merger set forth in Sections 6.1, 6.2 and 6.3 of the Merger Agreement shall have been satisfied or waived.

               (c) ACCURACY OF REPRESENTATION. The representations and warranties in Article 3 shall be true and complete in all material respects, and Investors and Investor LLC shall not be in breach of their respective covenants under Section 4.2.

               (d) Execution and delivery of the instruments required to be executed and delivered pursuant to Section 2.1(a).

               (e) The Partnership and Investor LLC shall take all reasonable steps necessary and appropriate to cause the conditions set forth in this Section 6.1 to be satisfied and to effect the Distribution on the Distribution Date. Any party shall have the right to waive any condition that is for its exclusive benefit.


                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 COMPLETE AGREEMENT; CONSTRUCTION. This Agreement, including the Exhibits and Schedules, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

         7.2 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all representations, warranties, covenants and agreements of the parties contained in this Agreement will survive the Distribution Date.

         7.3 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

         7.4 NOTICES. All notices and other communications hereunder must be in writing and must be delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by facsimile transmission to the parties at the following addresses (or at such other addresses for a party as may be specified by like notice) and will be deemed given on the date on which such notice is received:


                     To the Partnership:

                     Before the Distribution Date, to:

                     Grove Property Trust
                     598 Asylum Avenue
                     Hartford, Connecticut 06105
                     Fax No.: (860) 527-0401

                     With a copy to:

                     Cummings & Lockwood
                     Four Stamford Plaza
                     107 Elm Street
                     Stamford, Connecticut 06904
                     Attention: Michael J. Hinton
                     After the Distribution Date, to:

                     ERP Operating Limited Partnership
                     Two North Riverside Plaza, Suite 400
                     Chicago, Illinois 60606
                     Fax No. (312) 454-0434

                     With a copy to:

                     Piper Marbury Rudnick & Wolfe
                     203 North LaSalle Street
                     Suite 1800
                     Chicago, Illinois 60601
                     Attention: Errol R. Halperin

                     To Investor LLC:

                     Grove Property Trust
                     598 Asylum Avenue
                     Hartford, Connecticut 06105
                     Fax No.: (860) 527-0401

                     With a copy to:

                     Cummings & Lockwood
                     Four Stamford Plaza
                     107 Elm Street
                     Stamford, Connecticut 06904
                     Attention: Michael J. Hinton

         Prior to the Distribution Date, copies of all notices sent to either party shall be sent to ERP OP at:.

                     ERP Operating Limited Partnership
                     Two North Riverside Plaza, Suite 400
                     Chicago, Illinois 60606
                     Fax No. (312) 454-0434

         7.5 AMENDMENTS. This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

         7.6 SUCCESSORS AND ASSIGNS. Except in connection with the Partnership Merger, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by either party hereto without the prior written consent of the other, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void; PROVIDED, HOWEVER, that the provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; PROVIDED, FURTHER, that the rights or the Partnership under this Agreement may be assigned after the Partnership Merger to any Affiliate of the Partnership.

         7.7   NO THIRD-PARTY BENEFICIARIES.  Except for the provisions of
Article V relating to Indemnitees and as otherwise expressly provided herein, the provisions of this Agreement are solely for the benefit of the parties hereto and their respective successors and permitted assigns and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         7.8 TERMINATION ON TERMINATION OF MERGER AGREEMENT. This Agreement shall terminate in the event of the termination or expiration of the Merger Agreement prior to the consummation of the Partnership Merger.

         7.9 TITLE AND HEADINGS. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         7.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder are specifically enforceable.

         7.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.12 NON-RECOURSE TO PARTNERS OF THE PARTNERSHIP. Investor LLC and the Investors shall look solely to the assets of the Partnership for satisfaction of any liability of the Partnership with respect to this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any general partner or limited partner or the Partnership or the trustees or officers of any of the foregoing for the performance or payment of any obligation of the Partnership hereunder or thereunder.

         7.13 LIMITED RECOURSE TO INVESTORS. The Partnership shall look solely to the assets of Investor LLC for satisfaction of any liability of Investor LLC with respect to this Agreement and all documents, agreements, understandings and arrangements relating to this Agreement and will not seek recourse or commence any action against any member of Investor LLC or the trustees or officers of any of the foregoing for the performance or payment of any obligation of Investor LLC hereunder or thereunder; provided, however, that nothing contained in this Section 7.13 shall limit the liability of the Investors under Section 3.3 or, to the extent applicable, Section 4.4.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                               GROVE OPERATING, L.P., a Delaware limited partnership


                               By: GROVE PROPERTY TRUST, a Maryland
                                   real estate investment trust, General partner


                                   By: /s/ Joseph R. LaBrosse
                                       -----------------------------------------
                                   Name:  Joseph R. LaBrosse
                                   Title: Chief Financial Officer


                               GROVE REALTY LLC, a Delaware limited
                               liability company


                                   By: /s/ Joseph R. LaBrosse
                                       -----------------------------------------
                                   Name:  Joseph R. LaBrosse
                                   Title: Chief Financial Officer


                               /s/ Damon D. Navarro
                               -------------------------------------------------
                               DAMON D. NAVARRO


                               /s/ Brian A. Navarro
                               -------------------------------------------------
                               BRIAN A. NAVARRO


                               /s/ Edmund F. Navarro
                               -------------------------------------------------
                               EDMUND F. NAVARRO


                               /s/ Joseph R. Labrosse
                               -------------------------------------------------
                               JOSEPH R. LABROSSE

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.          INDEMNIFICATION OF TRUSTEES AND OFFICERS

         Under Maryland law, a REIT organized in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of its trustees, officers and shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the cause of action. The EQR declaration of trust, as general partner of ERP, includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

         The Maryland REIT law, effective October 1, 1994, permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law ("MGCL") for directors and officers of Maryland corporations. In accordance with the MGCL, the bylaws of EQR require it to indemnify (a) any present or former trustee, officer or shareholder of any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner or otherwise, in the defense of a proceeding to which he was made a party by reason of service in such capacity, against reasonable expenses incurred by him in connection with the proceeding, (b) any present or former trustee or officer or any individual who, while a trustee or officer served or its serving as a trustee, officer, director, shareholder or partner of another entity at EQR's express request against any claim or liability to which he may become subject by reason of service in such capacity unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful and (c) any present or former shareholder against any claim or liability to which he may become subject by reason of such status. In addition, EQR's bylaws require it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee, officer or shareholder or any individual who, while a trustee, officer or shareholder, served or is serving as a trustee, officer, director, shareholder or partner of another entity at EQR's express request made a party to a proceeding by reason of such status, however, provided, that in the case of a trustee or officer, EQR shall have received (1) a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification by EQR as authorized by its bylaws and (2) a written undertaking by or on his behalf to repay the amount paid or reimburse by EQR if it shall ultimately be determined that the applicable standard of conduct was not met. EQR's bylaws also (x) permit EQR to provide indemnification and payment or reimbursement of expenses to a present or former trustee, officer or shareholder who served as a predecessor of EQR or to any employee or agent of EQR or a predecessor of EQR, (y) provide that any indemnification and payment or reimbursement of the expenses permitted in the bylaws shall be furnished in accordance with the procedures providing for indemnification and payment or reimbursement of expenses under Section 2-418 of the MGCL for directors of Maryland corporations and (z) permit EQR to provide to the trustees and officers such other and further indemnification or payment or reimbursement of expenses to the fullest extent permitted by Section 2-418 of the MGCL for directors of Maryland corporations.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees and officers of EQR pursuant to the foregoing provisions or otherwise, EQR has been advised that, although the validity and scope of the governing statute have not been challenged in a court of law, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In addition, indemnification may be limited by state securities law.

         The ERP partnership agreement also provides for indemnification of EQR and its officers and trustees to the same extent indemnification is provided to officers and trustees of EQR in its declaration of trust, and limit the liability of EQR and its officers and trustees to ERP and its respective partners to the same extent the liability of the officers and trustees of EQR to EQR and its shareholders under EQR's declaration of trust.

ITEM 21.          EXHIBITS

2.1 Agreement and Plan of Merger dated as of July 17, 2000 between Grove Property Trust, Grove Operating, L.P. and ERP Operating Limited Partnership (included as Appendix A to the prospectus contained in the Registration Statement)


2.2      Form of Agreement of Merger between Grove Operating, L.P. and New LLC2*


5.1 Opinion of Piper Marbury Rudnick & Wolfe regarding legality of ERP units*

5.2 Opinion of Piper Marbury Rudnick & Wolfe LLP regarding legality of EQR common shares*

8.1 Opinion of Cummings & Lockwood regarding the qualification of Grove as a real estate investment trust for federal income tax purposes*

8.2 Opinion of Piper Marbury Rudnick & Wolfe regarding the qualifications of EQR as a real estate investment trust for federal tax purposes*


23.1     Consent of Ernst & Young LLP*



23.2     Consent of Piper Marbury Rudnick & Wolfe (included in Exhibits 5.1 and
         8.2 hereof)



23.3 Consent of Piper Marbury Rudnick & Wolfe, LLP (included in Exhibit 5.2 hereof)



23.4     Consent of Cummings & Lockwood (included in Exhibit 8.1 hereof)



23.5     Consent of Italia & Lemp, Inc.**



24       Power of Attorney**



99.1     [Intentionally Deleted]



99.2     [Intentionally Deleted]

99.3 Opinion of Houlihan Lokey Howard & Zukin (included as Appendix B to the prospectus contained in the Registration Statement)


99.4     Form of Proxy*

99.5     Form of Election*

99.6     Form of DRO Election Form*


99.7     Consent of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.**



-----------------------
* filed herewith
** filed previously


ITEM 22. UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  That prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  That every prospectus (A) that is filed pursuant to paragraph
         (a) immediately preceding, or (B) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1993, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporation documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of September, 2000.


                                   EQUITY RESIDENTIAL PROPERTIES TRUST



                                   By: /s/ Bruce C. Strohm
                                      ----------------------------------
                                      Bruce C. Strohm
                                      Executive Vice President,
                                      General Counsel and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





                 NAME                                       TITLE                                  DATE
                 ----                                       -----                                  -----

Samuel Zell*                             Chairman of the Board of Trustees              September 25, 2000
-------------------------------
Samuel Zell

Douglas Crocker II*                      President, Chief Executive Officer and         September 25, 2000
-------------------------------          Trustee
Douglas Crocker II

David J. Neithercut*                     Executive Vice President and Chief             September 25, 2000
-------------------------------          Financial Officer
David J. Neithercut

Michael J. McHugh*                       Senior Vice President, Chief Accounting        September 25, 2000
-------------------------------          Officer and Treasurer
Michael J. McHugh

John W. Alexander*                       Trustee                                        September 25, 2000
-------------------------------
John W. Alexander

Stephen O. Evans*                        Trustee                                        September 25, 2000
-------------------------------
Stephen O. Evans

Henry H. Goldberg*                       Trustee                                        September 25, 2000
-------------------------------
Henry H. Goldberg

Errol R. Halperin*                       Trustee                                        September 25, 2000
-------------------------------
Errol R. Halperin

James D. Harper, Jr.*                    Trustee                                        September 25, 2000
-------------------------------
James D. Harper, Jr.

Boone A. Knox*                           Trustee                                        September 25, 2000
-------------------------------
Boone A. Knox

Edward Lowenthal*                        Trustee                                        September 25, 2000
-------------------------------
Edward Lowenthal

Jeffrey H. Lynford*                      Trustee                                        September 25, 2000
-------------------------------
Jeffrey H. Lynford

Sheli Z. Rosenberg*                      Trustee                                        September 25, 2000
-------------------------------
Sheli Z. Rosenberg

Gerald A. Spector*                       Trustee                                        September 25, 2000
-------------------------------
Gerald A. Spector

Michael N. Thompson*                     Trustee                                        September 25, 2000
-------------------------------
Michael N. Thompson

B. Joseph White*                         Trustee                                        September 25, 2000
-------------------------------
B. Joseph White

*By:   /s/ Bruce C. Strohm               Attorney-in-Fact                              September 25, 2000
       -----------------------------
       Bruce C. Strohm


                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 25th day of September, 2000.


                                  ERP OPERATING LIMITED
                                  PARTNERSHIP

                                  By: Equity Residential Properties Trust, its general partner


                                      By:   /s/ Bruce C. Strohm
                                          -----------------------------------
                                                Bruce C. Strohm
                                                Executive Vice President,
                                                General Counsel and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:





                 NAME                                        TITLE                                 DATE
                ------                                       ------                                -----
Samuel Zell*                             Chairman of the Board of Trustees  of the      September 25, 2000
-----------------------------            general partner of the Registrant
Samuel Zell

Douglas Crocker II*                      President, Chief Executive Officer and         September 25, 2000
-----------------------------            Trustee of the general partner of the
Douglas Crocker II                       Registrant

David J. Neithercut*                     Executive Vice President and Chief Financial   September 25, 2000
-----------------------------            Officer of the general partner of the
David J. Neithercut                      Registrant

Michael J. McHugh*                       Senior Vice President, Chief Accounting        September 25, 2000
-----------------------------            Officer and Treasurer of the general partner
Michael J. McHugh                        of the Registrant

John W. Alexander*                       Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
John W. Alexander

Stephen O. Evans*                        Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Stephen O. Evans

Henry H. Goldberg*                       Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Henry H. Goldberg

Errol R. Halperin*                       Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Errol R. Halperin

James D. Harper, Jr. *                   Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
James D. Harper, Jr.

Boone A. Knox*                           Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Boone A. Knox

Edward Lowenthal*                        Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Edward Lowenthal

Jeffrey H. Lynford*                      Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Jeffrey H. Lynford

Sheli Z. Rosenberg*                      Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Sheli Z. Rosenberg

Gerald A. Spector*                       Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Gerald A. Spector

Michael N. Thompson*                     Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
Michael N. Thompson

B. Joseph White*                         Trustee of the general partner of the          September 25, 2000
-----------------------------            Registrant
B. Joseph White

*By:   /s/ Bruce C. Strohm               Attorney-in-Fact                               September 25, 2000
-----------------------------
       Bruce C. Strohm
